   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1998


                                                      REGISTRATION NO. 333-41245
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                             TO NOTE EXCHANGE OFFER
                                       ON


                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933


                     ORIGINALLY FILED ON NOVEMBER 28, 1997,
                          AMENDED ON JANUARY 20, 1998,
                    AND FURTHER AMENDED ON FEBRUARY 10, 1998

                            ------------------------

                       AXIOHM TRANSACTION SOLUTIONS, INC.

                             AND OTHER REGISTRANTS

                     (SEE TABLE OF OTHER REGISTRANTS BELOW)
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                         3577                  94-2917470
 (State of other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                            15070 AVENUE OF SCIENCE
                              SAN DIEGO, CA 92128
                                 (619) 451-3485
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                           --------------------------

                                WALTER S. SOBON
                            CHIEF FINANCIAL OFFICER
                       AXIOHM TRANSACTION SOLUTIONS, INC.
                            15070 AVENUE OF SCIENCE
                              SAN DIEGO, CA 92128
                                 (619) 451-3485

 (Name, address, including zip code, and telephone number, including area code, of agent for service for all Registrants)
                           --------------------------

                                   COPIES TO:
                           HENRY P. MASSEY, JR., ESQ.
                             STEVEN L. BERSON, ESQ.
                             ANDREW J. HIRSCH, ESQ.
                            ERIC JOHN FINSETH, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                                 (650) 493-9300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           TABLE OF OTHER REGISTRANTS

                                       STATE OR OTHER JURISDICTION
                                                   OF                 I.R.S. EMPLOYER
      EXACT NAME OF REGISTRANT              INCORPORATION OR           IDENTIFICATION
     AS SPECIFIED IN ITS CHARTER              ORGANIZATION                 NUMBER
-------------------------------------  ---------------------------  --------------------
Axiohm S.A.R.L.                        France                       Not Applicable
Axiohm Investissements S.A.R.L.        France                       Not Applicable
Axiohm IPB, Inc.                       Delaware                     06-1413894
Cognitive L.L.C.                       Delaware                     33-0778729
Cognitive Solutions, Inc.              California                   77-0132482
Dardel Technologies E.U.R.L.           France                       Not Applicable
Stadia Colorado Corp.                  Colorado                     84-0599240

                         CROSS REFERENCE SHEET PURSUANT
                        TO ITEM 501(B) OF REGULATION S-K

ITEM OF FORM S-4                                                                      LOCATION IN THE PROSPECTUS
------------------------------------------------------------------------  --------------------------------------------------
       A.  INFORMATION ABOUT THE TRANSACTION

                  1.  Forepart of Registration Statement and Outside
                        Front Cover Page of Prospectus..................  Cover of Registration Statement; Outside Front
                                                                            Cover Page of Prospectus; Cross Reference Sheet.

                  2.  Inside Front and Outside Back Cover Pages of
                        Prospectus......................................  Inside Front and Outside Back Covers of
                                                                            Prospectus; Available Information; Documents
                                                                            Incorporated by Reference.

                  3.  Risk Factors, Ratio of Earnings to Fixed Charges
                        and Other Information...........................  Prospectus Summary; Risk Factors; Selected
                                                                            Historical Consolidated Financial and Other
                                                                            Data; Unaudited Pro Forma Combined Financial
                                                                            Information.

                  4.  Terms of the Transaction..........................  Prospectus Summary; Risk Factors; The Exchange
                                                                            Offer; Description of Notes; Certain Federal
                                                                            Income Tax Considerations.

                  5.  Pro Forma Financial Information...................  Prospectus Summary; Selected Historical
                                                                            Consolidated Pro Forma Financial and Other
                                                                            Information; Unaudited Pro Forma Combined
                                                                            Financial Information.

                  6.  Material Contacts with the Company Being
                        Acquired........................................  Not Applicable

                  7.  Additional Information Required for Reoffering by
                        Persons and Parties Deemed to be Underwriters...  Not Applicable

                  8.  Interests of Named Experts and Counsel............  Not Applicable

                  9.  Disclosure of Commission Position on
                        Indemnification for Securities Act
                        Liabilities.....................................  Not Applicable

       B.  INFORMATION ABOUT THE REGISTRANTS

                 10.  Information with Respect to S-3 Registrants.......  Not Applicable

                 11.  Incorporation of Certain Information by
                        Reference.......................................  Not Applicable

                 12.  Information with Respect to S-2 or S-3
                        Registrants.....................................  Not Applicable

                 13.  Incorporation of Certain Information by
                        Reference.......................................  Not Applicable

ITEM OF FORM S-4                                                                      LOCATION IN THE PROSPECTUS
------------------------------------------------------------------------  --------------------------------------------------
                 14.  Information with Respect to Registrants Other Than
                        S-3 or S-2 Registrants..........................  Available Information; Documents Incorporated by
                                                                            Reference; Prospectus Summary; Business;
                                                                            Selected Historical Consolidated Financial and
                                                                            Other Data; Management's Discussion and Analysis
                                                                            of Financial Condition and Results of
                                                                            Operations; Unaudited Pro Forma Combined
                                                                            Financial Information; Consolidated Financial
                                                                            Statements.

       C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

                 15.  Information with Respect to S-3 Companies.........  Not Applicable

                 16.  Information with Respect to S-2 or S-3
                        Companies.......................................  Not Applicable

                 17.  Information with Respect to Companies Other Than
                        S-3 or S-2 Companies............................  Not Applicable

       D.  VOTING AND MANAGEMENT INFORMATION

                 18.  Information if Proxies, Consents or Authorizations
                        are to be Solicited.............................  Not Applicable

                 19.  Information if Proxies, Consents or Authorizations
                        are not to be Solicited or in an Exchange
                        Offer...........................................  The Exchange Offer; Management

                SUBJECT TO COMPLETION, DATED FEBRUARY 17, 1998.


PROSPECTUS

                                  $120,000,000

                                            [LOGO]

                               OFFER TO EXCHANGE
               NEW 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007 AND
   NEW SUBSIDIARY GUARANTEES OF NEW 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                              FOR ALL OUTSTANDING
                 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007 AND
       SUBSIDIARY GUARANTEES OF 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME ON             , 1998, UNLESS EXTENDED.
                            ------------------------

                          THE NOTES ARE GUARANTEED BY:
                                AXIOHM S.A.R.L.
                        AXIOHM INVESTISSEMENTS S.A.R.L.
                                AXIOHM IPB, INC.
                                COGNITIVE L.L.C.
                           COGNITIVE SOLUTIONS, INC.
                          DARDEL TECHNOLOGIES E.U.R.L.
                             STADIA COLORADO CORP.
                            ------------------------

    Axiohm Transaction Solutions, Inc., a California corporation formerly named DH Technology, Inc. (herein the "Company" refers to such corporation both prior and subsequent to the name change, while "DH" refers to such corporation prior to the name change), and Axiohm S.A.R.L. (formerly Axiohm S.A.), Axiohm Investissements S.A.R.L., Axiohm IPB, Inc., Cognitive L.L.C., Cognitive Solutions, Inc., Dardel Technologies E.U.R.L. and Stadia Colorado Corp. (collectively the "Guarantors") hereby offer upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") (the offering pursuant to the Prospectus together with the Letter of Transmittal herein the "Exchange Offer") to exchange up to an aggregate principal amount of $120,000,000 of its New 9 3/4% Senior Subordinated Notes due 2007 (the "New Notes") and new Subsidiary Guarantees (as defined) (herein the "New Subsidiary Guarantees") by the Guarantors of such New Notes for up to an aggregate principal amount of $120,000,000 of the Company's outstanding 9 3/4% Senior Subordinated Notes due 2007 (the "Existing Notes") and the existing Subsidiary Guarantees (the "Existing Subsidiary Guarantees") by the Guarantors of such Existing Notes. The terms of the New Notes and New Subsidiary Guarantees are substantially identical in all material respects to those of the Existing Notes and Existing Subsidiary Guarantees, respectively, except that the New Notes (i) will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not be subject to certain restrictions on transfer applicable to the Existing Notes and (ii) will not be entitled to registration or other rights under the Registration Rights Agreement (as defined)

                                                     CONTINUED ON FOLLOWING PAGE

      THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED
              TO EXISTING HOLDERS ON OR ABOUT             , 1998.

  SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS WHICH EXISTING HOLDERS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS OR THE LETTER OF TRANSMITTAL. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

          , 1998

(CONTINUATION OF COVER PAGE)

including the provision in the Registration Rights Agreement for payment of Liquidated Damages (as defined) upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. See "Description of the Existing Notes." The New Notes and New Subsidiary Guarantees will be issued pursuant to, and the Holders thereof (the "New Holders") will be entitled to the benefit of, the Indenture (as defined below) governing the Existing Notes and Existing Subsidiary Guarantees. In the event that the Exchange Offer is consummated, any Existing Notes which remain outstanding after consummation of the Exchange Offer and the New Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage in outstanding principal amount of Notes (as defined below) have taken certain actions or exercised certain rights under the Indenture. See "Description of New Notes", "The Exchange Offer." Holders of Existing Notes are referred to herein as "Existing Holders", and Existing Holders together with New Holders are referred to herein collectively as "Holders". The New Notes together with the Existing Notes are referred to herein collectively as the "Notes", and the New Subsidiary Guarantees and the Existing Subsidiary Guarantees are referred to herein collectively as the "Subsidiary Guarantees". The Indenture, dated as of October 2, 1997 and as amended and supplemented to date, among the Company, the Guarantors and the Bank of New York, as Trustee (the "Trustee"), is hereinafter referred to as the "Indenture". Capitalized terms followed by the parenthetical remark "(as defined)" and not defined herein shall have the meanings given them in the Indenture.

    The Existing Notes were offered (the "Existing Notes Offering"), and the New Notes are being offered, in connection with the business combination of Axiohm S.A. and the Company and related transactions (collectively, the "Transactions" as defined below).

    Interest on the Notes will be payable semi-annually on April 1 and October 1 of each year, commencing April 1, 1998.

    The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after October 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption. In addition, at any time prior to October 1, 2000, the Company may, in its discretion, redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, with the net proceeds of one or more Public Equity Offerings (as defined); PROVIDED that at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after each such redemption.

    Upon the occurrence of a Change of Control (as defined), the Holders of the Notes will have the right to require the Company to repurchase their Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. See "Description of Notes."

    The Notes will be general unsecured obligations of the Company subordinate in right of payment to all existing and future Senior Debt (as defined) of the Company. The Company has no indebtedness junior to the Notes. The Existing Notes have been, and upon issuance the new Notes will be, jointly and severally, fully guaranteed on a senior subordinated basis by the Guarantors. As of September 30, 1997, after giving pro forma effect to the Transactions, the issuance of the Existing Notes and the Exchange Offer, the Company and its Subsidiaries (as defined) would have had $50.0 million of Senior Debt outstanding (exclusive of $35.0 million available under the New Credit Facility (as defined), which would also be Senior Debt). See "Capitalization" and "Description of Notes--Subordination".

    On October 2, 1997, the Company issued $120.0 million aggregate principal amount of Existing Notes. The Existing Notes were issued pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Registration

(CONTINUATION OF COVER PAGE)
Rights Agreement by and among the Company, certain of the Guarantors and Lehman Brothers Inc. as the initial purchaser (the "Initial Purchaser"). The Exchange Offer is intended to satisfy the Company's obligations under the Registration Rights Agreement. Once the Exchange Offer is consummated, the Company generally will have no further obligations to register any of the Existing Notes not tendered by Existing Holders for exchange. See "Risk Factors--Consequences of Failure to Exchange."

    The New Notes generally will be issued in the form of Global Notes (as defined) which will be deposited with, or on behalf of, the Depositary (as defined) and registered in its name or in the name of a nominee of the Depositary. Beneficial interests in the Global Notes representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. See "Book-Entry; Delivery and Form".

    The Company will accept for exchange any and all Existing Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time,
on        , 1998 (20 business days after effectiveness of the registration statement on Form S-4 of which this Prospectus is a part (the "Exchange Offer Registration Statement", which term shall encompass all amendments, exhibits, annexes and schedules thereto)), unless extended by the Company in its sole discretion (the "Expiration Date"). The Expiration Date will not in any event be
extended to a date later than        , 1998 (30 business days after
effectiveness of the Exchange Offer Registration Statement). Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Existing Notes with respect to the Exchange Offer, the Company will promptly return the Existing Notes to the Holders thereof. The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange, but is subject to certain events and conditions that may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. The Existing Notes may be tendered in whole or in part solely in integral multiples of $1,000.

    The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in the Staff's EXXON CAPITAL HOLDINGS CORPORATION no-action letter (available May 13, 1988) (the "Exxon Capital No-Action Letter"), MORGAN STANLEY & CO. INCORPORATED no-action letter (available June 5, 1991) (the "Morgan Stanley No-Action Letter"), SHEARMAN & STERLING no-action letter (available July 2, 1993) (the "Shearman & Sterling No-Action Letter"), and other interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter addressing such matters and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than a Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any Holder of Existing Notes who (i) is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), (ii) does not acquire such New Notes in the ordinary course of its business, (iii) intends to participate in the Exchange Offer for the purpose of distributing New Notes, or (iv) is a broker-dealer who purchased such Existing Notes directly from the Company, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Existing Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such

(CONTINUATION OF COVER PAGE)
Existing Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Existing Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Existing Notes for New Notes (a "Participating Broker-Dealer"), then such Participating Broker-Dealer may be deemed a statutory "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

    Each Holder of Existing Notes who wishes to exchange Existing Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Existing Notes for its own account as a result of market-making activities or other trading activities (and not directly from the Company) and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Existing Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period of one year following effectiveness of the Exchange Offer Registration Statement. See "Plan of Distribution." Any Participating Broker-Dealer who is an affiliate of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Notes."

    In that regard, each Participating Broker-Dealer who surrenders Existing Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

    The New Notes will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Company that it currently intends to make a market in the New Notes, it is not obligated to do so, and any such market making may be discontinued at any time without notice.

(CONTINUATION OF COVER PAGE)
As the Existing Notes were issued and the New Notes are being issued to a limited number of institutions who typically hold similar securities for investment, the Company does not expect that an active public market for the New Notes will develop. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the New Notes. The Company does not currently intend to apply for listing of the New Notes on any securities exchange or for quotation through the Nasdaq Stock Market.

    Any Existing Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the Holders of Existing Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such Existing Holders (except for limited instances involving the Initial Purchaser and Existing Holders that are not eligible to participate in the Exchange Offer) to provide for registration under the Securities Act of the Existing Notes held by them. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, an Existing Holder's ability to sell untendered Existing Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange."

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF EXISTING NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER.

    The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each New Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Existing Note surrendered in exchange for such New Note or, if no such interest has been paid or duly provided for on such Existing Note, from October 2, 1997. Holders of the Existing Notes whose Existing Notes are accepted for exchange will not receive accrued interest on such Existing Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Existing Notes prior to the original issue date of the New Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Existing Notes, and will be deemed to have waived the right to receive any interest on such Existing Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after October 2, 1997.

    The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES AND NEW SUBSIDIARY GUARANTEES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE NEW NOTES OR NEW SUBSIDIARY GUARANTEES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER

(CONTINUATION OF COVER PAGE)
ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

    UNTIL        , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER), ALL
DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS IN CONNECTION WITH SUCH TRANSACTION.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission the Exchange Offer Registration Statement on Form S-4 pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes and New Subsidiary Guarantees being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are necessarily incomplete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    The Company is subject to the informational requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Though the Guarantors are not currently subject to the informational requirements of the Exchange Act, as a result of the offering of the New Subsidiary Guarantees they will become subject thereto. The Company will fulfill the Guarantors' obligations with respect to such requirements by including information regarding the Guarantors in the periodic reports of the Company. Periodic reports and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the regional offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a website (http://www.sec.gov) that also contains certain reports and other information filed by the Company. The Common Stock of the Company is traded on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the Nasdaq National Market, Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

    In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the Holders and, to the extent permitted by applicable law or regulation, file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (if the Company was required to file such Forms), including in each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all reports that would be required to be filed on Form 8-K (if the Company was required to file such reports). In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                        ENFORCEMENT OF CIVIL LIABILITIES

    Three of the Guarantors, namely Axiohm S.A.R.L., a SOCIETE A RESPONSABILITE LIMITEE ("Axiohm S.A.R.L."), Axiohm Investissements S.A.R.L. ("Axiohm Investissements"), a SOCIETE A RESPONSABILITE LIMITEE, and Dardel Technologies E.U.R.L. ("Dardel Technologies"), an ENTREPRISE UNIPERSONELLE A RESPONSABILITE LIMITEE (all of which are limited liability entities), are organized under the laws of the Republic of France. All of the directors (GERANTS) and officers of Axiohm S.A.R.L., Axiohm Investissements and Dardel Technologies are non-residents of the U.S., and a substantial portion of the assets of Axiohm S.A.R.L., Axiohm Investissements, Dardel Technologies and such persons is located outside the U.S. As a result, it may not be possible for Holders to effect services of process within the U.S. upon such individuals or to enforce against them or against Axiohm S.A.R.L., Axiohm Investissements or Dardel Technologies judgments of courts of the U.S. predicated upon the civil liability provisions of the federal securities laws of the U.S. If an original action is brought in the Republic of France, predicated solely upon the U.S. federal securities laws, French courts may not have the requisite jurisdiction to grant the remedies sought and actions for enforcement of judgments of U.S. courts rendered against the French persons referred to above would require such French persons to waive their right under Article 15 of the French Civil Code to be sued solely in the Republic of France. The Company believes that no such French persons have waived such right. In addition, actions in the U.S. under the U.S. federal securities laws or otherwise could be affected under certain circumstances by the French Law of July 16, 1980, which may preclude or restrict the obtaining of evidence in the Republic of France or from French persons in connection with such actions.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNTIL OCTOBER 2, 1997, THE COMPANY OPERATED UNDER THE NAME DH TECHNOLOGY, INC. ON THAT DATE A SERIES OF TRANSACTIONS WAS COMPLETED WITH AXIOHM S.A., A FRENCH COMPANY, AND THE SHAREHOLDERS THEREOF IN WHICH AXIOHM S.A. BECAME A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY, THE SHAREHOLDERS OF AXIOHM S.A. BECAME THE OWNERS OF APPROXIMATELY 88% OF THE OUTSTANDING COMMON STOCK OF THE COMPANY, AND THE COMPANY CHANGED ITS NAME TO AXIOHM TRANSACTION SOLUTIONS, INC. SEE "--THE TRANSACTIONS". UNLESS THE CONTEXT OTHERWISE REQUIRES, AS USED IN THIS PROSPECTUS THE TERMS "AXIOHM S.A." AND "DH" REFER TO AXIOHM S.A. AND ITS SUBSIDIARIES, AND TO DH TECHNOLOGY, INC. AND ITS SUBSIDIARIES, RESPECTIVELY, AS THEY EXISTED PRIOR TO THE TRANSACTIONS, AND THE TERM THE "COMPANY" REFERS TO AXIOHM TRANSACTION SOLUTIONS, INC. AND ITS SUBSIDIARIES FOLLOWING CONSUMMATION OF THE TRANSACTIONS. SUBSEQUENT TO CONSUMMATION OF THE TRANSACTIONS, AXIOHM S.A. ALTERED ITS FORM OF CORPORATE ENTITY UNDER FRENCH LAW FROM THAT OF A societe anonyme (S.A.) TO THAT OF A societe a responsabilite limitee (S.A.R.L.). THE TERM "AXIOHM S.A.R.L." THEREFORE REFERS TO AXIOHM S.A. AS A STAND-ALONE ENTITY (I.E. NOT INCLUDING ANY OF ITS SUBSIDIARIES) AND A SUBSIDIARY OF THE COMPANY FOR THE PERIOD AFTER OCTOBER 2, 1997.

                                  THE COMPANY

OVERVIEW

    The Company is a non-captive designer, manufacturer and marketer of transaction printers. The Company has a broad product line and manufactures its own thermal and impact printheads. The Company's transaction printer products are used in retail, financial and commercial transactions to provide transaction records such as receipts, tickets, register journals, checks and other documents. In addition to transaction printers, the Company also designs, manufactures and markets: (i) magnetic stripe and computer chip card readers (collectively, "card readers") which, similar to transaction printers, are an integral part of transaction activity; and (ii) bar code printers and related consumable supplies, which are used for automatic identification and data collection systems. The Company has sales offices in eight countries, distributor relationships in 32 countries and manufacturing facilities in four countries. For the nine months ended September 30, 1997, approximately 79% of pro forma net sales were derived from North America, 15% from Europe and 6% from Asia and other markets. For the nine months ended September 30, 1997, the Company had pro forma net sales of $158.3 million.

    The Company sells its products to original equipment manufacturers ("OEMs"), value added resellers ("VARs"), distributors and end-users. For the nine months ended September 30, 1997, approximately 70% of the Company's pro forma net sales were application-specific or customizable products designed for and sold to OEMs. The Company works closely with its OEM customers during the design stage, providing engineering and manufacturing expertise to meet its customers' specific needs.

    Transaction products are used in numerous applications in three primary vertical markets: (i) the point-of-sale ("POS") market, which includes retailers, supermarkets, gas stations, convenience stores and fast food retailers; (ii) the financial services market, for applications such as automatic teller machines and cash dispensers (collectively, "ATMs"), money order machines and bank teller systems; and (iii) the specialty applications market, for uses in products such as lottery machines, transportation ticketing machines, pari-mutuel betting machines and information kiosks. The transaction printer industry is comprised of non-captive manufacturers, such as the Company, and the internal manufacturing operations of certain OEMs. The non-captive transaction printer market is highly fragmented, and includes many small competitors that have limited product lines. The Company also believes that larger competitors, such as the Company, benefit from a greater diversification of end-use applications and markets, customers, technology and geography, which reduces the impact of industry or regional cyclicality.

    The Company was created through the combination of the businesses of Axiohm S.A., a French corporation, and DH, a California corporation, and their subsidiaries. See "--The Transactions". The Company's principal executive offices are located at 15070 Avenue of Science, San Diego, California 92128, and its telephone number is (619) 451-3485.

                                THE TRANSACTIONS

    THE BUSINESS COMBINATION. On August 21, 1997, AX Acquisition Corporation ("AX"), a California corporation and an indirect wholly-owned subsidiary of Axiohm S.A., completed a tender offer to purchase 7.0 million shares (or approximately 88% of the outstanding shares) of DH (the "Tender Offer"). The Tender Offer was made pursuant to the Agreement and Plan of Merger, dated as of July 14, 1997 (the "Merger Agreement"), among DH, Axiohm S.A. and AX.

    THE TENDER FINANCING. The Tender Offer was financed on August 21, 1997, through the incurrence by AX of $166.2 million of senior indebtedness under a secured credit facility (the "Tender Credit Facility") and the issuance by Axiohm IPB, Inc. ("Axiohm IPB"), a Delaware corporation and a wholly-owned subsidiary of Axiohm S.A., of $24.0 million in liquidation preference of interim preferred stock (the "Interim Preferred Stock" and, together with the Tender Credit Facility, the "Tender Financing").

    THE EXCHANGE, THE ACQUISITION OF AX AND THE MERGER. On October 2, 1997, AX acquired all of the outstanding shares of Axiohm S.A. in exchange for 5,518,524 shares of DH Common Stock and $12.2 million in cash (the "Exchange"). Simultaneously with the closing of the Exchange, DH purchased from Axiohm IPB all of the outstanding shares of capital stock of AX in exchange for the assumption by DH of certain obligations incurred by AX or AX's shareholders in connection with the Tender Offer and the Exchange (the "Acquisition of AX"). Immediately after the Exchange and the Acquisition of AX, AX was merged with and into DH (the "Merger"). As a result of the Exchange, the Acquisition of AX, the Merger and the Merger Financing (as defined below) (collectively, the "Transactions"), immediately after the Merger, approximately 85% of DH's outstanding Common Stock was held by former Axiohm S.A. shareholders and approximately 15% was held by former public shareholders of DH. Although DH was the surviving corporation for legal purposes, the Merger was treated as a purchase of DH by Axiohm S.A. for accounting purposes. The effective date of the Merger for legal purposes was October 2, 1997. The effective date of the acquisition of DH for accounting purposes was August 31, 1997. Concurrently with the Merger, DH changed its name to Axiohm Transaction Solutions, Inc. As a result of the Transactions, Axiohm Transaction Solutions, Inc. (formerly DH) is the parent corporation and Axiohm S.A. and its subsidiaries, including Axiohm IPB, are direct and indirect subsidiaries of Axiohm Transaction Solutions, Inc.

    THE MERGER FINANCING. The Company used the proceeds from the Existing Notes Offering, together with its existing cash of approximately $31.3 million and borrowings of approximately $57.0 million under a new $85.0 million credit facility that provides for term loans in the aggregate principal amount of $50.0 million (the "Term Loan Facility"), and revolving loans and letters of credit in an aggregate available amount of $35.0 million (the "Revolving Credit Facility" and, together with the Term Loan Facility, the "New Credit Facility"), to: (i) repay principal and accrued interest under the Tender Credit Facility and redeem the Interim Preferred Stock at an aggregate redemption price equal to the liquidation preference of such Interim Preferred Stock plus accrued and unpaid dividends; (ii) finance the Exchange; and (iii) pay certain fees and expenses incurred in connection with the Transactions (the application of the proceeds of the New Credit Facility and the Existing Notes Offering in accordance with the foregoing and the replacement and termination of the Tender Credit Facility with the New Credit Facility are hereinafter referred to collectively as the "Merger Financing"). See "Use of Proceeds."

    The following table illustrates the sources and uses of funds in connection with the closing of the Merger Financing on October 2, 1997:

                                                                              AMOUNT
                                                                       ---------------------
                                                                            (DOLLARS IN
                                                                            THOUSANDS)

                          SOURCES OF FUNDS
Existing cash........................................................        $  31,250
Revolving Credit Facility (1)........................................            7,000
Term Loan Facility...................................................           50,000
9 3/4% Senior Subordinated Notes due 2007............................          120,000
                                                                              --------
      Total Sources of Funds.........................................        $ 208,250
                                                                              --------
                                                                              --------

                            USES OF FUNDS

Repayment of Tender Credit Facility..................................        $ 166,200
Redemption of Interim Preferred Stock................................           24,000
Purchase of shares in the Exchange...................................           12,200
Transaction fees and expenses (2)....................................            5,850
                                                                              --------
      Total Uses of Funds............................................        $ 208,250
                                                                              --------
                                                                              --------

------------------------

(1) Represents borrowings under the available $35.0 million Revolving Credit Facility.

(2) Includes accrued interest and dividends on the Tender Financing and the fees and expenses of the Merger Financing.

                               THE EXCHANGE OFFER

SECURITIES OFFERED .........................  $120,000,000 aggregate principal amount of New
                                              9 3/4% Senior Subordinated Notes due 2007 and
                                              New Subsidiary Guarantees of New 9 3/4% Senior
                                              Subordinated Notes due 2007.

THE EXCHANGE OFFER .........................  $1,000 principal amount of the New Notes (and
                                              New Subsidiary Guarantees of such amount) in
                                              exchange for each $1,000 principal amount of
                                              Existing Notes (and Existing Subsidiary
                                              Guarantees of such amount). As of the date
                                              hereof, $120,000,000 aggregate principal
                                              amount of Existing Notes are outstanding. The
                                              Company will issue the New Notes to New
                                              Holders on or promptly after the Expiration
                                              Date.

                                              Based on an interpretation by the Staff set
                                              forth in no-action letters issued to third
                                              parties, the Company believes that New Notes
                                              issued pursuant to the Exchange Offer in
                                              exchange for Existing Notes may be offered for
                                              resale, resold and otherwise transferred by
                                              any Holder thereof (other than any such Holder
                                              which is an affiliate of the Company or is a
                                              broker-dealer which acquired such Existing
                                              Notes directly from the Company) without
                                              compliance with the registration and
                                              prospectus delivery provisions of the
                                              Securities Act, provided that such New Notes
                                              are acquired in the ordinary course of such
                                              Holder's business and that such Holder does
                                              not intend to participate and has no
                                              arrangement or understanding with any person
                                              to participate in the distribution of such New
                                              Notes. Each Participating Broker-Dealer that
                                              acquired such Existing Notes as a result of
                                              market making or other trading activity and
                                              that receives New Notes for its own account
                                              pursuant to the Exchange Offer must
                                              acknowledge that it will deliver a prospectus
                                              in connection with any resale of such New
                                              Notes. See "Plan of Distribution."

                                              Any Existing Holder who (i) is an affiliate of
                                              the Company, (ii) does not acquire such New
                                              Notes in the ordinary course of its business,
                                              (iii) tenders in the Exchange Offer with the
                                              intention to participate, or for the purpose
                                              of participating, in a distribution of the New
                                              Notes, or (iv) is a broker-dealer which
                                              acquired such Existing Notes directly from the
                                              Company, could not rely on the position of the
                                              Staff enunciated in the Exxon Capital
                                              No-Action Letter, the Morgan Stanley No-Action
                                              Letter or similar no-action letters and, in
                                              the absence of an exemption

                                              therefrom, must comply with the registration
                                              and prospectus delivery requirements of the
                                              Securities Act in connection with the resale
                                              of the New Notes. Failure to comply with such
                                              requirements in such instance may result in
                                              such Holder incurring liability under the
                                              Securities Act for which the Holder is not
                                              indemnified by the Company.

                                              No federal or state regulatory requirements
                                              must be complied with or approval obtained in
                                              connection with the Exchange Offer, other than
                                              registration requirements under the Securities
                                              Act.

EXPIRATION DATE ............................  5:00 p.m., New York City time, on            ,
                                              1998 (20 business days after effectiveness of
                                              the Exchange Offer Registration Statement),
                                              unless the Exchange Offer is extended by the
                                              Company in its sole discretion, in which case
                                              the term "Expiration Date" means the latest
                                              date and time to which the Exchange Offer is
                                              extended.

INTEREST ON THE NEW NOTES AND THE EXISTING
  NOTES ....................................  Each New Note will bear interest from the most recent date to which interest has been paid or
                                              duly provided for on the Existing Note
                                              surrendered in exchange for such New Note or,
                                              if no such interest has been paid or duly
                                              provided for on such Existing Note, from
                                              October 2, 1997. Holders of the Existing Notes
                                              whose Existing Notes are accepted for exchange
                                              will not receive accrued interest on such
                                              Existing Notes for any period from and after
                                              the last Interest Payment Date to which
                                              interest has been paid or duly provided for on
                                              such Existing Notes prior to the original
                                              issue date of the New Notes or, if no such
                                              interest has been paid or duly provided for,
                                              will not receive any accrued interest on such
                                              Existing Notes, and will be deemed to have
                                              waived the right to receive any interest on
                                              such Existing Notes accrued from and after
                                              such Interest Payment Date or, if no such
                                              interest has been paid or duly provided for,
                                              from and after October 2, 1997.

CONDITIONS TO THE EXCHANGE OFFER ...........  The Exchange Offer is subject to certain customary conditions, which may be waived by
                                              the Company. See "The Exchange
                                              Offer--Conditions."

PROCEDURES FOR TENDERING EXISTING NOTES ....  Each Existing Holder wishing to accept the
                                              Exchange Offer must complete, sign and date
                                              the accompanying Letter of Transmittal, or a
                                              facsimile thereof, in accordance with the
                                              instructions contained herein and therein, and
                                              mail or otherwise deliver the Letter of
                                              Transmittal, or such facsimile, together with
                                              the Existing Notes and any other

                                              required documentation to the Exchange Agent
                                              (as defined) at the address set forth in the
                                              Letter of Transmittal. Persons holding
                                              Existing Notes through the Depositary
                                              (initially the Depository Trust Company
                                              ("DTC")) and wishing to accept the Exchange
                                              Offer must do so pursuant to DTC's Automated
                                              Tender Offer Program ("ATOP"), by which each
                                              tendering participant will agree to be bound
                                              by the Letter of Transmittal. By executing or
                                              agreeing to be bound by the Letter of
                                              Transmittal, each Existing Holder will
                                              represent to the Company that, among other
                                              things, the Existing Holder or the person
                                              receiving such New Notes, whether or not such
                                              person is the Existing Holder, is acquiring
                                              the New Notes in the ordinary course of
                                              business and that neither the Existing Holder
                                              nor any such other person has any arrangement
                                              or understanding with any person to
                                              participate in the distribution of such New
                                              Notes within the meaning of the Securities
                                              Act.

SPECIAL PROCEDURES FOR BENEFICIAL OWNERS ...  Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer,
                                              commercial bank, trust company or other
                                              nominee and who wishes to tender should
                                              contact such registered Holder promptly and
                                              instruct such registered Holder to tender on
                                              such beneficial owner's behalf. If such
                                              beneficial owner wishes to tender on such
                                              owner's own behalf, such owner must, prior to
                                              completing and executing the Letter of
                                              Transmittal and delivering its Existing Notes,
                                              either make appropriate arrangements to
                                              register ownership of the Existing Notes in
                                              such owner's name or obtain a properly
                                              completed bond power from the registered
                                              Holder. The transfer of registered ownership
                                              may take considerable time.

GUARANTEED DELIVERY PROCEDURES .............  Existing Holders who wish to tender their
                                              Existing Notes and whose Existing Notes are
                                              not immediately available or who cannot
                                              deliver their Existing Notes, the Letter of
                                              Transmittal or any other documents required by
                                              the Letter of Transmittal to the Exchange
                                              Agent (or comply with the procedures for
                                              book-entry transfer) prior to the Expiration
                                              Date must tender their Existing Notes
                                              according to the guaranteed delivery
                                              procedures set forth in "The Exchange
                                              Offer--Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS ..........................  Tenders may be withdrawn at any time prior to
                                              5:00 p.m., New York City time, on the
                                              Expiration Date pursuant to the procedures
                                              described under "The Exchange
                                              Offer--Withdrawals of Tenders."

ACCEPTANCE OF EXISTING NOTES AND DELIVERY OF
  NEW NOTES ................................  The Company will accept for exchange any and all Existing Notes that are properly tendered
                                              in the Exchange Offer prior to 5:00 p.m., New
                                              York City time, on the Expiration Date. The
                                              New Notes issued pursuant to the Exchange
                                              Offer will be delivered promptly following the
                                              Expiration Date. See "The Exchange
                                              Offer--Terms of the Exchange Offer."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ....  The exchange of the New Notes for the Existing
                                              Notes pursuant to the Exchange Offer should
                                              not be taxable to the Holders thereof for
                                              federal income tax purposes. See "Certain
                                              Federal Income Tax Consequences."

EFFECT ON HOLDERS OF EXISTING NOTES ........  As a result of the making of this Exchange
                                              Offer, the Company will have fulfilled certain
                                              of its obligations under the Registration
                                              Rights Agreement, and Existing Holders who do
                                              not tender their Existing Notes, except for
                                              limited instances involving the Initial
                                              Purchaser and Existing Holders that are not
                                              eligible to participate in the Exchange Offer,
                                              will not have any further registration rights
                                              under the Registration Rights Agreement or
                                              otherwise. See "The Exchange Offer--Purposes
                                              and Effect of Exchange Offer." Such Existing
                                              Holders will continue to hold the untendered
                                              Existing Notes and will be entitled to all the
                                              rights and subject to all the limitations
                                              applicable thereto under the Indenture, except
                                              to the extent such rights or limitations, by
                                              their terms, terminate or cease to have
                                              further effectiveness as a result of the
                                              Exchange Offer. All untendered Existing Notes
                                              will continue to be subject to certain
                                              restrictions on transfer. Accordingly, if any
                                              Existing Notes are tendered and accepted in
                                              the Exchange Offer, the trading market for the
                                              untendered Existing Notes could be adversely
                                              affected.

EXCHANGE AGENT .............................  The Bank of New York.

                         SUMMARY OF TERMS OF NEW NOTES

    The form and terms of the New Notes are the same as the form and terms of the Existing Notes (which they replace) except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) the Holders of New Notes, except for limited instances involving the Initial Purchaser and certain Holders that are not eligible to participate in the Exchange Offer, will not be entitled to further registration rights under the Registration Rights Agreement, which rights will be satisfied when the Exchange Offer is consummated, and will not be entitled to any payments of Liquidated Damages for failure to satisfy such rights. The New Notes will evidence the same debt as the Existing Notes and will be entitled to the benefits of the Indenture. See "Description of Notes."

SECURITIES OFFERED: ........................  $120,000,000 aggregate principal amount of New
                                              9 3/4% Senior Subordinated Notes due 2007 and
                                              New Subsidiary Guarantees thereof.

INTEREST PAYMENT DATES: ....................  April 1 and October 1 of each year, commencing
                                              April 1, 1998, or if any such day is not a
                                              Business Day (as defined), on the next
                                              succeeding Business Day (each an "Interest
                                              Payment Date").

MATURITY DATE: .............................  October 1, 2007.

MANDATORY REDEMPTION: ......................  The Company is not required to make mandatory redemption or sinking fund payments with
                                              respect to the Notes.

OPTIONAL REDEMPTION: .......................  The Notes are redeemable at the option of the
                                              Company, in whole or in part, at any time on
                                              or after October 1, 2002 at the redemption
                                              prices set forth herein plus accrued and
                                              unpaid interest and Liquidated Damages, if
                                              any, thereon to the date of redemption. In
                                              addition, at any time prior to October 1,
                                              2000, the Company may, in its discretion,
                                              redeem up to 35% of the original aggregate
                                              principal amount of Notes at a redemption
                                              price of 109.75% of the principal amount
                                              thereof, plus accrued and unpaid interest and
                                              Liquidated Damages, if any, thereon to the
                                              date of redemption, with the net proceeds of
                                              one or more Public Equity Offerings; PROVIDED
                                              that at least 65% of the original aggregate
                                              principal amount of the Notes remains
                                              outstanding immediately after each such
                                              redemption. See "Description of
                                              Notes--Optional Redemption."

CHANGE OF CONTROL: .........................  Upon the occurrence of a Change of Control, the holders of the Notes will have the right
                                              to require the Company to repurchase their
                                              Notes, in whole or in part, at a price equal
                                              to 101% of the aggregate principal amount
                                              thereof, plus accrued and unpaid interest and
                                              Liquidated Damages, if any, thereon to the
                                              date of repurchase. See "Description of
                                              Notes-- Optional Redemption" and "Description
                                              of Notes-- Repurchase at the Option of
                                              Holders--Change of Control." There can be no
                                              guarantee that in such event the Company would
                                              have funds or assets adequate to satisfy any
                                              such demands for repurchase.

RANKING: ...................................  The Notes are general unsecured obligations of the Company subordinate in right of payment to
                                              all

                                              existing and future Senior Debt of the
                                              Company. At December 31, 1997, the Company and
                                              its Subsidiaries had $45.8 million of Senior
                                              Debt outstanding (exclusive of $35.0 million
                                              available under the Revolving Credit Facility
                                              which is Senior Debt, of which $2.0 is
                                              currently outstanding). See "Capitalization"
                                              and "Description of Notes-- Subordination."

SUBSIDIARY GUARANTEES: .....................  The Company's payment obligations under the
                                              New Notes will be, and the Existing Notes
                                              remaining outstanding after the Exchange Offer
                                              will continue to be, jointly and severally,
                                              fully and unconditionally guaranteed on a
                                              senior subordinated basis by the Guarantors.
                                              The Subsidiary Guarantees are subordinated in
                                              right of payment to all existing and future
                                              Senior Debt of the Guarantors, including the
                                              Guarantors' guarantees of the Company's
                                              obligations under the New Credit Facility. See
                                              "Description of Notes--Subsidiary Guarantees."

CERTAIN COVENANTS: .........................  The Indenture pursuant to which the New Notes will be, and the Existing Notes were, issued
                                              contains certain covenants that, among other
                                              things, limit the ability of the Company and
                                              its Restricted Subsidiaries (as defined) to:
                                              (i) incur additional Indebtedness (as defined)
                                              and issue preferred stock; (ii) pay dividends
                                              or make certain other restricted payments;
                                              (iii) enter into transactions with affiliates;
                                              (iv) make certain asset dispositions; (v)
                                              merge or consolidate with, or transfer
                                              substantially all of its assets to another
                                              Person (as defined); (vi) encumber assets
                                              under certain circumstances; (vii) restrict
                                              dividends and other payments from Restricted
                                              Subsidiaries; (viii) issue Capital Stock (as
                                              defined) of wholly-owned subsidiaries; or (ix)
                                              engage in certain business activities. See
                                              "Description of Notes-- Certain Covenants." In
                                              addition, under certain circumstances, the
                                              Company will be required to offer to
                                              repurchase the Notes at a price equal to 100%
                                              of the aggregate principal amount thereof,
                                              plus accrued and unpaid interest and
                                              Liquidated Damages, if any, thereon to the
                                              date of repurchase, with the proceeds of
                                              certain Asset Sales (as defined). See
                                              "Description of Notes--Repurchase at the
                                              Option of Holders-- Asset Sales."

TRANSFER RESTRICTIONS: .....................  For restrictions on transfer of the New Notes, see "The Exchange Offer--Resale of New Notes".

    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH A DECISION TO EXCHANGE EXISTING NOTES FOR NEW NOTES, SEE "RISK FACTORS."

         UNAUDITED SUMMARY PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The Unaudited Summary Pro Forma Condensed Combined Financial Data set forth below should be read in conjunction with the Unaudited Pro Forma Combined Financial Information included elsewhere herein, and is based on the historical financial statements of Axiohm Transaction Solutions, Inc. and DH after giving effect to the purchase method of accounting and other adjustments relating to the Transactions (exclusive of the effect of the Tender Financing) and after giving effect to the Exchange Offer. The unaudited summary pro forma statement of operations data give effect to the Transactions (exclusive of the effect of the Tender Financing) and to the Exchange Offer as if each had been consummated on January 1, 1996 for the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1997 are based on the historical financial statements of Axiohm Transaction Solutions, Inc. for the nine months ended September 30, 1997 and the historical financial statements of DH for the period from January 1, 1997 through August 31, 1997 (the effective date of the Transactions for accounting purposes). The unaudited summary pro forma balance sheet data gives effect to the Transactions (exclusive of the effect of the Tender Financing) and to the Exchange Offer as if each had been consummated on September 30, 1997. See "--The Transactions."

    The Unaudited Summary Pro Forma Condensed Combined Financial Data is intended for informational purposes only and is not necessarily indicative of the future financial position or results of operations of the Company had the Transactions and the Exchange Offer described above occurred on the indicated dates or been in effect for the periods presented. The Unaudited Summary Pro Forma Condensed Combined Financial Data should be read in conjunction with, and is qualified in its entirety by, the Unaudited Pro Forma Combined Financial Information and the historical consolidated financial statements of Axiohm Transaction Solutions, Inc. and DH, including in each case, the related notes thereto, included elsewhere herein, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                           AXIOHM TRANSACTION SOLUTIONS, INC.
                                                                          ------------------------------------
                                                                            FISCAL YEAR
                                                                               ENDED        NINE MONTHS ENDED
                                                                            DECEMBER 31,      SEPTEMBER 30,
                                                                                1996               1997
                                                                          ----------------  ------------------
                                                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...............................................................     $  211,086         $  158,289
Cost of goods sold......................................................        141,237            106,451
                                                                               --------           --------
Gross profit............................................................         69,849             51,838
Selling, general and administrative expenses............................         26,220             23,437
Research and development expenses.......................................         12,453             10,126
Amortization of goodwill................................................         28,205             21,014
In-process technology, acquisition and other charges....................             --             11,290
                                                                               --------           --------
Income (loss) from operations...........................................     $    2,971         $  (14,029)
                                                                               --------           --------
                                                                               --------           --------
OTHER DATA:
Ratio of earnings to fixed charges (1)..................................             --                 --

                                                                                                  AT SEPTEMBER 30,
                                                                                                        1997
                                                                                                  ----------------
BALANCE SHEET DATA:
Total assets....................................................................................    $    191,906
Total debt (2)..................................................................................         172,452
Shareholders' equity (deficit)..................................................................         (24,573)

------------------------

(1) For purposes of this computation, earnings consist of income (loss) before taxes plus fixed charges. Income before taxes is stated after expensing amortization of goodwill, depreciation and other non-cash charges. Fixed charges consist of interest on indebtedness plus that portion of lease rental expense representative of the interest factor. For the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997, earnings before fixed charges were insufficient to cover fixed charges by approximately $13.3 million and $28.0 million, respectively.

(2)  Total debt includes capital lease obligations.

                                  RISK FACTORS

    HOLDERS OF EXISTING NOTES SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION APPEARING IN THIS PROSPECTUS, BEFORE TENDERING ANY EXISTING NOTES FOR EXCHANGE INTO NEW NOTES. CERTAIN MATTERS SET FORTH BELOW ALSO APPLY TO THE EXISTING NOTES AND WILL CONTINUE TO APPLY TO ANY EXISTING NOTES REMAINING OUTSTANDING AFTER THE EXCHANGE OFFER.

    THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, INCLUDING, WITHOUT LIMITATION, STATEMENTS THAT INCLUDE THE WORDS "BELIEVES," "EXPECTS," "ANTICIPATES" OR SIMILAR EXPRESSIONS AND STATEMENTS RELATING TO ANTICIPATED COST SAVINGS FOLLOWING THE MERGER, THE COMPANY'S STRATEGIC PLANS, CAPITAL EXPENDITURES, INDUSTRY TRENDS AND PROSPECTS AND THE COMPANY'S FINANCIAL POSITION. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT ITS PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ARE SET FORTH BELOW AND ELSEWHERE IN THE PROSPECTUS INCLUDING, WITHOUT LIMITATION, UNDER THE CAPTIONS "PROSPECTUS SUMMARY," "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS."

SUBSTANTIAL LEVERAGE AND DEBT SERVICE

    The Company is, and will continue to be, highly leveraged. On September 30, 1997, after giving pro forma effect to the Transactions, the Company's total debt would have been $172.5 million and the Company would have had a stockholders' deficit of $24.6 million. See "Capitalization" and "Selected Historical Consolidated Financial and Other Data" and "Unaudited Summary Pro Forma Condensed Combined Financial Data." Required principal payments under the New Credit Facility and Notes are as follows: $3.2 million in 1998; $7.85 million in 1999; $7.85 million in 2000; $9.3 million in 2001; $9.3 million in 2002; $12.5 million in 2003; and $120 million in 2007. Although the Company has not finalized its 1998 capital expenditure plans, it is anticipated that capital expenditures will not exceed the limit of $10.5 million permitted under the New Credit Facility. The Company would also have had borrowing availability under the New Credit Facility of $35.0 million, subject to the borrowing conditions contained therein. For the year ended December 31, 1996 and the nine months ended September 30, 1997, after giving pro forma effect to the Transactions as if they had occurred on January 1, 1996 and 1997, respectively, income (loss) before income taxes and fixed charges would have been insufficient to cover fixed charges by $14.5 million and $78.9 million, respectively.

    The Company's ability to make scheduled payments of principal of, or to pay the premium, if any, interest or Liquidated Damages, if any, thereon, or to refinance its indebtedness (including the Notes), or to fund planned capital expenditures, will depend upon its future performance, which, in turn, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. There can be no assurance that the Company's business will generate cash flow at or above anticipated levels or that the Company will be able to borrow funds under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or make anticipated capital expenditures. If the Company is unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service its debt, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing indebtedness (including the Notes) or obtain additional financing. There can be no assurance that any such refinancing would be available on commercially reasonable terms, or at all, or that any additional financing could be obtained, particularly in view of the Company's high level of indebtedness, the restrictions on the Company's ability to incur additional indebtedness under the New Credit Facility and the Indenture, and the fact that substantially all of the Company's and its Subsidiaries' assets have been pledged to secure obligations under the New Credit Facility.

    The degree to which the Company is leveraged could have important consequences to holders of the Notes, including but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes; (ii) increasing the Company's vulnerability to general adverse economic and industry conditions; (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements; (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures or other general corporate requirements; (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry in which it competes; and (vi) placing the Company at a competitive disadvantage vis-a-vis less leveraged or better capitalized competitors. In addition, the Indenture and the New Credit Facility contain financial and other restrictive covenants that limit, among other things, the ability of the Company to borrow additional funds. Failure by the Company to comply with such covenants could result in events of default under the Indenture and the New Credit Facility which, if not cured or waived, could permit the indebtedness thereunder to be accelerated which would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of Certain Indebtedness--New Credit Facility" and "Description of Notes--Repurchase at the Option of Holders--Change of Control."

SUBORDINATION AND RANKING OF THE NOTES

    The Notes are general unsecured obligations of the Company subordinate in right of payment to all existing and future Senior Debt of the Company, including all indebtedness under the New Credit Facility and effectively subordinate to all secured indebtedness of the Company and its Subsidiaries. The New Credit Facility is secured by a first priority Lien (as defined) upon all of the capital stock of the Company's Subsidiaries (provided that no lien has been granted on the assets of Foreign Subsidiaries (as defined) and no capital stock of Foreign Subsidiaries has been pledged to the extent that the granting of such lien or the making of such pledge would result in adverse United States federal income tax consequences to the Company or would violate applicable law). In addition, the Notes have been guaranteed by the Subsidiary Guarantees which are subordinated in right of payment to all existing and future Senior Debt of the Guarantors, including the Guarantors' obligations under their respective guarantees of the New Credit Facility. By reason of such subordination, in the event of an insolvency, liquidation, reorganization, dissolution or other winding-up of the Company, the Senior Debt must be paid in full before the principal of, and premium, if any, interest and Liquidated Damages, if any, on the Notes may be paid. In the event of a bankruptcy, liquidation or reorganization of the Company, holders of the Notes will participate ratably with all holders of subordinated indebtedness of the Company that is deemed to be of the same class as the Notes, based upon respective amounts owed to each holder or creditor, in the remaining assets of the Company. If any of the foregoing events should occur, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. In addition, the Indenture provides that no payment with respect to the Notes may be made in the event of a payment default with respect to Senior Debt under certain circumstances and the holders of Designated Senior Debt (as defined) will be entitled to block payments with respect to the Notes in the event of a nonpayment default on Designated Senior Debt. At September 30, 1997, on a pro forma basis after giving effect to the Transactions, the Company and its Subsidiaries would have had approximately $46.2 million of Senior Debt outstanding (exclusive of an unused availability of up to $35.0 million under the New Credit Facility that would also constitute Senior Debt). The Indenture under which the Notes were issued permits the Company to incur additional indebtedness if certain conditions are met. See "Capitalization," "Description of Certain Indebtedness-- New Credit Facility" and "Description of Notes--Certain Covenants."

RESTRICTIVE LOAN COVENANTS

    The Indenture contains covenants that restrict, among other things, the ability of the Company to incur additional indebtedness, pay dividends or make certain other Restricted Payments (as defined), enter into transactions with affiliates, allow its Subsidiaries to make certain payments, make certain asset dispositions, merge or consolidate with, or transfer substantially all of its assets to another Person, encumber assets under certain circumstances, restrict dividends and other payments from Subsidiaries, issue Capital Stock of wholly-owned Subsidiaries, engage in certain business activities, or engage in certain change of control transactions. In addition, the Credit Agreement (as defined) evidencing the New Credit Facility contains other and more restrictive covenants and prohibits the Company from prepaying certain of its indebtedness, including the Notes. Under the Credit Agreement, the Company is also required to maintain specified financial covenants, including maximum capital expenditure limits, minimum EBITDA, a minimum fixed charge coverage ratio and a maximum leverage ratio (each as defined). The failure by the Company to maintain such financial covenants or to comply with the restrictions contained in the Credit Agreement or the Indenture could result in a default thereunder, which in turn could cause such indebtedness (and by reason of cross-default provisions, other indebtedness) to become immediately due and payable. No assurance can be given that the Company's future operating results will be sufficient to enable compliance with such covenants, or in the event of a default, to remedy such default. See "Description of Certain Indebtedness--New Credit Facility" and "Description of Notes--Certain Covenants."

DEPENDENCE ON PRINCIPAL CUSTOMER

    In 1994, Axiohm S.A. acquired the transaction printer business of NCR Corporation ("NCR") and placed the business in Axiohm IPB. At the time of the acquisition, Axiohm IPB entered into a three-year contract (the "Initial NCR Contract") with NCR that required NCR to purchase at least 75% of its needs for transaction printers of the type manufactured by Axiohm IPB at such time (the "Initial Covered Products"). Since the acquisition, the Company believes that NCR has purchased over 90% of its requirements for Initial Covered Products from Axiohm IPB pursuant to the Initial NCR Contract and has also purchased a substantial number of other products from Axiohm S.A. Total sales to NCR by Axiohm S.A. represented 52% and 64% of Axiohm S.A.'s revenues for fiscal years 1996 and 1995, respectively. On a pro forma basis for the nine months ended September 30, 1997, the Company's sales to NCR would have represented 26% of the Company's total revenue. On September 2, 1997, Axiohm IPB entered into a new three-year contract with NCR (the "New NCR Contract"). The New NCR Contract does not obligate NCR to purchase any of its requirements for transaction printers of the type manufactured by Axiohm IPB, but does provide that NCR and Axiohm IPB intend and expect that NCR will purchase from Axiohm IPB substantially all of its requirements for transaction printers of the type manufactured by Axiohm IPB (the "New Covered Products"). In case there is reason to believe that NCR is purchasing less than 75% of its requirements for New Covered Products from Axiohm IPB at any time during the term of the agreement, there is an obligation for both parties to work together in good faith to eliminate such deficiency. Similar to the Initial NCR Contract, the New NCR Contract provides that NCR's purchase commitment is subject to Axiohm IPB's ability to meet NCR's specifications and requirements for price, performance, quality, service and delivery with respect to such New Covered Products. Any failure by NCR to continue purchasing products from the Company at historical levels or the termination of the New NCR Contract would have a material adverse effect on the Company's business, financial condition and operating results.

INTEGRATION OF OPERATIONS

    The integration of the administrative, finance and manufacturing operations of Axiohm S.A. and DH, the coordination of their respective sales and marketing staffs and the implementation of appropriate operational, financial and management systems and controls will require significant financial resources and substantial attention from management. The Company has identified certain potential cost savings related to the business combination effected by the Transactions. The Company expects to incur significant integration costs through 1999 related to the Merger and the aforementioned potential cost savings. Any inability of the Company to integrate these companies successfully in a timely and efficient manner could have a material adverse effect on the Company's business, financial condition and results of operations and would adversely affect its ability to realize its planned cost savings or would require additional expenditures to realize such cost savings. In addition, even if the businesses of Axiohm S.A. and DH are successfully integrated, no assurance can be given that future expenses can be reduced by the expected cost savings. The Company's prospects should be considered in light of the numerous risks commonly encountered in business combinations. In addition, the historical financial statements and pro forma financial statements presented in this Prospectus may not necessarily be indicative of the results that would have been attained had the Company actually operated on a combined basis.

YEAR 2000 COMPLIANCE

    Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements.

    The Company has purchased the necessary hardware and software, and is currently in the process of implementing firmwide, Oracle enterprise resource planning system ("ERP") Version 10.6. To date, Version 10.6 has been implemented in several locations and is expected to be implemented in other locations. Although Version 10.6 does not fully address Year 2000 requirements, the Company believes that Oracle ERP Version 10.7 does. Such Version 10.7 has already been released by Oracle, and the Company anticipates implementing such Version 10.7 prior to the beginning of the year 2000. The total cost to the Company of converting to Oracle ERP firmwide, is estimated to be approximately $1.0 million.

    Failure to implement Oracle ERP Version 10.7 or some other form of enterprise software that addresses Year 2000 requirements prior to the year 2000 might result in significant difficulties in the Company's administration of invoicing and payables and other processes. Such difficulties could have a material adverse effect on the Company's business, financial condition and results of operations.

MANAGEMENT OF FUTURE ACQUISITIONS

    Historically, the Company has achieved a portion of its growth through acquisitions of other businesses, and the Company intends to pursue additional acquisitions as part of its growth strategy. There are a number of risks associated with any acquisition, including the substantial time and attention required from management of the Company in connection with such transactions, the difficulty of predicting whether the operations will perform as expected and other problems inherent with any transition of one business organization into another. There can be no assurance that the Company will be able to consummate any beneficial acquisitions in the future or that the anticipated benefits of any acquisition will be realized. If any such acquisitions are consummated, a failure by the Company to manage any such acquisitions successfully could have a material adverse effect on the Company's business, financial condition and results of operations. Additionally, there may be future acquisitions that could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets associated with the acquisitions of other businesses, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

    The Company has a number of significant domestic and foreign competitors for its transaction printer, bar code printer and card reader products. Many of the Company's competitors have significantly greater financial, technical and marketing resources than does the Company. To remain competitive, the Company believes that it will be required to maintain a high level of technological expertise and deliver reliable cost-effective products on a timely basis. There can be no assurance that the Company will have sufficient resources to continue to make the investments necessary to maintain its competitive position or that other competitors with substantially greater financial resources, including other manufacturers of non-transaction printers, will not attempt to enter the market. A failure to remain competitive would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business-- Competition."

FLUCTUATING OPERATING RESULTS; DEPENDENCE ON OEM SALES

    The Company's net sales and operating results may fluctuate in the future as a result of a number of factors, including: (i) the timing of customer orders;
(ii) the timing of completion of existing customer contracts; (iii) variations in the Company's sales channels or the mix of products it sells; (iv) changes in pricing policies by the Company's suppliers; (v) fluctuations in manufacturing yields; (vi) market acceptance of new and enhanced versions of the Company's products; (vii) the success or failure of the sales and marketing efforts of the Company's OEM customers to end-users; (viii) costs associated with integration of the businesses of Axiohm S.A. and DH, the timing of acquisitions of other businesses, products and technologies and any associated charges to earnings and
(ix) seasonal factors relating to the Company's business. In particular, the Company's customers encounter uncertain and changing demand for their products. If demand falls below customers' forecasts, or if customers do not control their inventories effectively, they may cancel or reschedule shipments previously ordered from the Company. The Company has in the past experienced, and the Company may at any time and with minimal notice in the future experience, cancellations and postponements of orders. Any such cancellations or postponements of orders could have a material adverse effect on the Company's business, financial condition and results of operations.

    After giving pro forma effect to the Transactions, for the nine months ended September 30, 1997, approximately 70% of the Company's pro forma net sales were application-specific or customizable products designed for and sold to OEMs. The Company's sales volume for any one particular OEM application-specific product is necessarily tied to the ability of the OEM to successfully market its final product to the end-user. The successful marketing of the OEM's final products to end-users is generally outside of the control of the Company and is usually not dependent on the successful performance of the Company's products. Although the Company attempts to diversify its OEM sales across a broad spectrum of OEMs and OEM product lines to mitigate these risks, the timing of large orders for particular OEM products may have a material adverse effect on the Company's results of operations for the periods in which such orders are filled. In addition, if sales by an OEM of products to end-users decline or fall short of expectations, orders to the Company related to such products may decline or cease. For example, DH's results of operations in 1996 were favorably impacted by $15.6 million in sales to a single OEM for a new product. However, the Company expects sales to this OEM for this product during 1997 to be less than $1.0 million. The Company's results of operations in the future may be similarly affected by large OEM orders for new products or by rapid declines in sales of the OEM's products.

SEASONALITY

    Axiohm S.A. has historically experienced, and the Company expects to experience, lower levels of sales of transaction printers during the period from mid-November to the end of December. The Company believes that this seasonality has been caused by the fact that some of its POS customers do not install new systems in their facilities between Thanksgiving and Christmas, so as not to disturb their sales flow during this heavy selling period.

TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW PRODUCTS

    The markets for some of the Company's products are characterized by frequent refinement and enhancement of existing products and new product introductions and by declining average selling prices over product life cycles. The Company's future prospects are highly dependent upon the timely completion and introduction of new products at competitive price and performance levels and the acceptance by new markets of the Company's products. The Company also must respond to current competitors which may choose to increase their presence in the Company's markets, and to new competitors, which may choose to enter those markets. In addition, while the Company is not aware of any new fundamental technologies for transaction printers that are likely to be a significant factor in the near future, no assurance can be given that the Company's competitors will not introduce new technologies or technological improvements that will place the Company at a competitive disadvantage. The failure by the Company to make timely introduction of new products or respond to competitive threats could have a material adverse effect on its business, financial condition and results of operations.

ENVIRONMENTAL AND OTHER GOVERNMENT REGULATIONS

    Federal, state, local and foreign regulations impose various controls on the storage, handling, discharge and disposal of substances used in the Company's manufacturing processes and on the Company's facilities. The Company believes that its activities conform to present governmental regulations applicable to its operations and its current facilities, including those related to environmental, land use, public utility utilization and fire code matters. There can be no assurance that such governmental regulations will not in the future impose the need for additional capital equipment or other process requirements upon the Company or restrict the Company's ability to expand its operations. The adoption of such measures or any failure by the Company to comply with applicable environmental and land use regulations or to restrict the discharge of hazardous substances could subject the Company to future liability or could cause its manufacturing operations to be curtailed or suspended.

INTERNATIONAL SALES AND OPERATIONS

    After giving pro forma effect to the Transactions, for the fiscal year ended December 31, 1996 and for the nine months ended September 30, 1997, approximately 23% and 21%, respectively, of the Company's pro forma net sales were derived from sales to customers outside of the United States. The Company expects that international sales will continue to represent a significant portion of its net sales. Although the Company's net sales are denominated in U.S. dollars, its international business may be affected by changes in demand resulting from fluctuations in exchange rates as well as by risks such as tariff regulations and difficulties in obtaining export licenses. In addition, historically the French operations of Axiohm S.A. have incurred a majority of Axiohm S.A.'s expenses in French francs, while a substantial majority of Axiohm S.A.'s revenues have been in U.S. dollars. Any material appreciation in the French franc relative to the U.S. dollar would, absent any effects associated with hedging or currency trading transactions, detrimentally affect the financial performance of the Company's French operations. The Company attempts to limit its exposure to French franc currency fluctuation compared to the U.S. dollar by entering into various financial instruments, including forward exchange contracts, to offset its French franc denominated expenses with associated U.S. dollar denominated revenue, if, in the opinion of the Company, to do so would mitigate foreign exchange losses. The forward exchange contracts the Company has entered into are marked to market, with any exchange gains or losses and associated costs recognized in the income statement. The Company cannot predict the effect of exchange rate fluctuations upon future operating results.

LABOR RELATIONS

    As of September 30, 1997, 213 of the Company's employees at its Ithaca, New York manufacturing facility were represented by a collective bargaining agreement with the International Association of Machinists and Aerospace Workers, which expires in July 1999. Although the Company considers its employee relations generally to be good, a prolonged work stoppage or strike at any facility could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that upon the expiration of the existing collective bargaining agreement, a new agreement will be reached without union action or that any such new agreement will be on terms satisfactory to the Company. See "Business--Employees."

DEPENDENCE ON KEY PERSONNEL; RECENT CHANGES IN MANAGEMENT

    The Company's success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. There can be no assurance that the services of such personnel will continue to be available to the Company. See "Business--Management." The Company is also dependent upon the continued services of its engineering, research and development, sales and marketing and manufacturing and service personnel and on its ability to attract, train and retain highly skilled personnel in each of these areas. The Company does not have employment agreements with many of its employees and does not maintain key person life insurance with respect to any of its officers, directors or key employees. There can be no assurance that the Company will be able to retain its key employees. The failure of the Company to hire and retain such key management and other personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Employees."

    On January 10, 1998, the Company's President and Chief Executive Officer, William H. Gibbs, resigned to pursue other interests. Mr. Gibbs had served as President and Chief Executive Officer of the Company since November 1985 and as Chairman of the Board from March 1987 until October 1997. In connection with his resignation, Mr. Gibbs and the Company entered into a Resignation Agreement and a Noncompetition and Mutual Release Agreement. See "Certain Transactions--Other Transactions." Following Mr. Gibbs' resignation, Patrick Dupuy and Gilles Gibier, the Company's Co-Chairmen since October 1997, will assume the roles of Co-Chief Executive Officer until a new Chief Executive Officer is selected following an international search, which is expected to take several months.

    David T. Ledwell, the Company's Vice President of Identification and Component Products, is no longer employed by the Company as of January 12, 1998. Mr. Ledwell had served in various capacities since 1986.

VOTING CONTROL OF THE COMPANY

    As of the date of this Prospectus, the Company's executive officers and directors as a group beneficially own approximately 59% of the Company's outstanding Common Stock and Mr. Dupuy and Mr. Gibier, principal shareholders, Co-Chairmen of the Company's Board of Directors and Co-Chief Executive Officers, beneficially own approximately 54% of the Company's outstanding Common Stock. Accordingly, Mr. Dupuy and Mr. Gibier have the ability to elect a majority of the Board of Directors of the Company and to determine the outcome of any other matter submitted to the shareholders for approval, including the power to determine the outcome of all corporate transactions, such as mergers, consolidations and the sale of all or substantially all of the assets of the Company. See "Ownership of Capital Stock."

INTELLECTUAL PROPERTY RIGHTS

    The Company holds various U.S. and foreign patents on impact printheads, transaction printers, magnetic card readers and bar code products and has applied for additional domestic and foreign patents.

The basic technology for many of the Company's products is based upon these patents and on manufacturing expertise. There can be no assurance that any issued patents will provide the Company with competitive advantages or will not be challenged by third parties, or that the patents of others will not have a material adverse effect on the Company's ability to do business, or that others will not independently develop similar products, duplicate the Company's products, or design around the patents issued to the Company.

    The Company has in the past been, and may in the future be, notified that it may be infringing intellectual property rights possessed by third parties. In addition, the Company has in the past commenced, and may in the future, commence litigation against third parties for infringement of the Company's intellectual property rights. See "Business--Legal Proceedings." Any such litigation initiated by the Company or by others is, at a minimum, costly, and can divert the efforts and attention of the Company's management and technical personnel, which can have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, there can be no assurance that other infringement claims by third parties or other claims for indemnification by customers or end-users of the Company's products resulting from infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not have a material adverse effect on the Company's business, financial condition and results of operations. If any such claims are asserted against the Company, the Company may seek to obtain a license under the third party's intellectual property rights. There can be no assurance, however, that a license will be available on commercially reasonable terms, if at all. The Company could decide, in the alternative, to resort to litigation to challenge such claims or to design around the patented technology. Such actions could be costly and would divert the efforts and attention of the Company's management and technical personnel, which could have a material adverse effect on the Company's business, financial condition and results of operations.

FRAUDULENT CONVEYANCE CONSIDERATIONS

    Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company or any Guarantor, at the time it incurred the indebtedness evidenced by the Notes or its Subsidiary Guarantee, as the case may be, (i)(a) was or is insolvent or was rendered insolvent by reason of such occurrence or (b) was or is engaged in a business or transaction for which the assets remaining with the Company or such Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature and (ii) the Company or such Guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes and the Subsidiary Guarantees, could be voided, or claims in respect of the Notes or the Subsidiary Guarantees could be subordinated to all other debts of the Company or such Guarantor, as the case may be. In addition, the payment of interest and principal by the Company pursuant to the Notes or the payment of amounts by a Guarantor pursuant to a Subsidiary Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the credit of the creditors of the Company or such Guarantor, as the case may be.

    The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or a Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

    The proceeds of the Merger Financing, including the Existing Notes Offering, were used, in part, to refinance the Tender Financing and the Exchange, the effect of which was to reduce the Company's equity and replaced such equity with indebtedness. However, on the basis of historical financial information, recent operating history as discussed in "Unaudited Pro Forma Combined Financial Information," "Selected Historical Consolidated Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other factors, the Company and each Guarantor believes that, after giving effect to the indebtedness incurred in connection with the Merger Financing, it did not become insolvent, did not have unreasonably small capital for the business in which it is engaged and did not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's or such Guarantor's conclusions.

CHANGE OF CONTROL

    The Indenture provides that, upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase all of the Notes issued and then outstanding under the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. See "Description of Notes--Repurchase at the Option of Holders--Change of Control." Any Change of Control under the Indenture would constitute a default under the New Credit Facility. Therefore, upon the occurrence of a Change of Control, the lenders under the New Credit Facility would have the right to accelerate their loans and the holders of the Notes would have the right to require the Company to repurchase their Notes. Upon such event, such lenders would be entitled to receive payment of all outstanding obligations under the New Credit Facility before the Company may repurchase any of the Notes tendered pursuant to such an offer. See "Description of Certain Indebtedness--New Credit Facility." If a Change of Control were to occur, it is unlikely that the Company would be able to repay all of its obligations under the New Credit Facility and the Notes unless it could obtain alternate financing. There can be no assurance that the Company would be able to obtain any such financing on commercially reasonable terms, or at all, and consequently no assurance can be given that the Company would be able to repurchase any of the Notes tendered pursuant to such an offer.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

    The Existing Notes are currently owned by a relatively small number of beneficial owners. The Existing Notes have not been registered under the Securities Act or any state securities laws and, unless so registered and to the extent not exchanged for the New Notes, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Any Existing Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of Existing Notes outstanding. Following the consummation of the Exchange Offer, Existing Holders who did not tender their Existing Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Existing Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Existing Notes could be adversely affected. The Existing Notes are currently eligible for sale pursuant to Rule 144A through The Portal Market of the National Association of Securities Dealers, Inc. ("Portal"). Because the Company anticipates that most Existing Holders will elect to exchange such Existing Notes for New Notes due to the absence of restrictions on the resale of New Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Existing Notes remaining after the consummation of the Exchange Offer may be substantially limited.

    The New Notes will constitute a new issue of securities for which there is currently no active trading market. If the New Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the current financial condition, results of operations and business prospects of the Company. Although the New Notes will generally be permitted to be resold or otherwise transferred by non-affiliates of the Company without compliance with the registration and prospectus delivery requirements of the Securities Act, the Company does not intend to apply for a listing or quotation of the New Notes on any securities exchange or stock market. The Initial Purchaser has informed the Company that it currently intends to make a market in the New Notes. However, the Initial Purchaser is not obligated to do so, and any such market-making may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed under the Exchange Act. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the New Notes, or, in the case of non-tendering Existing Holders, the trading market for the Existing Notes following the Exchange Offer. If no trading market develops or is maintained, New Holders may experience difficulty in reselling New Notes or may be unable to sell them.

    The liquidity of, and trading market for, the Existing Notes or the New Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Existing Holders who do not exchange their Existing Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Existing Notes may not be offered or sold, unless (i) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144A under the Securities Act, (ii) in a transaction occurring outside the United States to a foreign person, which transaction meets the requirements of Rule 904 under the Securities Act, (iii) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (iv) to the Company or (v) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. The Company does not currently anticipate that it will register the Existing Notes under the Securities Act. Based on interpretations by the Staff, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Existing Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an affiliate of the Company or is a broker-dealer which acquired such Existing Notes directly from the Company) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement with any person to participate in the distribution of such New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter addressing such matters and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer.

                                USE OF PROCEEDS

    The Company will not receive any cash proceeds from the Exchange Offer. In consideration for issuing the New Notes in exchange for Existing Notes as described in this Prospectus, the Company will receive Existing Notes in like principal amount. The Existing Notes surrendered in exchange for the New Notes will be retired and canceled.

    The terms and conditions of the Existing Notes and Existing Subsidiary Guarantees to be retired and canceled in the Exchange Offer are substantially identical to those of the New Notes and the New Subsidiary Guarantees, except that the New Notes and New Subsidiary Guarantees will be registered securities whereas the Existing Notes and Existing Subsidiary Guarantees are not, and except that holders of the New Notes and New Subsidiary Guarantees will not be entitled to registration rights and generally will not be entitled to Liquidated Damages under the Registration Rights Agreement.


    The net proceeds from the Existing Notes Offering were used, together with the Company's then existing cash of approximately $31.3 million and borrowings of approximately $57.0 million under the New Credit Facility to: (i) repay principal and accrued interest under the Tender Credit Facility and redeem the Interim Preferred Stock at an aggregate redemption price equal to the liquidation value of such Interim Preferred Stock plus accrued and unpaid dividends; (ii) finance the Exchange; and (iii) pay certain fees and expenses incurred in connection with the Transactions. See "Prospectus Summary--The Transactions," "Capitalization," "Unaudited Proforma Combined Financial Information" and "Description of Certain Indebtedness--New Credit Facility."



    The proceeds from the Tender Credit Facility, which consisted of a $166.2 million senior secured credit facility, and from the sale for $24.0 million of the Interim Preferred Stock, were used to finance the Tender Offer. The Tender Credit Facility by its terms became due on the earlier of the effectiveness of the Merger or 45 days after the date on which shares were accepted for payment pursuant to the Tender Offer. The interest rate on the Tender Credit Facility was, at the election of the borrower, based on (i) the higher of the prime rate, the secondary market rate for certificates of deposit plus 1.0%, or the U.S. federal funds effective rate plus 0.5%, in each case plus 2.0%, or (ii) the one-month interbank eurodollar rate plus 3.0%. At the time the Tender Credit Facility was retired, the effective interest rate on such debt was 8.6% per annum. The Interim Preferred Stock was required to be redeemed on the earlier of 180 days from its date of issuance or the effectiveness of the Merger. Dividends accrued on the Interim Preferred Stock at the rate of 11.0% per annum of its liquidation preference of $24.0 million. The Interim Preferred Stock was redeemed and canceled at the same time the Tender Credit Facility was retired.

                               THE EXCHANGE OFFER

    The following discussion sets forth or summarizes the material terms of the Exchange Offer, including those set forth in the Letter of Transmittal distributed with this Prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer (including the Indenture and the Registration Rights Agreement), which are exhibits to the Exchange Offer Registration Statement.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Existing Notes were sold by the Company to the Initial Purchaser on October 2, 1997, and were subsequently resold (i) to qualified institutional buyers pursuant to Rule 144A under the Securities Act, (ii) to institutional investors that are accredited investors in a manner exempt from registration under the Securities Act, and (iii) pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. In connection with the offering of the Existing Notes, the Company entered into the Registration Rights Agreement, which requires, among other things, that the Company and the Guarantors (i) file with the Commission a registration statement under the Securities Act with respect to an issue of new notes of the Company identical in all material respects (other than transfer restrictions, registration rights and the requirement, under certain circumstances, to pay Liquidated Damages) to the Existing Notes (which obligation has been satisfied by the filing of the Exchange Offer Registration Statement), (ii) use their best efforts to cause such registration statement to become effective under the Securities Act and (iii) upon the effectiveness of that registration statement, offer to the Holders of the Existing Notes the opportunity to exchange their Existing Notes for a like principal amount of New Notes, which would be issued without a restrictive legend and may generally be reoffered and resold by the Holder without restrictions or limitations under the Securities Act, subject to the terms and conditions of the Exxon Capital, Morgan Stanley and Shearson & Sterling No-Action Letters. See the discussion set forth on the cover page of this Prospectus and the information under the captions "Prospectus Summary--The Exchange Offer" and "--Resale of New Notes."

    Any Existing Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of Existing Notes outstanding. Following the consummation of the Exchange Offer, Existing Holders who did not tender their Existing Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Existing Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Existing Notes could be adversely affected. The Existing Notes are currently eligible for sale pursuant to Rule 144A through Portal. Because the Company anticipates that most Existing Holders will elect to exchange such Existing Notes for New Notes due to the absence of restrictions on the resale of New Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Existing Notes remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Existing Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Existing Notes accepted in the Exchange Offer. Existing Holders may tender some or all of their Existing Notes pursuant to the Exchange Offer. However, Existing Notes may be tendered only in integral multiples of $1,000. The form and terms of the New Notes are the same as the form and terms of the Existing Notes except that (i) the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) New Holders generally will not be entitled to certain rights under the Registration Rights Agreement or Liquidated Damages, which rights generally will terminate upon consummation of the

Exchange Offer. The New Notes will evidence the same debt as the Existing Notes and will be entitled to the benefits of the Indenture.

    Existing Holders do not have any appraisal or dissenters' rights under the California General Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1.

    The Company shall be deemed to have accepted validly tendered Existing Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Existing Holders for the purpose of receiving the New Notes from the Company.

    If any tendered Existing Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Existing Notes will be returned, without expense, to the tendering Existing Holder thereof as promptly as practicable after the Expiration Date.

    Existing Holders who tender Existing Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Existing Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
          , 1998 (20 business days after the effective date of the Exchange Offer Registration Statement), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. In no event will the Expiration Date be extended to a date more than 30 business days after effectiveness of the Exchange Offer Registration Statement.

    The Company reserves the right, in its reasonable judgment, (i) to delay accepting any Existing Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof.

INTEREST ON NEW NOTES

    Each New Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Existing Note surrendered in exchange for such New Note or, if no such interest has been paid or duly provided for on such Existing Note, from October 2, 1997. Holders of the Existing Notes whose Existing Notes are accepted for exchange will not receive accrued interest on such Existing Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Existing Notes prior to the original issue date of the New Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Existing Notes, and will be deemed to have waived the right to receive any interest on such Existing Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after

October 2, 1997. Interest on the New Notes will be payable semi-annually on each April 1 and October 1, commencing on April 1, 1998.

PROCEDURES FOR TENDERING

    Only a Holder of Existing Notes may tender such Existing Notes in the Exchange Offer. To tender in the Exchange Offer, an Existing Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Existing Notes and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Existing Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

    By executing the Letter of Transmittal, each Holder will make to the Company the representation set forth below in the second paragraph under the heading "--Resale of New Notes."

    The tender by an Existing Holder and the acceptance thereof by the Company will constitute an agreement between such Existing Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF EXISTING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Existing Holder promptly and instruct such registered Existing Holder to tender on such beneficial owner's behalf.

    Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Existing Notes tendered pursuant thereto (i) are signed by the registered Existing Holder, unless such Existing Holder has completed the box entitled "Special Exchange Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) are tendered for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered Holder of any Existing Notes listed therein, such Existing Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Existing Holder as such registered Existing Holder's name appears on such Existing Notes, with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal or any Existing Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Existing Notes and withdrawal of tendered Existing Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Existing Notes not properly tendered or any Existing Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Existing Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Existing Holders of defects or irregularities with respect to tenders of Existing Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Existing Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Existing Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    TENDER OF EXISTING NOTES HELD THROUGH DTC

    The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP, the DTC Automated Tender Offer Program. Accordingly, DTC participants may, in lieu of physically completing and signing the applicable Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Existing Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message (as defined below) to the Exchange Agent.

    The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an expressed acknowledgment from a participant in DTC that is tendering Existing Notes which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the applicable Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery), and that the Company may enforce such agreement against such participant.

    BOOK-ENTRY DELIVERY PROCEDURES

    Within two business days after the date hereof, the Exchange Agent will establish accounts with respect to the Existing Notes at DTC, the Midwest Securities Transfer Company ("MSTC") and the Philadelphia Depositary Trust Company ("Philadep") (each a "Book-Entry Transfer Facility" and, collectively, the "Book-Entry Transfer Facilities") for purposes of the Exchange Offer. Any financial institution that is a participant in any of the Book-Entry Transfer Facilities systems may make book-entry delivery of the Existing Notes by causing DTC, MSTC or Philadep to transfer such Existing Notes into the Exchange Agent's account at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for such transfer. Timely book-entry delivery of Existing Notes pursuant to the Exchange Offer, however, requires receipt of a Book-Entry Confirmation prior to the Expiration Date. In addition, although delivery of Existing Notes may be effected through book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility, the Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees and any other required documents, or an Agent's Message in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the Exchange Agent at its address set forth on the back cover page of this

Prospectus prior to the Expiration Date to receive New Notes for tendered Existing Notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the Exchange Agent. Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

    Existing Holders who wish to tender their Existing Notes and (i) whose Existing Notes are not immediately available, (ii) who cannot deliver their Existing Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

        (a) the tender is made through an Eligible Institution;

        (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Existing Holder, the certificate number(s) of such Existing Notes and the principal amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that, on or prior to three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Existing Notes in proper form for transfer (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Existing Holders who wish to tender their Existing Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

    Except as otherwise provided herein, tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Existing Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Existing Notes to be withdrawn (the "Depositor"), (ii) identify the Existing Notes to be withdrawn (including the certificate number(s) and principal amount of such Existing Notes, or, in the case of Existing Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited), (iii) be signed by the Existing Holder in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Existing Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Existing Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Existing Notes so withdrawn are validly retendered. Any Existing Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Existing Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange New Notes for any Existing Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Existing Notes, if:

        (a) in the opinion of counsel to the Company or the Guarantors, the Exchange Offer or any part thereof contemplated herein violates any applicable law or interpretation of the Staff;

        (b) any action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development shall have occurred in any existing action or proceeding with respect to either the Company or the Guarantors;

        (c) any governmental approval has not been obtained, which approval the Company shall deem necessary for the consummation of the Exchange Offer as contemplated hereby;

        (d) any cessation of trading on the Nasdaq Stock Market or any exchange, or any banking moratorium, shall have occurred, as a result of which the Company is unable to proceed with the Exchange Offer; or

        (e) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Exchange Offer Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose.

    If the Company determines in its reasonable judgment that any of the foregoing conditions are not satisfied, the Company may (i) refuse to accept any Existing Notes and return all tendered Existing Notes to the tendering Existing Holders, (ii) extend the Exchange Offer and retain all Existing Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Existing Holders to withdraw such Existing Notes (see "--Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Existing Notes which have not been withdrawn.

EXCHANGE AGENT

    The Bank of New York will act as Exchange Agent for the Exchange Offer with respect to the Existing Notes.

    Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Existing Notes and requests for copies of the Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

By Hand, Overnight         The Bank of New York
Courier                    101 Barclay Street, Floor
or Mail:                   21W
                           New York, New York 10286
                           Attention:Thomas E. Tabor,
                           TreasurerAssistant

By Facsimile:              (212) 815-5915

Confirm by Telephone:      (212) 815-5381

FEES AND EXPENSES

    The expenses of soliciting Existing Notes for exchange will be borne by the Company. The principal solicitation is being made by mail by the Exchange Agent. However, additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of the Company and its affiliates and by persons so engaged by the Exchange Agent.

    The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee (as defined), filing fees, blue sky fees and printing and distribution expenses.

    The Company will pay all transfer taxes, if any, applicable to the exchange of the Existing Notes pursuant to the Exchange Offer. If, however, certificates representing the New Notes or the Existing Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Existing Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Existing Holder or any other person) will be payable by the tendering Existing Holder.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the same carrying value as the Existing Notes, which is the aggregate principal amount of the Existing Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALE OF NEW NOTES

    The Company is making the Exchange Offer in reliance on the position of the Staff as set forth in the Exxon Capital No-Action Letter, the Morgan Stanley No-Action Letter and the Shearman & Sterling No-Action Letter, and other interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter addressing such matters and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than a Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any Holder of Existing Notes who (i) is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), (ii) does not acquire such New Notes in the ordinary course of its business, (iii) intends to participate in the Exchange Offer for the purpose of distributing New Notes, or (iv) is a broker-dealer who purchased such Existing Notes directly from the Company, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Existing Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Existing Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Existing Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Existing Notes for New Notes (a "Participating Broker-Dealer"), then such Participating Broker-Dealer may be deemed a statutory "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

    Each Holder of Existing Notes who wishes to exchange Existing Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Existing Notes for its own account as a result of market-making activities or other trading activities (and not directly from the Company) and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Existing Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period of one year following effectiveness of the Exchange Offer Registration Statement. See "Plan of Distribution." Any Participating Broker-Dealer who is an affiliate of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Notes."

    In that regard, each Participating Broker-Dealer who surrenders Existing Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

CONSEQUENCES OF FAILURE TO EXCHANGE

    As a result of the making of this Exchange Offer, the Company and certain of the Guarantors will have fulfilled certain of their obligations under the Registration Rights Agreement, and Holders of Existing Notes who do not tender their Notes, except for certain instances involving the Initial Purchaser or Existing Holders who are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise or rights to receive Liquidated

Damages for failure to register. Accordingly, any Holder of Existing Notes that does not exchange that Holder's Existing Notes for New Notes will continue to hold the untendered Existing Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

    The Existing Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Existing Notes may be resold only (i) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144A under the Securities Act, (ii) in a transaction occurring outside the United States to a foreign person, which transaction meets the requirements of Rule 904 under the Securities Act, (iii) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (iv) to the Company or (v) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

OTHER

    Participation in the Exchange Offer is voluntary and Existing Holders should carefully consider whether to accept. Holders of the Existing Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

    The Company may in the future seek to acquire untendered Existing Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Existing Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Existing Notes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following sets forth a summary of the material anticipated federal income tax consequences expected to result to Holders from the Exchange Offer and from the purchase, ownership and disposition of the New Notes. The tax consequences of these transactions are uncertain. The discussion of the federal income tax consequences set forth below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and judicial decisions and administrative interpretations thereunder, as of the date hereof, and such authorities may be repealed, revoked, modified or otherwise interpreted or applied so as to result in federal income tax consequences different from those discussed below. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring or holding New Notes. The discussion below pertains only to U.S. Holders, except as described below under the caption "Non-U.S. Holders." As used herein, U.S. Holders means (i) citizens or residents (within the meaning of Section 7701(b) of the Code) of the United States, (ii) corporations, partnerships or other entities created in or under the laws of the United States or any political subdivision thereof, (iii) estates, the income of which is subject to United States federal income taxation regardless of its source, and
(iv) in general, trusts subject to the primary supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code.

    This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular Holder in light of the Holder's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code). Also, it is not intended to be wholly applicable to all categories of investors, some of which (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and persons holding New Notes as part of a hedging or conversion transaction or straddle or persons deemed to sell New Notes under the constructive sale provisions of the Code) may be subject to special rules. The discussion below is premised upon the assumption that the New Notes and Existing Notes constitute indebtedness for U.S. federal income tax purposes, and that the Existing Notes and New Notes are held (or would be held if acquired) as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss the tax considerations applicable to subsequent purchasers. The discussion also does not discuss any aspect of state, local or foreign law, nor federal estate and gift tax law.

    EACH PROSPECTIVE HOLDER AND, SUBSEQUENT TO THE EXCHANGE OFFER, EACH HOLDER, OF NEW NOTES IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR INCLUDING WITH RESPECT TO ITS PARTICULAR TAX SITUATION THE TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

    EXCHANGE OF NOTES

    The exchange of Existing Notes for New Notes pursuant to the Exchange Offer should not be a taxable exchange for U.S. federal income tax purposes. Accordingly, a Holder should have the same adjusted issue price, adjusted basis and holding period in the New Notes as it had in the Existing Notes immediately before the exchange.

    STATED INTEREST

    The New Notes will be issued without original issue discount. Stated interest on the Existing Notes and New Notes will be includable in the Holder's income under such Holder's method of accounting.

    BOND PREMIUM

    Generally, if the New Notes are purchased, or if the Existing Notes were purchased, for an amount in excess of the amount payable at the maturity date (or a call date, if appropriate) of the New Notes, such excess will constitute amortizable bond premium that the Holder may elect to amortize under the constant interest method over the period from the date of acquisition to the date of maturity (or until an earlier call date). If bond premium is amortized, the amount required to be included in the Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable to such year. An election to amortize bond premium is available only if the New Notes are held as capital assets. This election is revocable only with the consent of the IRS and applies to all obligations owned or subsequently acquired by the Holder. To the extent the excess is deducted as amortizable bond premium, the Holder's adjusted tax basis in the New Notes will be reduced.

    MARKET DISCOUNT ON THE NEW NOTES

    To the extent a Holder had market discount with respect to an Existing Note, the Holder generally will have market discount with respect to a New Note. Any principal payment or gain realized by a Holder on disposition or retirement of a New Note will be treated as ordinary income to the extent that there is accrued market discount on the New Note. Unless a Holder elects to accrue under a constant-interest method, accrued market discount is the total market discount multiplied by a fraction, the numerator of which is the number of days the Holder has held the obligation and the denominator of which is the number of days from the date the Holder acquired the obligation under its maturity. A Holder may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a New Note purchased with market discount. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includable in income. If the Holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the Holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    SALE, EXCHANGE OR RETIREMENT OF THE NEW NOTES

    Upon the sale, exchange or retirement of a New Note, the Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (which does not include any amount attributable to accrued but unpaid interest) and the Holder's adjusted tax basis in the New Note. A Holder's adjusted tax basis in a New Note will generally equal the Holder's adjusted basis for the Existing Note exchanged therefor increased by any original issue discount or market discount previously included in income by such Holder with respect to such New Note and decreased by any payments received thereon that are not qualified stated interest and the amount of any amortizable bond premium applied to reduce interest on the New Note.

    Gain or loss realized on the sale, exchange or retirement of a New Note will be capital (subject to the market discount rules, discussed above), and will be long-term if at the time of sale, exchange or retirement the New Note has been held or deemed held for more than one year. On August 5, 1997, legislation was enacted which, among other things, reduces to 20% the maximum rate of tax on long-term capital gains on most capital assets held by an individual for more than 18 months, and under which gain on most capital assets held by an individual more than one year and up to 18 months is subject to tax at a maximum rate of 28%. Holders are urged to consult their tax advisor with respects to the effects of the legislation. The deductibility of capital losses is subject to limitations.

    NON-U.S. HOLDERS

    The following sets forth a summary of certain U.S. federal income and estate tax considerations of the ownership and disposition of New Notes by Non-U.S. Holders. As used herein, a Non-U.S. Holder means any Holder other than a U.S. Holder.

        INTEREST

        Interest paid by the Company to a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder and pursuant to the "portfolio interest exception" such Non-U.S. Holder: (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the code; and (iii) certifies, under penalties of perjury, that such Holder is not a United States person and provides such Holder's name and address.

        GAIN ON DISPOSITION

        A Non-U.S. Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a New Note unless: (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder; or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the Note as a capital asset, such Holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

        FEDERAL ESTATE TAXES

        If interest on the New Notes is exempt from withholding of United States federal income tax under the portfolio interest exception described above, the New Notes will generally not be included in the estate of a deceased Non-U.S. Holder for United States federal estate tax purposes.

        BACKUP WITHHOLDING

        A Holder of the New Notes may be subject to backup withholding at a rate of 31% with respect to interest paid or accrued on, and gross proceeds of a sale of, the New Notes unless (i) such Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A Holder of the New Notes who does not provide the Company with such Holder's correct taxpayer identification number may be subject to penalties imposed by the IRS.

        In general, payment of the proceeds from the sale of Notes to or through a United States office of a broker is subject to both United States backup withholding and information reporting unless the Holder or beneficial owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption. United States information reporting and backup withholding generally will not apply to a payment made outside the United States of the proceeds of a sale of Notes through an office outside the United States of a non-United States broker. However, United States information reporting requirements (but not backup withholding) will apply to a payment made outside the United States of the proceeds of a sale of Notes through an office outside the United States of a broker that is a United States person, that derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the United States, or that is a "controlled foreign corporation" as to the United States, unless the broker has documentary evidence in its files that the Holder or beneficial owner is a non-United States person or the Holder or beneficial owner otherwise establishes an exemption.

        Amounts withheld under the backup withholding rules may be credited against a Holder's tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

        The Company will report to the Holders of the New Notes and to the IRS the amount of any "reportable payments" and any amount withheld with respect to the Existing Notes and New Notes during the calendar year.

    THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY, DOES NOT CONSTITUTE TAX ADVICE, AND IS NOT BASED UPON ANY OPINION OF COUNSEL. ACCORDINGLY, EACH HOLDER OF THE EXISTING NOTES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                                 CAPITALIZATION

    The following table sets forth the unaudited capitalization of the Company as of September 30, 1997, and as adjusted on a pro forma basis to give effect to
(i) the Merger Financing (which was completed on October 2, 1997) and (ii) the anticipated pay down from available cash of $7 million under the Revolving Credit Facility and $3.8 million under the Term Loan Facility. This table should be read in conjunction with the financial statements, and the related notes thereto, included elsewhere herein. See "Prospectus Summary," "Use of Proceeds" and "Unaudited Pro Forma Combined Financial Information."

                                                                                             SEPTEMBER 30, 1997
                                                                                          ------------------------
                                                                                                        PRO FORMA
                                                                                            ACTUAL     AS ADJUSTED
                                                                                          -----------  -----------
                                                                                           (DOLLARS IN THOUSANDS)
Total debt (including current maturities):
  Revolving Credit Facility (1).........................................................  $        --   $      --
  Term Loan Facility....................................................................           --      46,152
  9 3/4% Senior Subordinated Notes due 2007.............................................           --     120,000
  Senior subordinated debt(2)...........................................................      190,200          --
  Other.................................................................................        6,300       6,300
                                                                                          -----------  -----------
      Total debt........................................................................      196,500     172,452
                                                                                          -----------  -----------
  Total shareholders' equity (deficit)..................................................      (12,373)    (24,573)
                                                                                          -----------  -----------
Total capitalization....................................................................  $   184,127   $ 147,879
                                                                                          -----------  -----------
                                                                                          -----------  -----------

------------------------

(1) The Revolving Credit Facility provides for revolving loans in an aggregate principal amount of up to $35.0 million.

(2) The senior subordinated debt consisted of $166.2 of senior indebtedness and $24.0 million of Interim Preferred Stock incurred in connection with the Tender Offer, of which $2.4 million was classified as current in the Company's Condensed Consolidated Balance Sheet at September 30, 1997.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The Unaudited Pro Forma Combined Financial Information set forth below is based on the historical financial statements of Axiohm Transaction Solutions, Inc. and DH after giving effect to the purchase method of accounting and other adjustments relating to the Transactions (exclusive of the effect of the Tender Financing) and after giving effect to the Exchange Offer for the periods ended and as of the dates indicated. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Transactions (exclusive of the effect of the Tender Financing) and to the Exchange Offer as of September 30, 1997. The Unaudited Pro Forma Combined Statements of Operations for the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997 are presented to give effect to the Transactions (exclusive of the effect of the Tender Financing) and to the Exchange Offer as if each had been consummated on January 1, 1996. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1997 are based on the historical financial statements of Axiohm Transaction Solutions, Inc. for the nine months ended September 30, 1997 and the historical financial statements of DH for the period for the period from January 1, 1997 through August 31, 1997 (the effective date of the Transactions for accounting purposes).

    The Unaudited Pro Forma Combined Financial Information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. In preparing the Unaudited Pro Forma Combined Financial Information, the Company believes it has utilized reasonable methods to conform the basis of the presentation. The Unaudited Pro Forma Combined Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or results of operations of the Company had the Transactions and the Exchange Offer described above occurred on the indicated dates or been in effect for the periods presented.

    The Unaudited Pro Forma Combined Financial Information should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Axiohm Transaction Solutions, Inc. and DH, including in each case, the related notes thereto, included elsewhere herein, and with other financial information pertaining to the Company including "Use of Proceeds," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                   AXIOHM
                                                                     HISTORICAL                  TRANSACTION
                                                                       AXIOHM                    SOLUTIONS,
                                                                     TRANSACTION                    INC.
                                                                     SOLUTIONS,     PRO FORMA     PRO FORMA
                                                                        INC.       ADJUSTMENTS    COMBINED
                                                                    -------------  -----------  -------------
ASSETS
Current assets:
  Cash and cash equivalents (including short-term investment
    securities held to maturity)..................................   $    36,248    $ (36,248) (1)  $        --
  Restricted cash.................................................         8,594           --          8,594
  Accounts receivable, net........................................        32,295           --         32,295
  Inventories.....................................................        28,523           --         28,523
  Other...........................................................         9,487           --          9,487
                                                                    -------------  -----------  -------------
    Total current assets..........................................       115,147      (36,248)        78,899

Fixed assets, net.................................................        20,928           --         20,928
Intangible assets.................................................        86,839           --         86,839
Other assets......................................................         5,240           --          5,240
                                                                    -------------  -----------  -------------
    Total assets..................................................   $   228,154    $ (36,248)   $   191,906
                                                                    -------------  -----------  -------------
                                                                    -------------  -----------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable................................................        15,082           --         15,082
  Accrued payroll, payroll taxes and benefits.....................         4,877           --          4,877
  Current portion of long-term debt and other long-term
    obligations...................................................         4,060           --          4,060
  Accrued expenses and other current liabilities..................         7,529           --          7,529
  Income taxes payable............................................         3,140           --          3,140
  Deferred revenue................................................           493           --            493
                                                                    -------------  -----------  -------------
    Total current liabilities.....................................        35,181           --         35,181

Senior Subordinated debt..........................................       187,800      (24,048) (1)      163,752
Other long-term debt and long-term liabilities....................        15,919           --         15,919
Deferred tax liability............................................         1,627           --          1,627
                                                                    -------------  -----------  -------------
    Total liabilities.............................................       240,527      (24,048)       216,479
                                                                    -------------  -----------  -------------
Shareholders' equity (deficit):
  Common Stock....................................................        23,851           --         23,851
  Retained earnings (accumulated deficit).........................       (36,117)     (12,200) (1)      (48,317)
  Foreign currency translation adjustment.........................          (107)          --           (107)
                                                                    -------------  -----------  -------------
    Total shareholders' equity (deficit)..........................       (12,373)     (12,200) (1)      (24,573)
                                                                    -------------  -----------  -------------
    Total liabilities and shareholders' equity (deficit)..........   $   228,154    $ (36,248)   $   191,906
                                                                    -------------  -----------  -------------
                                                                    -------------  -----------  -------------

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                                                       HISTORICAL                            AXIOHM TRANSACTION
                                             ------------------------------                   SOLUTIONS, INC.
                                             AXIOHM TRANSACTION               PRO FORMA          PRO FORMA
                                              SOLUTIONS, INC.        DH      ADJUSTMENTS        COMBINED(2)
                                             ------------------  ----------  ------------   --------------------
Net sales..................................      $   95,302      $  115,784   $       --    $         211,086
Costs and expenses:
  Cost of net sales........................          66,390          74,847           --              141,237
  Selling, general and administrative......          11,013          15,207           --               26,220
  Research and development.................           6,648           5,805           --               12,453
  Amortization of goodwill.................             200             790       27,215(3)            28,205
                                                    -------      ----------  ------------            --------
Total costs and expenses...................          84,251          96,649       27,215              208,115
                                                    -------      ----------  ------------            --------
Income (loss) from operations..............          11,051          19,135      (27,215)               2,971
Other income...............................           1,033              --           --                1,033
Interest income............................             158           1,491       (1,649) (4)                --
Interest expense...........................          (1,032)           (149)     (16,132) (5)           (17,313)
                                                    -------      ----------  ------------            --------
Income (loss) before income taxes..........          11,210          20,477      (44,996)             (13,309)
Income taxes (benefit).....................           4,406           7,450       (7,468) (6)             4,388
                                                    -------      ----------  ------------            --------
Net income (loss)..........................      $    6,804      $   13,027   $  (37,528)   $         (17,697)
                                                    -------      ----------  ------------            --------
                                                    -------      ----------  ------------            --------

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                             (DOLLARS IN THOUSANDS)

                                                           HISTORICAL                         AXIOHM TRANSACTION
                                                  -----------------------------                SOLUTIONS, INC.
                                                  AXIOHM TRANSACTION              PRO FORMA       PRO FORMA
                                                   SOLUTIONS, INC.       DH      ADJUSTMENTS     COMBINED(2)
                                                  ------------------  ---------  -----------  ------------------
Net sales.......................................      $   99,558      $  58,731   $      --       $  158,289
Costs and expenses:
  Cost of net sales.............................          66,978         39,473          --          106,451
  Selling, general and administrative...........          11,428         12,009          --           23,437
  Research and development......................           6,198          3,928          --           10,126
  Amortization of goodwill......................           2,450            420      18,144(3)         21,014
  In-process technology, acquisition and other
    charges.....................................          50,831         11,290     (50,831) (4)         11,290
                                                        --------      ---------  -----------        --------
Total costs and expenses........................         137,885         67,120     (32,687)         172,318
                                                        --------      ---------  -----------        --------
Loss from operations............................         (38,327)        (8,389)     32,687          (14,029)
Interest and other income.......................             390          1,138      (1,528) (5)             --
Interest and other expense......................          (3,077)          (117)    (10,797) (6)        (13,991)
                                                        --------      ---------  -----------        --------
Loss before income taxes........................         (41,014)        (7,368)     20,362          (28,020)
Income taxes (benefit)..........................           5,484         (1,151)     (5,177) (7)           (844)
                                                        --------      ---------  -----------        --------
Net loss........................................      $  (46,498)     $  (6,217)  $ (25,539)      $  (27,176)
                                                        --------      ---------  -----------        --------
                                                        --------      ---------  -----------        --------

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The Unaudited Pro Forma Combined Financial Statements have been prepared using the following facts and assumptions:

 (1) Existing cash at September 30, 1997 was used to retire $24.0 million of the Tender Financing and fund the $12.2 million payment made to Axiohm S.A. shareholders in conjunction with Transactions on October 2, 1997.

 (2) The Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1996 do not reflect the write-off of the anticipated $50.8 million of in-process technology that was recorded in the financial statements of Axiohm Transaction Solutions, Inc. on August 31, 1997 in conjunction with the Transactions. The Unaudited Pro Forma Combined Financial Statements for the year ended December 31, 1996 do not reflect the $2.3 million anticipated charge related to the settlement of common stock options of Axiohm S.A. outstanding immediately prior to the Merger, which will be incurred ratably over a five-year period commencing at the Merger date. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1997 includes $0.5 million of the anticipated charge.

 (3) Amortization of goodwill calculated on a straight line basis over three years.

 (4) Removes the effect of the one-time in-process research and development charge recorded in conjunction with the Acquisition.

 (5) Since a portion of the acquisition was funded by existing cash, a pro forma adjustment is required to adjust for the interest income lost. Interest income not earned as a result of the use of cash to partially fund the transaction was approximately $1.6 million and $1.5 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

 (6) Adjustment to interest expense:

                                                                                   (DOLLARS IN
                                                                                   THOUSANDS)
                                                                                   -----------
For the Year Ended December 31, 1996:
Interest expense on historical Axiohm S.A. debt repaid in the Merger.............  $      (450)
Interest on New Credit Facility and Senior Subordinated Notes (at an assumed
  weighted average interest rate of 9.4%)........................................       15,618
Amortization of deferred debt issuance costs.....................................          964
                                                                                   -----------
Pro forma total adjustment.......................................................  $    16,132
                                                                                   -----------
                                                                                   -----------

For the Nine Months Ended September 30, 1997:
Interest expense on historical Axiohm S.A. debt repaid in the Merger.............  $      (338)
Interest on New Credit Facility and Senior Subordinated Notes (at an assumed
  weighted average interest rate of 9.4%)........................................       10,412
Amortization of deferred debt issuance costs.....................................          723
                                                                                   -----------
Pro forma total adjustment.......................................................       10,797
                                                                                   -----------
                                                                                   -----------

    A 0.125% increase or decrease in the assumed weighted average interest rate would change annual pro forma interest expense by $200,000. The pro forma net losses would change by $116,000.

 (7) Income tax effects of pro forma adjustments. Income taxes have been provided for all applicable adjustments at an assumed rate of 42% assuming that the amortization of goodwill is not deductible for tax purposes.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

    The Consolidated Statement of Income Data set forth below with respect to fiscal years 1994, 1995 and 1996, and the Consolidated Balance Sheet Data at December 31, 1995 and 1996, are derived from, and should be read in conjunction with, the audited Consolidated Financial Statements and Notes thereto of Axiohm S.A. included elsewhere in this Prospectus. The Consolidated Balance Sheet Data at December 31, 1994 and September 30, 1996 set forth below are derived from unaudited financial statements of Axiohm S.A. that are not included in this Prospectus. The Consolidated Statement of Income Data for the nine months ended September 30, 1996 and 1997 and the Consolidated Balance Sheet Data set forth below at September 30, 1997 are derived from the unaudited financial statements of Axiohm Transaction Solutions, Inc. included in this Prospectus. The unaudited financial statements of Axiohm Transaction Solutions, Inc. have been prepared on the same basis as the audited financial statements of Axiohm S.A. (the predecessor of Axiohm Transaction Solutions, Inc. for accounting purposes) and, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows for such periods. The Consolidated Statement of Income Data for the nine months ended September 30, 1997 and the Consolidated Balance Sheet Data at September 30, 1997 include the results of operations of Axiohm S.A. for the full period and the results of operations for DH for the month of September 1997. Results for interim periods are not necessarily indicative of results for any later period or for the entire year.

    The data set forth in the following table should be read in conjunction with, and are qualified in their entirety by, "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Axiohm S.A.," Axiohm S.A.'s Consolidated Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.

                                                                                                                      NINE
                                                                                                                     MONTHS
                                                                                                                      ENDED
                                                                                                                    SEPTEMBER
                                                                                      YEARS ENDED DECEMBER 31,         30,
                                                                                   -------------------------------  ---------
                                                                                     1994       1995       1996       1996
                                                                                   ---------  ---------  ---------  ---------

                                                                                             (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENT OF INCOME DATA:
Revenue..........................................................................  $  24,810  $  72,155  $  95,302  $  71,965
Costs and expenses:
  Cost of products sold..........................................................     15,095     52,202     66,390     49,792
  Selling, general and administrative............................................      4,506      9,200     11,013      6,003
  Research and development.......................................................      3,310      5,836      6,648      4,702
  Goodwill amortization..........................................................         --        161        200      2,300
  In process technology..........................................................         --         --         --         --
                                                                                   ---------  ---------  ---------  ---------
    Total costs and expenses.....................................................     22,911     67,399     84,251     62,797
                                                                                   ---------  ---------  ---------  ---------
Income (loss) from operations....................................................      1,899      4,756     11,051      9,168
Interest income..................................................................         90        158        158         36
Interest expense.................................................................       (244)    (1,889)    (1,032)      (946)
Other income.....................................................................        167         --      1,033      1,193
                                                                                   ---------  ---------  ---------  ---------
Income (loss) before income taxes................................................      1,912      3,025     11,210      9,451
Provision for income taxes.......................................................        482      1,095      4,406      3,657
                                                                                   ---------  ---------  ---------  ---------
  Net income (loss)..............................................................  $   1,430  $   1,930  $   6,804  $   5,794
                                                                                   ---------  ---------  ---------  ---------
                                                                                   ---------  ---------  ---------  ---------

OTHER DATA:
Depreciation and amortization....................................................      1,070      2,696      2,921      2,008
Capital expenditures.............................................................      2,190      2,955      3,056      2,532
Ratio of earnings to fixed charges (1)...........................................       8.8x       2.6x      11.9x      11.0x

CASH FLOWS PROVIDED BY (USED IN):
Operations.......................................................................  $   2,161  $   1,007  $  11,737  $   9,593
Investing activities.............................................................    (18,037)    (3,025)    (2,997)    (2,532)
Financing activities.............................................................     16,011        942     (7,663)    (5,967)

CONSOLIDATED BALANCE SHEET DATA (AT PERIOD END):
Working capital..................................................................  $  10,875  $  14,781  $  14,555  $  11,681
Total assets.....................................................................     34,753     40,184     43,978     43,023
Long-term debt (2)...............................................................     19,415     19,508     10,532     10,491
Shareholders' equity (deficit)...................................................      4,302      5,977     16,433     15,240


                                                                                     1997
                                                                                   ---------

CONSOLIDATED STATEMENT OF INCOME DATA:
Revenue..........................................................................  $  99,558
Costs and expenses:
  Cost of products sold..........................................................     66,978
  Selling, general and administrative............................................     11,008
  Research and development.......................................................      6,198
  Goodwill amortization..........................................................      2,870
  In process technology..........................................................     50,831
                                                                                   ---------
    Total costs and expenses.....................................................    137,885
                                                                                   ---------
Income (loss) from operations....................................................    (38,327)
Interest income..................................................................        390
Interest expense.................................................................     (3,077)
Other income.....................................................................         --
                                                                                   ---------
Income (loss) before income taxes................................................    (41,014)
Provision for income taxes.......................................................      5,484
                                                                                   ---------
  Net income (loss)..............................................................  $ (46,498)
                                                                                   ---------
                                                                                   ---------
OTHER DATA:
Depreciation and amortization....................................................      5,369
Capital expenditures.............................................................      3,670
Ratio of earnings to fixed charges (1)...........................................         --
CASH FLOWS PROVIDED BY (USED IN):
Operations.......................................................................  $   8,701
Investing activities.............................................................   (151,744)
Financing activities.............................................................    178,074
CONSOLIDATED BALANCE SHEET DATA (AT PERIOD END):
Working capital..................................................................  $  79,966
Total assets.....................................................................    228,154
Long-term debt (2)...............................................................    207,779
Shareholders' equity (deficit)...................................................    (12,373)

------------------------

(1) For purposes of this computation, earnings consist of income (loss) before income taxes plus fixed charges. Income before taxes is stated after expensing amortization of goodwill, depreciation and other non-cash charges. Fixed charges consist of interest on indebtedness plus that portion of lease rental expense representative of the interest factor. For the nine months ended September 30, 1997, earnings before fixed charges were insufficient to cover fixed charges by approximately $41.0 million.

(2) Long-term debt includes bank borrowing obligations, credit facilities, capital lease and government grant obligations.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, INCLUDING, WITHOUT LIMITATION, STATEMENTS THAT INCLUDE THE WORDS "BELIEVES," "EXPECTS," "ANTICIPATES" AND SIMILAR EXPRESSIONS RELATING TO:
ANTICIPATED COST SAVINGS FOLLOWING THE MERGER; EXPECTED TRENDS IN INTERNATIONAL SALES AND SALES ACTIVITY BASED ON SEASONAL FACTORS; ESTIMATED LEVELS OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AFTER NON-CASH CHARGES RELATED TO THE TRANSACTIONS; EXPECTED TRENDS IN RESEARCH AND DEVELOPMENT EXPENSES AND INTEREST INCOME; AND PLANS TO MEET REQUIREMENTS FOR WORKING CAPITAL, CAPITAL EXPENDITURES AND DEBT SERVICE. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT ITS PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATION ARE SET FORTH BELOW UNDER THE CAPTION "RISK FACTORS."

GENERAL

    The Company is a non-captive designer, manufacturer and marketer of transaction printers. The Company's transaction printer products are used in retail, financial and commercial transactions to provide transaction records such as receipts, tickets, register journals, checks and other documents.

    The Company sells its products to OEMs, VARs, distributors and end-users. For the nine months ended September 30, 1997, approximately 70% of the Company's pro forma net sales of transaction products were application-specific or customizable products designed for and sold to OEMs. The Company's printer and card reader products are frequently integrated by OEMs with component products from other manufacturers to form a final product. Due to the wide variety of end-users and applications for the Company's transaction printer and card reader products, the Company believes that it is effective to sell through VARs and multiple distributors with defined market niche expertise and presence as well as directly to OEMs and end-users. Sales to OEMs fluctuate based on the ability of an OEM to successfully market its products to its customers and on the life cycle of the OEM's product. Accordingly, a substantial increase or decrease in orders from an OEM for a particular product may have a material impact on results of operations. Also, new product introductions by OEMs could result in large initial orders to fill OEM inventory and establish a product base, but orders for some OEM products in subsequent periods may not be at the same levels. For example, DH had transaction printer sales to First Data Corporation ("FDC") of approximately $2.7 million and $15.6 million in 1995 and 1996, respectively, while sales to FDC declined to approximately $700,000 for the nine months ended September 30, 1997. The Company does not anticipate having any material sales to FDC in the last quarter of 1997. See "Risk Factors-- Fluctuating Operating Results; Dependence on OEM Sales."

    The Company has increased its presence in the non-OEM direct sales channels (including VARs, distributors and end-users) for non-application-specific products by leveraging its expertise in design and manufacturing. This provides the Company with the means of selling to customers it was not previously servicing and to provide diversification from sales to OEMs and sales from any single OEM product line. Furthermore, variations of products and product features designed for OEMs can be developed for non-OEM applications with much shorter lead times.

    The Company historically has derived a substantial portion of its net sales from international customers and this trend is expected to continue. Although the Company's net sales are denominated in U.S. dollars, its international business may be affected by changes in demand resulting from fluctuations in exchange rates and related risks. In addition, historically the French operations of Axiohm S.A. have incurred a majority of Axiohm S.A.'s expenses in French francs, while a substantial majority of Axiohm S.A.'s revenues have been in U.S. dollars. Any material appreciation in the French franc relative to the

U.S. dollar would, absent any effects associated with hedging or currency trading transactions, detrimentally affect the financial performance of the Company's French operations. The Company attempts to limit its exposure to French franc currency fluctuation compared to the U.S. dollar by entering into financial instruments, primarily forward exchange contracts, which qualify as hedges of specific monetary assets. Accordingly, realized and unrealized gains and losses arising from these instruments are recognized in income in the same period as gains and losses resulting from the underlying hedged transactions. Gains or losses from such transactions were immaterial for all periods presented. The Company cannot predict the effect of exchange rate fluctuations upon future operating results. See "Risk Factors--International Sales and Operations."

EFFECTS OF ACQUISITIONS

    The Company was formed from the combination of Axiohm S.A. and DH. See "Prospectus Summary--The Transactions." Historically, Axiohm S.A. and DH have achieved a portion of their growth through the acquisition of other businesses and the Company intends to pursue additional acquisitions as a part of its growth strategy. See "Risk Factors--Management of Future Acquisitions", Note 6 of the Notes to the Consolidated Financial Statements of Axiohm S.A., and Note 5 of the Notes to the Consolidated Financial Statements of DH.

    In December 1994, Axiohm S.A. acquired the transaction printer business of NCR, now known as Axiohm IPB, for up to $30.6 million, of which $15.6 million was paid at closing, $552,000 has been paid to date in earn-out payments and a final payment of up to $5.0 million may be paid in additional earn-out payments based upon 1997 sales. The Company estimates such payment will be less than approximately $1.5 million and is anticipated to be paid in 1998. Axiohm S.A. recorded approximately $3.0 million of goodwill in connection with this acquisition, which was accounted for using the purchase method of accounting.

    On August 21, 1997, AX, a wholly-owned indirect subsidiary of Axiohm S.A., completed a tender offer to acquire 7 million (or approximately 88%) of the outstanding shares of DH, which resulted in a change of control of DH. On October 2, 1997, AX (i) acquired all of the outstanding shares of Axiohm S.A. in exchange for 5,518,524 shares of DH Common Stock and $12.2 million in cash and then (ii) was merged into DH. Although DH was the surviving corporation for legal purposes, the Merger was treated as a purchase of DH for accounting purposes. The effective date of the Merger was October 2, 1997 for legal purposes while the effective date of the acquisition of DH was August 31, 1997 for accounting purposes. For the nine month period ended September 30, 1996, the following discussion includes the results of operations of Axiohm S.A. only. For the nine month period ended September 30, 1997, the following discussion includes the results of operations of Axiohm S.A. for the full period plus the results of operations of DH for the month of September 1997.

    The DH acquisition has been accounted for using the purchase method of accounting. The aggregate purchase price of $208.6 million consisted of cash for DH shares and DH stock options, transaction costs and the fair value of DH shares not tendered. The Tender Offer was financed through the incurrence of $166.2 million of senior indebtedness under the Tender Credit Facility and $24 million of Interim Preferred Stock, both of which were retired with the proceeds of the $120 million Existing Notes Offering and borrowings under the $85 million New Credit Facility.

    In connection with the DH acquisition, the Company (i) incurred a non-cash charge of $50.8 million due to the write-off of acquired in-process technology that had not reached technical feasibility and had no future alternative use and
(ii) expects to amortize approximately $81.6 million of goodwill and other intangibles over the next three years. Of the approximately $12.2 million paid for the DH stock options, approximately $8.6 million was funded to a Rabbi trust and is reflected on the Company's balance sheet as restricted cash.

    IN-PROCESS TECHNOLOGY AND INTANGIBLES


    As part of the acquisition of DH, the Company acquired in-process research and development and technology, developed technology, customer lists, workforce and goodwill. After an initial review of the activities and assets of DH, $50.8 million of the purchase price was allocated to in-process technology, $22.9 million was allocated to acquired technology, $5.1 million was allocated to customer lists and $2.1 million was allocated to workforce. The remaining value of $51.5 million was allocated to goodwill. At the end of the third quarter of 1997, the Company was awaiting additional information concerning the purchase price allocation as it related to the in-process research and development. The information was subsequently received and that will result in a reallocation in the fourth quarter of 1997 of approximately $16.7 million from the in-process research and development that will be added to goodwill.


    The acquired in-process research and development had not reached technological feasibility, had no future uses and was charged to operations in accordance with generally accepted accounting principles. The in-process technology was material to the future operations of DH in terms of expected revenues and cash flows, and included several development activities or projects.

    Frequent refinement and enhancement of existing products and new product introductions characterize the markets for some of the Company's products. The Company's future prospects are highly dependent upon the timely completion and introduction of new products at competitive price and performance levels and the acceptance by new markets of the Company's products. The Company also must respond to current competitors, which may choose to increase their presence in the Company's markets, and to new competitors, which may choose to enter those markets. To anticipate and respond to competitive activities, DH had invested in research and development projects.

    Some of the larger projects were designed to:

    - Introduce a multi-station printer intended to be a direct competitor to products of two of DH's largest competitors. The printer would incorporate thermal and impact technology and be used in POS applications to print receipts and print, verify and validate checks,

    - Introduce a multi-station printer to be used primarily in banking applications at the teller station,

    - Introduce a printer with new technology (new to POS applications) to be used where an extremely quiet performance was required,

    - Introduce two low cost thermal receipt printers,

    - Introduce two thermal transfer, low cost, bar code/label printers (each of the printers would hold label stock of various dimensions), and

    - Introduce two direct thermal low cost, bar code printers (each of the printers would hold label stock of various dimensions).


    The three largest projects, in terms of expected future revenues, were estimated to contribute significant revenues during fiscal years 1998 and 1999. Many of the projects were in an advanced state of development.



    At the time of acquisition, the Company did not have a specific plan nor had specific actions been identified concerning any modification to specific product development projects, although it was generally expected that economies from the merger would include consolidation of the research and development activities of the two companies over a several year time period.



    Subsequent to the acquisition, a new management team was constituted and undertook post-combination reviews of the merged companies' product development activities to determine the optimal allocation of resources to product development. As a result of these post-combination product development reviews, management directed that resource allocations to four of twenty-one DH projects, be suspended or curtailed because other projects were believed to offer advantages in terms of the timing of marketability at the time of these reviews. Each of four specific projects was assigned the following purchase price allocations at the time of acquisition: $4.7 million, $2.7 million, $6.4 million and $2.9 million. Therefore, as a result of these reviews, it is not expected that the Company would be negatively affected in the marketplace because of the existence of the other development projects and new projects to which resources were allocated, although the expected future operations of DH could be impacted as a result of lower expected revenues and lower levels of research and development expenditures related to these specific projects.


    To fully develop the other projects and to develop other new projects, the Company expects that research and development expenditures, as a percent of sales, would not be materially different from historical levels, and accordingly would not have a material adverse impact on future operations and cash flow. However, there can be no assurance that any of the in-process research and development projects or any new projects started by the Company will be successful in the marketplace. There can also be no assurance that activity in the competitive marketplace will not intensify and cause the Company to make a greater investment in research and development. If the development of in-process technology or the investment in new projects is not successful, there would be a material adverse affect on future operations of the acquired business of DH. That adverse affect could impact the Company's standing in the marketplace with current customers and employees. Accordingly, there could be an accelerated amortization or immediate future write-off of acquired technology, customer lists, goodwill and workforce. In addition, while the Company is not aware of any new fundamental technologies for transaction printers that are likely to be a significant factor in the near future nor is the Company aware of a greater intensity in the marketplace that would require greater research and development expenditures, no assurance can be given that the Company's competitors will not introduce new technologies or technological improvements that will place the Company at a competitive disadvantage. The failure by the Company to make timely introduction of new products or respond to competitive threats could have a material adverse effect on its business, financial condition and results of operations.

    In evaluating the period to amortize goodwill and other intangible assets (acquired technology, customer lists and workforce), the Company considered many factors, including but not limited to (i) the age of its existing product lines,
(ii) the Company's current market share, (iii) competitor technology, (iv) pricing and market share, (v) the amount of rapid change in product design and technology, (vi) the rate of change in its employee base, (vii) its customer base, (viii) its own research and development efforts, and (ix) the potential periods for which the earnings stream from acquired products and technology will have a significant impact upon combined operating results. The Company also specifically:

    - Reviewed the financial performance and level of product activity of four public companies that were either direct competitors or competed in markets with similar characteristics,

    - Reviewed the length of customer contracts and the criteria for termination of the contracts,

    - Reviewed the turnover of key employee groups and how that turnover is influenced by intense competition in the marketplace,

    - Reviewed the expected actions of competitors to the Company's new product introductions and their financial strength in relation to that of the Company, and

    - Reviewed the periods that several companies (either competitors or companies with similar characteristics) amortize intangible assets.

    After consideration and evaluation of these and other factors, management has concluded that a 3-year amortization of goodwill and other intangibles would be appropriate.

    The following discussion and analysis is based upon and should be read in conjunction with the Axiohm Transaction Solutions, Inc. financial statements and related notes and the DH financial statements and related notes and the other financial information included elsewhere in this Prospectus.

RESULTS OF OPERATIONS

    ANTICIPATED RESULTS FOR FISCAL QUARTER ENDED DECEMBER 31, 1997

    The Company expects revenue for the fourth quarter ended December 31, 1997 to be approximately $54.0 million compared to $51.9 for the fourth quarter of 1996 and operating income to be in a range between $6.5 million and $7.0 million compared to $6.9 million for the fourth quarter of 1996. The revenues and operating income for 1996 in the preceding sentence are provided on a combined basis as if the acquisition of DH had occurred at the beginning of the fourth quarter of 1996. The Company currently expects to announce its actual results for the fourth quarter of 1997 during the week of March 9, 1998. Such operating income does not include charges for depreciation and amortization related to the acquisition of DH, including goodwill and amortization. After including interest expense and non-cash depreciation and amortization charges related to the acquisition of DH, the Company expects to report a net loss for the fourth quarter of 1997.

    NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER
     30, 1996

    NET SALES. Net sales of $99.6 million for the nine months ended September 30, 1997 increased 38.3% from net sales of $72.0 million for the same period in the prior year. This increase was attributable to the addition of DH net sales of $10.3 million and an increase in net sales of $27.6 million. The increase in net sales reflects increased unit volumes of transaction printers and printer mechanisms partially offset by a decline in average selling prices and a unit decline in thermal mechanisms.

    Historically, the Company has experienced lower levels of sales of transaction printers during the period from mid-November to the end of December which it believes has been caused by the fact that some of its POS customers do not install new systems in their facilities between Thanksgiving and Christmas.

    COST OF NET SALES. Cost of net sales of $67.0 million increased $17.2 or 34.5%, from $49.8 million in the 1996 period. Cost of net sales as a percentage of revenues decreased from 69.2% in the 1996 period to 67.3% in the 1997 period. The decline was due to a favorable impact of the exchange rate between the U.S. dollar and the French franc for products manufactured in France and sold in the U.S., lower purchase prices of components and parts, continuing technology improvements and higher absorption of relatively fixed overhead costs partially offset by a decrease in average selling prices.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses of $13.9 million for the 1997 period increased $5.6 million or 67.1% from $8.3 million in the 1996 period. Selling, general and administrative expenses as a percentage of revenues increased from 11.5% in the 1996 period to 13.9% in the 1997 period. This increase was largely the result of non-cash goodwill amortization expense of $2.5 million, the inclusion of expenses attributable to DH of $1.6 million, $0.5 million in a one-time charge for stock options and an increase of $0.8 million in base expenses. The increase in base expenses was primarily a result of higher staffing levels and expenses needed to support higher sales, offset, in part, by the favorable impact of the fluctuations in the U.S. dollar compared to the French franc. The Company anticipates that, on a quarterly basis through the third quarter of 2000, selling, general and administrative expenses will include approximately $8 million to $9 million in non-cash acquisition related charges.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses of $6.2 million in the 1997 period increased $1.5 million or 31.8% from $4.7 in the 1996 period. Research and development expenses as a percentage of revenues decreased slightly from 6.5% in the 1996 period to 6.2% in the 1997 period. The Company believes that the timely development of new products and enhancements to its existing products are essential to maintaining its competitive position. Accordingly, the Company anticipates that such expenses will continue to increase in absolute dollar terms for the foreseeable future.

    IN-PROCESS TECHNOLOGY. In conjunction with the acquisition of DH, the Company incurred a non-cash charge of $50.8 million due to the write-off of acquired in-process technology (projects that had not reached technological feasibility and had no future alternative use). If the Company were to complete these in-process projects, it would not expect to incur research and development costs in excess of historical levels as a percentage of net sales.

    LOSS FROM OPERATIONS. Loss from operations for the 1997 period was $38.3 million, compared to net income of $9.2 million in the same period for 1996. The net loss in the third quarter of 1997 was largely due to the in-process technology charge discussed above.

    INTEREST AND OTHER INCOME. Interest income and other income of $0.4 million in the 1997 period decreased $0.8 million from $1.2 million in the 1996 period. In the 1996 period, Axiohm S.A. received insurance proceeds of $1.0 million as compensation for the loss of revenue and commercial damage caused by water damage in its clean room facility located in Puiseaux, France. The Company does not anticipate that it will obtain significant interest income for at least the next twelve months because substantially all of the Company's cash was used to complete the Merger or became restricted following the Merger.

    INTEREST AND OTHER EXPENSE. Interest expense increased to $3.1 million for the 1997 period from $.09 million in the 1996 period due to the incurrence of the Tender Financing.

    PROVISION FOR INCOME TAXES. Provision for income taxes of $5.5 million in 1997 increased $1.8 million from $3.7 million in 1996. Income taxes as a percentage of income before taxes, excluding the effect of acquisition related charges, was approximately 41.8% compared to 38.3% due to the increase from 36.7% to 41.3%, in the French statutory tax rate. Income tax expense as a percentage of loss before income taxes including the effect of acquisition related charges, was 13.4% in the 1997 period primarily due to the in-process technology charge being non-deductible for income tax purposes.

  YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    REVENUE. Revenues of $95.3 million for 1996 increased $23.1 million, or 32.1% from $72.2 million in 1995. The revenue increase in 1996 principally represents increased unit volume from two transaction printer products which were introduced in 1995 as well as higher transaction mechanism volume.

    COST OF PRODUCTS SOLD. Cost of products sold of $66.4 million in 1996 increased $14.2 million, or 27.2%, from $52.2 million in 1995. Cost of products sold as a percentage of revenues decreased to 69.7% in 1996 from 72.3% in 1995. In 1995, cost of products sold included a provision for inventory obsolescence of approximately $1.0 million related to the 1995 write-off of components and products dedicated to a customer who filed for bankruptcy protection. If this provision were excluded, cost of products sold as a percentage of revenues would have been 71.0% in 1995.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses of $11.0 million in 1996 increased $1.8 million, or 19.7%, from $9.2 million in 1995 primarily as a result of higher sales activity and the reinforcement of Axiohm IPB's sales force after the acquisition of the transaction printer business from NCR (now known as Axiohm IPB) in December 1994. In addition, Axiohm S.A. incurred charges of $265,000 in 1996 and $610,000 in 1995 in connection with the transfer of its existing French manufacturing facility to a new facility in Puiseaux, France. Selling, general and administrative expenses as a percentage of revenues decreased to 11.6% in 1996 from 12.8% in 1995.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses of $6.6 million in 1996 increased $812,000, or 13.9%, from $5.8 million in 1995. Research and development expenses as a percentage of revenues decreased to 7.0% in 1996 from 8.1% in 1995.

    INCOME FROM OPERATIONS. As a result of the foregoing, income from operations of $11.1 million in 1996 increased $6.3 million, or 132.4%, from $4.8 million in 1995. Income from operations as a percentage of revenues increased to 11.6% in 1996 from 6.6% in the 1996 period.

    INTEREST EXPENSE. Interest expense of $1.0 million in 1996 decreased $857,000, or 45.4%, from $1.9 million in 1995 as a result of lower average debt levels and interest rates in 1996 compared to 1995.

    OTHER INCOME. Other income was $1.0 million in 1996 as a result of insurance proceeds of $1.0 million received in 1996 as compensation for the loss of revenue and commercial damage caused by water damage in the Company's clean room facility in Puiseaux, France.

    PROVISION FOR INCOME TAXES. Provision for income taxes of $4.4 million in 1996 increased $3.3 million, or 302.4%, from $1.1 million in 1995. Provision for income taxes as a percentage of income before taxes was 39.3% in 1996 compared to 36.2% in 1995, principally due to the reduced benefits from the French research and development tax credit, partially offset by the impact of non-utilized loss carryforwards in overseas subsidiaries.

    YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

    REVENUE. Revenues of $72.2 million for fiscal 1995 increased $47.4 million, or 190.8% from $24.8 million for fiscal 1994. The increase in 1995 principally reflects the acquisition of the transaction printer business of NCR (now known as Axiohm IPB) in December 1994 and increased unit shipments of thermal print mechanisms in the United States. Axiohm S.A. recorded other income of $858,000 in 1994 in respect of liquidated damages from non-fulfillment of contractual obligations.

    There was a decrease of sales in Europe to unaffiliated customers from 1994 to 1995, which was primarily due to the acquisition of Axiohm IPB at the end of 1994. In 1994 sales to the NCR division located in Ithaca were recorded under third party revenue while in 1995 they were classified under "transfer to geographical areas", i.e. intercompany sales. If Axiohm IPB had been purchased in December 1993 instead of December 1994, the 1994 third party sales would have been $66.2 million.

    COST OF PRODUCTS SOLD. Cost of products sold of $52.2 million in 1995 increased $37.1 million, or 245.8% from $15.1 million in 1994. As a percentage of revenues, cost of products sold increased to 72.3% in 1995 from 60.8% in 1994. The increase was primarily due to the inclusion of Axiohm IPB which operates at a gross margin below the historical average of Axiohm S.A., a non-recurring provision for inventory obsolescence of approximately $1.0 million related to the 1995 write-off of components and products dedicated to a customer who filed for bankruptcy protection and an unfavorable impact of the exchange rate between the U.S. dollar and the French franc for products manufactured in France and sold in the U.S. Excluding the impact of the liquidated damages explained above, cost of products sold as a percentage of revenues would have been 63.2% in 1994.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses of $9.2 million in 1995 or 12.8% of revenues increased $4.7 million, or 104.2%, from $4.5 million in 1994. The increase was due to the inclusion of selling, general and administrative expenses of Axiohm IPB in 1995, relocation costs of $610,000 resulting from the transfer of a manufacturing facility to a new location in Puiseaux, France and the unfavorable impact of the exchange rate between the U.S. dollar and the French franc on administrative expenses for Axiohm S.A.'s French operations.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses of $5.8 million in 1995 increased $2.5 million, or 76.3%, from $3.3 million in 1994, primarily as a result of the additional research and development expenses incurred by Axiohm IPB. As a percentage of revenues, research and development expenses decreased to 8.1% in 1995 from 13.3% in 1994 due to revenues increasing at a faster rate than research and development expenses.

    INCOME FROM OPERATIONS. Income from operations of $4.8 million in 1995 increased $2.9 million, or 150.4%, from $1.9 million in 1994. Income from operations as a percentage of revenue decreased to 6.6% in 1995 from 7.7% in 1994 as a result of the factors discussed above.

    There was a decrease of $1.8 million in operating profit in Europe from 1994 and 1995, which was primarily due to: (i) a 1995 non-recurring provision for inventory of $1.0 million related to components dedicated to a customer who filed for bankruptcy protection; and (ii) other income amounting to $0.9 million recorded in 1994 related to indemnity paid by IBM as a result of the cancellation of a firm order and non-recurring income included in the terms of a contract renegotiated with a customer (Costar).

    INTEREST EXPENSE. Interest expense was $1.9 million in 1995 compared to $244,000 in 1994. The increase reflected higher average debt levels used to finance the acquisition of Axiohm IPB and the interest charges on the indebtedness to finance the new operating facility in Puiseaux, France.

    PROVISION FOR INCOME TAXES. Provision for income taxes of $1.1 million in 1995 increased $613,000, or 127.2%, from $482,000 in 1994. The effective income tax rate increased from 25.2% in 1994 to 36.2% in 1995 due to the higher research and development tax credit and the increase in the statutory income tax rate in France.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's primary sources of capital are cash flow from operations and borrowings under the New Credit Facility. The Company's primary capital requirements include debt service, capital expenditures and working capital. The Company's ability to make scheduled payments of principal of, or to pay the premium, if any, interest or Liquidated Damages, if any, thereon or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures, will depend upon its future performance, which, in turn, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon current levels of operations and anticipated growth in revenues and cost savings, the Company believes that the Company's cash flow from operations and amounts available under the New Credit Facility will be adequate to meet its anticipated future requirements for working capital, capital expenditures, and scheduled payments of principal and interest on its indebtedness, including the Notes. Required principal payments under the New Credit Facility and Notes are as follows: $3.2 million in 1998; $7.85 million in 1999; $7.85 million in 2000; $9.3 million in 2001; $9.3 million in 2002; $12.5 million in 2003; and $120 million in 2007.
Although the Company has not finalized its 1998 capital expenditure plans, it is anticipated that capital expenditures will not exceed the maximum permitted under the New Credit Facility of $10.5 million. There can be no assurance, however, that the Company's business will generate cash flow at or above anticipated levels or that the Company will be able to borrow funds under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or make anticipated capital expenditures. In particular, there can be no assurance that anticipated revenue growth will be achieved at the levels currently anticipated or at all. If the Company is unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service its debt, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing indebtedness, including the Notes, or obtain additional financing. There can be no assurance that any such refinancing would be available on commercially reasonable terms, or at all, or that any additional financing could be obtained, particularly in view of the Company's high level of debt, the restrictions under the New Credit Facility and the Indenture on the Company's ability to incur additional debt, and the fact that substantially all of the Company's assets will be pledged to secure obligations under the New Credit Facility.

    At September 30, 1997, after giving pro forma effect to the Transactions, the Company's total debt would have been $172.5 million. The Company would also have had borrowing availability under the New Credit Facility of an additional $35.0 million for working capital and capital expenditure requirements, subject to the borrowing conditions contained therein. See "Risk Factors--Substantial Leverage and Debt Service."

    The New Credit Facility and the Notes will, and other debt instruments of the Company may, pose various restrictions and covenants on the Company which could potentially limit the Company's ability to respond to market conditions, to provide for unanticipated capital investments, to raise additional debt or equity capital, or to take advantage of business opportunities. See "Description of Certain Indebtedness-- New Credit Facility" and "Description of Notes."

RESTRICTIONS ON DISTRIBUTIONS BY GUARANTORS TO THE COMPANY

    There are no contractual restrictions, under the New Credit Facility or otherwise, upon the ability of the Guarantors to make distributions or pay dividends to their respective equityholders. Directly or indirectly, the Company is the sole equityholder of all of the Guarantors.

                                    BUSINESS

OVERVIEW

    The Company is a non-captive designer, manufacturer and marketer of transaction printers. The Company has a broad product line and manufactures its own thermal and impact printheads. The Company's transaction printer products are used in retail, financial and commercial transactions to provide transaction records such as receipts, tickets, register journals, checks and other documents. In addition to transaction printers, the Company also designs, manufactures and markets: (i) card readers which, similar to transaction printers, are an integral part of transaction activity; and (ii) bar code printers and related consumable supplies, which are used for automatic identification and data collection systems. The Company has sales offices in eight countries, distributor relationships in 32 countries and manufacturing facilities in four countries. For the nine months ended September 30, 1997, approximately 79% of pro forma net sales were derived from North America, 15% from Europe and 6% from Asia and other markets.

    The Company sells its products to OEMs, VARs, distributors and end-users. For the nine months ended September 30, 1997, approximately 70% of the Company's pro forma net sales were application-specific or customizable products designed for and sold to OEMs. The Company works closely with its OEM customers during the design stage, providing engineering and manufacturing expertise to meet its customers' specific needs.

INDUSTRY

    Transaction products are used in numerous applications in three primary vertical markets: (i) the POS market, which includes retailers, supermarkets, gas stations, convenience stores and fast food retailers; (ii) the financial services market, for applications such as ATMs, money order machines and bank teller systems; and (iii) the specialty applications market, for uses in products such as lottery machines, transportation ticketing machines, pari-mutuel betting machines and information kiosks. The transaction printer industry is comprised of non-captive manufacturers, such as the Company, and the internal manufacturing operations of certain OEMs. This market has experienced strong and stable growth over the past decade, and the Company expects this trend to continue primarily as a result of: (i) an increase in the retail, financial and commercial transaction activity in developed and developing countries; (ii) an increase in non-cash transaction activity that requires multiple receipts; and (iii) the continued trend of OEMs to outsource the design and production of non-core components such as transaction printers and card readers. The non-captive transaction printer market is highly fragmented, and includes many small competitors that have limited product lines. The Company also believes that larger competitors, such as the Company, benefit from a greater diversification of end-use applications and markets, customers, technology and geography, which reduces the impact of industry or regional cyclicality.

    Transaction printers utilize both impact and thermal printing technologies. Impact printers create an image by striking an ink ribbon, transferring ink to paper as the printhead passes over the paper. There are two types of thermal printers -- direct thermal and thermal transfer. Direct thermal printers create an image by passing a heated element over specially treated paper as the paper passes by the printhead, causing the heated section of the paper to change color. Thermal transfer printers create an image by melting ink from a ribbon onto paper as the paper passes by the printhead.

    Customers select printer technology based on cost, application requirements and cost of consumables such as paper and ribbons. Impact printers generally have lower paper costs, can print multiple copies of records and can print on checks, tickets and forms. Thermal printers are generally faster, print higher quality images, are quieter, have fewer moving parts and therefore lower maintenance costs, last longer and operate in a greater range of environments. As a result of these factors, impact printers for POS applications generally represent the lower to middle price range of the transaction printer market, thermal transaction printers for POS applications generally represent the middle price range of the transaction printer market and hybrid printers (incorporating both thermal and impact printing technologies) represent the high end price range of the transaction printer market. In developing countries and for certain specialty applications in developed countries, impact printing continues to be popular because of its lower printer and paper cost and the need to maintain duplicate paper records. However, for higher end applications in the U.S. and Europe, thermal printing represents a greater proportion of new transaction printer and printer mechanism sales than impact printing.

THE COMPANIES

    The Company was created through the combination of the businesses of Axiohm S.A., a French corporation, and DH, a California corporation, and their subsidiaries on October 2, 1997. See "Prospectus Summary--The Transactions". The businesses of Axiohm S.A. and DH prior to the combination may be summarized as follows:

    AXIOHM S.A. Axiohm S.A., headquartered in Montrouge, France, is a leading designer, manufacturer, and marketer of thermal transaction printing mechanisms and thermal and impact transaction printers for both standard and application-specific uses. Axiohm S.A. has a fully integrated thermal printhead manufacturing facility, which provides Axiohm S.A. with a consistent supply of high quality thermal printheads. Axiohm S.A. was created in 1988 through a management buyout of the thermal printhead business from Schlumberger Limited ("Schlumberger"). At that time, Axiohm S.A. had annual sales of approximately $3.0 million. In 1994, Axiohm S.A. purchased from NCR the assets and operations of NCR's transaction printer business and placed the business in a wholly-owned U.S. subsidiary, Axiohm IPB.

    DH. DH, headquartered in San Diego, California, is a leading designer, manufacturer and marketer of impact transaction printing mechanisms, impact and thermal transaction printers, impact printheads and thermal bar code products. DH has recently broadened its role in transaction products with strategic acquisitions of a manufacturer of magnetic heads and a manufacturer of card readers.

PRODUCTS

    The Company's products consist of transaction products, bar code products and related consumable supplies and services. The Company has historically received the majority of its revenues from the sales of transaction printers and printer mechanisms. The Company now offers one of the broadest product lines in the transaction printer industry and expects to continue to derive a significant portion of its revenues from sales of transaction printers and printer mechanisms. The Company has an increasing sales presence in two growing products markets: (i) magnetic stripe and computer chip card readers which, similar to transaction printers, are an integral part of transaction activity; and (ii) bar code printers and related consumable supplies, which are used for automatic identification and data collection systems.

    TRANSACTION PRODUCTS

    The Company designs, manufactures and sells the following transaction products: (i) thermal and impact transaction printers and printer mechanisms as well as a hybrid thermal/impact transaction printer; (ii) impact printheads; and
(iii) magnetic heads as well as magnetic stripe and computer chip card readers and card reader modules. Printheads are the part of the printer that actually creates the image on the paper. Printer mechanisms are application-specific printers that are designed to be integrated into an OEM final product. Magnetic heads retrieve from and store data on a magnetic stripe on a credit or debit card, a check or an airline ticket or boarding pass. Computer chip card readers retrieve from and store data on integrated circuits ("chips") imbedded on a card. Card reader modules are card readers that are designed to be integrated into an OEM final product. While both magnetic stripe and chip cards can be used for stored value, credit, debit and personal identification applications, a chip card can store substantially more data and information than a magnetic stripe card.

    TRANSACTION PRINTERS AND PRINTER MECHANISMS. The Company's transaction printers are largely used in retail, financial and commercial applications. The Company has a broad offering of transaction printers ranging from basic single receipt printers, to receipt, slip and journal printers and highly complex transaction printers incorporating such features as magnetic ink character recognition ("MICR") check reading. These products are either designed for OEMs for integration in their final products and systems or as standard products produced by the Company for non-OEM sales to VARs, distributors and end-users.

    The Company has focused on being a solution provider to OEMs for application-specific transaction printer mechanisms. The Company offers its OEM customers highly developed, customized mechanisms that are designed into the OEM's final products and are, consequently, difficult to replace with products from an alternate supplier. The Company's application-specific products are designed to adhere to OEM specifications, including providing electronic and information interface with the other systems of the OEM's final product, conforming to the space cavity provided in the OEM's final product and meeting or exceeding performance quality and reliability standards. The Company recently became the sole global supplier to NCR of thermal printing mechanisms for its ATM requirements.

    IMPACT PRINTHEADS. The Company believes it is the world's largest non-captive designer, manufacturer and marketer of impact printheads. The Company's impact printhead products range from 7 to 42 wires per head and 200 to 1200 characters per second in print speeds. Impact printheads are used in a multitude of transaction printing applications, such as POS receipts, bank transaction printing, lottery tickets, entertainment tickets and airline tickets. In addition, the Company's impact printheads are used in a variety of non-transaction printing applications, including office automation and data processing.

    Technological advances by the Company and others now enable impact printheads to print text at speeds up to 1200 characters per second and print multiple text sizes and fonts in draft quality or letter quality under software control. The Company's strategy has been to convince large OEM impact printhead manufacturers to outsource their development and manufacturing of impact printheads to the Company as impact transaction printheads become less of a product focus for these OEMs, thus allowing the Company to expand its impact printhead business even though the market for impact printheads in higher-end applications is declining. The Company believes it is the preferred alternative supplier for impact printheads in the industry for three primary reasons: (i) the Company is a low cost provider of impact printheads; (ii) the Company's impact printheads are highly reliable and benefit from a reputation for quality; and (iii) the Company is a technology leader in impact printheads with respect to speed and print density.

    The Company also sells replacement printheads and utilizes its expertise in printhead design and manufacturing to support its printhead repair and replacement operations.

    MAGNETIC HEADS AND CARD READERS. The Company manufactures magnetic heads, as well as magnetic stripe and computer chip card readers and card reader modules, all of which are utilized in the "input" or "front-end" of transaction activity. The Company's card reader products read either magnetic stripe cards or computer chip cards, and in some cases both magnetic stripe and computer chip cards. The Company entered the magnetic head and the card reader markets through two strategic acquisitions in late 1995 and early 1997. The Company believes that these "input" or "front-end" transaction products complement the Company's expertise and leading position in the "output" or "back-end" printing segment of transaction activity.

    BAR CODE PRODUCTS

    The Company's bar code products are primarily utilized in commercial, retail and service environments to print labels and bar codes to automate the collection of information. Typical applications include product identification, inventory control, work order tracking and shipping and receiving in retail, hospital and pharmaceutical, industrial, materials handling, and car and equipment rental industries. The Company's bar code printer products incorporate direct thermal and thermal transfer technology into a wide range of products, including compact desktop printers designed for medium volume printing requirements, portable printers for on-demand printing, industrial printers designed for high volume printing and/or harsh environment printing, continuous-feed printers and print and apply products for wholesale and industrial applications that automatically apply bar code labels in high speed packaging environments. In addition, the Company supplies a full range of related supplies including stock and custom bar code labels as well as other custom label products and software.

PRODUCT DEVELOPMENT

    The Company believes it is a leader in the development of both impact and thermal transaction printers. The Company's product development activities are targeted at both existing and new applications. A variety of engineering skills are required in the development of the Company's products, and the Company maintains expertise in mechanical, electrical, firmware and software engineering disciplines. As of September 30, 1997, the Company had 164 employees dedicated to research and development and spent $10.8 million and $12.5 million, respectively, in 1995 and 1996 for research and development.

    Most of the product and product feature innovations developed by the Company arise out of creative mechanical and electrical engineering approaches and close cooperation between the sales and marketing and engineering divisions. Customers generally inform the Company of their transaction printing requirements, but generally depend upon the Company to design a product that is suitable for the desired application. For its OEM customers, the Company's engineers work closely with each OEM's design and engineering department to provide a comprehensive, application-specific transaction printer solution. For its standardized and customizable products, the Company uses industry knowledge gained from its work with OEM customers to develop new product applications in consultation with potential customers.

    The Company has developed many technologies and improvements in the field of transaction printing and processing to improve speed, performance and ease of use and to reduce the overall cost of its transaction printers. Such improvements include innovations in the areas of paper loading, paper cutters, print speeds, check processing incorporating MICR and proprietary software drivers that are compatible with various hardware platforms and the Windows 95, Windows NT and OLE for Point-of-Sale Operating Systems. In 1996 and 1997, the Company's new product introductions included low-cost thermal and impact printers, a liner-less bar code label printer, a lower-cost general purpose bar code printer, an Ethernet bar code printer, an easy-load, multi-station POS impact printer, a high speed thermal printer and the first clamshell shuttle printer. In addition, the Company plans to launch the following new products in 1998: a new paper transport for gasoline pumps, ATMs and kiosk applications; the next generation POS multi-station printer; and the smallest clamshell (easy loading) printer mechanism in the POS market. The Company is also actively developing inkjet printhead technology for the next generation of its transaction printers.

    The Company holds various U.S. and foreign patents on impact and thermal printheads, transaction printers and printing mechanisms and has various U.S. and foreign patent applications pending.

SALES AND MARKETING

    The Company sells its products to OEMs, VARs, distributors and end-users. For each of the year ended December 31, 1996 and the nine months ended September 30, 1996, approximately 70% of its pro forma net sales were derived from OEMs, with the remaining sales largely split equally among VARs and distributors and direct sales to end-users. Due to the wide variety of end-users and applications for the Company's transaction and bar code printers and card reader products, the Company believes that it is effective to sell through multiple VARs and distributors with defined market niche expertise and presence as well as to OEMs and end-users. OEMs and VARs provide customers with a variety of POS components (including printers), accessories, application software and systems integration expertise. Some OEMs, such as NCR, resell the Company's products under their own brand names.

    The Company maintains sales offices in the United States, France, Germany, the United Kingdom, Australia, Taiwan, China and Japan and also sells through distributors in 32 countries in order to reach its worldwide customer base. The Company employs a collaborative approach to sales and marketing, focusing the efforts of its sales, engineering and manufacturing resources to present its products and capabilities to its customers.

    The Company develops application-specific, customizable and standardized products. Application-specific products are typically developed for one OEM or end-user customer. The process to develop and produce application-specific products typically takes 12 to 18 months. Depending on the product, life cycles are approximately four to eight years. In the case of the development of a printer mechanism, the Company has historically been insulated from competition for approximately five years since it is expensive and time-consuming for OEMs to change suppliers. The OEM would be required to reconfigure its cabinetry tools, electronic hardware and software to the specifications of a particular printer mechanism. In addition, the product produced by the new supplier would have to undergo extensive product testing for reliability. The Company's OEM application-specific products also establish an opportunity for recurring equipment and parts sales as well as service revenue following the introduction of application-specific products.

    The Company develops standard products for a variety of applications that are sold to VARs, distributors and end-users. In some cases, the Company develops standard products as derivatives of application-specific products or product features previously developed for OEMs. The process to develop and produce standard products is typically shorter than application-specific products. The unit volumes for standard products tend to be smaller but the number of customers is much greater than that of application-specific products and therefore the Company sells many of its standard products through distributors.

    In addition to specific direct customer marketing efforts, the Company exhibits at major international trade shows. These trade shows are used to introduce new products, develop customer leads and help expand the Company's sales to VARs and distributors. The Company also advertises in major trade publications.

    As of September 30, 1997, the Company had 126 employees in its sales and marketing organization.

CUSTOMERS

    TRANSACTION PRINTERS AND PRINTER MECHANISMS. The Company sells its transaction printers to OEMs, VARs, distributors and end-users and its printer mechanisms to OEMs. The Company's largest customers for transaction printers and printer mechanisms in 1996 was NCR. Application-specific printer mechanisms are typically developed for and sold to one OEM customer for integration into the OEM's final products. Some OEMs, such as NCR, resell the Company's transaction printers under their own brand names.

    IMPACT PRINTHEADS. The Company sells impact printheads to OEMs for various transaction and non-transaction applications and has benefitted from the trend among OEMs of outsourcing the production of non-core components.

    CARD READERS. The Company sells its magnetic stripe and computer chip card reader products to OEMs, VARs, distributors and end-users.

    BAR CODE PRODUCTS. The Company sells its bar code products to VARs, distributors and end-users. The Company's VAR and distributor customers enhance the value of the Company's bar code products by adding software and service.

    Sales to NCR, the Company's largest customer, represented 23% and 26%, respectively, of pro forma net sales for the year ended December 31, 1996 and the nine months ended September 30, 1997. No other customer accounted for more than 10% of pro forma net sales for the year ended December 31, 1996 or the nine months ended September 30, 1997.

COMPETITION

    The markets in which the Company competes are extremely competitive and the Company expects that competition will increase. The Company believes the principal competitive factors in its business are product features, price, product reliability, ability to meet customer delivery schedules, customer service and support, reputation and distribution. The Company believes that it competes favorably with respect to each of these factors. The Company competes with other manufacturers of transaction products and bar code products, including in some cases the captive suppliers of some of its OEM customers. Many of the Company's competitors have significantly greater financial and other resources than the Company and may have greater access to distribution channels. The Company's principal competitor is Epson America along with affiliated Epson entities, including Seiko Epson.

    The Company's future prospects will be highly dependent upon the successful development and introduction of new products that are responsive to market needs. There can be no assurance that the Company will be successful in developing or marketing such products. To remain competitive, the Company believes that it will be required to maintain a high level of technological expertise and deliver reliable, cost-effective products on a timely basis. There can be no assurance that the Company will have sufficient resources to continue to make the investments necessary to maintain its competitive position. A failure to remain competitive would have a material adverse effect on the Company's business, financial condition and results of operations.

MATERIALS

    The Company's materials purchases are primarily comprised of custom-designed component parts used in the assembly of the Company's products, most of which use tooling designed and owned by the Company. The Company's principal custom-designed component parts include printed circuit boards, plastic injection molded parts, power supplies, metal stampings and motors, among other items. The Company purchases its component parts from a variety of suppliers, and believes alternate sources of supply are readily available.

MANUFACTURING

    The Company manufactures its thermal printheads in Puiseaux, France and its impact printheads and magnetic heads in Tijuana, Mexico. Transaction printers and mechanisms are manufactured in Puiseaux; Ithaca, New York; Riverton, Wyoming; and Manchester, England. Bar code printers are manufactured in Paso Robles, California; and bar code printing labels and supplies in are produced in Denver, Colorado. Magnetic stripe and computer chip card readers are manufactured in Carson, California.

    The Company manufactures its products to exacting quality standards. Accordingly, the Company maintains an extensive quality assurance program, including precision computerized final testing of all printheads and extensive burn-in testing for transaction printers and mechanisms and its bar code products.

    The Company's San Diego, Tijuana, Ithaca and Riverton facilities are certified ISO 9001, and the Manchester and Puiseaux facilities are certified ISO 9002.

    The Company began manufacturing impact printheads in Mexico in 1986 to benefit from a more cost-effective location. Currently, the Company manufactures all of its impact printheads in Mexico. The Company is in the process of moving its magnetic stripe and computer chip card reader manufacturing operations from Carson to Tijuana to benefit from lower labor and occupancy costs. The Company has taken a $1.2 million one-time charge for severance, relocation and other integration costs associated with the move of its card reader manufacturing operations.

    The Company has made a significant historical capital investment in its clean room operations in Puiseaux, France for the manufacture of thermal printheads. This facility is the world's only integrated thermal printhead manufacturing facility owned and operated by a transaction printer manufacturer.

FACILITIES

    The following table sets forth the Company's existing manufacturing and other facilities:

                                                                                           LEASE
LOCATION                                                    PURPOSE                   EXPIRATION DATE  SQUARE FEET
-----------------------------------------  -----------------------------------------  ---------------  -----------
San Diego, California....................  Executive offices, marketing, engineering       2000/2001       22,500
Sevres, France...........................  Executive offices                                    2006        3,500
Montrouge, France........................  Marketing and research and development               2006       25,000
Riverton, Wyoming........................  Manufacturing, marketing, research and               2002       40,000
                                           development
Paso Robles, California..................  Manufacturing, marketing, research and               1998       45,000
                                           development
Carson, California.......................  Manufacturing, research and development              1998       30,000
Denver, Colorado.........................  Manufacturing, marketing, research and               2004       25,000
                                           development
Tijuana, Mexico..........................  Manufacturing                                          --(1)     27,000
                                                                                                           10,500
Ithaca, New York.........................  Manufacturing, marketing, research and              Owned      270,000
                                           development, administration
Puiseaux, France.........................  Manufacturing                                        2010       75,000
Manchester, England......................  Manufacturing                                       Owned       12,000
Sydney, Australia........................  Marketing, technical support                         2003        7,180

------------------------

(1)  The Company leases its Tijuana facilities on a month-to-month basis.

    The Company does not own any facilities other than the Manchester and Ithaca facilities. The term of the Montrouge facility lease expires in June 2006; however, under French law, the Company has the option to terminate the lease in June of 2000 or 2003, without penalty. The Puiseaux facility is occupied under a capitalized lease that commenced in 1995 and terminates in 2010. Pursuant to the terms of the Puiseaux lease, the Company is committed to make payments through the end of the term, but will be able to purchase the facility at the end of the term for the sum of one French franc.

    The Company believes that its existing facilities are generally suitable and adequate for its businesses and has generally been able to renew its manufacturing and office facilities leases as they expire at then-current market rates. The Company believes that renewal of existing leases at market rates will not have a material adverse effect on operating expenses or cash flow.

ENVIRONMENTAL MATTERS

    Federal, state, local and foreign regulations impose various controls on the storage, handling, discharge and disposal of substances used in the Company's manufacturing processes and on the Company's facilities. The Company believes that its activities conform to present governmental regulations applicable to its operations and its current facilities, including those related to environmental, land use, public utility utilization and fire code matters. There can be no assurance that such governmental regulations will not in the future impose the need for additional capital equipment or other process requirements upon the Company or restrict the Company's ability to expand its operations. The adoption of such measures or any failure by the Company to comply with applicable environmental and land use regulations or to restrict the discharge of hazardous substances could have a material adverse effect on the Company's business, financial condition and results of operations.

LEGAL PROCEEDINGS

    In August 1992, DH filed a complaint in the Northern District of California alleging infringement of DH's U.S. Patent No. 5,115,493 by Synergystex and seeking injunctive relief and unspecified damages. Synergystex subsequently asserted a counterclaim against DH alleging that U.S. Patent No. 5,115,493 is invalid, unenforceable and not infringed. In August 1996, the District Court granted a Motion for Summary Judgment, finding on its own motion that DH's patent was invalid for improper payment of a small entity fee and entered a judgment dismissing DH's complaint. In November 1996, DH appealed the District Court's judgment to the Federal Circuit Court of Appeals. After DH filed its opening brief on appeal, the Federal Circuit Court of Appeals stayed the appeal pending a collateral ruling from the district court. That ruling was recently issued, and the Federal Circuit has reactivated the appeal. There can be no assurance that the Company will prevail in this litigation or that it will not incur significant legal fees and expenses to further pursue this litigation.

    On June 17, 1997, Axiohm S.A. filed a complaint in the Central District of California alleging infringement of Axiohm S.A.'s U.S. Patent No. 5,579,043 by Seiko Epson and Epson America. On December 22, 1997, Seiko Epson and Epson America filed an answer to Axiohm S.A.'s complaint as well as counterclaims against both Axiohm S.A. and Axiohm IPB. In their response, Seiko Epson and Epson America deny the validity of Axiohm S.A.'s Patent No. 5,579,043 and infringement thereof, and seek declaratory relief to that effect. Seiko Epson and Epson America further allege that Axiohm S.A. and Axiohm IPB have infringed and are infringing Seiko Epson's U.S. Patent Nos. 5,437,004, 5,594,653 and 5,555,349, and seek injunctive relief, treble damages and attorneys' fees. Although the Company believes its claims are meritorious, such litigation could be costly and time-consuming. In the event of an adverse result in such litigation, the Company could be required to pay substantial damages; indemnify its customers; cease the manufacture, use and sale of any infringing products; expend significant resources to develop non-infringing technology; discontinue the use of certain technology or obtain licenses to any infringing technology; any of which could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will ultimately prevail in any litigation with Seiko Epson or Epson America.

    From time to time the Company is involved in legal proceedings arising in the ordinary course of its business. The Company does not believe that the outcome of any such legal proceedings will have a material adverse effect on its business, financial condition or results of operations.

EMPLOYEES

    As of September 30, 1997, the Company had 1,683 full-time employees. Approximately 126 of these employees were involved in sales and marketing, 164 in research and development, 1,108 in manufacturing and 285 in administration. Other than the 213 hourly production and manufacturing employees (as of September 30, 1997) at the Ithaca, New York manufacturing facility, no United States employees of the Company are represented by a labor union. The Company's Ithaca employees are members of the International Association of Machinists and Aerospace Workers. There is a collective bargaining agreement in place with this union until July 1999. To date, the Company has not experienced any work stoppages or significant employee-related problems at its Ithaca, New York manufacturing facility. The Company considers its relationship with the union and its other employees to be satisfactory.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The executive officers and directors of the Company, and their respective ages, are as set forth in the table below.

NAME                                                    AGE                               TITLE
--------------------------------------------------      ---      --------------------------------------------------------
Patrick Dupuy.....................................          45   Co-Chairman of the Board of Directors and Co-Chief
                                                                 Executive Officer
Gilles Gibier.....................................          43   Co-Chairman of the Board of Directors and Co-Chief
                                                                 Executive Officer
Walter S. Sobon...................................          48   Chief Financial Officer
Malcolm Unsworth..................................          48   Vice President of Operations
Bernard Patry.....................................          45   Vice President of Sales and Marketing of Transaction
                                                                 Products
Nicolas Dourassof.................................          42   Director
William H. Gibbs..................................          54   Director
Bruce G. Klaas....................................          64   Director
Don M. Lyle.......................................          58   Director

    MR. DUPUY has served as a director and Co-Chairman of the Company since October 1997 and as Co-Chief Executive Officer of the Company since January 1998. Mr. Dupuy has been Chairman of Axiohm S.A. since its purchase from Schlumberger by Axiohm S.A. management in 1988. Mr. Dupuy joined Schlumberger in 1984 as Marketing and Sales Manager for several Schlumberger divisions, including printer products and low voltage equipment. Prior to joining Schlumberger, Mr. Dupuy was employed as head of export sales for IER S.A., a world leader in airline ticket printers.

    MR. GIBIER has served as a director and Co-Chairman of the Company since October 1997 and as Co-Chief Executive Officer of the Company since January 1998. Mr. Gibier has been a director of Axiohm S.A. since its purchase from Schlumberger by Axiohm S.A. management in 1988. Mr. Gibier joined Schlumberger in 1983. Mr. Gibier held various positions at Schlumberger, including Divisional General Manager in France, where he was responsible for divesting certain non-strategic operations, Manager of Internal Business Audit in the U.S., and Plant Manager of an energy meter plant in the United Kingdom.

    MR. SOBON has served as the Chief Financial Officer of the Company since March 1997. From November 1995 to March 1997 Mr. Sobon was an independent management consultant. From October 1989 to November 1995, Mr. Sobon served as the Senior Vice President, Chief Financial Officer and Corporate Secretary of VWR Scientific Products Corporation, a laboratory products company. Mr. Sobon is a certified public accountant.

    MR. UNSWORTH has served as Vice President of Operations for the Company since September 1997. He has been the Vice President and General Manager of Axiohm IPB since April 1995. Prior to joining Axiohm IPB, Mr. Unsworth worked for Schlumberger for 17 years in various North American General Manager positions including the Retail Petroleum Systems Division, the Transducer Division, the Electricity Measurement Division and the Defense Systems Group. In two of these positions, Mr. Unsworth was the immediate General Manager following the acquisition of the businesses by Schlumberger and led the consolidation and rationalization activity of numerous businesses within each group.

    MR. PATRY has served as Vice President of Sales and Marketing of Transaction Products for the Company since September 1997. He was the Vice President of Sales for Axiohm S.A., from February 1997 to September 1997. From 1991 to 1995, Mr. Patry was the Chief Executive Officer of Axiohm S.A. and from 1995 to 1997, he was Vice President of Marketing and Business Development of Axiohm S.A.

    MR. DOURASSOF has served as a director of the Company since October 1997, and as a director of Axiohm S.A. since 1996. Mr. Dourassof is currently a Managing Director of ABN AMRO Investissement, the investment subsidiary of ABN AMRO (a Dutch bank), a position he has held since 1995. Prior to joining ABN AMRO Investissement, Mr. Dourassof had served since 1994 as the Director of the Acquisition Financing Department of Banque De Neuflize, Schlumberger Mallet, a subsidiary of ABN AMRO. From 1991 to 1994, Mr. Dourassof was director of the Eurogem Project for the French Navy.

    MR. GIBBS has served as a director of the Company since 1987. From November 1985 to January 1998 Mr. Gibbs served as President and Chief Executive Officer of the Company, and from March 1987 through October 1997 as Chairman of the Board of Directors of the Company. From August 1983 until November 1985, Mr. Gibbs served as President and Chief Operating Officer of Information Magnetics Corporation. From 1977 to 1983, Mr. Gibbs served as Divisional Vice President and General Manager of Datapoint Corporation. From 1967 to 1977, Mr. Gibbs held numerous management positions with General Electric.

    MR. KLAAS has been a director of the Company since 1983, and is a private investor and a patent lawyer. He has been of counsel to the law firm of Klaas, Law, O'Meara and Malkin, P.C., Denver, Colorado, one of the Company's patent counsels, since December 1990, when he retired from the active practice of law.

    MR. LYLE has been a director of the Company since 1992. Since 1983, Mr. Lyle has been an independent consultant to a number of technology-based companies in the United States, Europe and Japan. From 1984 through 1987, Mr. Lyle was President and Chief Executive Officer of Data Electronics, Inc. Mr. Lyle is also a director of Emulex Network Systems, Insync Systems, Inc. and The National Registry, Inc.

    All non-employee directors receive a $6,000 annual retainer plus $1,250 for each Board of Directors meeting attended and for each committee meeting which did not occur on a regularly scheduled date. Each director has been elected to serve until his successor has been elected and qualified at the next annual meeting of the shareholders of the Company.

EXECUTIVE COMPENSATION

    EXECUTIVE COMPENSATION TABLES

    The following table shows the total compensation of (i) the Chief Executive Officer serving as of the end of 1996 and (ii) all other executive officers of DH who earned over $100,000 in salary and bonus in 1996 (together the "DH Named Executive Officers"), as well as the total compensation paid to each such individual for the Company's two previous fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM COMPENSATION
                                                                                            -----------------------------------
                                                                                                     AWARDS
                                                       ANNUAL COMPENSATION                  ------------------------   PAYOUTS
                                       ---------------------------------------------------  RESTRICTED   SECURITIES   ---------
                                                                             OTHER ANNUAL      STOCK     UNDERLYING     LTIP
         NAME AND PRINCIPAL                         SALARY        BONUS      COMPENSATION    AWARD(S)      OPTIONS     PAYOUTS
              POSITION                   YEAR         ($)          ($)           ($)            ($)          (#)         ($)
-------------------------------------  ---------  -----------  -----------  --------------  -----------  -----------  ---------

William H. Gibbs (2).................       1996  $   285,000  $    44,599        --            --           --          --
  Chief Executive Officer                   1995      274,998      155,000        --            --          150,000      --
                                            1994      257,986      138,000        --            --          150,000      --

David T. Ledwell (2).................       1996  $   132,981  $    35,000        --            --        -- 22,500      --
  Vice President, Identification and        1995      121,831       42,500        --            --          7,500        --
  Component Products                        1994      115,283       31,000        --            --                       --

Janet W. Shanks......................       1996  $    85,488  $    20,000        --            --           --          --
  Corporate Controller                      1995       67,575       20,500        --            --           15,000      --
                                            1994       69,087       11,000        --            --            7,500      --


                                         ALL OTHER
         NAME AND PRINCIPAL             COMPENSATION
              POSITION                    ($) (1)
-------------------------------------  --------------
William H. Gibbs (2).................   1$,784 1,510
  Chief Executive Officer                     1,357

David T. Ledwell (2).................    $      959
  Vice President, Identification and            820
  Component Products                            982
Janet W. Shanks......................    $      568
  Corporate Controller                          474
                                                576

------------------------

(1) Represents payments of insurance premiums on behalf of the DH Named Executive Officers.

(2) The employment of both Mr. Gibbs and Mr. Ledwell with the Company terminated in January 1998.

    The foregoing table does not reflect the compensation paid to the executive officers of Axiohm S.A. during the past two fiscal years. During this period, only one executive officer of Axiohm S.A. earned more than $150,000 per year.

    The following table sets forth certain information for the DH Named Executive Officers with respect to exercises in 1996 of options to purchase Common Stock of DH. The information in the table does not reflect the cash-out of all vested options by the Company upon the closing of the Tender Offer. See "Certain Transactions--Transactions in Connection with the Tender Offer, the Merger and the Exchange--Treatment of DH Stock Options and Director Warrants."

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                                                           VALUE OF
                                                                                                          UNEXERCISED
                                                                                                         IN-THE-MONEY
                                                                                NUMBER OF SECURITIES        OPTIONS
                                                                               UNDERLYING UNEXERCISED      AT FISCAL
                                                                             OPTIONS AT FISCAL YEAR END  YEAR END (1)
                                                SHARES            VALUE                 (#)                   ($)
                                              ACQUIRED ON       REALIZED     --------------------------  -------------
NAME                                         EXERCISE (#)          ($)       EXERCISABLE  UNEXERCISABLE   EXERCISABLE
-----------------------------------------  -----------------  -------------  -----------  -------------  -------------

William H. Gibbs (2).....................             --               --       542,807        154,693   $   8,278,844

David T. Ledwell (2).....................             --               --        33,750         22,500         484,687

Janet W. Shanks..........................             --               --        12,000         16,125         141,622


NAME                                       UNEXERCISABLE
-----------------------------------------  -------------
William H. Gibbs (2).....................   $ 1,227,381
David T. Ledwell (2).....................       168,436
Janet W. Shanks..........................       126,308

------------------------

(1) Market value of underlying securities at year-end minus the exercise price multiplied by the number of shares.

(2) The employment of both Mr. Gibbs and Mr. Ledwell with the Company terminated in January 1998.

    The foregoing table does not reflect stock options exercised during 1996 or the value of stock options held by the executive officers of Axiohm S.A. at December 31, 1996. There were no stock options exercised by any executive officers of Axiohm S.A. during 1996. At December 31, 1996, the only stock option outstanding was an option to purchase 1,583 shares of Axiohm S.A. common stock held by Mr. Unsworth. Upon the closing of the Exchange, this option was replaced by an option to purchase 231,118 shares of the

Company's Common Stock at an exercise price of $7.15 per share. See "Certain Transactions--Transactions in Connection with the Tender Offer, the Merger and the Exchange--Treatment of Axiohm S.A. Options." The Merger Agreement contemplates that the Compensation Committee will grant stock options to purchase up to an aggregate of 350,000 shares of the Company's Common Stock at fair market value on the date of grant during the first six months following the Merger. See "Certain Transactions-- Transactions in Connection with the Tender Offer, the Merger and the Exchange--Grant of Additional Stock Options."

EMPLOYMENT AGREEMENTS

    In connection with the Transactions, the Company entered into employment agreements with Messrs. Dupuy, Gibier and Sobon and Ms. Shanks.

    The Co-Chairman Employment Agreement dated effective as of October 2, 1997 between the Company and Mr. Dupuy (the "Dupuy Agreement") provides that the Company will employ Mr. Dupuy, and Mr. Dupuy agrees, to serve as Co-Chairman of the Company and to oversee the Company's investment in Axiohm S.A.R.L., Axiohm Investissements and Dardel Technologies. Mr. Dupuy's compensation therefor is to be $80,000 per year (along with French social security taxes with respect thereto). The Dupuy Agreement may be terminated by either party on one year's notice.

    The Co-Chairman Employment Agreement dated effective as of October 2, 1997 between the Company and Mr. Gibier (the "Gibier Agreement") provides that the Company will employ Mr. Gibier, and Mr. Gibier agrees, to serve as Co-Chairman of the Company and to oversee the Company's investment in Axiohm S.A.R.L., Axiohm Investissements and Dardel Technologies. Mr. Gibier's compensation therefor is to be $80,000 per year (along with French social security taxes with respect thereto). The Gibier Agreement may be terminated by either party on one year's notice.

    The Employment Agreement with Mr. Sobon (the "Sobon Agreement") provides for Mr. Sobon to be employed as the Company's Chief Financial Officer at a base salary of no less than $160,000. Mr. Sobon is also eligible to receive a minimum target bonus of $50,000, to be awarded based on the Company's financial performance and is entitled to a car allowance and to participate in other employee benefit plans and programs available to the Company's other employees. The Sobon Agreement also contemplates that he will be granted an option to purchase a number of shares of the Company's Common Stock as determined by the Compensation Committee of the Board of Directors at an exercise price which shall be equal to the then fair market value of the Company's Common Stock. The option shall vest as to 50% of the shares 24 months following the grant date and as to an additional 25% of the shares each year thereafter. In the event Mr. Sobon's employment with the Company terminates in an Involuntary Termination (as defined in the Sobon Agreement), Mr. Sobon shall receive a lump sum severance payment equal to 12-months' compensation, except that (i) in the event that William H. Gibbs' (the Company's former President and Chief Executive Officer, who resigned from such positions effective January 10, 1998) employment is terminated in the first 12 months following August 21, 1997 (the closing date of the Tender Offer) and Mr. Sobon is terminated in the same 12-month period, Mr. Sobon shall receive a lump sum severance payment equal to 18-months' compensation and (ii) in the event that Mr. Gibbs' employment is terminated in the second 12 months following August 21, 1997 (the closing date of the Tender Offer) and Mr. Sobon is terminated in the same 12-month period, Mr. Sobon shall receive a lump sum severance payment equal to 15-months' compensation. In addition, in the event Mr. Sobon's employment is terminated as a result of an Involuntary Termination, disability or death, the vesting and exercisability of all outstanding stock options that were granted to Mr. Sobon prior to August 21, 1997 (the closing date of the Tender Offer) shall accelerate in full. The Sobon Agreement supersedes the employment arrangement between the Company and Mr. Sobon as set forth in a letter from the Company to Mr. Sobon dated September 20, 1996 and amended September 30, 1996.

    The Employment Agreement with Ms. Shanks (the "Shanks Agreement") provides for Ms. Shanks to be employed at a base salary of no less than $90,000. Ms. Shanks will also be eligible to receive a minimum target bonus equal to $20,000, to be awarded based on the Company's financial performance, and will be entitled to participate in other employee benefit plans and programs available to the Company's other employees. The Shanks Agreement also provides that, in the event that Ms. Shanks' employment with the Company terminates in an Involuntary Termination (as defined in the Shanks Agreement), Ms. Shanks shall receive a lump sum severance payment equal to one year's compensation if terminated in the first 24 months and 6-months' salary if terminated thereafter. The Shanks Agreement provides that Ms. Shanks will be granted an option to purchase a number of shares of the Company's Common Stock as determined by the Compensation Committee of the Board of Directors at an exercise price equal to the then fair market value of the Company's Comon Stock. The option shall vest as to 50% of the shares 24 months following the grant date and as to an additional 25% of the shares each year thereafter. In addition, the Shanks Agreement provides that, in the event Ms. Shanks' employment is terminated as a result of an Involuntary Termination, disability or death, the vesting and exercisability of all outstanding stock options that Ms. Shanks received prior to August 21, 1997 (the closing date of the Tender Offer) shall accelerate in full.

    ADDITIONAL AGREEMENTS, ARRANGEMENTS AND UNDERSTANDINGS

    The Company's Restated Articles of Incorporation contain provisions that eliminate the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorize the Company to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Company's By-laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code, including advancement of expenses to the indemnitee, the indemnitee's right to select counsel and continuation of indemnification after indemnitee's separation from the Company. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities arising from willful misconduct of a culpable nature and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                              CERTAIN TRANSACTIONS

TRANSACTIONS IN CONNECTION WITH THE TENDER OFFER, THE MERGER AND THE EXCHANGE

    TREATMENT OF DH STOCK OPTIONS AND DIRECTOR WARRANTS

    Pursuant to the Merger Agreement, upon payment of the purchase price of $25 per share (the "Offer Price") for the 7,000,000 shares of DH Common Stock (the "Tendered Shares") acquired by Purchaser pursuant to the Tender Offer on August 21, 1997 (the "Tender Offer Closing Date"), all Vested DH Options (as hereinafter defined), other than DH Options held by Mr. Gibbs, Mr. Sobon and Mr. Ledwell (the "Designated Optionees"), were canceled and each holder thereof was paid an amount in cash by DH equal to the product of (i) the number of shares of DH Common Stock subject to Vested DH Options held by such holder and (ii) the Offer Price minus the exercise price applicable to such Vested DH Options (the "Option Spread"), less applicable taxes. The Designated Optionees had the option to elect, before the Tender Offer Closing Date, to be covered under the preceding sentence as to all or any portion of their Vested DH Options or to receive the Option Spread on a deferred basis over a period not to exceed seven years following the time of closing of the Merger (the "Merger Effective Time"), subject to earlier distribution upon termination of such individual's employment for any reason. Pursuant to the Merger Agreement, DH also agreed to pay a tax subsidy payment on the Option Spread consisting of (i) a payment to reflect the federal and state tax rate differential between long-term capital gains and ordinary income and (ii) a payment to reimburse each optionee for taxes due as a result of the rate differential payment, provided that such tax subsidy payment is limited so as to avoid triggering the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code. For purposes of the foregoing, "Vested DH Options" means: (i) all stock options to purchase shares of Common Stock of DH ("DH Options") that were exercisable as of the Tender Offer Closing Date or that would have become exercisable through September 6, 1997; (ii) one-half of all DH Options granted to Mr. Sobon as of the date of the Merger Agreement; and (iii) all warrants outstanding under DH's Director Warrant Plan (the "Director Warrants").

    Pursuant to the foregoing arrangements, on the Tender Offer Closing Date, DH purchased Vested DH Options exercisable for 877,000 shares of DH Common Stock for an aggregate purchase price of $12.2 million. Of this total, DH acquired 624,578 Vested DH Options from Mr. Gibbs for a total purchase price of $9,667,241; 40,000 Vested DH Options from Mr. Sobon for a total purchase price of $380,000; and 43,125 Vested DH Options from Mr. Ledwell for a total purchase price of $612,189. In addition, on the Tender Offer Closing Date, DH purchased a total of 56,250 Director Warrants for an aggregate purchase price of $1,016,626. Of this total, DH acquired 14,250 Director Warrants from Mr. Bowers for a total purchase price of $88,406; 15,750 Director Warrants from Mr. Klaas for a total purchase price of $105,656; 5,250 Director Warrants from Mr. Lyle for a total purchase price of $8,531; and 21,000 Director Warrants from Mr. Ryan for a total purchase price of $187,031.

    Pursuant to the Merger Agreement, all DH Options other than Vested DH Options ("Unvested DH Options") remained outstanding and subject to the terms and conditions of the applicable DH option plan and option agreement, but were modified to provide for full vesting acceleration in the event the employee's employment is terminated (i) by DH other than for cause, or (ii) as the result of the employee's death or disability. Unvested DH Options held by Mr. Gibbs, Mr. Sobon and Mr. Ledwell were also modified to provide for acceleration upon a constructive termination of employment. See "Management-- Employment Agreements." In the event DH engages in a transaction prior to April 1, 2001, as a result of which DH's Common Stock is no longer registered under the Exchange Act, each holder of Unvested DH Options shall be entitled to receive from DH a cash payment equal to the product of (i) the number of shares subject to Unvested DH Options held by such holder and (ii) the Offer Price minus the exercise price applicable to such Unvested DH Options, less applicable taxes.

    EXCHANGE OFFER WITH AXIOHM S.A. SHAREHOLDERS

    Pursuant to the Merger Agreement, AX entered into stock purchase agreements with each of the shareholders of Axiohm S.A. (the "Axiohm S.A. Holders") pursuant to which AX acquired on October 2, 1997 all of the outstanding shares of capital stock of Axiohm S.A. for an aggregate purchase price of (i) 5,518,524 shares (the "Exchange Shares") of DH Common Stock (out of the total of 7,000,000 shares of DH Common Stock acquired by AX in the Tender Offer) and (ii) $12.2 million in cash. Upon the closing of the Exchange, the following directors and executive officers of Axiohm S.A. received Exchange Shares and cash in the following amounts: Mr. Dupuy, 1,753,144 shares and $3,875,075 in cash (includes 1,632,284 shares and $3,607,925 in cash received by BV Instrumentenfabriek HM Smitt, an entity wholly owned by Mr. Dupuy, and 120,726 shares and $266,850 in cash received by Marie Dupuy, Mr. Dupuy's wife); Mr. Gibier, 1,740,133 shares and $3,846,300 in cash (includes 1,639,528 shares and $3,623,925 in cash received by Van der Hoorn & Wouda BV, an entity wholly owned by Mr. Gibier); Mr. Unsworth, 134 shares and $300 in cash (does not include an option to purchase 231,118 shares of the Company's Common Stock which Mr. Unsworth received in exchange for an option to purchase shares of Axiohm S.A.); Mr. Patry, 317,509 shares and $701,825 in cash (includes 115,092 shares and $254,400 in cash received by Marie-Pierre Patry, Mr. Patry's wife); and Mr. Jentoft, 198,259 shares and $438,225 in cash. The Merger Agreement provides that, as soon as practicable following the closing of the Exchange, the Company (i) shall file a registration statement on Form S-3 with the Commission covering the resale of the Exchange Shares by the Axiohm S.A. Holders; (ii) shall cause such registration statement to be declared effective by the Commission as soon as possible thereafter; and (iii) shall keep such registration statement effective for a period of not less than two years. The closing of the Exchange occurred simultaneously with the closing of the Existing Notes Offering.

    TREATMENT OF AXIOHM S.A. STOCK OPTIONS

    Pursuant to the Merger Agreement, upon the closing of the Exchange, the Company caused the stock options to purchase 1,583 shares of the Common Stock of Axiohm S.A. held by Mr. Unsworth to be replaced with an option to purchase 231,118 shares of the Company's Common Stock at an exercise price of $7.15 per share (the "Replacement Option"). The Replacement Option granted to Mr. Unsworth contains such general provisions as are typically contained in DH Options and becomes exercisable as follows: 20% upon the closing date of the Exchange, and 20% on each of January 1, 1998, 1999, 2000 and 2001. The Company is obligated to register the shares of the Company's Common Stock issuable upon the exercise of the Replacement Option under the Securities Act.

    GRANT OF ADDITIONAL STOCK OPTIONS

    The Merger Agreement contemplates that on a date within the first six months following consummation of the Merger, the Compensation Committee of the Board of Directors of the Company will grant stock options (the "New Options") to management and employees to purchase up to an aggregate of 350,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The New Options shall have a term of eight years and shall vest cumulatively as to 50% of the shares subject to the options on the second anniversary of the date of grant, 25% on the third anniversary and 25% on the fourth anniversary.

OTHER TRANSACTIONS

    Dardel Technologies E.U.R.L. (formerly Dardel Technologies, S.A.) ("Dardel Technologies") is a French corporation, formerly wholly-owned by Mr. Dupuy and Mr. Gibier and now wholly owned by the Company as a result of the Transactions, that historically provided insurance services, legal services, management services (including the services of Mr. Dupuy and Mr. Gibier) and telecommunications services to its only two former subsidiaries, Axiohm S.A. and Dardel Measurement and Control International S.A. ("DMCI"). In 1995 and 1996, Axiohm S.A. paid fees to Dardel Technologies in the amount of

$995,000 and $991,000, respectively, for services rendered to Axiohm S.A. In anticipation of the Exchange, Dardel Technologies sold DMCI to Dardel Industries, a company owned by Mr. Dupuy and Mr. Gibier, and Dardel Technologies transferred all of its employees, assets and contracts to either Axiohm S.A. or Dardel Industries, depending on which company had historically received the benefit of such employees, assets or contracts. As a result, immediately following the Exchange, the sole assets of Dardel Technologies consisted of 48% of the voting stock of Axiohm S.A. and cash to pay taxes.

    Prior to the Exchange, Dardel Technologies owned 48% of Axiohm S.A. and had no ownership interest in Dardel Industries.

    Mr. Dupuy and Mr. Gibier each owned 49.9% of Dardel Technologies before and after the transfer of employees, assets and contracts, including Dardel Technologies' 85.33% ownership interest in Dardel Measurement and Control International, from Dardel Technologies to Dardel Industries.

    In the Exchange, AX Acquisition Corporation transferred shares of DH (which it had acquired in the Tender Offer) and cash to the shareholders of Axiohm S.A., and the shareholders of Axiohm S.A. transferred their shares of Axiohm S.A. to AX Acquisition Corporation. The only exception was with respect to Dardel Technologies, which owned 48% of Axiohm S.A. Dardel Technologies did not transfer its shares of Axiohm S.A. but rather retained them. Instead, ownership of Dardel Technologies was transferred to AX Acquisition Corporation. Thus AX Acquisition Corporation obtained 100% ownership of Axiohm S.A., 48% of that interest being held indirectly through the still extant Dardel Technologies.

    Pursuant to the Exchange, Dardel Technologies became wholly-owned by the Company and the only transactions between the Company and Dardel Industries (wholly-owned by Mr. Dupuy and Mr. Gibier) that are expected to continue will be as follows: (i) Axiohm S.A. will continue to sublease a portion of its 3,500 square feet of office space in Sevres to Dardel Industries on substantially the same terms and conditions that Axiohm S.A. pays to the independent third party landlord, pro rated based on the amount of space used by Dardel Industries; (ii) Dardel Industries will continue to render legal services to Axiohm S.A. at hourly rates that are equal to or less than those of outside counsel; and (iii) certain employees of the Company, namely Mr. Dupuy, Mr. Gibier and Mr. Andy Shih, will continue to serve as consultants to Dardel Industries. Mr. Dupuy and Mr. Gibier are paid salaries of $80,000 per annum by the Company and will continue to render management and other services to Dardel Industries. Mr. Shih, a shareholder of Axiohm S.A. and the sole employee of Axiohm Taiwan (a subsidiary of Axiohm S.A.), negotiates product sales and manufacturing arrangements for Axiohm Taiwan and Dardel Industries in Taiwan, Hong Kong and the People's Republic of China. In 1995 and 1996, Axiohm Taiwan incurred operating expenses (consisting of office space, traveling expenses and similar costs) of approximately $120,000 per year and paid Mr. Shih a salary of approximately $75,000 per year. Pursuant to an arrangement between Axiohm S.A. and Dardel Industries, Axiohm S.A. has historically billed Dardel Industries an amount equal to half of the costs of operating Axiohm Taiwan and half of Mr. Shih's salary. Mr. Shih will continue to serve as an employee of the Company and the Company will continue to bill Dardel Industries for half of the overhead of Axiohm Taiwan and half of Mr. Shih's salary. The Company does not believe that the continuing arrangements between Mr. Dupuy, Mr. Gibier, Mr. Shih, Axiohm Taiwan and Dardel Industries will have an adverse effect on the ability of Mr. Dupuy, Mr. Gibier or Mr. Shih to serve in their respective capacities with the Company.

    Axiohm S.A. believes that the terms of the transactions entered into between Axiohm S.A. and Dardel Technologies or Axiohm S.A. and Dardel Industries prior to the Exchange were on terms that were comparable to or better than could have been obtained from unrelated third parties and that the terms of the transactions that have been or are to be entered between Axiohm S.A. and Dardel Industries after the Exchange are or will be on terms comparable to or better than could be obtained from unrelated third parties. There are no contractual agreements between Axiohm S.A. and Dardel Industries that require either party to use the services of the other.

    SNC La Noire, which is owned by Mr. Dupuy, Mr. Gibier and Jean-Georges Huglin, the Chief Financial Officer of Axiohm S.A., has historically provided and is expected to continue to provide real estate and office management services to Axiohm S.A. SNC La Noire owns the Montrouge facility and, prior to July 1997, Dardel Technologies was the primary tenant. Pursuant to this arrangement, Dardel Technologies subleased a portion of this space to Axiohm S.A. and Dardel Industries. In July 1997, SNC La Noire terminated the existing lease with Dardel Technologies and entered into separate leases with Axiohm S.A. and Dardel Industries. Following renovations that are scheduled to be completed in October 1997, Axiohm S.A. will lease approximately 26,000 square feet of space from SNC La Noire at the Montrouge facility at a cost of approximately $15 per square foot. Based on independent appraisals, Axiohm S.A. believes that the terms of the Montrouge lease is comparable to what Axiohm S.A. could have obtained from unrelated third parties.

    SNC La Noire also provides Axiohm S.A. with management services for the space leased at the Montrouge facility. In 1995 and 1996, Axiohm S.A. paid SNC La Noire $288,000 and $263,000, respectively, for such services. Axiohm S.A. believes that the terms of these transactions between Axiohm S.A. and SNC La Noire historically have been, and will continue to be, on terms that are comparable to or better than could have been obtained from unrelated third parties. The real estate management services agreements between Axiohm S.A. and SNC La Noire are negotiated annually and can be terminated by either party upon three months' written notice.

    In 1996, Axiohm S.A. participated in cash pooling arrangement with Dardel Technologies that allowed each company to borrow or loan cash as considered necessary. At December 31, 1996, Axiohm S.A. had an outstanding loan to Dardel Technologies amounting to $1.8 million and bearing interest at 6.42%. This loan was repaid by Dardel Technologies in April 1997 and the cash pooling arrangement has since been terminated.

    On January 10, 1998, William H. Gibbs resigned his position as President and Chief Executive Officer of the Company, while remaining a member of the Company's Board of Directors. In connection with such resignation, Mr. Gibbs and the Company entered into a Resignation Agreement (the "Gibbs Resignation Agreement") and a Noncompetition and Mutual Release Agreement (the "Gibbs Noncompetition Agreement"), both dated January 10, 1998. The Gibbs Resignation Agreement generally provides that Mr. Gibbs will receive amounts due and owing to him through the date of termination of his employment, including salary, bonus and benefits, and that the Company will pay $1,524,873 in full satisfaction of all currently accrued tax payment obligations to Mr. Gibbs under the Option Cancellation Agreement dated August 10, 1997 (the "Gibbs Option Cancellation Agreement") and the termination obligations, if any, pursuant to the Employment Agreement between the Company and Mr. Gibbs dated July 14, 1997 (the "Gibbs Employment Agreement"). The Gibbs Resignation Agreement also provides that all outstanding options held by Mr. Gibbs were canceled without further consideration therefor, and that the Gibbs Resignation Agreement constitutes full and final satisfaction of all rights of Mr. Gibbs under the Gibbs Option Cancellation Agreement and the Gibbs Employment Agreement. The Gibbs Noncompetition Agreement provides, among other things, that the Company will pay Mr. Gibbs $1,350,000. In return, Mr. Gibbs has agreed for a period of two years not to compete with the Company. The Gibbs Noncompetition Agreement also contains a mutual release of all claims.

                           OWNERSHIP OF CAPITAL STOCK

    The following table sets forth certain information regarding ownership of the Common Stock as of October 2, 1997 (except as otherwise specified) by: (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's directors;
(iii) DH Named Executive Officers (as defined in "Executive Compensation Tables" under "Management--Executive Compensation") who are executive officers of the Company; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws.

                                                                                   AMOUNT AND NATURE
                                                                                     OF BENEFICIAL      PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                                                 OWNERSHIP (1)       OWNERSHIP
---------------------------------------------------------------------------------  ------------------  -------------
Patrick Dupuy (2)................................................................          1,753,141(3)       26.9%
Gilles Gibier (2)................................................................          1,740,133(4)       26.7
Jean-Georges Huglin (5)..........................................................            373,178          5.7
Nicolas Dourassof................................................................             16,768(6)          *
William H. Gibbs.................................................................             25,571(7)          *
Bruce G. Klaas...................................................................                690            *
Don M. Lyle......................................................................                858            *
All executive officers and directors as a group (9 persons) (8)..................          3,901,028         59.9%

------------------------

*   Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage ownership of such person, but are not treated as outstanding for computing the percentage of any other person.

(2) Mr. Dupuy's and Mr. Gibier's business address is Axiohm S.A.R.L., 20 rue Troyon, 92310 Sevres, France.

(3) Includes: 30,317 shares held directly; 1,632,284 shares held in the name of Ysatis BV; and 90,540 shares held by Mr. Dupuy's children.

(4) Includes 100,605 shares held directly and 1,639,528 shares held by Cargyl
    BV.

(5) Mr. Huglin's business address is Axiohm S.A.R.L., 1 rue d'Arcueil, 92120 Montrouge, France.

(6) Held by Sonafin SPRL, an entity wholly owned by Mr. Dourassof.

(7) Includes options to purchase 24,999 shares exercisable as of November 29, 1997. All outstanding options held by Mr. Gibbs were canceled on January 10, 1998 pursuant to the Gibbs Resignation Agreement. See "Certain Transactions--Other Transactions."

(8) Includes shares noted in footnotes 3, 4, 6 and 7 above, and also includes Bernard Patry (317,510 shares, including 114,958 shares held in the name of Mrs. Marie-Pierre Patry, Mr. Patry's wife, 5,232 shares held by Mr. Patry's children, and 82,362 shares held by BP Investissements S.A.), and Malcolm Unsworth (46,357 shares, including options to purchase 46,223 shares exercisable within 60 days of September 30, 1997).

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    The following is a summary of certain indebtedness of the Company outstanding following the consummation of the Transactions. To the extent such summary contains descriptions of the terms of such indebtedness, such descriptions do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement described below or the other credit documents entered into in connection with the New Credit Facility, which are available upon request from the Company.

NEW CREDIT FACILITY

    In connection with the Transactions, the Company entered into the credit agreement (the "Credit Agreement") with a syndicate of financial institutions (the "Lenders") for which Lehman Brothers Inc. acted as arranger and Lehman Commercial Paper Inc. acted as syndication agent. The following is a summary of the material terms and conditions of the New Credit Facility and is subject to the detailed provisions of the Credit Agreement and the various related documents entered into in connection therewith.

    GENERAL. The New Credit Facility provides up to a maximum aggregate principal amount of $85.0 million, consisting of a $50.0 million in aggregate principal amount Term Loan Facility and a $35.0 million available principal amount Revolving Credit Facility. The Revolving Credit Facility includes a $7.5 million letter of credit subfacility. The Term Loan Facility consists of Tranche A term loans in an aggregate principal amount of $35.0 million (the "Tranche A Loans") which have a maturity of five years and Tranche B term loans in an aggregate principal amount of $15.0 million (the "Tranche B Loans") which have a maturity of six years. A maximum of $10.0 million under the New Credit Facility may be borrowed by Axiohm S.A.

    INTEREST RATES; FEES. Interest will accrue on the Tranche A Loans at a floating rate per annum initially equal to, at the Company's option, either: (i) the base rate (the "Base Rate") plus 1.5%, or (ii) the eurodollar rate (the "Eurodollar Rate") plus 2.5%. Interest will accrue on the Tranche B Loans at a floating rate per annum initially equal to, at the Company's option, either: (i) the Base Rate plus 2.0%; or (ii) the Eurodollar Rate plus 3.0%. Interest will be computed on the outstanding daily balance of the Revolving Credit Facility at a floating rate per annum initially equal to, at the Company's option, either: (i) the Base Rate plus 1.5%; or (ii) the Eurodollar Rate plus 2.5%. The applicable margin over the index used to determine the interest rates is adjustable from time to time based upon the Company's ratio of debt to EBITDA. The Base Rate is defined as, on any date, the greatest of: (i) the Federal Funds Rate, as published from time to time by the Federal Reserve Bank of New York, plus 0.5%;
(ii) the secondary market rate for certificates of deposit adjusted for reserves and assessments, plus 1.0%; and (iii) the prime commercial lending rate of Citibank, N.A. The Eurodollar Rate is defined as the rate displayed for eurodollar deposits for one, two, three or six months on page 3750 of the Telerate Screen two days prior to the first day of the applicable interest period, or, if such rate is not available, the rate at which such deposits are offered to the administrative agent under the New Credit Facility in the interbank eurodollar market.

    The Company will be charged a fee of 0.375% per annum on the average daily balance of the unused portion of the available Revolving Credit Facility, payable quarterly in arrears. The Company will also pay a fronting fee of 0.25% on the face amount of each letter of credit and a fee, calculated daily and payable quarterly, in addition to any customary bank fees incurred, in an amount determined by multiplying the applicable margin then in effect in respect of the Eurodollar Rate for the Revolving Credit Facility (expressed as a percentage) by the aggregate undrawn face amount of all letters of credit issued or guaranteed from time to time under the Revolving Credit Facility.

    REPAYMENT. The principal amounts of the Tranche A Loans and the Tranche B Loans are repayable in quarterly installments during their respective terms in the following approximate aggregate annual amounts:

                 TRANCHE A LOANS
-------------------------------------------------
YEAR                                   AMOUNT
----------------------------------  -------------
1.................................  $   2,700,000
2.................................      7,350,000
3.................................      7,350,000
4.................................      8,800,000
5.................................      8,800,000

                 TRANCHE B LOANS
-------------------------------------------------

YEAR                                   AMOUNT
----------------------------------  -------------
1.................................  $     500,000
2.................................        500,000
3.................................        500,000
4.................................        500,000
5.................................        500,000
6.................................     12,500,000

    Revolving loans may be borrowed, repaid and reborrowed from time to time until five years after the closing of the Credit Agreement, subject to certain customary conditions on the date of any such borrowing.

    SECURITY. The obligations under the New Credit Facility and the related documents are secured by a first priority lien upon substantially all of the real and personal property of the Company and its Subsidiaries and a pledge of all of the capital stock of the Company's Subsidiaries (provided that no lien was granted on the assets of Foreign Subsidiaries and no capital stock of Foreign Subsidiaries was pledged to the extent that the granting of such lien or the making of such pledge would result in materially adverse United States federal income tax consequences to the Company or would violate applicable law).

    GUARANTEES. The Obligations of the Company under the New Credit Facility are guaranteed by the Company's Subsidiaries (provided that no guarantee by a Foreign Subsidiary was made if such guarantee would result in materially adverse United States federal income tax consequences to the Company or would violate applicable law).

    PREPAYMENTS. The Company is required to make prepayments, with customary exceptions, on loans under the New Credit Facility in an amount equal to 100% of the net proceeds of the incurrence of certain indebtedness, 75% of the net proceeds of the sale of equity securities, 100% of the net proceeds received by the Company and/or its Subsidiaries (other than certain net proceeds reinvested in the business of the Company or its Subsidiaries) from the disposition of any assets, including proceeds from the sale of stock of any of the Company's Subsidiaries and 75% of excess cash flow if the ratio of total debt to EBITDA is greater than or equal to 3.00 to 1.00 or 50% of excess cash flow if such ratio is less than 3.00 to 1.00.

    CONDITIONS AND COVENANTS. The obligations of the Lenders under the New Credit Facility are subject to the satisfaction of certain conditions precedent customary in similar credit facilities or otherwise appropriate under the circumstances. The Company and each of its Subsidiaries will be subject to certain negative covenants contained in the Credit Agreement, including without limitation covenants that restrict, subject to specified exceptions: (i) the incurrence of additional indebtedness and other obligations and the granting of additional liens; (ii) mergers, acquisitions, investments and acquisitions and dispositions of assets; (iii) the incurrence of capitalized lease obligations;
(iv) investments, loans and advances; (v) dividends, stock repurchases and redemptions; (vi) prepayment or repurchase of other indebtedness and amendments to certain agreements governing indebtedness, including the Indenture and the Notes, (vii) engaging in transactions with affiliates and formation of subsidiaries; (viii) capital expenditures; (ix) payment of management fees; (x) the use of proceeds of loans; and (xi) changes of lines of business. The Credit Agreement also contains customary affirmative covenants, including compliance with ERISA and environmental and other laws, payment of taxes, maintenance of corporate existence and rights, maintenance of insurance and interest rate protection and financial reporting. In addition, the Credit

Agreement requires the Company to maintain compliance with certain specified financial covenants including maximum capital expenditures, a maximum ratio of debt to EBITDA, a minimum interest coverage ratio and a minimum fixed charge coverage ratio. The maximum capital expenditures covenant specifies that the Company shall not make or commit to make (by way of an acquisition of securities or otherwise) any capital expenditure other than ordinary course amounts not to exceed on a consolidated basis $3.0 million in 1997, $10.5 million in 1998, $11.5 million in 1999, $12.5 million in 2000, $13.5 million in 2001, or $14.5 million in 2002 and subsequent years. The maximum ratio of debt to EBITDA covenant specifies that the ratio of (i) consolidated total debt to (ii) consolidated EBITDA, at the end of any period of four consecutive fiscal quarters shall not exceed, initially, 5.5 to 1, declining at September 30, 1998 to 5.25 to 1, at December 31, 1998 to 4.75 to 1, at March 31, 1999 to 3.5 to 1,
at March 31, 2000 to 2.5 to 1, and at March 31, 2001 to 1.5 to 1. The minimum interest coverage ratio covenant specifies that the ratio of (i) EBITDA to (ii) consolidated interest expense (including that attributable to capital lease obligations), shall not be less than, initially, 1.75 to 1, declining at March 31, 1998 to 1.5 to 1, then increasing at June 30, 1998 to 1.7 to 1, at September 30, 1998 to 1.9 to 1, at December 31, 1998 to 2.1 to 1, at March 31, 1999 to 3.1
to 1, at March 31, 2000 to 4.5 to 1, and at March 31, 2001 to 6.5 to 1. The minimum fixed charge coverage ratio covenant specifies that the ratio of (i) EBITDA (less the amount actually paid in cash during such period on account of capital expenditures (excluding the principal amount of indebtedness incurred in connection with such expenditures) or taxes) to (ii) consolidated fixed charges (defined for any period as the sum without duplication of consolidated interest expense, provisions for cash income taxes and scheduled payments on account of principal of indebtedness (other than indebtedness under letter of credit facilities, obligations to purchase or redeem capital stock other than common stock, and the liquidation value of any preferred capital stock)), shall not be less than, initially, 1 to 1, increasing at December 31, 1998 to 1.05 to 1, at June 30, 1999 to 1.2 to 1, at March 31, 2000 to 1.5 to 1, and at March 31, 2001
to 1.7 to 1. Certain of these financial, negative and affirmative covenants are more restrictive than those set forth in the Indenture.

    EVENTS OF DEFAULT. The Credit Agreement includes events of default that are typical for senior credit facilities and appropriate in the context of the Transactions, including, without limitation, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties in any material respect, cross default to certain other indebtedness and agreements, bankruptcy and insolvency events, material judgments and liabilities, defaults or judgments under ERISA and change of control. The occurrence of any of such events of default could result in acceleration of the Company's obligations under the Credit Agreement and foreclosure on the collateral securing such obligations, which could have material adverse results to holders of the Notes.

                              DESCRIPTION OF NOTES

GENERAL

    The Existing Notes were issued and the New will be issued pursuant to an Indenture (the "Indenture") among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement are available as set forth below under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Axiohm Transaction Solutions, Inc. and not to any of its Subsidiaries.

    The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all current and future Senior Debt, including borrowings under the Credit Agreement. Borrowings under the Credit Agreement are secured by substantially all of the Company's assets, including a pledge of 100% of the Capital Stock of the Company's existing and future Subsidiaries (other than Foreign Subsidiaries which are not treated as partnerships or branches of the Company or a Domestic Subsidiary for United States federal income tax purposes, as to which only 65% of the Capital Stock has been pledged), and are guaranteed by all existing and future Domestic Subsidiaries and those Foreign Subsidiaries which are treated as partnerships or branches of the Company or a Domestic Subsidiary for United States federal income tax purposes (each, a "Foreign Guarantor"), which guarantees are secured by all of such Domestic Subsidiaries' assets. The Existing Notes are and the New Notes will be guaranteed on a senior subordinated basis by all of the Company's existing and future Domestic Subsidiaries and Foreign Guarantors. See "--Additional Subsidiary Guarantors." The Notes will rank PARI PASSU or senior in right of payment with all other subordinated Indebtedness of the Company issued in the future, if any. As of September 30, 1997, on a pro forma basis giving effect to the Transactions, the Company and its Subsidiaries would have had Senior Debt of approximately $46.2 million (exclusive of the revolving loan commitment of $35.0 million under the Credit Agreement).

PRINCIPAL, MATURITY AND INTEREST

    The Notes will be limited in aggregate principal amount to $120.0 million and will mature on October 1, 2007. Interest on the Notes will accrue at the rate of 9 3/4% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on April 1, 1998, to Holders of record on the immediately preceding March 15 and September 15. Each New Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Existing Note surrendered in exchange for such New Note or, if no such interest has been paid or duly provided for on such Existing Note, from October 2, 1997. Holders of the Existing Notes whose Existing Notes are accepted for exchange will not receive accrued interest on such Existing Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Existing Notes prior to the original issue date of the New Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Existing Notes, and will be deemed to have waived the right to receive any interest on such Existing Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after October 2, 1997. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the

Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED THAT all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

    The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment, in full, in cash, of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred, assumed or guaranteed.

    Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities: (1) the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (provided that Holders may receive Permitted Proceeds) and (2) until all Obligations with respect to Senior Debt are paid in full, in cash, any distribution to which the Holders of Notes would be entitled but for the subordination provisions of the Indenture (other than Permitted Proceeds as provided in clause (1) above) shall be made to the holders of Senior Debt.

    The Company also may not make any payment or distribution to the Trustee or any Holder of Notes or in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any securities for cash or property (other than Permitted Proceeds) until all principal and other Obligations with respect to the Senior Debt have been paid in full if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs or any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms; or (ii) a default other than a payment default with respect to Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of the holders of such Designated Senior Debt. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to such Designated Senior Debt during such period; PROVIDED,that in no event may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of the subordination provisions of the Indenture unless and until all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full, in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice. The Company will resume payments on and distributions in respect of the Notes and may acquire them upon the earliest of: (a) the date upon which the default is cured or waived by written notice to the Trustee and the Company from the Person or Persons who gave such Payment Blockage Notice and in the case of Designated Senior Debt that has been accelerated, such acceleration has been rescinded, (b) in the case of a default referred to in clause (ii) above, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated and such acceleration has not been rescinded, and (c) the payment in full of such Designated Senior Debt, if the Indenture otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

    The Indenture will further require that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. On a pro forma basis, after giving effect to the Transactions, the Company and its Subsidiaries would have had Senior Debt outstanding at September 30, 1997 of $46.2 million. The Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

    The Company's payment obligations under the Existing Notes are, and under the New Notes will be, jointly and severally, fully and unconditionally guaranteed (the "Subsidiary Guarantees") by: Axiohm; Axiohm Investissements; Axiohm IPB, Inc.; Cognitive L.L.C.; Cognitive Solutions, Inc.; Dardel; and Stadia Colorado Corp. If, at any time, a Foreign Guarantor ceases to be treated as a partnership or branch of the Company or a Domestic Subsidiary for United States federal income tax purposes and is no longer a guarantor of any Indebtedness under the New Credit Facility, its status as a Guarantor will terminate. The Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the Guarantor's guarantees of the Company's Indebtedness under the New Credit Facility and the amounts for which the Guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt. The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Fraudulent Conveyance Considerations."

    The Indenture will provide that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity (except the Company or another Guarantor) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to another corporation, Person or entity unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture, in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) (a) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the first paragraph under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) would have a pro forma Fixed Charge Coverage Ratio that is equal to or greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period.

    Notwithstanding the foregoing paragraph, (i) any Guarantor may consolidate with, merge into or transfer all or a part of its properties and assets to the Company or any other Guarantor, (ii) any Guarantor may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for purpose of reincorporating such Guarantor in another State of the United States; PROVIDED THAT such merged entity continues to be a Guarantor; and (iii) any Foreign Guarantor may reorganize or otherwise change its legal status or form even if it would not remain a Guarantor after such reorganization or other change of legal status or form.

    The Indenture will provide that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED THAT the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Repurchase at the Option of Holders--Asset Sales."

OPTIONAL REDEMPTION

    The Notes will not be redeemable at the Company's option prior to October 1, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2002..............................................................................     104.875%
2003..............................................................................     103.250
2004..............................................................................     101.625
2005 and thereafter...............................................................     100.000%

    Notwithstanding the foregoing, prior to October 1, 2000, the Company may redeem on any one or more occasions up to 35% of the original aggregate principal amount of the Notes initially issued at a redemption price of 109.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Public Equity Offering of common stock of the Company; PROVIDED THAT at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding immediately after the occurrence of each such redemption; and PROVIDED, FURTHER, THAT each such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED THAT no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

    Except as set forth below under "--Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

    On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with a paying agent (the "Paying Agent") an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED THAT each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

    The New Credit Facility prohibits the Company from purchasing any Notes and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to purchase the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "Description of Certain Indebtedness."

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    ASSET SALES

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale or issue Equity Interests in any of its Restricted Subsidiaries or sell Equity Interests in any of its Restricted Subsidiaries, unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (which, in the case of any Asset Sale involving shares or assets having a fair market value in excess of $2.0 million, shall be evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; PROVIDED THAT the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets such that the Company or such Restricted Subsidiary has no further liability shall be deemed to be cash for purposes of this provision, (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and (z) the licensing of intellectual property which does not constitute the transfer of substantially all of the economic value of such property and does not limit the Company's use of such intellectual property for Permitted Businesses shall be deemed to comply with clause (ii) above if the payments thereon are in cash over time.

    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay term Indebtedness under the New Credit Facility or other Senior Debt, (b) to repay and permanently reduce the availability of revolving credit Indebtedness under the New Credit Facility or (c) to the acquisition of a controlling interest in another business or of all or substantially all of the assets of another business, or to the making of a capital expenditure or the acquisition of other long-term assets, in each case in Permitted Businesses. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased

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on a PRO RATA basis. Upon completion of such offer to purchase, the amount of
Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses
(ii), (iii) and (vi) (to the extent such distribution is paid to the Company or a Restricted Subsidiary) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

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    The foregoing provisions will not prohibit (i) the payment of any dividend or the making of any payment or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment or distribution would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness subordinated in right of payment to the Notes or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED THAT the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)
(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated in right of payment to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any employee or director of the Company (or any of its Subsidiaries), other than a Principal, or any former employee or director of the Company (or any of its Subsidiaries) issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; PROVIDED, HOWEVER, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (iv) shall not exceed $1.0 million in any twelve-month period and shall not exceed $3.0 million in the aggregate; (v) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options; (vi) the payment of any dividend by a Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis to all holders of Equity Interests, including the Company or any Restricted Subsidiary of the Company; and (vii) payments in accordance with the terms of the Merger Agreement; PROVIDED THAT with respect to clauses (ii),
(iii), (iv) and (v) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

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    (i) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees;

    (ii) the incurrence by the Company of term Indebtedness under the New Credit Facility and related Guarantees under the New Credit Facility; PROVIDED that the aggregate principal amount of all term Indebtedness outstanding under the New Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (ii) does not exceed an amount equal to $50.0 million less the aggregate amount of all repayments, optional or mandatory (other than repayments in connection with the incurrence of Permitted Refinancing Indebtedness), of the principal of any term Indebtedness under the New Credit Facility that have been made since the date of the Indenture;

    (iii) the incurrence by the Company of revolving credit Indebtedness under the New Credit Facility, letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) and related Guarantees under the New Credit Facility; PROVIDED that the aggregate principal amount of all revolving Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding under the New Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iii), does not exceed $35.0 million, less the amount outstanding under clause (xiv) below and the aggregate amount of Asset Sale proceeds applied to repay and permanently reduce the availability of revolving credit Indebtedness under the New Credit Facility pursuant to the provisions described under the caption "--Certain Covenants-- Asset Sales;"

    (iv) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

    (v) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of their respective businesses and not for speculative purposes;

    (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between the Company and a Restricted Subsidiary or between one Restricted Subsidiary and another; PROVIDED, HOWEVER, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated in liquidation to the prior payment in full in cash of all Obligations with respect to the Notes and the Indenture; (b) if a Restricted Subsidiary, that is not a Guarantor, is the obligor on such Indebtedness, such Indebtedness owning to the Company or any Guarantor, together with all intercompany Indebtedness owing from all Restricted Subsidiaries that are not Guarantors to the Company or a Guarantor, does not exceed $5.0 million in aggregate principal amount at any time outstanding; and (c) (A) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

    (vii) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; PROVIDED, that the Guarantee of any Indebtedness of a Restricted Subsidiary that is not or is no longer a Guarantor shall be deemed a Restricted Investment at the time of such Guarantee or at the time such Restricted Subsidiary's Guarantor status terminates in an amount equal to the maximum principal amount so guaranteed, for so long as, and to the extent that, such Guarantee remains outstanding;

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
    (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, or advance payment bonds and appeal and surety bonds;

    (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund or replace Indebtedness that was permitted by the Indenture to be incurred;

    (x) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant this clause (x), not to exceed the difference of (a) $15.0 million less
(b) the outstanding aggregate principal amount incurred pursuant to clause (xi) below;

    (xi) the incurrence by Restricted Subsidiaries that are not Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xi) not to exceed $5.0 million;

    (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause (xii), not to exceed $5.0 million at any time outstanding; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may incur any amount of additional Indebtedness of the type specified above in this clause (xii) so long as the sole recourse of the obligee with respect to such Indebtedness is to the property financed and any accessions and additions thereto, replacements and substitutions therefor and the proceeds (including insurance proceeds thereof);

    (xiii) the issuance by a Restricted Subsidiary that is a Guarantor of preferred stock to the Company or to any of its Restricted Subsidiaries that are Guarantors; PROVIDED, HOWEVER, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such preferred stock ceasing to be the Company or any of its Restricted Subsidiaries that are Guarantors or any subsequent transfer of such preferred stock to a Person, other than the Company or one of its Restricted Subsidiaries that are Guarantors, shall be deemed to be an issuance of preferred stock by such Subsidiary that was not permitted by this clause (xiii);

    (xiv) the incurrence by Foreign Subsidiaries that are not holding companies or by Axiohm S.A. of Indebtedness under the New Credit Facility or any Permitted Refinancing Indebtedness; PROVIDED, HOWEVER, that the aggregate principal amount of outstanding Indebtedness incurred pursuant to this clause (xiv) does not exceed $15.0 million at any time; and PROVIDED, FURTHER, that out of the total Indebtedness permitted pursuant to this clause (xiv), no more than $5.0 million of Indebtedness can be incurred by any such Foreign Subsidiary that is not Axiohm S.A.; and

    (xv) the incurrence by a Restricted Subsidiary that is a Foreign Subsidiary and is not a Guarantor of Indebtedness in an amount not to exceed the Borrowing Base of such Restricted Subsidiary; PROVIDED, that none of the Company or any other such Restricted Subsidiary shall be obligated, directly or indirectly, to pay principal, premium, interest or other amounts thereon or in respect thereof (including by way of net worth requirements, equity keepwells etc.).

    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment

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of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

    DESIGNATION OF UNRESTRICTED SUBSIDIARIES

    Any designation of an Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the terms of the Indenture governing the designation of Unrestricted Subsidiaries and was permitted by the covenant described above under the caption "--Restricted Payments." If, at any time, any Unrestricted Subsidiary fails to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED THAT such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

    LIENS

    The Indenture will provide that the Company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their respective property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture,
(b) the New Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED THAT such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than

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the Person or such Person's Subsidiaries, or the property or assets of the
Person or such Person's Subsidiaries, so acquired, PROVIDED THAT, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment, subletting and restriction on transfer provisions or restrictions on cash or other deposits or net worth under leases, licenses or other contracts entered into in the ordinary course of business, PROVIDED THAT such restrictions are limited to the property or assets that are the subject of such lease, license or contract and not in connection with a financing transaction, (g) any restriction on cash deposits by reason of customary security deposits entered into in the ordinary course of business, (h) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition, (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, together with any accessions and additions thereto, replacements and substitutions therefor and the proceeds (including insurance proceeds thereof), (j) Indebtedness of Guarantors, PROVIDED THAT such Indebtedness was permitted to be incurred pursuant to the Indenture, or (k) Permitted Refinancing Indebtedness, PROVIDED THAT the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Indenture will provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

    ADDITIONAL SUBSIDIARY GUARANTEES

    The Indenture will provide that if the Company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary after the date of the Indenture, then such newly acquired or created Domestic Subsidiary shall
(i) execute a supplemental indenture in form and substance satisfactory to the Trustee providing that such Domestic Subsidiary shall become a Guarantor under the Indenture and (ii) deliver an opinion of counsel to the effect INTER ALIA, that such supplemental indenture has been duly authorized and executed by such Domestic Subsidiary, PROVIDED, HOWEVER, this covenant shall not apply to any Domestic Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

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    In addition, if an election is made to treat any Foreign Subsidiary as a partnership or a branch for United States federal income tax purposes, within five (5) days after the election is made, such Foreign Subsidiary shall (i) execute a supplemental indenture in form and substance satisfactory to the Trustee providing that such Foreign Subsidiary shall become a Guarantor under the Indenture, (ii) execute any other necessary documentation to be executed by a Guarantor and (iii) deliver an opinion of counsel to the effect INTER ALIA, that such supplemental indenture has been duly authorized and executed by such Foreign Subsidiary, PROVIDED, HOWEVER, that if Dardel, Axiohm S.A. or any other Foreign Subsidiary shall cease to be treated as a partnership or a branch of the Company and Dardel, Axiohm S.A. or any other Foreign Subsidiary, as the case may be, is no longer a guarantor of any Indebtedness under the New Credit Facility, then, as of the date such status as a partnership or a branch and as a guarantor under the New Credit Facility terminates, such Subsidiary's status as a Guarantor under the Indenture shall also terminate.

    A Foreign Guarantor may not cease to be a Guarantor and remain a Restricted Subsidiary of the Company, unless (a) all Investments made in such Foreign Guarantor by the Company or any Restricted Subsidiary from the date it became a Guarantor and which remain then outstanding shall be deemed to be Restricted Investments made at the time the Foreign Guarantor ceased to be a Guarantor; (b) any transaction that would have been an Asset Sale if the Foreign Guarantor had not been a Guarantor at the time of such transaction would comply with the covenant under "Asset Sales" at the time the Foreign Guarantor ceased to be a Guarantor; (c) all Indebtedness incurred by such Foreign Guarantor and that is then outstanding shall be deemed to be Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor at the time the Foreign Guarantor ceases to be a Guarantor; (d) after giving effect to such deemed Restricted Investments, deemed Asset Sales and deemed incurrences of Indebtedness, there would not have occurred and be continuing any Default or Event of Default; and (e) such Foreign Guarantor concurrent with its ceasing to be a Guarantor of the Notes ceases to be a guarantor of The New Credit Facility.

    TRANSACTIONS WITH AFFILIATES

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by an appraisal firm) of national standing; PROVIDED THAT none of the following shall be deemed to be Affiliate Transactions: (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business that has been approved by a majority of the disinterested members of the Board of Directors; PROVIDED that any such employment agreement providing for aggregate remuneration of under $200,000 shall not require any such Board of Directors approval; (2) transactions between or among the Company and/or its Restricted Subsidiaries that are on fair and reasonable terms; (3) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments"; (4) fees and compensation paid to members of the Board of Directors of the Company and of its Subsidiaries in their capacity as such, to the extent such fees

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and compensation are reasonable and customary; (5) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practices; (6) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans; (7) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries, to the extent such fees and compensation are reasonable and customary as determined by the Board of Directors of the Company or of any such Restricted Subsidiary; and (8) payments in accordance with the terms of the Merger Agreement.

    ANTI-LAYERING

    The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its Subsidiary Guarantee.

    BUSINESS ACTIVITIES

    The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

    PAYMENTS FOR CONSENT

    The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    REPORTS

    The Indenture provides that whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations;" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to

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
securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the provisions described under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets"; (iv) failure by the Company or any of its Subsidiaries for 30 days to comply with the provisions described under the captions "--Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," "--Repurchase at the Option of Holders Asset Sales" or "--Repurchase at the Option of Holders--Change of Control"; (v) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee was created before or after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness by the expiration of the applicable grace period, if any, provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in the case of each of clauses
(a) and (b) above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $5.0 million or more; (vii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed, for a period of 60 consecutive days; (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person authorized to act on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture, and the Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to October 1, 2002 by reason of any willful action (or inaction) taken (or not

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
taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to October 1, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize

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
income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that, subject to customary assumptions and exclusions, there has been compliance with all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, interest or Liquidated Damages, if any,

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
on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 or
Article 12 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) if such amendment would adversely affect the rights of Holders of Notes. In addition, without the consent of at least 66 2/3% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), no waiver or amendment to the Indenture may make any change in the provisions described above under the caption "--Repurchase at the Option of Holders-- Change of Control" that adversely affect the rights of any Holder of Notes.

    Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Notes or the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Guarantor to guarantee the Notes.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this Offering Memorandum may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Axiohm Transaction Solutions, Inc., 15070 Avenue of Science, San Diego, California 92128, Attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

    The Notes held by Qualified Institutional Buyers and institutional accredited investors initially are in the form of one or more registered global notes without interest coupons (collectively, the "U.S. Global

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Notes"). The U.S. Global Notes have been deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Direct and Indirect Participants (as defined below). The Notes issued in offshore transactions in reliance on Regulation S, if any, initially are in the form of one or more registered, global book-entry notes without interest coupons (the "Regulation S Global Notes"). The Regulation S Global Notes have been deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of a nominee of DTC (a "Nominee") for credit to the accounts of Indirect Participants at the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("CEDEL"). All registered global notes are referred to herein collectively as "Global Notes."

    Beneficial interests in all Global Existing Notes and all Certificated Existing Notes (as defined below), if any, will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

    The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See "--Transfer of Interests in Global Notes for Certificated Notes."

    Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

    DEPOSITARY PROCEDURES

    DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Direct Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and CEDEL. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). DTC may hold securities beneficially owned by other persons only though the Direct Participants or Indirect Participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant, and not on the records maintained by DTC.

    DTC has also advised the Company that, pursuant to DTC's procedures, (i) DTC has credited the accounts of the Direct Participants designated by the Initial Purchaser with portions of the principal amount of Global Notes allocated by the Initial Purchaser to such Direct Participants, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

    Investors in the U.S. Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. Investors in the Regulation S Global Notes may hold their interests therein directly though Euroclear or CEDEL or indirectly through organizations that are participants in Euroclear or CEDEL. Investors may also hold interests in the Regulation S Global Notes through organizations other than Euroclear and CEDEL that are Direct Participants in the DTC system. Morgan Guaranty Trust Company of New York,

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
Brussels office is the operator and depository of Euroclear and Citibank, N.A. is the operator and depository of CEDEL (each a "Nominee" of Euroclear and CEDEL, respectively). Therefore, they will each be recorded on DTC's records as the holders of all ownership interests held by them on behalf of Euroclear and CEDEL, respectively. Euroclear and CEDEL will maintain on their records the ownership interests, and transfers of ownership interests by and between, their own customer's securities accounts. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, customers of Euroclear or CEDEL. All ownership interests in any Global Notes, including those of customers' securities accounts held though Euroclear or CEDEL, may be subject to the procedures and requirements of DTC.

    The laws of some states require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes see "--Transfers of Interests in Global Notes for Certificated Notes."

    Except as described in "--Transfers of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

    Under the terms of the Indenture, the Company, the Guarantors and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, if any, interest and Liquidated Damages, if any, on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

    DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Company or the Guarantors. Neither the Company, the Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

    The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or CEDEL) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but

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generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the Notes through Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the Notes through Euroclear or CEDEL, on the other hand, will be effected by Euroclear or CEDEL's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL; HOWEVER, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or CEDEL, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or CEDEL and within their established deadlines (Brussels time for Euroclear and UK time for CEDEL). Indirect Participants who hold interests in the Notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's or CEDEL's Nominee. Euroclear or CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

    Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the Notes through Euroclear or CEDEL purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or CEDEL, during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Regulation S Global Note to a DTC Participant until the European business day for Euroclear or CEDEL immediately following DTC's settlement date.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default on the Notes, DTC reserves the right to exchange Global Notes (without the direction or one or more of its Direct Participants) for Notes in certificated form, of which any Existing Notes shall bear restrictive legends, and to distribute such certificated forms of Notes to its Direct Participants. See "--Transfers of Interests in Global Notes for Certificated Notes."

    Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Notes and in the U.S. Global Notes among Direct Participants, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Guarantors, the Initial Purchaser or the Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective Direct and Indirect Participants of their respective, obligations under the rules and procedures governing any of their operations.

    The information in this section concerning DTC, Euroclear and CEDEL and their book entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    TRANSFERS OF INTERESTS IN ONE GLOBAL NOTE FOR INTERESTS IN ANOTHER GLOBAL
     NOTE

    An Indirect Participant who holds an interest in the Regulation S Global Existing Notes will be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Existing Notes only upon receipt by the Trustee of a written certification from the transferor to the, effect that such transfer is being made in accordance with the restrictions on transfer set forth under

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"Notice to Investors" in the Offering Memorandum delivered to investors in connection with the Existing Notes Offering and set forth in the legend printed on the Regulation S Global Existing Notes.

    A Direct or Indirect Participant who holds an interest in U.S. Global Existing Notes may transfer its interest to a person who takes delivery in the form of an interest in Regulation S Global Existing Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S.

    Transfers involving an exchange of a beneficial interest in Regulation S Global Notes for a beneficial interest in U.S. Global Notes or vice versa will be effected by DTC by means of an instruction originated by the Trustee through DTC/Deposit Withdraw at Custodian (DWAC) system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the one Global Note and a corresponding increase in the principal amount of the other Global Note, as applicable. Any beneficial interest in the one Global Note that is transferred to a person who takes delivery in the form of the other Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

    TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

    An entire Global Note may be exchanged for definitive Notes in registered, certificated form without interest coupons ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related Notes.

    Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC by such Direct Participants (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interests in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

    In all cases described herein, such Certificated Existing Notes will bear the restrictive legend referred to in "Notice to Investors" in the Offering Memorandum delivered to investors in connection with the Existing Notes Offering unless the Company determines otherwise in compliance with applicable law.

    Neither the Company, the Guarantors nor the Trustee will be liable for any delay by the holder of the Global Notes or DTC in identifying the beneficial owners of Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

    TRANSFERS OF CERTIFICATED EXISTING NOTES FOR INTERESTS IN GLOBAL EXISTING
     NOTES

    Certificated Existing Notes may only be transferred if the transferor first delivers to the Trustee a written certificate (and in certain circumstances, an opinion of counsel) confirming that, in connection with such transfer, it has complied with the restrictions on transfer described under "Notice to Investors" in the Offering Memorandum delivered to investors in connection with the Existing Notes Offering.

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
    SAME-DAY SETTLEMENT AND PAYMENT

    The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to DTC or its nominee as the registered holder of such Global Note. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The Company, the Guarantors and the Initial Purchaser entered into the Registration Rights Agreement on the Closing Date of the Existing Notes Offering, October 2, 1997. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Exchange Offer Registration Statement of which this Prospectus is a part on the appropriate form under the Securities Act with respect to the New Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Existing Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Existing Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Existing Note until (i) the date on which such Existing Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Existing Note for a New Note, the date on which such New
Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Existing Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Existing
Note is distributed to the public pursuant to Rule 144 under the Act.

    The Registration Rights Agreement provides that (i) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date, (ii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Existing Notes tendered prior thereto in the Exchange Offer and
(iii) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company fails to file the Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of

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such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or use of the prospectus is suspended in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement and is not succeeded within 30 days by another effective Registration Statement or use of the prospectus (as supplemented, if necessary) is again permitted; PROVIDED THAT the Shelf Registration Statement shall not cease to be effective and the prospectus shall not cease to be usable in connection with resales of Transfer Restricted Securities for more than 30 days in any calendar year (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.35 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

    Holders of Existing Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Existing Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control " (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED THAT beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) (PROVIDED THAT the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation, or Sale of Assets" and not by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Asset Sales"), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Guarantor or by a Guarantor to the Company or another Guarantor or by a non-Guarantor Foreign Subsidiary to another non-Guarantor Foreign Subsidiary,
(ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments," (iv) a transfer of Capital Stock of a Foreign Subsidiary for cash and/or Indebtedness permitted by clause (xv) of the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and (v) a disposition of inventory or Cash Equivalents in the ordinary course of business, will, in each case, not be deemed to be Asset Sales.

    "BORROWING BASE" means, with respect to any Restricted Subsidiary that is a Foreign Subsidiary and is not a Guarantor, the sum of (x) 75% of the net book value of the non-Affiliate accounts receivable of such Restricted Foreign Subsidiary in accordance with GAAP and (y) 40% of the net book value of the inventory of such Restricted Foreign Subsidiary in accordance with GAAP.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL MARKET TRANSACTION" means (i) any direct or indirect public offering or private placement of subordinated debt or equity securities of the Company or any of its Subsidiaries or (ii) the incurrence of any other Indebtedness by the Company or any of its Subsidiaries, or any direct or indirect parent holding company of the Company (other than Permitted Debt); PROVIDED, that, in each case, either such transaction does not violate the New Credit Facility or the Indebtedness under the New Credit Facility has been paid in full and all commitments thereunder have been terminated.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any lender party to the New Credit Facility or any Permitted Refinancing Indebtedness or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper rated at least P-2 by Moody's Investors Service, Inc. or at least A-2 by Standard & Poor's Ratings Services with maturities of not more than 270 days from the date of acquisition, (vi) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and rated at least A by Moody's Investors Service, Inc. or A by Standard & Poor's Corporation, and (vii) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(vi) above.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) (other than persons who are, or groups of persons who are, made up entirely of Principals and/or their Related Parties); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Principals or their respective Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the total of the Voting Stock of the Company (measured by voting power rather than number of shares), PROVIDED, that no Principal and his Related Parties beneficially own (as so defined), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of the Company than such other person or have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of the Company (for purposes of this clause (iii), such other person shall be deemed to beneficially own any Voting Stock of a person held by another person (a "parent corporation"), if such other person "beneficially owns" (as so defined), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent corporation and the Principals and the Related Parties "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of such parent corporation than such other person and do not have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of such parent corporation), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such conversion or exchange).

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future

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period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary,
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

    "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or (iii) was elected to such Board of Directors with the approval of the holders of 80% or more of the voting securities held by the Principals and their Related Parties.

    "CREDIT AGREEMENT" means the Credit Agreement, dated as of the date of the Indenture, among the Company, Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as syndication agent and administrative agent, and the lenders from time to time party thereto, as such agreement may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time thereafter, including any appendices, exhibits or schedules to any of the foregoing, as the same may be in effect from time to time, in each case, as such agreements may be amended, modified, supplemented, renewed, refunded, replaced, refinanced, extended or restated from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise), including any appendices, exhibits or schedules to any of the foregoing.

    "DARDEL" means Dardel Technologies S.A., a French corporation.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

    "DESIGNATED SENIOR DEBT" means (i) any Indebtedness outstanding under the Credit Agreement and (ii) any other Senior Debt permitted under the Indenture, which, at the date of determination, has an aggregate principal amount outstanding of, or under which at the date of creation thereof or determination, the holders thereof are committed to lend, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of the Indenture.

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or

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otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

    "DOMESTIC SUBSIDIARY" means a Subsidiary that is formed under the laws of the United States of America or of a state or territory thereof.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of
(a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and including the Merger as an acquisition by the Company, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will

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not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

    "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "GUARANTORS" means each of (i) Axiohm IPB, Inc., Stadia Colorado Corp. and Cognitive Solutions Inc. and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements in the ordinary course of business designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness (of the types described above) of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be
(i) the accreted value thereof in the case of any Indebtedness that does not require current payments of interest and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness), advances or capital contributions (excluding commission, travel and entertainment, relocation, and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of July 14, 1997 among DH Technology, Inc., Axiohm S.A. and AX Acquisition Corporation, as in effect on the date of the Indenture.

    "NET CASH PROCEEDS" means the aggregate cash proceeds received from any Capital Market Transaction, in each case net of (i) all commissions (including any underwriter's discounts); (ii) other ordinary and reasonable fees and expenses (including legal fees and expenses) incurred as a consequence of such Capital Market Transaction and (iii) in the case of a Capital Market Transaction of the nature described in clause (ii) of the definition thereof, any required repayment of Senior Debt that is actually made with such proceeds.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NEW CREDIT FACILITY" means the Credit Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that Indebtedness that would otherwise be Non-Recourse Debt but for the reason that the Company or a Restricted Subsidiary may be directly or indirectly liable as a guarantor, such Indebtedness will be considered Non-Recourse Debt if the guarantee of such Indebtedness was permitted at the time of its incurrence by the covenants described under the captions "--Certain Covenants--

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Restricted Payments" and "--Certain Covenants--Incurrence of Indebtedness and
Issuance of Preferred Stock."

    "OBLIGATIONS" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Liquidated Damages), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

    "PERMITTED BUSINESS" means (i) the lines of business conducted by the Company and its Subsidiaries on the date hereof or to which the Company's or its Subsidiaries' technology is applicable; (ii) the design, manufacture and sale of input or output devices (including printers) or other devices related to, involved with or used in the processing of commercial, retail, point-of-sale, industrial or financial transactions or to bar coding or item identification; and (iii) any business reasonably related or incidental thereto or which is an extension thereof, including, without limitation, the design and sale of ancillary software, electronic components, the sale of consumable products, or the provision of related services.

    "PERMITTED INVESTMENTS" means (i) any Investment in the Company or in a Guarantor; (ii) any Investment in Cash Equivalents or deposit accounts maintained in the ordinary course of business; (iii) any Investment by the Company or any Restricted Subsidiary of the Company, if as a result of such Investment (a) such Person becomes a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) any Investment received involuntarily; (vii) any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person;
(viii) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business; (ix) other Investments by the Company or any Restricted Subsidiary in any Person having an aggregate fair market value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (ix) that are at the time outstanding (net of returns of capital, dividends paid on Investments and repurchases of Investments), not to exceed $5.0 million; (x) Investments in the form of intercompany Indebtedness or Guarantees of Indebtedness permitted under clauses
(vi), (vii) and (xi) of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" (xi) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of the business of the Company and its Subsidiaries and not for speculative purposes; and (xii) any Investment existing on the date of the Indenture and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof.

    "PERMITTED LIENS" means (i) Liens securing Senior Debt of the Company or its Restricted Subsidiaries; (ii) Liens securing Indebtedness that is pari passu in right of payment with the Notes, provided that the Notes are equally and ratably secured; (iii) Liens existing on the date of the Indenture; (iv) Liens on property of a Person existing at the time such Person or such Person's parent corporation becomes a Subsidiary of the Company or any Subsidiary of the Company; PROVIDED THAT such Liens were in existence prior to the contemplation of such transaction and do not extend to any assets other than those of such Person; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED THAT such Liens were in existence prior to the contemplation of such acquisition and extend only to the property so acquired and the proceeds thereof; (vi) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (v), PROVIDED, HOWEVER, that such new Lien shall be limited to all or part of the same property that secured the original Lien (PROVIDED THAT such Liens may extend to after-acquired property, including any assets or Capital Stock of any subsequently formed or acquired Subsidiary, if such original Lien included such property or assets as collateral) and the Indebtedness secured by such Lien at such time is not increased to any amount greater than permitted under clauses (ii), (iii) and
(xiv) of the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", or, in the case of other Senior Debt, or, in the case of other Indebtedness, the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (i) through (v), as the case may be, at the time the original Lien became a Permitted Lien; (vii) Liens in favor of the Company or any Guarantor; (viii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $5.0 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (ix) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, PROVIDED THAT any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (xii) of the second paragraph of the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness, together with any additions and accessions thereto and replacements, substitutions and proceeds (including insurance proceeds) thereof; (xii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; PROVIDED, that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xiii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; (xiv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xv) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or its Restricted Subsidiaries; (xvi) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (xvii) deposits made in the ordinary course of business to secure liability to insurance carriers, and Liens on the proceeds of insurance granted to insurance carriers solely to secure the payment of financed premiums; (xviii) any attachment or judgment Lien not constituting an Event of Default under clause (i) of the first paragraph of the section described above under the caption "--Events of Default and Remedies"; (xix) any interest or title of a lessor or sublessor under any operating lease; (xx) Liens arising by virtue of any common law, statutory or contractual provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit or securities accounts maintained in the ordinary course of business; (xxi) Liens in favor of a trustee under any indenture securing amounts due to the trustee in connection with its services under such indenture; and
(xxii) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business.

    "PERMITTED PROCEEDS" means (i) any Net Cash Proceeds from a Capital Market Transaction and (ii) the proceeds from any trust created as described under "--Legal Defeasance and Covenant Defeasance" PROVIDED THAT such trust at the time of its creation does not violate the New Credit Facility.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED THAT: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, any other Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith, including any premiums on principal) except in the case of revolving indebtedness under clause (iii) of the second paragraph set forth under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" may be refinanced up to the limitations described in such clause (iii); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to any other Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded, and is subordinated in right of payment to, or is ranked in right of payment with respect to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "PRINCIPAL" means each of Patrick Dupuy, Gilles Gibier or William Gibbs.

    "PUBLIC EQUITY OFFERING" means any underwritten primary public offering of the Common Stock or other Voting Stock of the Company, pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8, or any successor or similar form) under the Securities Act.

    "RELATED PARTY" means, with respect to any Principal, (i) any spouse or immediate family member (in the case of an individual) of such Principal or (ii) a Person, the beneficiaries, stockholders, partners, owners, members or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided that, on the Effective Date of the Indenture, all Subsidiaries of the Company shall be Restricted Subsidiaries of the Company.

    "SENIOR DEBT" means (i) all Indebtedness outstanding under the New Credit Facility permitted under the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables, or (z) any Indebtedness of the type described in clause (ii), or any Obligations with respect thereto, that is incurred in violation of the Indenture; PROVIDED, THAT this clause (z) shall not be read to negate the requirement in clause (i) in the preceding sentence that Indebtedness outstanding under the New Credit Facility be permitted under the convenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" to qualify as Senior Debt.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by a resolution of the Board of Directors as an Unrestricted Subsidiary; but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

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                              PLAN OF DISTRIBUTION

    This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Company has agreed that under certain circumstances, for a period of up to one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.

    The Company and the Guarantors will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any Participating Broker-Dealer that acquired Existing Notes as a result of market making activities or other trading activities and who resells New Notes that were received by it pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters with respect to the New Notes and New Subsidiary Guarantees offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain legal matters with respect to the New Subsidiary Guarantee of Axiohm IPB, Inc. will be passed upon by McDermott, Will & Emery, Chicago, Illinois. Certain legal matters with respect to the New Subsidiary Guarantee of Stadia Colorado Corp. will be passed upon by Sparks Dix, P.C., Denver, Colorado. Certain legal matters with respect to the New Subsidiary Guarantees of Axiohm S.A.R.L., Axiohm Investissements S.A.R.L. and Dardel Technologies E.U.R.L. will be passed upon by Slaughter & May, Paris, France.

                                    EXPERTS

    The financial statements of DH Technology, Inc. as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated balance sheets as of December 31, 1995 and 1996 and the consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 of Axiohm S.A. and subsidiaries included in this Prospectus have been audited by Price Waterhouse, independent accountants, as stated in their report appearing herein.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------
                                                     AXIOHM S.A.

Report of Independent Accountants.........................................................................  F-2
Consolidated Balance Sheet as of December 31, 1996 and December 31, 1995..................................  F-3
Consolidated Statement of Income for the Years Ended December 31, 1996, 1995 and 1994.....................  F-4
Consolidated Statement of Cash Flows for the Years Ended December 31, 1996, 1995
  and 1994................................................................................................  F-5
Consolidated Statement of Shareholders' Equity for the Years Ended December 31, 1996, 1995 and 1994.......  F-6
Notes to the Consolidated Financial Statements............................................................  F-7

                                         AXIOHM TRANSACTION SOLUTIONS, INC.

Unaudited Condensed Consolidated Balance Sheet as of September 30, 1997...................................  F-31
Unaudited Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 1997 and
  1996....................................................................................................  F-32
Unaudited Condensed Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 1997 and
  1996....................................................................................................  F-33
Notes to the Unaudited Condensed Consolidated Financial Statements........................................  F-34


                                                 DH TECHNOLOGY, INC.

Independent Auditors' Report..............................................................................  F-43
Consolidated Balance Sheets as of December 31, 1995 and December 31, 1996.................................  F-44
Consolidated Statements of Income for the Years Ended December 31, 1994, 1995 and 1996....................  F-45
Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1994, 1995 and 1996......  F-46
Consolidated Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and 1996................  F-47
Notes to the Consolidated Financial Statements............................................................  F-48
Unaudited Consolidated Balance Sheets as of December 31, 1996 and June 30, 1997...........................  F-69
Unaudited Consolidated Statements of Operations for the Three and Six Months Ended June 30, 1996 and
  1997....................................................................................................  F-70
Unaudited Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1996 and 1997...........  F-71
Notes to the Unaudited Consolidated Financial Statements..................................................  F-72

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Axiohm S.A.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Axiohm S.A. and its subsidiaries at December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with United States generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with United States generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Axiohm S.A. and its subsidiaries for any period subsequent to December 31, 1996.

/s/ PRICE WATERHOUSE
Price Waterhouse
Paris, France

September 12, 1997, except as to Note 19, which is as of January 9, 1998

                                  AXIOHM S.A.

                           CONSOLIDATED BALANCE SHEET

               (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

                                                                                                        DECEMBER 31,
                                                                                                    --------------------
                                                                                          NOTE        1995       1996
                                                                                          -----     ---------  ---------
ASSETS
Current assets:
  Cash and cash equivalents..........................................................               $     636  $   1,839
  Accounts receivable, net...........................................................           3       9,700     10,552
  Inventories, net...................................................................           4      13,506     13,900
  Loan to related party..............................................................          17          --      1,832
  Other current assets...............................................................                   2,435      1,454
                                                                                                    ---------  ---------
    Total current assets.............................................................                  26,277     29,577

Property, plant and equipment, net...................................................           5      11,002     11,235
Goodwill.............................................................................           6       2,254      2,606
Other assets.........................................................................                     651        560
                                                                                                    ---------  ---------
    Total assets.....................................................................               $  40,184  $  43,978
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................................................               $   6,675  $   7,480
  Bank overdraft.....................................................................                     545         --
  Current portion of long-term debt..................................................           8       1,748      1,267
  Current portion of capital lease and financing obligations.........................           9          84        139
  Current portion of government grant obligations....................................          11         327        916
  Other current liabilities..........................................................           7       4,185      5,703
                                                                                                    ---------  ---------
    Total current liabilities........................................................                  13,564     15,505

Long-term debt.......................................................................           8      13,087      4,821
Capital lease and financing obligations..............................................           9       1,662      1,543
Government grant obligations.........................................................          11       2,600      1,846
Deferred income taxes................................................................          13       1,482      1,557
Other long-term liabilities..........................................................          14       1,812      2,273
                                                                                                    ---------  ---------
    Total liabilities................................................................               $  34,207  $  27,545
                                                                                                    ---------  ---------
Commitments and contingencies........................................................          10          --         --

Shareholders' equity:
  Common stock, ordinary shares "A" par value FF 100 at December 31, 1995 and FF 500 at December 31, 1996; 38,000 shares authorized and outstanding at December 31,
    1995; 38,405 shares authorized and outstanding at December 31, 1996..............          15   $     616  $   3,579
  Common stock, ordinary shares "B" par value FF 500, 2,735 shares authorized and
    outstanding at December 31, 1996.................................................                      --        262
  Capital in excess of par value.....................................................                      66        326
  Retained earnings..................................................................                   5,434     12,149
  Foreign currency translation adjustment............................................                    (139)       117
                                                                                                    ---------  ---------

    Total shareholders' equity.......................................................                   5,977     16,433
                                                                                                    ---------  ---------

    Total liabilities and shareholders' equity.......................................               $  40,184  $  43,978
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                        CONSOLIDATED STATEMENT OF INCOME

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                  ----------------------------------
                                                                        NOTE         1994        1995        1996
                                                                        -----     ----------  ----------  ----------
Revenue:
  Net sales........................................................       3       $   23,952  $   72,155  $   95,302
  Other income.....................................................      12              858          --          --
                                                                                  ----------  ----------  ----------
                                                                                      24,810      72,155      95,302
Costs and expenses:
  Costs of products sold...........................................                  (15,095)    (52,202)    (66,390)
  Selling, general and administrative..............................                   (4,506)     (9,200)    (11,013)
  Research and development.........................................                   (3,310)     (5,836)     (6,648)
  Goodwill amortization............................................       6               --        (161)       (200)
                                                                                  ----------  ----------  ----------

Total costs and expenses...........................................                  (22,911)    (67,399)    (84,251)
                                                                                  ----------  ----------  ----------

Income from operations.............................................                    1,899       4,756      11,051

Interest income....................................................                       90         158         158
Interest expense...................................................                     (244)     (1,889)     (1,032)
Other income.......................................................      12              167          --       1,033
                                                                                  ----------  ----------  ----------

Income before income taxes.........................................                    1,912       3,025      11,210
Provision for income taxes.........................................      13             (482)     (1,095)     (4,406)
                                                                                  ----------  ----------  ----------

Net income.........................................................               $    1,430  $    1,930  $    6,804
                                                                                  ----------  ----------  ----------
                                                                                  ----------  ----------  ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  --------------------------------
                                                                                     1994       1995       1996
                                                                                  ----------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................................................  $    1,430  $   1,930  $   6,804
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...............................................       1,070      2,696      2,921
    Deferred income taxes.......................................................         756       (155)       458
    Provision for inventory obsolescence........................................          57      1,040         87
    Provision for long-term liabilities.........................................          94        184        461
    Other.......................................................................          --         36        213
  Effect on cash of changes in operating assets and liabilities:
    Decrease/(increase) in accounts receivable..................................         580     (4,659)    (2,215)
    Increase in inventories.....................................................      (1,411)    (1,896)      (823)
    Increase in other current assets............................................        (220)      (248)      (517)
    (Decrease)/increase in accounts payable.....................................        (437)       160      2,700
    Increase in other current liabilities.......................................         720      1,371      1,137
    (Decrease)/increase in income tax payable...................................        (420)       678        618
    Decrease in deferred revenue................................................         (58)      (130)      (107)
                                                                                  ----------  ---------  ---------
Net cash provided by operating activities.......................................  $    2,161  $   1,007  $  11,737
                                                                                  ----------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  IPB acquisition, net of cash acquired (Note 2)................................  $  (15,644) $      --  $      --
  Capital expenditures..........................................................      (2,190)    (2,955)    (3,056)
  Proceeds from disposition of property, plant and equipment....................          --         53         71
  Other.........................................................................        (203)      (123)       (12)
                                                                                  ----------  ---------  ---------
Net cash used in investing activities...........................................  $  (18,037) $  (3,025) $  (2,997)
                                                                                  ----------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank overdraft................................................................  $     (540) $     409  $    (545)
  Net borrowings under lines of credit..........................................         645        953       (128)
  Proceeds from long-term debt..................................................      15,301      1,000         --
  Principal repayments under long-term debt.....................................        (371)    (4,992)    (8,446)
  Proceeds from government grants...............................................         716      2,204        338
  Proceeds from financing arrangements (Note 9).................................          --      1,600         --
  Repayment of government grants................................................          --       (196)      (308)
  Principal repayments under financing obligations..............................          --        (36)      (119)
  Payment of dividends..........................................................        (342)        --       (411)
  Proceeds from stock issuance, net of issuance costs (Note 15).................          --         --      3,807
  Net loans/repayments to related parties.......................................         602         --     (1,851)
                                                                                  ----------  ---------  ---------
Net cash provided by/(used in) financing activities.............................  $   16,011  $     942  $  (7,663)
                                                                                  ----------  ---------  ---------
Effect of foreign exchange rate changes on cash and cash equivalents............  $      399  $     216  $     126
                                                                                  ----------  ---------  ---------

Change in cash and cash equivalents.............................................  $      534  $    (860) $   1,203
Cash and cash equivalents at beginning of year..................................         962      1,496        636
                                                                                  ----------  ---------  ---------
Cash and cash equivalents at end of year........................................  $    1,496  $     636  $   1,839
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
CASH PAID DURING THE YEAR FOR:
  Interest......................................................................  $      157  $   1,649  $     845
  Income taxes, net of refunds..................................................         140        604      3,245
NON-CASH TRANSACTIONS:
  Capital lease obligations.....................................................          --  $   1,750  $     163
  Accrual for contingent purchase price consideration (Note 10).................          --         --        552

   The accompanying notes are an integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                (IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE DATA)

                                                NUMBER OF SHARES        COMMON STOCK
                                              --------------------  --------------------   CAPITAL
                                                                                             IN                    FOREIGN
                                                     CLASS                 CLASS           EXCESS                 CURRENCY
                                              --------------------  --------------------   OF PAR    RETAINED    TRANSLATION
                                                  A          B          A          B        VALUE    EARNINGS    ADJUSTMENT
                                              ---------  ---------  ---------  ---------  ---------  ---------  -------------
BALANCE AT DECEMBER 31, 1993................     38,000         --  $     616  $      --  $      66  $   2,416    $    (225)

Net income..................................         --         --         --         --         --      1,430           --
Dividends...................................         --         --         --         --         --       (342)          --
Currency translation adjustment.............         --         --         --         --         --         --          341
                                              ---------  ---------  ---------  ---------  ---------  ---------        -----
BALANCE AT DECEMBER 31, 1994................     38,000         --  $     616  $      --  $      66  $   3,504    $     116

Net income..................................         --         --         --         --         --      1,930           --
Currency translation adjustment.............         --         --         --         --         --         --         (255)
                                              ---------  ---------  ---------  ---------  ---------  ---------        -----

BALANCE AT DECEMBER 31, 1995................     38,000         --  $     616  $      --  $      66  $   5,434    $    (139)
Issuance of Common Stock "A"................        405         --          8         --        489         --           --
Issuance of Common Stock "B"................         --      2,735         --         52      3,297         --           --
Stock issuance costs........................         --         --         --         --        (39)        --           --
Increases in nominal value of each share
  from FF 100 to FF 500.....................         --         --      2,955        210     (3,165)        --           --
Allocation to restricted reserves...........         --         --         --         --       (322)       322           --
Dividends...................................         --         --         --         --         --       (411)          --
Net income..................................         --         --         --         --         --      6,804           --
Currency translation adjustment.............         --         --         --         --         --         --          256
                                              ---------  ---------  ---------  ---------  ---------  ---------        -----
BALANCE AT DECEMBER 31, 1996................     38,405      2,735  $   3,579  $     262  $     326  $  12,149    $     117
                                              ---------  ---------  ---------  ---------  ---------  ---------        -----
                                              ---------  ---------  ---------  ---------  ---------  ---------        -----


                                                TOTAL
                                              ---------
BALANCE AT DECEMBER 31, 1993................  $   2,873
Net income..................................      1,430
Dividends...................................       (342)
Currency translation adjustment.............        341
                                              ---------
BALANCE AT DECEMBER 31, 1994................  $   4,302
Net income..................................      1,930
Currency translation adjustment.............       (255)
                                              ---------
BALANCE AT DECEMBER 31, 1995................  $   5,977
Issuance of Common Stock "A"................        497
Issuance of Common Stock "B"................      3,349
Stock issuance costs........................        (39)
Increases in nominal value of each share
  from FF 100 to FF 500.....................         --
Allocation to restricted reserves...........         --
Dividends...................................       (411)
Net income..................................      6,804
Currency translation adjustment.............        256
                                              ---------
BALANCE AT DECEMBER 31, 1996................  $  16,433
                                              ---------
                                              ---------

     The accompanying notes are integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Axiohm Transaction Solutions, Inc. ("Axiohm") designs, develops, manufactures and services printers, printer components and printing systems utilizing thermal and impact technologies. Axiohm's customers include major point-of-sale providers, gasoline pump manufacturers, banking systems suppliers and other manufacturers of equipment printing slips, tickets or receipts. Axiohm operates on a worldwide basis with significant activities in North America and Europe.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A. BASIS OF PRESENTATION

The financial statements of Axiohm include the accounts of its wholly owned subsidiaries in the United States, Hong Kong and Japan. All intercompany accounts and transactions have been eliminated.

These accompanying financial statements have been presented in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

    B. USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from estimates.

    C. GOODWILL

Axiohm amortizes costs in excess of the fair value of net assets acquired using the straight-line method over an estimated useful life of fifteen years.

    D. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost and depreciated using the straight-line method over the following estimated useful lives of the related assets:

Buildings.......................................  20 to 40
                                                  years
Machinery and equipment.........................  3 to 5 years
Molds and tooling...............................  3 to 5 years
Furniture and fixtures..........................  3 to 7 years
Computer software...............................  1 to 3 years

    E. INVENTORIES

Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out ("FIFO") method.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    F. CASH AND CASH EQUIVALENTS

Cash equivalents consist principally of short-term highly liquid money market funds with original maturities of less than three months.

    G. REVENUE

Revenue from product sales is recognized at the time of shipment. Service revenue is recognized upon completion of the service activity and the shipment of the repaired product to the customer.

    H. RESEARCH & DEVELOPMENT COSTS

Research and development costs are expensed as incurred. Certain government research grants, which are repayable in the event that the related research project proves to be successful, are recognized as a deduction to expenses when the research project has been determined to be unsuccessful and all other conditions of the grant have been satisfied.

    I. TRANSLATION OF FINANCIAL STATEMENTS

Axiohm's financial results have been reported in U.S. dollars. The functional currencies of Axiohm's subsidiaries are the local currencies where the subsidiaries operate. When translating local currency based financial statements into U.S. dollars, assets and liabilities are translated at the year end rate unless hedged by forward foreign exchange contracts, in which case the rates specified in such forward contracts are used, while income and expenses are translated using the average rate for the year. Translation differences are presented as a component of shareholders' equity.

    J. FOREIGN CURRENCY HEDGES

The Company uses financial instruments, primarily forward exchange contracts, to hedge its exposure to foreign currency exchange rate fluctuations resulting from the fact that most of its expenses are incurred in French francs while a substantial portion of its revenues and receivables are denominated in U.S. dollars.

    In order to mitigate the associated risk resulting from increases in the French franc compared to the U.S. dollar, the Company identifies on a monthly basis its cash requirements denominated in each currency for the next quarterly period. Based on these requirements, currency forwards are entered into and designated as hedges of specific cash commitments. These contracts must be designated at inception as a hedge and measured for effectiveness at both inception and on an ongoing basis. Realized and unrealized gains and losses arising from currency forwards are recognized in income in the same period as gains and losses resulting from the underlying hedged transactions. For contracts which do not meet the Company's criteria for hedge accounting, realized and unrealized gain or losses will be recognized currently. The Company's hedging activities have not had a material impact on its operations or cash flows.

    The Company does not use or hold financial instruments for speculative trading purposes.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    K. CONCENTRATION OF CREDIT RISK

Axiohm sells products to various customers across several industries throughout the world. Axiohm performs on-going credit evaluations of its customers and maintains reserves for potential credit losses. Such losses have been within management's expectations. Axiohm generally requires no collateral from its customers.

    L. INCOME TAXES

Axiohm follows Statement of Financial Accounting Standard No. 109 ("SFAS 109"), ACCOUNTING FOR INCOME TAXES. Under SFAS 109, the tax provision is determined under the liability method. Under this method deferred tax assets and liabilities are recognized based on the differences between the financial reporting and the tax bases of assets and liabilities using presently enacted tax rates. Valuation allowances are established on deferred tax assets when management estimates that it is more likely than not that some or all of deferred tax benefits will not be realized.

    M. GOVERNMENT GRANTS AND SUBSIDIES

Grants received from government agencies for the acquisition of property and equipment are netted against the related capital expenditure. Grants for investments in foreign countries are deferred and recognized as a deduction to expenses if and when the conditions for the grant have been satisfied. Subsidies received for employee training are recognized as a deduction to expenses during the period in which the related costs are incurred.

    N. FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 1994, 1995 and 1996, the carrying amount of Axiohm's financial instruments, including cash and cash equivalents, trade receivables, trade payables and other accrued liabilities, approximates their fair value due to their short-term maturities. Based on quoted market prices and rates of interest available to Axiohm, the carrying amount of its debt instruments and other long-term liabilities at December 31, 1994, 1995 and 1996 also approximates fair value.

    O. PROFIT SHARING AND RETIREMENT INDEMNITY PLANS

Substantially all Axiohm employees participate in statutory profit sharing and retirement indemnity plans. Amounts owed under the profit sharing plan are based on a formula prescribed by French law. Benefit obligations under the retirement indemnity plan are determined based on length of service, annual remuneration and job grade. These obligations and the related compensation expense are recorded in the financial statements of the period during which the related benefits are earned.

    P. POST-RETIREMENT MEDICAL PLAN

Certain Axiohm employees participate in a defined benefit post-retirement medical plan. Axiohm's projected benefit obligation relating to such benefits is calculated and recorded in accordance with Statement of Financial Accounting Standards No. 106 ("SFAS 106"), ACCOUNTING FOR POST-RETIREMENT BENEFITS.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Q. NEW ACCOUNTING STANDARDS

In March 1995, Statement of Financial Accounting Standards No. 121 ("SFAS 121"), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF was issued. This statement requires that long-lived assets held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. This statement was implemented for the year ended December 31, 1996. The adoption of this accounting standard had no significant impact on the financial position or results of operations of Axiohm. Axiohm will continually assess impairment of long-lived assets and certain identifiable intangibles whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Effective January 1, 1996, Axiohm adopted Statement of Accounting Standards No. 123 ("SFAS 123"), ACCOUNTING FOR STOCK-BASED COMPENSATION. This statement defines a fair value based method of accounting for employee options or similar equity instruments and encourages all entities to adopt that method of accounting. However, it also allows an entity to continue to measure compensation costs using the intrinsic value based method of accounting prescribed by Accounting Principle Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Axiohm has elected to account for its employee stock compensation plan under the provisions of APB 25.

2. IPB ACQUISITION

On December 29, 1994, Axiohm acquired the net assets of the printer division of NCR ("the Seller") (formerly AT&T Global Information Solutions Company). The acquisition was accounted for using the purchase method and the results of the division have been included since that date.

The aggregate purchase price of the net assets acquired was $15.6 million including acquisition costs and was financed through 12 year term loans subscribed for a total amount of approximately $15.0 million and credit line facilities of approximately $0.6 million. The agreement also provides for additional contingent consideration for up to $5.0 million for each of the three years ending December 31, 1995, 1996 and 1997 to be paid to the Seller to the extent that sales made by Axiohm to the Seller exceed certain minimums specified in the purchase agreement. Any additional consideration is allocated to goodwill. In the year ended December 31, 1996, sales of products to the Seller did exceed such minimums and an adjustment of $552 was made to goodwill (See
Note 10).

The purchase price has been allocated to the assets acquired and liabilities assumed based upon fair market values at the date of acquisition. The fair value of assets acquired and liabilities assumed is as follows:

Current assets....................................................  $   8,032
Property, plant and equipment.....................................      8,664
Other assets......................................................        298
Goodwill..........................................................      2,415
Current liabilities...............................................     (2,568)
Long-term liabilities.............................................     (1,197)
                                                                    ---------
                                                                    $  15,644
                                                                    ---------
                                                                    ---------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

2. IPB ACQUISITION (CONTINUED)
The following unaudited statement of revenue, gross margin, income from operations and net income for the year ended December 31, 1994 is presented as if the acquisition had been made at the beginning of the period. The financial information utilized for the division in computing the following pro forma has been derived from unaudited financial records carved out from the Seller's own accounts and presented by the Seller to Axiohm at the time of acquisition. These records include actual results for the nine-month period ended September 30, 1994 and an estimate of the results for the three-month period ended December 31, 1994 as provided by the Seller.

The unaudited pro forma information is not necessarily indicative of the revenue, gross margin, income from operations or net income that would have occurred had the purchase been made at the beginning of the period.

                                                                                               DECEMBER 31, 1994
                                                                                             PRO FORMA (UNAUDITED)
                                                                                             ---------------------
Revenue....................................................................................        $  66,218
Gross margin...............................................................................           18,923
Income from operations.....................................................................            4,142
Net income.................................................................................            3,032

In connection with this acquisition, Axiohm and the Seller entered into a three year OEM purchase agreement under which the Seller undertakes to purchase at least 75% of its requirements for certain products from Axiohm at prices specified in the agreement. On September 2, 1997, Axiohm entered into a new three-year contract with NCR. The New NCR contract does not obligate NCR to purchase a minimum of 75% of its requirements for transaction printers of the type manufactured by Axiohm, but does provide that NCR and Axiohm intend and expect that NCR will purchase from Axiohm substantially all of its requirements for transaction printers.

3. ACCOUNTS RECEIVABLE, NET

                                                                                                   DECEMBER 31,
                                                                                               --------------------
                                                                                                 1995       1996
                                                                                               ---------  ---------
Trade accounts receivable....................................................................  $   9,838  $  10,690

Less: allowance for doubtful accounts........................................................       (138)      (138)
                                                                                               ---------  ---------

Accounts receivable, net.....................................................................  $   9,700  $  10,552
                                                                                               ---------  ---------
                                                                                               ---------  ---------

For the years ended December 31, 1994, 1995 and 1996, revenue in the amount of $2,063, $46,278 and $49,502, respectively, came from sales to NCR representing approximately 9%, 64% and 52%, respectively, of Axiohm's total net sales. At December 31, 1995 and 1996, accounts receivable from this customer were $4,239 and $2,860, respectively. All amounts are due within one year.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

4. INVENTORIES, NET

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Raw materials and components............................................  $  11,992  $  13,345
Work in process.........................................................      2,152        949
Semi-finished and finished goods........................................      1,555      1,793
                                                                          ---------  ---------
                                                                             15,699     16,087

Less: allowance for obsolescence........................................     (2,193)    (2,187)
                                                                          ---------  ---------
Inventories, net........................................................  $  13,506  $  13,900
                                                                          ---------  ---------
                                                                          ---------  ---------

5. PROPERTY, PLANT AND EQUIPMENT, NET

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Land....................................................................  $     803  $     755
Buildings...............................................................      5,085      5,355
Machinery and equipment.................................................      1,763      1,797
Molds and tooling.......................................................      5,788      6,471
Furniture, fixtures and fittings........................................      3,845      4,704
                                                                          ---------  ---------
                                                                             17,284     19,082

Less: accumulated depreciation..........................................     (6,282)    (7,847)
                                                                          ---------  ---------
Property, plant and equipment, net......................................  $  11,002  $  11,235
                                                                          ---------  ---------
                                                                          ---------  ---------

Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was $1,044, $2,421 and $2,721, respectively.

6. GOODWILL

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Goodwill................................................................  $   2,415  $   2,967
Less: accumulated amortization..........................................       (161)      (361)
                                                                          ---------  ---------
Goodwill, net...........................................................  $   2,254  $   2,606
                                                                          ---------  ---------
                                                                          ---------  ---------

Amortization expense for the years ended December 31, 1994, 1995 and 1996 was $0, $161 and $200, respectively.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

7. OTHER CURRENT LIABILITIES

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1995     1996
                                                                           ---------  ---------
Accrued salaries and benefits............................................  $   2,172  $   2,501
Customer advances........................................................        654        989
Accrued warranty expenses................................................        485        718
Income taxes.............................................................        371        500
Other taxes..............................................................        224        381
NCR earnout..............................................................         --        552
Relocation accrual.......................................................        262         --
Other....................................................................         17         62
                                                                           ---------  ---------
Total other current liabilities..........................................  $   4,185  $   5,703
                                                                           ---------  ---------
                                                                           ---------  ---------

8. LONG-TERM DEBT

    Axiohm has entered into borrowing arrangements with various banks for loans denominated in French Francs ("FF"), U.S. Dollars ("USD") and Japanese Yen ("JPY").

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1995       1996
                                                                               ---------  ---------
Revolving credit line up to $8,000, the first $3,000 at lender's prime rate plus three quarters (9.75% at December 31, 1995 and 9.5% at December 31,
  1996), the next $5,000 at lender's prime plus one quarter (9.25% at
  December 31, 1995 and 9.00% at December 31, 1996), payable in full January
  1, 1998, secured by inventory, accounts receivable, contract rights,
  equipment and general intangibles..........................................  $   1,302  $   1,174
Revolving credit line in FF, USD or JPY up to an equivalent
  amount of FF 4.5 million at the quarterly weighted average interest rate on the Interbank Money Market plus 1.0% or lender's prime rate plus 1.0%
  (5.75% at December 31, 1995 and 4.31% at December 31, 1996),
  payable in full January 1, 1998, secured by Axiohm's accounts receivable...        301         --
Business loan at 10% collateralized by various assets; balance paid
  in full in July 1996.......................................................      3,045         --
Bank mortgage loan at lender's prime rate plus three quarters (9.75% at
  December 31, 1995 and 9.5% at December 31, 1996), payable in monthly installments of $44 (including interest) through 1997, amortized on twelve-year schedule beginning in 1998, with balloon for full outstanding balance due January 1, 2000; payment collateralized by building, machinery
  and equipment..............................................................      4,019      3,868
Three bank loans in FF at rates between 4.6% and 7.25%, payable
  from 1997 to 2002, secured by Axiohm's equipment...........................      1,328      1,046
Bank loan in FF to acquire IPB assets at PIBOR one year rate plus
  1.2% payable in seven yearly installments through 2001, secured by
  IPB shares; balance paid in full in 1996...................................      4,373         --
Five business loans in FF at rates between 5.75% and 8.75%, secured
  by Axiohm's equipment; balance paid in full in 1996........................        467         --
                                                                               ---------  ---------
                                                                               $  14,835  $   6,088
Less current portion.........................................................     (1,748)    (1,267)
                                                                               ---------  ---------
Total long-term debt.........................................................  $  13,087  $   4,821
                                                                               ---------  ---------
                                                                               ---------  ---------

    Commitment fees on the total amount of the revolving credit line in USD are payable annually at an annual rate of 0.25%.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

8. LONG-TERM DEBT (CONTINUED)
    At December 31, 1996, annual maturities of long-term debt are as follows:

YEAR ENDING DECEMBER 31,
-----------------------------------------------------------------------------------------
1997.....................................................................................  $   1,267
1998.....................................................................................        391
1999.....................................................................................        750
2000.....................................................................................      3,427
2001.....................................................................................        165
2002 and thereafter......................................................................         88
                                                                                           ---------
    Total................................................................................  $   6,088
                                                                                           ---------
                                                                                           ---------

9. CAPITAL LEASE AND FINANCING OBLIGATIONS

    a. CAPITAL LEASES

Axiohm and its subsidiaries lease office equipment and vehicles under various capital lease contracts with terms extending through December 31, 2000.

    b. FINANCING ARRANGEMENT

In 1994, Axiohm negotiated a FF 8.0 million ($1.6 million) grant from various agencies of the government of France to subsidize the purchase and improvement of certain properties in France. The agreement is structured as a sale/leaseback transaction in which title to the purchased property was sold to a government agency in exchange for a cash payment of FF 16 million ($3.2 million) and subsequently leased back for a fifteen year period. The terms of the agreement provide for a bargain purchase option at the conclusion of the lease term, hence the sale/leaseback transaction has been accounted for as financing arrangement in which the related assets and a corresponding obligation are recorded in Axiohm's financial statements. A financing obligation representing the proceeds for the sale/leaseback component of the transaction has been netted against the underlying capital expenditure. At December 31, 1996, Axiohm has a contingent liability to repay, in whole or in part, grants received of approximately FF 8.0 million ($1.6 million), in the event Axiohm does not meet the requirements of the grant including minimum employment levels through 1997, minimum capital expenditures and continued use of the building throughout the lease term.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

9. CAPITAL LEASE AND FINANCING OBLIGATIONS (CONTINUED)
Future minimum lease commitments under capital leases and the financing arrangement at December 31, 1996 are as follows:

                                                                   CAPITAL
YEAR ENDING DECEMBER 31,                                           LEASES      FINANCING     TOTAL
---------------------------------------------------------------  -----------  -----------  ---------
1997...........................................................   $     102    $     189   $     291
1998...........................................................         102          189         291
1999...........................................................          47          189         236
2000...........................................................          19          189         208
2001...........................................................          --          189         189
2002 and thereafter............................................          --        1,600       1,600
                                                                      -----   -----------  ---------
Total minimum lease payments...................................   $     270    $   2,545   $   2,815
                                                                      -----   -----------
                                                                      -----   -----------
Less: amounts representing interest............................                               (1,133)
                                                                                           ---------
Present value of minimum lease payments........................                                1,682
Current portion................................................                                 (139)
                                                                                           ---------
Long-term portion of capital lease obligations.................                            $   1,543
                                                                                           ---------
                                                                                           ---------

Included in property, plant and equipment in the accompanying consolidated balance sheets are the following assets under capital leases and the financing arrangement:

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1995       1996
                                                                           ---------  ---------
Building at cost.........................................................  $   1,634  $   1,527
Equipment at cost........................................................        150        310
                                                                           ---------  ---------
                                                                               1,784      1,837
Less: accumulated depreciation...........................................        (64)      (210)
                                                                           ---------  ---------
Assets under capital leases and financing arrangement, net...............  $   1,720  $   1,627
                                                                           ---------  ---------
                                                                           ---------  ---------

10. COMMITMENTS AND CONTINGENCIES

In connection with the 1994 acquisition of what is now its Axiohm IPB subsidiary, Axiohm is contingently liable to the Seller for up to $5.0 million for each of the three years ending December 31, 1995, 1996 and 1997, for additional purchase consideration (See Note 2). As of December 31, 1996, Axiohm had accrued $552 for contingent payments resulting from 1996 sales performance.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

11. GOVERNMENT GRANT OBLIGATIONS

French government agencies provide various long-term grants to promote fundamental research programs and to encourage commercial implementation overseas. The reimbursement of such grants is contingent upon the success of the related program.

    These grants are as follows:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1995       1996
                                                                             ---------  ---------
Fundamental research.......................................................  $   1,709  $   1,488
Commercial implementation in Asia..........................................      1,218      1,274
                                                                             ---------  ---------
                                                                                 2,927      2,762
Less: current portion......................................................       (327)      (916)
                                                                             ---------  ---------
Long-term portion..........................................................  $   2,600  $   1,846
                                                                             ---------  ---------
                                                                             ---------  ---------

12. SUPPLEMENTARY INCOME STATEMENT DISCLOSURES

    A. REVENUE

        In 1994, Axiohm received revenue in respect of liquidation damages from three customers for a total amount of $ 0.9 million. This amount represents indemnities to Axiohm for the non-fulfillment of contractual terms by these customers.

    B. OTHER INCOME

        At the end of 1995 and into 1996, Axiohm received insurance proceeds of $ 1.0 million in compensation for the loss of revenue and commercial damage caused by water in the thermal head clean room of the Puiseaux facility. The insurance proceeds have been included in other income.

13. INCOME TAXES

Axiohm operates internationally and tax rates are subject to applicable tax legislation in the country in which it operates. The domestic and foreign components of pre-tax income are as follows:

                                                                        DECEMBER 31,
                                                               -------------------------------
                                                                 1994       1995       1996
                                                               ---------  ---------  ---------
Domestic (France) pre-tax income/(loss)......................  $   1,979  $  (1,011) $   4,780
Foreign pre-tax (loss)/income................................        (67)     4,036      6,430
                                                               ---------  ---------  ---------
Total........................................................  $   1,912  $   3,025  $  11,210
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

13. INCOME TAXES (CONTINUED)
    The provision for income tax consists of:

                                                                            DECEMBER 31,
                                                                   -------------------------------
                                                                     1994       1995       1996
                                                                   ---------  ---------  ---------
CURRENT INCOME TAX EXPENSE/(CREDIT)
  Domestic.......................................................  $    (283) $    (359) $   1,159
  Foreign........................................................          9      1,609      2,789
                                                                   ---------  ---------  ---------
Total............................................................  $    (274) $   1,250  $   3,948
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
DEFERRED INCOME TAX EXPENSE/(CREDIT)
  Domestic.......................................................  $     661  $    (280) $     577
  Foreign........................................................         95        125       (119)
                                                                   ---------  ---------  ---------
Total............................................................  $     756  $    (155) $     458
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    A reconciliation of the differences between income tax expense computed at the French statutory rate and Axiohm's reported income tax provision is as follows:

                                                                              DECEMBER 31,
                                                                     -------------------------------
                                                                       1994       1995       1996
                                                                     ---------  ---------  ---------
Statutory rate.....................................................       33.3%      36.7%      36.7%
  Tax research credit..............................................      (14.8)     (11.9)        --
  Non utilized foreign entities losses.............................        5.9        6.8        1.7
  Effect of tax rate differences in foreign jurisdictions..........        0.8        1.7        1.1
  Effect of change in tax rate on domestic deferred taxes..........         --        2.8         --
  Other............................................................         --        0.1       (0.2)
                                                                     ---------  ---------        ---
Effective Tax Rate.................................................       25.2%      36.2%      39.3%
                                                                     ---------  ---------        ---
                                                                     ---------  ---------        ---

A tax research credit of approximately $285 and $359 was recorded at December 31, 1994 and 1995, respectively. The tax research credit was based on an increase in research and development expenditure. Additionally, certain tax losses in foreign jurisdictions were unavailable for offset against taxable income.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

13. INCOME TAXES (CONTINUED)
    The components of deferred tax assets/(liabilities) are as follows:

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1995       1996
                                                                           ---------  ---------
Deferred tax assets:
  Post-retirement benefit obligation.....................................  $     643  $     677
  Investment grants......................................................        578        504
  Operating loss carry forwards..........................................        815        388
  Other..................................................................        403        720
                                                                           ---------  ---------
Total deferred tax assets................................................      2,439      2,289
  Less: valuation allowance..............................................       (260)      (388)
                                                                           ---------  ---------
Net deferred tax assets..................................................  $   2,179  $   1,901
                                                                           ---------  ---------
                                                                           ---------  ---------
Deferred tax liabilities:
  Long-term tax reserve..................................................  $  (1,756) $  (1,603)
  Plant and equipment....................................................       (576)      (639)
  Goodwill...............................................................       (436)      (407)
  Provisions.............................................................         --       (304)
  Other..................................................................        (27)       (22)
                                                                           ---------  ---------
Total deferred tax/liabilities...........................................  $  (2,795) $  (2,975)
                                                                           ---------  ---------
                                                                           ---------  ---------

    Axiohm recorded a valuation allowance of $260 and $388 at December 31, 1995 and 1996, respectively, for net operating loss carry forwards in certain tax jurisdictions since realization of these future benefits cannot be reasonably assured. These net operating loss carry forwards expire at varying dates through 2001.

14. OTHER LONG-TERM LIABILITIES

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1995       1996
                                                                             ---------  ---------
Provision for post-retirement benefit......................................      1,341      1,436
Other......................................................................        471        837
                                                                             ---------  ---------
Total......................................................................      1,812      2,273
                                                                             ---------  ---------
                                                                             ---------  ---------

    Axiohm is currently obligated to provide certain post-retirement medical and life insurance benefits to approximately 100 employees who have met certain requirements as to age (generally 55) and length of service (generally 10 years, which includes a minimum of 5 years after January 1, 1995). Axiohm accounts for the cost of these benefits in accordance with SFAS 106. Axiohm funds these costs on a pay-as-you-go basis. The post-retirement benefit expense for the years ended December 31, 1994, 1995 and 1996 amounts to $0 to $144 and $96, respectively.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

14. OTHER LONG-TERM LIABILITIES (CONTINUED)
    The total obligation recognized in the balance sheet at December 31, 1995 and 1996 was as follows:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1995       1996
                                                                             ---------  ---------
Accumulated post-retirement benefit obligation:
  Active--not fully eligible...............................................  $   1,471  $     374
  Retired..................................................................         --         66
                                                                             ---------  ---------
      Total................................................................      1,471        440
Unrecognized prior service cost............................................         --      1,690
Unrecognized net loss......................................................       (130)      (694)
                                                                             ---------  ---------
Accrued post-retirement benefit obligation.................................  $   1,341  $   1,436
                                                                             ---------  ---------
                                                                             ---------  ---------

    Significant assumptions employed in this valuation include a discount rate of 7.25% at December 31, 1995, and 7.50% at December 31, 1996. The pre-Medicare eligible healthcare cost trend rate is 8.0% for 1996 (6.0% for post-Medicare) declining by one percent each year through the year 2000 (1998 for post-Medicare), after which a rate of 5.0% is utilized for each year.

    The annual costs of post-retirement benefits are based on assumed discount rates set to reflect market conditions. If the healthcare cost trend rate was increased by one percentage point, the net post-retirement benefit expense for the year ended December 31, 1994, 1995 and 1996 and the accumulated post-retirement benefit obligation, as of December 31, 1995 and 1996 would not increase by a material amount.

    Axiohm sponsors an employee savings plan for certain U.S. employees which conforms to the provisions of Section 401(k) of the Internal Revenue Code. Axiohm also provides certain defined pension benefits (based on years of service) to certain categories of employees.

    Axiohm's obligations under these plans for 1994, 1995 and 1996 were not material.

15. SHAREHOLDERS' EQUITY

    A. SHARE CAPITAL

        On June 24, 1996, Axiohm completed a private offering of 405 Common Shares "A," and 2,735 Common Shares "B" to an employee of Axiohm and two institutional investors, respectively, from which it received total proceeds of $3,807, net of offering costs of $39.

        Common Shares "B" have substantially the same terms as Common Shares "A" except for their economic rights (represented by CERTIFICATS
    D'INVESTISSEMENTS) and their voting rights (represented by CERTIFICATS DE DROIT DE VOTE) which can be separated and sold individually.

        On the same date, Axiohm increased the par value of its Common Shares from FF 100 to FF 500.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

15. SHAREHOLDERS' EQUITY (CONTINUED)
    B. RETAINED EARNINGS

        At December 31, 1996, Axiohm's distributable retained earnings amounted to $11,025 and would be subject to $2,851 of additional withholding tax, "PRECOMPTE," in case of distribution. The withholding tax would be recorded in equity as part of the dividend paid to shareholders and shareholders receiving the dividend would be entitled to a tax credit "AVOIR FISCAL" at least equal to the withholding tax paid, under conditions provided for in relevant tax treaties under French law.

    C. STOCK OPTIONS

        On December 15, 1995, the shareholders of Axiohm implemented a stock option plan authorizing the Board of Directors to issue stock options for the subscription of a maximum of 1,583 shares of Axiohm's Common Stock.

        On February 19, 1996, the Board of Directors granted all 1,583 options (to acquire one share of Common Stock each) to an officer of Axiohm at an exercise price of FF 6,050 which approximated the fair value of the underlying shares on the date of grant.

        The options are valid for ten years (until December 31, 2005) and become exercisable ratably over five years. Non-vested options become void upon termination of employment. The plan also allows for accelerated vesting upon certain conditions and events including a public offering of Axiohm's stock and specified changes in the existing ownership of Axiohm.

        As of December 31, 1996, all 1,583 options (none of which are exercisable) remained outstanding.

        Had compensation costs for Axiohm's stock option plan been determined consistent with the fair value approach set forth in SFAS No. 123, Axiohm's net income for the year ended December 31, 1996 would have been reduced to $6,726. The fair value of the options granted is estimated on the date of grant using the minimum value method with the following assumptions: 3.9% dividend yield, a risk free interest rate of 6.35%, an expected option life of 10 years and no forfeitures.

16. FOREIGN CURRENCY HEDGES

    At December 31, 1996, Axiohm's portfolio consisted of five foreign exchange contracts to sell $4.5 million at an average rate of $1 = FF 5.17 and one option to sell $3.0 million at August 29, 1997 at the rate of FF 5.15 for $1. The option was acquired at a cost of $76.

17. RELATED PARTY TRANSACTIONS

    Axiohm purchased from Dardel Technologies, a significant shareholder (44% ownership) of Axiohm, services including insurance coverage, telecommunications and legal and management assistance. These services amounted to $1,029, $995 and $991 in fiscal years 1994, 1995 and 1996, respectively. In addition, Dardel Technologies sub-leases to Axiohm S.A. office space that it leases from a company owned by three directors of Axiohm S.A. These sub-lease payments to Dardel Technologies amounted to $130, $291 and $279 in 1994, 1995 and 1996, respectively. This same company also provided office management services to Axiohm S.A. for an amount of $202, $288 and $263 in 1994, 1995 and 1996, respectively. The terms of such transactions approximate those of an arm's length transaction with an unrelated party.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

17. RELATED PARTY TRANSACTIONS (CONTINUED)
    Axiohm provided selling and commercial services to Enerdis S.A., a subsidiary of Dardel Technologies for an amount of $0, $93 and $132 in the years ended December 31, 1994, 1995 and 1996, respectively. The terms of such transactions approximate those of an arm's length transaction with an unrelated party.

    In 1994, 1995 and 1996, Axiohm participated in a cash pooling agreement with Dardel Technologies allowing it to borrow or loan cash as considered necessary. At December 31, 1996, Axiohm S.A. had an outstanding loan with Dardel Technologies amounting to $1,832 and bearing interest at 6.42% which was recorded in other current assets. This loan was reimbursed in April 1997 and the cash pooling agreement has been subsequently terminated. The terms of such transactions approximate those of an arm's length transaction with an unrelated party.

18. GEOGRAPHICAL INFORMATION

    Axiohm operates predominantly in a single industry as a manufacturer and service provider of thermal and impact printing equipment. Axiohm has operations in France, the United States, Hong Kong and Japan. Transfers between geographic areas primarily represent intercompany export sales of approximately $3.7 million, $8.7 million and $17.3 million in 1994, 1995 and 1996, respectively. These produced goods are accounted for based on established sales prices between the related companies. In computing income from operations for foreign subsidiaries, no allocations of general corporate expenses, interest or income taxes have been made.

YEAR ENDED DECEMBER 31, 1994

                                                                     NORTH
                                                         EUROPE     AMERICA     ASIA     ELIMINATIONS  CONSOLIDATED
                                                        ---------  ---------  ---------  ------------  ------------
Sales to unaffiliated customers.......................  $  20,613  $   3,339  $      --   $       --    $   23,952
Other revenues........................................        858         --         --           --           858
Transfer between geographic areas.....................      3,188        507         21       (3,716)           --
                                                        ---------  ---------  ---------  ------------  ------------
Total revenues........................................  $  24,659  $   3,846  $      21   $   (3,716)   $   24,810
                                                        ---------  ---------  ---------  ------------  ------------
                                                        ---------  ---------  ---------  ------------  ------------
Operating profit/(loss)...............................  $   1,889  $     342  $    (332)  $       --    $    1,899
Net income/(loss).....................................  $   1,499  $     268  $    (337)  $       --    $    1,430
Total assets at December 31, 1994.....................  $  22,578  $  21,327  $     103   $   (9,255)   $   34,753

YEAR ENDED DECEMBER 31, 1995

                                                                     NORTH
                                                         EUROPE     AMERICA     ASIA     ELIMINATIONS  CONSOLIDATED
                                                        ---------  ---------  ---------  ------------  ------------
Sales to unaffiliated customers.......................  $  17,317  $  54,099  $     739   $       --    $   72,155
Transfer between geographic areas.....................      8,716         --         --       (8,716)           --
                                                        ---------  ---------  ---------  ------------  ------------
Total revenues........................................  $  26,033  $  54,099  $     739   $   (8,716)   $   72,155
                                                        ---------  ---------  ---------  ------------  ------------
                                                        ---------  ---------  ---------  ------------  ------------
Operating profit/(loss)...............................  $      68  $   5,540  $    (528)  $     (324)   $    4,756
Net income/(loss).....................................  $    (177) $   2,862  $    (561)  $     (194)   $    1,930
Total assets at December 31, 1995.....................  $  24,089  $  26,184  $     318   $  (10,407)   $   40,184

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

18. GEOGRAPHICAL INFORMATION (CONTINUED)
YEAR ENDED DECEMBER 31, 1996

                                                                     NORTH
                                                         EUROPE     AMERICA     ASIA     ELIMINATIONS  CONSOLIDATED
                                                        ---------  ---------  ---------  ------------  ------------
Sales to unaffiliated customers.......................  $  20,367  $  73,625  $   1,310   $       --    $   95,302
Transfer between geographic areas.....................     17,335         --         --      (17,335)           --
                                                        ---------  ---------  ---------  ------------  ------------
Total revenues........................................  $  37,702  $  73,625  $   1,310   $  (17,335)   $   95,302
                                                        ---------  ---------  ---------  ------------  ------------
                                                        ---------  ---------  ---------  ------------  ------------
Operating profit/(loss)...............................  $   4,075  $   7,613  $    (445)  $     (192)   $   11,051
Net income/(loss).....................................  $   3,100  $   4,265  $    (504)  $      (57)   $    6,804
Total assets at December 31, 1996.....................  $  25,732  $  28,640  $     599   $  (10,993)   $   43,978

19. SUBSEQUENT EVENTS: MERGER WITH DH TO COMBINE OPERATIONS

    On August 12, 1997, Axiohm closed a tender offer to acquire approximately 7,000,000 shares of DH Technology Inc. ("DH"). The tender offer was made pursuant to the Agreement and plan of Merger (the "Merger Agreement") dated July 14, 1997 between both companies. The Merger Agreement provided for the subsequent merger of Axiohm into DH resulting in Axiohm becoming a wholly-owned subsidiary of DH; however, as a result of the tender offer and related transactions, the former shareholders of Axiohm assumed ownership of approximately 85% of the merged entities and, therefore, for financial purposes, the transaction has been accounted for in a manner similar to a reverse acquisition whereby Axiohm was treated as the acquirer and DH as the acquired company.

    The ultimate merger of Axiohm into DH was consummated through a series of transactions pursuant to the Merger Agreement on October 2, 1997. Subsequently, the surviving legal entity, DH Technology, Inc. changed its name to "Axiohm Transaction Solutions, Inc."

    The Tender Offer was financed through the incurrence of $166.2 million of senior indebtedness and the issuance of $24 million of preferred stock of Axiohm IPB, a wholly owned subsidiary of Axiohm (collectively the "Tender Financing").

    The Tender Financing was subsequently repaid with i) borrowings under an $85.0 million credit facility placed with a syndicate of banks and ii) the proceeds from a private placement of $120.0 million of 9 3/4% Senior Subordinated Notes due 2007 (the "Senior Notes"). Obligations under the Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by certain of Axiohm's directly or indirectly wholly-owned subsidiaries (the "Guarantor Subsidiaries") pursuant to guarantor indenture arrangements.

    Condensed financial information regarding the Guarantor Subsidiaries (Axiohm S.A., which became Axiohm SARL in connection with the above merger transaction, Axiohm IPB and Axiohm Inc. which was merged into Axiohm IPB effective January 1,
1997) and non-Guarantor subsidiaries (Axiohm Ltd. (Hong Kong) and Axiohm Japan Inc.) as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 is presented below for purposes of complying with the reporting requirements of the Guarantor Subsidiaries. Separate financial statements and other disclosures concerning each Guarantor Subsidiary have not been presented because management has determined that such information is not material to investors.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING BALANCE SHEET

                                                                             DECEMBER 31, 1996
                                                          --------------------------------------------------------
                                                          GUARANTORS   NON GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                          -----------  ---------------  ------------  ------------
ASSETS
Current Assets:
  Cash & cash equivalents...............................   $   1,724      $     115      $       --    $    1,839
  Accounts receivable, net..............................      10,258            294              --        10,552
  Inventories, net......................................      13,811             89              --        13,900
  Other current assets..................................       4,293             59          (1,066)        3,286
                                                          -----------       -------     ------------  ------------
      Total current assets..............................      30,086            557          (1,066)       29,577
Property, plant and equipment, net......................      11,213             22              --        11,235
Other assets, including Goodwill........................       3,454             20            (308)        3,166
                                                          -----------       -------     ------------  ------------
      Total Assets......................................   $  44,753      $     599      $   (1,374)   $   43,978
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable......................................   $   7,067      $     413      $       --    $    7,480
  Bank overdraft........................................          --             --              --            --
  Current portion of long-term debt.....................       1,250             17              --         1,267
  Current portion of financing obligations..............         139             --              --           139
  Current portion of government grant obligations.......         916             --              --           916
  Other current liabilities.............................       5,660          1,109          (1,066)        5,703
                                                          -----------       -------     ------------  ------------
      Total current liabilities.........................      15,032          1,539          (1,066)       15,505

Long-term debt..........................................       4,821             --              --         4,821
Capital lease and financing obligations.................       1,543             --              --         1,543
Government grant obligations............................       1,846             --              --         1,846
Other long-term liabilities.............................       3,829              1              --         3,830
                                                          -----------       -------     ------------  ------------
      Total Liabilities.................................   $  27,071      $   1,540      $   (1,066)   $   27,545
                                                          -----------       -------     ------------  ------------
Commitments and contingencies                                     --             --              --            --

Shareholders' equity:
  Capital, par value....................................   $   3,841      $     308      $     (308)   $    3,841
  Capital in excess of par value........................         326             --              --           326
  Retained earnings.....................................      13,507         (1,358)             --        12,149
  Foreign currency translation adjustment...............           8            109              --           117
                                                          -----------       -------     ------------  ------------
      Total Shareholders' equity........................      17,682           (941)           (308)       16,433
                                                          -----------       -------     ------------  ------------
Total Liabilities and Shareholders' equity..............   $  44,753      $     599      $   (1,374)   $   43,978
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING BALANCE SHEET

                                                                             DECEMBER 31, 1995
                                                          --------------------------------------------------------
                                                          GUARANTORS   NON GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                          -----------  ---------------  ------------  ------------
ASSETS
Current Assets:
  Cash & cash equivalents...............................   $     626      $      10      $       --    $      636
  Accounts receivable, net..............................       9,555            145              --         9,700
  Inventories, net......................................      13,448             58              --        13,506
  Other current assets..................................       3,106             50            (721)        2,435
                                                          -----------       -------     ------------  ------------
      Total current assets..............................      26,735            263            (721)       26,277

Property, plant and equipment, net......................      10,969             33              --        11,002
Other assets, including Goodwill........................       3,191             22            (308)        2,905
                                                          -----------       -------     ------------  ------------
      Total Assets......................................   $  40,895      $     318      $   (1,029)   $   40,184
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable......................................   $   6,538      $     137      $       --    $    6,675
  Bank overdraft........................................         545             --              --           545
  Current portion of long-term debt.....................       1,748             --              --         1,748
  Current portion of financing obligations..............          84             --              --            84
  Current portion of government grant obligations.......         327             --              --           327
  Other current liabilities.............................       4,156            750            (721)        4,185
                                                          -----------       -------     ------------  ------------
      Total current liabilities.........................      13,398            887            (721)       13,564

Long-term debt..........................................      13,087             --              --        13,087
Capital lease and financing obligations.................       1,662             --              --         1,662
Government grant obligations............................       2,600             --              --         2,600
Other long-term liabilities.............................       3,294             --              --         3,294
                                                          -----------       -------     ------------  ------------
      Total Liabilities.................................   $  34,041      $     887      $     (721)   $   34,207
                                                          -----------       -------     ------------  ------------
Commitments and contingencies                                     --             --              --            --

Shareholders' equity:
  Capital, par value....................................   $     616      $     308      $     (308)   $      616
  Capital in excess of par value........................          66             --              --            66
  Retained earnings.....................................       6,288           (854)             --         5,434
  Foreign currency translation adjustment...............        (116)           (23)             --          (139)
                                                          -----------       -------     ------------  ------------
      Total Shareholders' equity........................       6,854           (569)           (308)        5,977
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------
Total Liabilities and Shareholders' equity..............   $  40,895      $     318      $   (1,029)   $   40,184
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                                        YEAR ENDED DECEMBER 31, 1996
                                                          --------------------------------------------------------
                                                          GUARANTORS   NON GUARANTORS   ELIMINATIONS  CONSOLIDATED
                                                          -----------  ---------------  ------------  ------------
Revenue.................................................   $  95,090      $   1,310      $   (1,098)   $   95,302

Cost and expenses:
  Cost of products sold.................................     (66,290)        (1,198)          1,098       (66,390)
  Selling, general and administrative...................     (10,456)          (557)             --       (11,013)
  Research and development..............................      (6,648)            --              --        (6,648)
  Goodwill amortization.................................        (200)            --              --          (200)
                                                          -----------       -------     ------------  ------------
Total costs and expenses................................     (83,594)        (1,755)          1,098       (84,251)

Income from operations..................................      11,496           (445)             --        11,051

Interest (expense)/income, net..........................        (817)           (57)             --          (874)
Other income............................................       1,033             --              --          1033
                                                          -----------       -------     ------------  ------------
Income before income taxes..............................      11,712           (502)             --        11,210
Provision for income taxes..............................      (4,404)            (2)             --        (4,406)
                                                          -----------       -------     ------------  ------------
Net income..............................................   $   7,308      $    (504)     $       --    $    6,804
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                                        YEAR ENDED DECEMBER 31, 1995
                                                          ---------------------------------------------------------
                                                          GUARANTORS   NON GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                          -----------  ---------------  -------------  ------------
Revenue.................................................   $  71,929      $     739       $    (513)    $   72,155

Cost and expenses:
  Cost of products sold.................................     (52,220)          (495)            513        (52,202)
  Selling, general and administrative...................      (8,428)          (772)             --         (9,200)
  Research and development..............................      (5,836)            --              --         (5,836)
  Goodwill amortization.................................        (161)            --              --           (161)
                                                          -----------       -------           -----    ------------
Total costs and expenses................................     (66,645)        (1,267)            513        (67,399)

Income from operations..................................       5,284           (528)             --          4,756

Interest expense, net...................................      (1,709)           (22)             --         (1,731)
Other income/(expense), net.............................          11            (11)             --             --
                                                          -----------       -------           -----    ------------
Income before income taxes..............................       3,586           (561)             --          3,025
Provision for income taxes..............................      (1,095)            --              --         (1,095)
                                                          -----------       -------           -----    ------------
Net income..............................................   $   2,491      $    (561)      $      --     $    1,930
                                                          -----------       -------           -----    ------------
                                                          -----------       -------           -----    ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                                          YEAR ENDED DECEMBER 31, 1994
                                                          -------------------------------------------------------------
                                                          GUARANTORS    NON GUARANTORS     ELIMINATIONS    CONSOLIDATED
                                                          -----------  -----------------  ---------------  ------------
Revenue.................................................   $  24,808       $      21         $     (19)     $   24,810

Cost and expenses:
  Cost of products sold.................................     (15,095)            (19)               19         (15,095)
  Selling, general and administrative...................      (4,172)           (334)               --          (4,506)
  Research and development..............................      (3,310)             --                --          (3,310)
  Goodwill amortization.................................          --              --                --              --
                                                          -----------          -----               ---     ------------
Total costs and expenses................................     (22,577)           (353)               19         (22,911)

Income from operations..................................       2,231            (332)               --           1,899

Interest expense, net...................................        (149)             (5)               --            (154)
Other income/(expense), net.............................         167              --                --             167
                                                          -----------          -----               ---     ------------
Income before income taxes..............................       2,249            (337)               --           1,912
Provision for income taxes..............................        (482)             --                --            (482)
                                                          -----------          -----               ---     ------------
Net income..............................................   $   1,767       $    (337)        $      --      $    1,430
                                                          -----------          -----               ---     ------------
                                                          -----------          -----               ---     ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING STATEMENT OF CASH-FLOWS

                                                                         YEAR ENDED DECEMBER 31, 1996
                                                          ----------------------------------------------------------
                                                          GUARANTORS    NON GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                                          -----------  -----------------  ------------  ------------
NET CASH PROVIDED BY/(USED IN) OPERATING
  ACTIVITIES............................................   $  12,093       $    (356)      $       --    $   11,737
                                                          -----------          -----      ------------  ------------
NET CASH USED IN INVESTING ACTIVITIES...................   $  (2,989)      $      (8)      $       --    $   (2,997)
                                                          -----------          -----      ------------  ------------
Principal repayments under long-term debt...............   $  (8,446)      $      --       $       --    $   (8,446)
Net proceeds from government grants.....................          30              --               --            30
Proceeds from stock issuance, net of issuance costs.....       3,807              --               --         3,807
Loans (to)/from related parties.........................      (2,320)            469               --        (1,851)
Other...................................................      (1,203)             --               --        (1,203)
                                                          -----------          -----      ------------  ------------
NET CASH (USED IN)/PROVIDED BY FINANCING
  ACTIVITIES............................................   $  (8,132)      $     469       $       --    $   (7,663)
                                                          -----------          -----      ------------  ------------
Effect of foreign exchange rate changes on cash and cash
  equivalents...........................................   $     126              --               --           126
                                                          -----------          -----      ------------  ------------
Change in cash and cash equivalents.....................   $   1,098       $     105       $       --    $    1,203
Cash and cash equivalents at beginning of year..........         626              10               --           636
                                                          -----------          -----      ------------  ------------
Cash and cash equivalents at end of year................   $   1,724       $     115       $       --    $    1,839
                                                          -----------          -----      ------------  ------------
                                                          -----------          -----      ------------  ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING STATEMENT OF CASH-FLOWS

                                                                         YEAR ENDED DECEMBER 31, 1995
                                                          ----------------------------------------------------------
                                                          GUARANTORS    NON GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                                          -----------  -----------------  ------------  ------------
NET CASH PROVIDED BY/(USED IN) OPERATING
  ACTIVITIES............................................   $   1,661       $    (654)      $       --    $    1,007
                                                          -----------          -----      ------------  ------------
NET CASH USED IN INVESTING ACTIVITIES...................   $  (3,015)      $     (10)      $       --    $   (3,025)
                                                          -----------          -----      ------------  ------------
Proceeds from long-term debt............................   $   1,000       $      --       $       --    $    1,000
Principal repayments under long-term debt...............      (4,992)             --               --        (4,992)
Net proceeds from government grants.....................       2,008              --               --         2,008
Net proceeds from financing arrangements................       1,564              --               --         1,564
Loans (to)/from related parties.........................        (650)            650               --            --
Other...................................................       1,362              --               --         1,362
                                                          -----------          -----      ------------  ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES...............   $     292       $     650       $       --    $      942
                                                          -----------          -----      ------------  ------------
Effect of foreign exchange rate changes on cash and cash
  equivalents...........................................   $     216              --               --           216
                                                          -----------          -----      ------------  ------------
Change in cash and cash equivalents.....................   $    (846)      $     (14)      $       --    $     (860)
Cash and cash equivalents at beginning of year..........       1,472              24               --         1,496
                                                          -----------          -----      ------------  ------------
Cash and cash equivalents at end of year................   $     626       $      10       $       --    $      636
                                                          -----------          -----      ------------  ------------
                                                          -----------          -----      ------------  ------------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

CONDENSED CONSOLIDATING STATEMENT OF CASH-FLOWS

                                                                         YEAR ENDED DECEMBER 31, 1994
                                                          ----------------------------------------------------------
                                                          GUARANTORS    NON GUARANTORS    ELIMINATIONS  CONSOLIDATED
                                                          -----------  -----------------  ------------  ------------
NET CASH PROVIDED BY/(USED IN) OPERATING
  ACTIVITIES............................................   $   2,492       $    (331)      $       --    $    2,161
                                                          -----------          -----      ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES

NCR acquisition.........................................   $ (15,644)      $      --       $       --    $  (15,644)
Other...................................................      (2,321)            (72)              --        (2,393)
                                                          -----------          -----      ------------  ------------
NET CASH USED IN INVESTING ACTIVITIES...................   $ (17,965)      $     (72)      $       --    $  (18,037)
                                                          -----------          -----      ------------  ------------
Proceeds from long-term debt............................   $  15,301       $      --       $       --    $   15,301
Principal repayments under long-term debt...............        (371)             --               --          (371)
Net proceeds from government grants.....................         716              --               --           716
Proceeds from stock issuance, net of issuance costs.....        (308)            308               --            --
Loans to related parties................................         496             106               --           602
Other...................................................        (265)             28               --          (237)
                                                          -----------          -----      ------------  ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES...............   $  15,569       $     442       $       --    $   16,011
                                                          -----------          -----      ------------  ------------
Effect of foreign exchange rate changes on cash and cash
  equivalents...........................................   $     414             (15)              --           399
                                                          -----------          -----      ------------  ------------
Change in cash and cash equivalents.....................   $     510       $      24       $       --    $      534
Cash and cash equivalents at beginning of year..........         962              --               --           962
                                                          -----------          -----      ------------  ------------
Cash and cash equivalents at end of year................   $   1,472       $      24       $       --    $    1,496
                                                          -----------          -----      ------------  ------------
                                                          -----------          -----      ------------  ------------

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                      DECEMBER 31,
                                                                                          1996
                                                                                      -------------  SEPTEMBER 30,
                                                                                                         1997
                                                                                                     -------------
                                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.........................................................    $   1,839     $    36,248
  Restricted cash...................................................................           --           8,594
  Accounts receivable, net..........................................................       10,552          32,295
  Inventories.......................................................................       13,900          28,523
  Prepaid expenses and other current assets.........................................        3,286           9,487
                                                                                      -------------  -------------
    Total current assets............................................................       29,577         115,147

  Fixed assets, net of accumulated depreciation.....................................       11,235          20,928
  Intangible assets.................................................................        2,606          86,839
  Other assets......................................................................          560           5,240
                                                                                      -------------  -------------
    Total assets....................................................................    $  43,978     $   228,154
                                                                                      -------------  -------------
                                                                                      -------------  -------------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..................................................................    $   7,480     $    15,082
  Current portion of long-term debt.................................................        2,322           4,060
  Accrued payroll, payroll taxes and benefits.......................................           --           4,877
  Accrued expenses and other current liabilities....................................        5,703           7,529
  Income taxes payable..............................................................           --           3,140
  Deferred revenue..................................................................           --             493
                                                                                      -------------  -------------
    Total current liabilities.......................................................       15,505          35,181

Non-current liabilities:
  Senior subordinated debt..........................................................           --         187,800
  Other long-term debt and long-term liabilities....................................       10,483          15,919
  Deferred tax liability............................................................        1,557           1,627
                                                                                      -------------  -------------
    Total liabilities...............................................................       27,545         240,527
                                                                                      -------------  -------------

Shareholders' equity (deficit):
  Preferred shares, no par value
    Authorized: 1,000,000 shares, none issued.......................................           --              --
  Common shares:
    Common stock, authorized: 28,500,000 shares; issued and outstanding: 6,512,926
      shares in 1996 and 1997.......................................................        4,167          23,851
  Foreign currency translation adjustment...........................................          117            (107)
  Retained earnings (accumluated deficit)...........................................       12,149         (36,117)
                                                                                      -------------  -------------
    Total shareholders' equity (deficit)............................................       16,433         (12,373)
                                                                                      -------------  -------------
    Total liabilities and shareholders' equity......................................    $  43,978     $   228,154
                                                                                      -------------  -------------
                                                                                      -------------  -------------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

             (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

                                                                                               NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30,
                                                                                             ---------------------
                                                                                               1996        1997
                                                                                             ---------  ----------
                                                                                                  (UNAUDITED)
Net sales..................................................................................  $  71,965  $   99,558
Cost of net sales..........................................................................     49,792      66,978
                                                                                             ---------  ----------
Gross margin...............................................................................     22,173      32,580

Operating expenses:
  Selling, general and administrative......................................................      8,303      13,878
  Research and development.................................................................      4,702       6,198
  In-process technology....................................................................         --      50,831
                                                                                             ---------  ----------
Total operating expenses...................................................................     13,005      70,907

Income (loss) from operations..............................................................      9,168     (38,327)

Interest and other income..................................................................      1,229         390
Interest and other expense.................................................................        946       3,077
                                                                                             ---------  ----------
Income (loss) before income taxes..........................................................      9,451     (41,014)

Income taxes...............................................................................      3,657       5,484
                                                                                             ---------  ----------
Net income (loss)..........................................................................  $   5,794  $  (46,498)
                                                                                             ---------  ----------
                                                                                             ---------  ----------
Net income (loss) per share................................................................  $    0.93  $    (7.14)

Weighted average number of shares outstanding
Per share (primary and fully diluted):.....................................................      6,243       6,513

  The accompanying notes are an integral part of these condensed consolidated financial statements.

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                                NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                              ---------------------
                                                                                                1996        1997
                                                                                              ---------  ----------
                                                                                                   (UNAUDITED)
CASHFLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................................................  $   5,794  $  (46,498)
  Adjustments to reconcile net income (loss) to net cash provided by operations:
    Write off of acquired in-process technology.............................................         --      50,831
    Depreciation and amortization...........................................................      2,008       5,369
    Other non-cash charges..................................................................        939         450
  Changes in assets and liabilities, net of effects of acquisition of business:
    Accounts receivable.....................................................................     (4,851)     (8,909)
    Inventory...............................................................................      1,738      (1,323)
    Prepaid expenses and other assets.......................................................       (501)      4,819
    Accounts payable and accrued expenses...................................................      4,466       3,962
                                                                                              ---------  ----------
Net cash provided by operating activities...................................................      9,593       8,701

CASHFLOWS FROM INVESTING ACTIVITIES:
  Payment for acquisition of business, net of cash acquired.................................         --    (148,074)
  Capital expenditures......................................................................     (2,532)     (3,670)
                                                                                              ---------  ----------
Net cash used in investing activities.......................................................     (2,532)   (151,744)
                                                                                              ---------  ----------

CASHFLOWS FROM FINANCING ACTIVITIES:
  Proceeds from tender financing............................................................         --     186,979
  Net repayment under line of credit........................................................       (759)     (1,051)
  Principal repayments on long term debt....................................................     (8,216)     (5,000)
  Dividends.................................................................................       (411)     (1,768)
  Proceeds from stock issuance, net of issuance costs.......................................      3,807          --
  Debt issuance costs.......................................................................         --      (2,799)
  Loans to related parties..................................................................       (388)      1,713
                                                                                              ---------  ----------
Net cash provided by (used in) financing activities.........................................     (5,967)    178,074
                                                                                              ---------  ----------

Effect of exchange rate changes on cash.....................................................         12        (622)
                                                                                              ---------  ----------

Net increase in cash and cash equivalents...................................................      1,106      34,409

Cash and cash equivalents at beginning of period............................................        636       1,839
                                                                                              ---------  ----------
Cash and cash equivalents at end of period..................................................  $   1,742  $   36,248
                                                                                              ---------  ----------
                                                                                              ---------  ----------

SUPPLEMENTAL CASHFLOW DISCLOSURES:
  Interest paid.............................................................................  $     848  $      488
  Income taxes paid net of refunds..........................................................  $   2,224  $    4,723

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Acquisition of business:
    Fair value of assets acquired, net of cash acquired.....................................         --  $  134,480
    In process technology...................................................................         --  $   50,831
    Liabilities assumed.....................................................................         --  $  (17,995)
    Fair value of non-tendered stock........................................................         --  $  (19,242)
                                                                                              ---------  ----------
    Cash paid, net of cash acquired.........................................................         --  $  148,074

  During 1996, the Company financed certain capital expenditures totaling $163,000 through the incurrence of capital lease obligations.

  The accompanying notes are an integral part of these condensed consolidated financial statements.

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 1: UNAUDITED INTERIM FINANCIAL STATEMENTS

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1997 are not necessarily indicative of the results which may be expected for the year ended December 31, 1997 or any other period. Reference is made to the Consolidated Financial Statements and Notes thereto included in the AX Acquisition Corporation's Schedule 14D-1 filing dated July 16,1997, for further information.

NOTE 2: BASIS OF PRESENTATION

    On August 21, 1997, pursuant to an Agreement and Plan of Merger dated as of July 14, 1997 (the "Agreement of Merger"), AX Acquisition Corporation ("AX"), a wholly-owned subsidiary of Axiohm S.A., acquired approximately 88%, or 7,000,000 shares, of the outstanding Common Stock of DH Technology, Inc. ("DH Technology") through a public tender offer to the shareholders of DH Technology at a price of $25 per share (the "Tender Offer").

    On October 2, 1997, pursuant to the Agreement of Merger, AX acquired 100% of the outstanding Common Stock of Axiohm S.A. in exchange for 5,518,524 shares of DH Technology Common Stock and $12.2 million in cash (the "Share Exchange Offer"). Simultaneous with the Share Exchange Offer, DH Technology purchased all of the outstanding shares of AX in exchange for the assumption of approximately $190 million of debt (the "Acquisition Financing") incurred by AX to finance the Tender Offer. Immediately after the Share Exchange Offer, AX was merged with and into DH Technology (the "Merger"), the surviving legal entity, and the company changed its name from "DH Technology, Inc." to "Axiohm Transaction Solutions, Inc". Immediately after the Merger, approximately 85% of DH Technology's outstanding Common Stock was held by the former shareholders of Axiohm S.A. and 15% was held by the former public shareholders of DH Technology, Inc. Axiohm S.A. and its subsidiaries and DH Technology and its subsidiaries are hereinafter referred to collectively as the "Company".

    The Tender Offer, the Share Exchange Offer and the Merger (collectively the "Acquisition") have been accounted for as a reverse acquisition, in which Axiohm S.A. was treated as the acquiror for accounting purposes. Accordingly, the historical financial information for periods prior to August 31, 1997 are those of Axiohm S.A. The effective date of the Acquisition and Merger of DH Technology for accounting purposes was August 31, 1997, and, accordingly, the capital structure of the Company has been retroactively restated to reflect the number of shares outstanding as a result of the Acquisition. The results of operations for the nine month periods ended September 30, 1997 include the operations of DH Technology for the month of September 1997.

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 3: ACQUISITION

    The Acquisition of DH Technology has been accounted for using the purchase method of accounting. The aggregate purchase price of $208.6 million was allocated based on the fair values of tangible and intangible assets acquired and consisted of the following:

Cash paid for DH Technology shares............................................  $  175,000,000
Cash paid for DH Technology stock options.....................................      12,720,000
Transaction costs.............................................................       1,667,000
Fair value of DH Technology non-tendered shares (1)...........................      19,242,000
                                                                                --------------
                                                                                $  208,629,000
                                                                                --------------
                                                                                --------------

------------------------

 (1) Recorded as an increase to common stock on the accompanying condensed consolidated balance sheet.

    The Company expects that the final purchase price allocation will be known by December 31, 1997 and could differ from the preliminary allocation. A summary of the preliminary purchase price allocation is as follows:

Net tangible assets acquired..................................  $76,152,000
In-process research and development...........................   50,831,000
Acquired technology...........................................   22,910,000
Customer lists................................................    5,100,000
Workforce.....................................................    2,100,000
Goodwill......................................................   51,536,000
                                                                -----------
Total.........................................................  $208,629,000
                                                                -----------
                                                                -----------


    The purchased in-process research and development had not reached technological feasibility, had no future uses, and was charged to operations upon acquisition. Goodwill and other intangibles are being amortized over three years using the straight line method, which is the period estimated to be benefited. At the end of the third quarter of 1997, the Company was awaiting additional information concerning the purchase price allocation as it related to the in-process research and development. The information was subsequently received and that will result in a reallocation in the fourth quarter of 1997 of approximately $16.7 million from the in-process research and development that will be added to goodwill.


    Of the cash paid for the DH Technology stock options, $8.6 million was funded to a Rabbi trust and is reflected on the balance sheet as restricted cash.

    The Acquisition Financing consisted of $166.2 million of senior indebtedness under a credit facility with an institutional lender and $24 million of interim preferred stock financing. Both of these amounts were fully repaid on October 2, 1997 with the proceeds from a private placement of $120 million of 9 3/4% Senior Subordinated Notes due 2007 and borrowings under an $85 million Credit Agreement. See Note 5 of the Notes to Condensed Consolidated Financial Statements.

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 3: ACQUISITION (CONTINUED)
    The following unaudited pro forma information has been prepared assuming that the Acquisition and the Acquisition Financing had occurred at the beginning of the periods presented. Pro forma adjustments included increased amortization for the purchase price in excess of assets acquired; in-process research and development expense; increased interest expense from the Acquisition Financing; and related income tax effects. The pro forma information does not reflect any potential cost savings from combining the operations of DH Technology and Axiohm S.A.

                                                                  NINE MONTHS ENDED
                                                        --------------------------------------
                                                        SEPTEMBER 30, 1996  SEPTEMBER 30, 1997
                                                        ------------------  ------------------
Net sales.............................................   $    159,222,000    $    158,289,000
Net loss..............................................   $     67,156,000    $     69,239,000
Net loss per share....................................   $          10.76    $          10.63
Weighted average number of shares outstanding.........          6,242,926           6,512,926

    The pro forma information is provided for information purposes only and does not purport to be indicative of the Company's results of operations that would actually have been achieved had the Acquisition and the Acquisition Financing been completed at the beginning of the periods presented, or results that may be obtained for the year ended December 31, 1997 or for any other period. See Note 5 of the Notes to Condensed Consolidated Financial Statements.

NOTE 4: INVENTORIES

    The composition of inventories at December 31, 1996 and September 30, 1997 was as follows:

                                                         DECEMBER 31, 1996  SEPTEMBER 30, 1997
                                                         -----------------  ------------------
Raw materials..........................................    $  13,345,000      $   32,612,000
Work in process........................................          949,000             512,000
Finished goods.........................................        1,793,000           3,015,000
                                                         -----------------  ------------------
Totals.................................................    $  16,087,000      $   36,139,000
                                                         -----------------  ------------------
                                                         -----------------  ------------------

NOTE 5: SUBSEQUENT EVENTS

    SENIOR SUBORDINATED NOTES

    On October 2, 1997, the Company completed a private placement (the "Senior Notes Offering") of $120 million of its 9 3/4% Senior Subordinated Notes due 2007 (the "Senior Notes"). The Senior Notes were placed with Lehman Brothers Inc. as initial purchaser (the "Initial Purchaser") and were subsequently resold by the Initial Purchaser in the United States to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act of 1933, as amended, (the "Securities Act") and outside of the United States in offshore transactions to foreign investors in reliance on Regulation S under the Securities Act. The underwriting discount to the Initial Purchaser was 2.75% of the principal amount of the Senior Notes purchased (or an aggregate of $3.3 million).

    Interest on the Senior Notes is payable semi-annually on April 1 and October 1, commencing on April 1, 1998, until maturity on October 1, 2007. The Senior Notes are redeemable at the option of the

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 5: SUBSEQUENT EVENTS (CONTINUED)
Company, in whole or in part, at any time on or after October 1, 2002 at various premiums to original face value. The Company's payment obligation under the Senior Notes is jointly and severally fully and unconditionally guaranteed on a senior subordinated basis by certain of the Company's subsidiaries ("the Guarantors"), all of which are directly or indirectly wholly owned by the Company. The proceeds from the sale of the Senior Notes, together with borrowings under the $85 million Credit Agreement (see below) and existing cash were used to repay principal and accrued interest under the Acquisition Financing.

    Pursuant to a Registration Rights Agreement dated October 2, 1997 (the "Registration Rights Agreement") among the Company, certain of the Company's U.S. subsidiaries, as Guarantors, and the Initial Purchaser, the Company and the Guarantors have agreed to use their best efforts to file a registration statement no later than 60 days after the closing of the Senior Notes Offering, with respect to an offer to exchange the Senior Notes for new senior subordinated notes of the Company (the "New Notes") registered under the Securities Act, with terms identical to those of the Senior Notes, and to cause such registration statement to become effective no later than 120 days after the closing of the Senior Notes Offering. The Senior Notes and the New Notes are hereinafter referred to collectively as the "Notes". The holders of the Notes are entitled to certain penalty payments from the Company under certain circumstances if the Company and the Guarantors are not in compliance with their obligations under the Registration Rights Agreement.

    The following consolidating financial information is presented for purposes of complying with the reporting requirements of the Guarantor Subsidiaries. Separate financial statements and other disclosures with respect to the Guarantor Subsidiaries are not presented because the Company believes that such financial statements and other information would not provide additional information that is material to investors.

    The condensed consolidating financial information presents condensed financial statements as of September 30, 1997 and for the nine months ended September 30, 1997 of:

(a) the Company on a parent company only basis ("Parent") (carrying its investments in the subsidiaries under the equity method),

(b) the Guarantor Subsidiaries (Axiohm S.A.R.L., Axiohm Investissements S.A.R.L., Axiohm IPB, Inc., Cognitive L.L.C., Cognitive Solutions, Inc., and Stadia Colorado Corp., but excluding Dardel Technologies E.U.R.L.),

(c) the Non-Guarantor Subsidiaries (DH Technology Plc, DH Technology Pty, DH Technologia, Axiohm Ltd. (Hong Kong), and Axiohm Japan Inc.),

(d) elimination entries necessary to consolidate the Parent Company and its subsidiaries, and

(e) the Company on a consolidated basis.

    The condensed consolidating financial information also presents condensed financial statements for the nine months ended September 30, 1996 of:

(a) the Guarantor Subsidiaries which were in existence and were within the Company's consolidated structure as of September 30, 1996 (Axiohm S.A.R.L. and Axiohm IPB, Inc., but excluding Dardel Technologies E.U.R.L.),

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 5: SUBSEQUENT EVENTS (CONTINUED)
(b) The Non-Guarantor Subsidiaries which were in existence and were within the Company's consolidated structure as of September 30, 1996 (Axiohm Ltd. (Hong
    Kong) and Axiohm Japan Inc.),

(c) elimination entries necessary to consolidate such Guarantor and Non-Guarantor Subsidiaries, and

(d) such Guarantor and Non-Guarantor Subsidiaries on a consolidated basis.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

               CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION

                        (SEPTEMBER 30, 1997--UNAUDITED)

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                             GUARANTOR    NON-GUARANTOR
                                                  PARENT    SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                ----------  -----------  ---------------  ------------  ------------
ASSETS
Current assets:
  Cash........................................  $   41,151   ($  5,455)     $     552      $       --    $   36,248
  Restricted cash.............................       8,594          --             --              --         8,594
  Accounts Receivable.........................       8,413      21,895          3,749          (1,762)       32,295
  Inventories.................................       5,262      19,573          3,828            (140)       28,523
  Other assets................................     (19,213)     34,610          1,073          (6,983)        9,487
                                                ----------  -----------       -------     ------------  ------------
      Total current assets....................      44,207      70,623          9,202          (8,885)      115,147
  Fixed assets, net...........................       5,080      14,253          1,595              --        20,928
  Intangibles.................................      84,074       2,783            (18)             --        86,839
  Other assets................................       4,907         614             27            (308)        5,240
  Investment in subsidiaries..................      43,093          --             --         (43,093)           --
                                                ----------  -----------       -------     ------------  ------------
      Total assets............................  $  181,361   $  88,273      $  10,806      $  (52,286)   $  228,154
                                                ----------  -----------       -------     ------------  ------------
                                                ----------  -----------       -------     ------------  ------------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable............................  $    2,159   $  11,465      $   3,220      ($   1,762)   $   15,082
  Current portion of long-term debt...........       2,915       1,109             36              --         4,060
  Accrued expenses and other liabilities......      13,412       5,546            448          (7,000)       12,406
  Income taxes payable........................       1,087       1,680            373              --         3,140
  Deferred revenue............................         269         224             --              --           493
                                                ----------  -----------       -------     ------------  ------------
      Total current liabilities...............      19,842      20,024          4,077          (8,762)       35,181
  Senior subordinated debt....................     163,800      24,000             --              --       187,800
  Other long term debt and other
    obligations...............................       9,854       5,476            589              --        15,919
  Deferred tax liability......................          --       1,627             --              --         1,627
                                                ----------  -----------       -------     ------------  ------------
      Total liabilities.......................     193,496      51,127          4,666          (8,762)      240,527
                                                ----------  -----------       -------     ------------  ------------

Shareholders' equity (deficit):
  Common stock................................      23,851       4,167            367          (4,534)       23,851
  Foreign currency, translation adjustment....         131        (253)            13               2          (107)
  Retained earnings (accumulated deficit).....     (36,117)     33,232          5,760         (38,992)      (36,117)
                                                ----------  -----------       -------     ------------  ------------
      Total shareholders' equity (deficit)....     (12,135)     37,146          6,140         (43,524)      (12,373)
                                                ----------  -----------       -------     ------------  ------------
      Total liabilities and shareholders'
        equity................................  $  181,361   $  88,273      $  10,806      ($  52,286)   $  228,154
                                                ----------  -----------       -------     ------------  ------------
                                                ----------  -----------       -------     ------------  ------------

                       AXIOHM TRANSACTION SOLUTIONS, INC.

          CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

           (FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997--UNAUDITED)

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                              GUARANTOR    NON-GUARANTOR
                                                   PARENT    SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                 ----------  -----------  ---------------  ------------  ------------
Net sales......................................  $    6,166   $  91,807      $   4,040      ($   2,455)   $   99,558
Cost of net sales..............................       4,160      61,858          3,415          (2,455)       66,978
                                                 ----------  -----------        ------     ------------  ------------
Gross margin...................................       2,006      29,949            625              --        32,580
Operating expenses:
  Selling, general and administrative..........       3,457       9,399            730             292        13,878
  Research and development.....................         322       5,832             44              --         6,198
  In-process technology........................      50,831          --             --              --        50,831
                                                 ----------  -----------        ------     ------------  ------------
Total operating expenses.......................      54,610      15,231            774             292        70,907
                                                 ----------  -----------        ------     ------------  ------------
Income (loss)from operations...................     (52,604)     14,718           (149)           (292)      (38,327)
Interest and other income......................         284          89             17              --           390
Interest and other expense.....................      (3,588)        512             (1)             --        (3,077)
                                                 ----------  -----------        ------     ------------  ------------
Income (loss) before income taxes..............     (55,908)     15,319           (133)           (292)      (41,014)
                                                 ----------  -----------        ------     ------------  ------------
Income taxes...................................        (201)      5,838            (51)           (102)        5,484
                                                 ----------  -----------        ------     ------------  ------------
Net income (loss)..............................  ($  55,707)  $   9,481      ($     82)     ($     190)   ($  46,498)
                                                 ----------  -----------        ------     ------------  ------------
                                                 ----------  -----------        ------     ------------  ------------

                       AXIOHM TRANSACTION SOLUTIONS, INC.

           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION

           (FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997--UNAUDITED)

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                           GUARANTOR   NON-GUARANTOR
                                               PARENT     SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                             -----------  -----------  --------------  -------------  ------------
NET CASH FLOWS FROM OPERATING ACTIVITIES...        4,169       6,644         (1,997)          (115)         8,701

CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment for acquisition of business, net
    of cash acquired.......................     (147,522)        552             --             --       (148,074)
  Capital expenditures.....................          (15)      3,655             --             --         (3,670)
                                             -----------  -----------       -------          -----    ------------
    Net cash used in investing
      activities...........................     (147,537)     (4,207)            --             --       (151,744)
                                             -----------  -----------       -------          -----    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from tender financing...........      186,979          --             --             --        186,979
  Net repayment under line of credit.......           --      (1,017)           (34)            --         (1,051)
  Principal payments under long-term
    debt...................................           --      (4,994)            (6)            --         (5,000)
  Dividends................................           --      (1,768)            --             --         (1,768)
  Debt issuance costs......................       (1,050)     (1,749)            --             --         (2,799)
  Loans to related parties.................         (728)        (33)         2,474             --          1,713
                                             -----------  -----------       -------          -----    ------------
    Net cash provided by financing
      activities...........................      185,201      (9,561)         2,434             --        178,074
                                             -----------  -----------       -------          -----    ------------

Effect of exchange rates on cash...........         (682)        (55)            --            115           (622)
                                             -----------  -----------       -------          -----    ------------
Net increase (decrease) in cash and
  equivalents..............................       41,151      (7,179)           437             --         34,409
Cash and equivalents at beginning of
  period...................................           --       1,724            115             --          1,839
                                             -----------  -----------       -------          -----    ------------
Cash and equivalents at end of
  period...................................       41,151      (5,455)           552             --         36,248
                                             -----------  -----------       -------          -----    ------------
                                             -----------  -----------       -------          -----    ------------

                       AXIOHM TRANSACTION SOLUTIONS, INC.

          CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

           (FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996--UNAUDITED)

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                           GUARANTOR      NON-GUARANTOR
                                                         SUBSIDIARIES(1) SUBSIDIARIES(2)  ELIMINATIONS  CONSOLIDATED
                                                         --------------  ---------------  ------------  ------------
Net sales..............................................    $   71,944       $     990      $     (969)   $   71,965
Cost of net sales......................................        49,768             889            (865)       49,792
                                                              -------          ------     ------------  ------------
Gross margin...........................................        22,176             101            (104)       22,173
Operating expenses:
  Selling, general and administrative..................         7,902             401              --         8,303
  Research and development.............................         4,806              --            (104)        4,702
                                                              -------          ------     ------------  ------------
Total operating expenses...............................        12,708             401            (104)       13,005
                                                              -------          ------     ------------  ------------
Income (loss)from operations...........................         9,468            (300)             --         9,168
Interest and other income..............................         1,227               2              --         1,229
Interest and other expense.............................           943               3              --           946
                                                              -------          ------     ------------  ------------
Income (loss) before income taxes......................         9,752            (301)             --         9,451
                                                              -------          ------     ------------  ------------
Income taxes...........................................         3,657              --              --         3,657
                                                              -------          ------     ------------  ------------
Net income (loss)......................................    $    6,095       $    (301)     $       --    $    5,794
                                                              -------          ------     ------------  ------------
                                                              -------          ------     ------------  ------------

------------------------

(1) Includes only Axiohm S.A.R.L. and Axiohm IPB, Inc.

(2) Includes only Axiohm Ltd. (Hong Kong) and Axiohm Japan Inc.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION

           (FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996--UNAUDITED)

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                         GUARANTOR     NON-GUARANTOR
                                                       SUBSIDIARIES(1) SUBSIDIARIES(2) ELIMINATIONS   CONSOLIDATED
                                                       --------------  --------------  -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES.................         9,791            (198)            --          9,593

CASH FLOWS FROM INVESTING ACTIVITIES--CAPITAL
  EXPENDITURES.......................................        (2,523)             (9)            --         (2,532)
                                                            -------         -------          -----    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayment under line of credit.................          (795)             36             --           (759)
  Principal payments under long-term debt............        (8,216)             --             --         (8,216)
  Dividends..........................................          (411)             --             --           (411)
  Proceeds from stock issuance.......................         3,807              --             --          3,807
  Loans to related parties...........................          (598)            210             --           (388)
                                                            -------         -------          -----    ------------
    Net cash used in financing activities............        (6,213)            246             --         (5,967)
                                                            -------         -------          -----    ------------

Effect of exchange rates on cash.....................            15              (3)            --             12
                                                            -------         -------          -----    ------------
Net increase in cash and equivalents.................         1,070              36             --          1,106
Cash and equivalents at beginning of period..........           626              10             --            636
                                                            -------         -------          -----    ------------
Cash and equivalents at end of
  period.............................................         1,696              46             --          1,742
                                                            -------         -------          -----    ------------
                                                            -------         -------          -----    ------------

------------------------

(1) Includes only Axiohm S.A.R.L. and Axiohm IPB, Inc.

(2) Includes only Axiohm Ltd. (Hong Kong) and Axiohm Japan Inc.

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 5: SUBSEQUENT EVENTS (CONTINUED)

    SENIOR BANK CREDIT AGREEMENT

    On October 2, 1997, the Company entered into a Credit Agreement (the "Credit Agreement") with a syndicate of banks (the "Banks"), led by Union Bank and Lehman Brothers which acted as agent. Pursuant to the Credit Agreement, the Banks have extended the Company a two tranche amortizing term loan in the original principal amount of $50 million (the "Term Loan") and established a $35 million revolving line of credit (the "Revolver") available through October 2, 2002. The Term Loan consists of a Tranche A term loan in an aggregate principal amount of $35 million, which has a maturity of five years, and a Tranche B term loan in an aggregate principal amount of $15 million, which has a maturity of six years. The Term Loan and Revolver are secured by a lien on substantially all of the real and personal property of the Company and certain of its subsidiaries and a pledge of capital stock of certain of its subsidiaries (provided that no lien was or will be granted on the assets of Foreign Subsidiaries (as defined) and no capital stock of Foreign Subsidiaries will be pledged to the extent that the granting of such lien or the making of such pledge would result in materially adverse United States federal income tax consequences to the Company or would violate applicable law). The proceeds of the Term Loan and the initial advance under the Revolver were used by the Company to repay principal and accrued interest under the Acquisition Financing. Both the Term Loan and the Revolver have interest rate options including an interest rate based on the Eurodollar Rate plus a margin of between 2.5% to 3%. Such margins will vary depending upon the relationship between the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") and the then aggregate total debt outstanding. The Company is required to pay a fee of 0.375% per annum on the unused portion of the Revolver. Under the Credit Agreement, the Company is required to enter into arrangements to provide interest protection for $20 million of this floating rate debt for two years. The Credit Agreement contains various restrictive covenants with which the Company must comply. The more significant covenants relate to: limitations of capital expenditures, established maximum debt to EBIDTA ratios, minimum interest coverage ratios, minimum fixed charge ratios, and limitations on indebtedness related to capital leases and certain of the Company's subsidiaries. Required principal payments under the New Credit Facility and Notes are as follows: $3.2 million in 1998; $7.85 million in 1999; $7.85 million in 2000; $9.3 million in 2001; $9.3 million in 2002; $12.5 million in 2003; and $120 million in 2007.

NOTE 6: SHAREHOLDERS' EQUITY

    On June 24, 1996, Axiohm received net proceeds of $3.8 million from a private placement of 421,200 shares of Common Stock to an employee of Axiohm and two institutional investors.

    On June 24, 1996, Axiohm declared a cash dividend of $0.4 million on Common Stock which was paid to shareholders of record on June 24, 1996.

    On May 14, 1997, Axiohm declared a cash dividend of $1.8 million on Common Stock which was paid to shareholders of record on May 14, 1997.

    In September 1997, in connection with the Acquisition an officer of the Company was granted options to purchase 231,118 shares of the Company's Common Stock at an exercise price of $7.15 per share. The fair market value of the Company's common stock was $17 per share on the date of grant, resulting in

              AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES

                        (SEPTEMBER 30, 1997--UNAUDITED)

NOTE 6: SHAREHOLDERS' EQUITY (CONTINUED) compensation expense totaling $2,277,000. Included in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 1997 is $455,000 of this total charge. The remaining $1,822,000 of compensation expense will be recognized over a four year period coinciding with option vesting schedule.

NOTE 7: COMMITMENTS AND CONTINGENCIES

    In connection with the August 1994 acquisition by DH Technology of all of the outstanding stock of Cognitive Solutions, Inc. ("Cognitive"), a designer, manufacturer and marketer of thermal bar code printers and complementary label media for use in automatic data collection systems, the Company is obligated to pay $0.5 million on August 15 in each of 1998 and 1999. The Company also may be required to make additional payments, not to exceed $3.0 million, to the former shareholder of Cognitive, based upon net sales of a specified Cognitive product line.

    In connection with the December 1994 acquisition by Axiohm S.A. of the transaction printer business of NCR Corporation ("NCR"), now known as Axiohm IPB, for up to $30.6 million, of which $15.6 million was paid at closing, $0.5 million has been paid to date in earn-out payments and a final payment of up to $5.0 million may be paid in additional earn-out payments based upon 1997 sales. The Company estimates that the final payment will be less than approximately $1.5 million and is anticipated to be paid in 1998. Axiohm S.A. recorded approximately $3.0 million of goodwill in connection with this acquisition, which was accounted for using the purchase method of accounting.

    In connection with the March 1997 acquisition by DH Technology of certain assets and liabilities of American Magnetics Corporation ("AMC"), a designer, manufacturer, and marketer of card reader modules and stand-alone card readers, and a wholly-owned subsidiary of Group 4 Securitas Holdings, a Netherlands company, for $5.7 million, of which $4.85 million was paid at closing, an additional $0.8 million will become payable in the years of 2000 and 2001. Based upon attainment of specified net sales, an additional $1.6 million may also become payable.

    In connection with the purchase and improvement of manufacturing facilities in France, Axiohm S.A. negotiated in 1994 a $1.6 million grant (the "Grant") from various agencies of the French government. The Company is contingently liable to those agencies for the repayment, in whole or in part, of the Grant in the event that the Company does not meet the requirements of the Grant, which include minimum employment levels through 1997, minimum capital expenditures and continued use of the building throughout the lease term.

    In connection with the resignation of the Company's President and Chief Executive Officer, the Company entered into a resignation agreement and a separate noncompetition agreement dated January 10, 1998. The resignation agreement provides for payments to the former President of approximately $1,525,000 pursuant to an option cancellation agreement dated August 10, 1997. Additionally, the Company will pay the former President $1,350,000 in consideration for his agreement not to compete with the Company for a period of two years.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of

DH Technology, Inc.:

    We have audited the accompanying consolidated balance sheets of DH Technology, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DH Technology, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                   /s/ KPMG PEAT MARWICK LLP

San Diego, California

February 12, 1997, except as to
  Note 13, which is as of
  October 2, 1997

                              DH TECHNOLOGY, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                             DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1995           1996
                                                                                     -------------  -------------
ASSETS
Current assets:
  Cash and cash equivalents........................................................  $  28,971,000  $  30,943,000
  Short-term investment securities held to maturity (Note 2).......................      2,750,000     13,835,000
  Accounts receivable, net of allowance for doubtful accounts of $1,067 in 1995 and
    $1,197 in 1996.................................................................     15,785,000     16,006,000
  Inventories (Note 3).............................................................     14,382,000     11,582,000
  Deferred tax asset (Note 12).....................................................      1,744,000      2,089,000
  Prepaid expenses and other current assets........................................        573,000        792,000
                                                                                     -------------  -------------
      Total current assets.........................................................     64,205,000     75,247,000

Fixed assets, net (Notes 4 and 6)..................................................      6,290,000      8,250,000
Intangible assets, net (Note 5)....................................................     13,312,000     12,464,000
Deferred tax asset (Note 12).......................................................             --        206,000
Other assets.......................................................................      1,478,000        938,000
                                                                                     -------------  -------------
      Total assets.................................................................  $  85,285,000  $  97,105,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................................  $   6,383,000  $   4,587,000
  Current portion of long-term debt (Note 6).......................................        980,000        577,000
  Accrued payroll, payroll taxes, and benefits.....................................      2,579,000      2,630,000
  Accrued expenses.................................................................      2,045,000      1,963,000
  Income taxes payable (Note 12)...................................................      2,128,000      2,406,000
  Accrued warranty.................................................................        479,000        478,000
  Deferred revenue.................................................................        947,000        577,000
                                                                                     -------------  -------------
      Total current liabilities....................................................     15,541,000     13,218,000
Long-term debt (Note 6)............................................................      2,115,000      1,635,000
Deferred tax liability (Note 12)...................................................        149,000             --
                                                                                     -------------  -------------
      Total liabilities............................................................     17,805,000     14,853,000
                                                                                     -------------  -------------
Shareholders' equity (Note 8):
  Preferred shares, no par value; authorized: 1,000,000 shares,
    none issued....................................................................             --             --
  Common shares:
    Common stock, no par value, authorized:
      28,500,000 shares; issued and outstanding:
      7,890,090 shares in 1995 and 7,974,277 in 1996...............................     12,335,000     13,168,000
    Foreign currency translation adjustment........................................       (519,000)       393,000
    Retained earnings..............................................................     55,664,000     68,691,000
                                                                                     -------------  -------------
      Total shareholders' equity...................................................     67,480,000     82,252,000
    Commitments (Notes 6, 7, 8, 10 and 11).........................................
                                                                                     -------------  -------------
      Total liabilities and shareholders' equity...................................  $  85,285,000  $  97,105,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

          See accompanying notes to consolidated financial statements.

                              DH TECHNOLOGY, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                                               YEARS ENDED DECEMBER 31,
                                                                     --------------------------------------------
                                                                         1994           1995            1996
                                                                     -------------  -------------  --------------
Net sales..........................................................  $  77,918,000  $  98,855,000  $  115,784,000
Costs and expenses:
  Cost of net sales................................................     48,972,000     63,267,000      74,847,000
  Selling, general, and administrative.............................     12,769,000     15,383,000      15,997,000
  Research and development.........................................      4,685,000      5,007,000       5,805,000
                                                                     -------------  -------------  --------------
Total costs and expenses...........................................     66,426,000     83,657,000      96,649,000
                                                                     -------------  -------------  --------------
Income from operations.............................................     11,492,000     15,198,000      19,135,000
                                                                     -------------  -------------  --------------
Interest income....................................................        854,000      1,231,000       1,491,000
Interest expense...................................................       (210,000)      (276,000)       (149,000)
                                                                     -------------  -------------  --------------
Net interest income................................................        644,000        955,000       1,342,000
                                                                     -------------  -------------  --------------
Income before income taxes.........................................     12,136,000     16,153,000      20,477,000
Income taxes (Note 12).............................................      4,078,000      5,852,000       7,450,000
                                                                     -------------  -------------  --------------
Net income.........................................................  $   8,058,000  $  10,301,000  $   13,027,000
                                                                     -------------  -------------  --------------
                                                                     -------------  -------------  --------------
Net income per share...............................................  $        1.00  $        1.24  $         1.56
                                                                     -------------  -------------  --------------
                                                                     -------------  -------------  --------------
Shares used in per share calculation...............................      8,076,000      8,337,000       8,351,000
                                                                     -------------  -------------  --------------
                                                                     -------------  -------------  --------------

          See accompanying notes to consolidated financial statements.

                              DH TECHNOLOGY, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                         FOREIGN
                                                  COMMON STOCK          CURRENCY                       TOTAL
                                            -------------------------  TRANSLATION    RETAINED     SHAREHOLDERS'
                                              SHARES       AMOUNT      ADJUSTMENT     EARNINGS        EQUITY
                                            ----------  -------------  -----------  -------------  -------------
BALANCE AT DECEMBER 31, 1993..............   7,624,384  $  10,133,000  $  (706,000) $  37,305,000  $  46,732,000
Exercise of options and warrants..........     106,777        511,000           --             --        511,000
Tax benefit of stock option exercise......          --         96,000           --             --         96,000
Foreign currency translation adjustment...          --             --      451,000             --        451,000
Net income................................          --             --           --      8,058,000      8,058,000
                                            ----------  -------------  -----------  -------------  -------------

BALANCE AT DECEMBER 31, 1994..............   7,731,161     10,740,000     (255,000)    45,363,000     55,848,000
Exercise of options and warrants..........     158,929      1,235,000           --             --      1,235,000
Tax benefit of stock option exercise......          --        360,000           --             --        360,000
Foreign currency translation adjustment...          --             --     (264,000)            --       (264,000)
Net income................................          --             --           --     10,301,000     10,301,000
                                            ----------  -------------  -----------  -------------  -------------

BALANCE, DECEMBER 31, 1995................   7,890,090     12,335,000     (519,000)    55,664,000     67,480,000
Exercise of options and warrants..........      84,187        694,000           --             --        694,000
Tax benefit of stock option exercise......          --        139,000           --             --        139,000
Foreign currency translation adjustment...          --             --      912,000             --        912,000
Net income................................          --             --           --     13,027,000     13,027,000
                                            ----------  -------------  -----------  -------------  -------------
BALANCE AT DECEMBER 31, 1996..............   7,974,277  $  13,168,000  $   393,000  $  68,691,000  $  82,252,000
                                            ----------  -------------  -----------  -------------  -------------
                                            ----------  -------------  -----------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                              DH TECHNOLOGY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               YEARS ENDED DECEMBER 31,
                                                                     --------------------------------------------
                                                                          1994           1995           1996
                                                                     --------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................................  $    8,058,000  $  10,301,000  $  13,027,000
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization................................       2,391,000      3,640,000      3,830,000
      Provision for loss on accounts receivable....................         105,000         65,000         87,000
      Undepreciated value of asset disposals.......................           6,000         65,000         42,000
      Provision for deferred income taxes, excluding effect of
        acquisitions...............................................        (429,000)      (658,000)      (700,000)
  Changes in assets and liabilities, excluding effect of
    acquisitions:
      Accounts receivable..........................................      (1,997,000)    (3,219,000)      (308,000)
      Inventories..................................................      (1,651,000)    (2,814,000)     2,800,000
      Prepaid expenses and other assets............................         170,000        (17,000)       321,000
      Accounts payable and accrued expenses........................        (891,000)     2,264,000     (1,878,000)
      Accrued payroll, payroll taxes, and benefits.................         513,000        431,000         51,000
      Income taxes payable.........................................        (343,000)       772,000        278,000
      Accrued warranty.............................................         (20,000)        96,000         (1,000)
      Deferred revenue.............................................         696,000         61,000       (370,000)
                                                                     --------------  -------------  -------------
      Net cash provided by operating activities....................       6,608,000     10,987,000     17,179,000
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net (increase) decrease in short-term investment securities held
    to maturity....................................................       5,420,000      1,550,000    (11,085,000)
  Payment for acquisition purchases, net of cash acquired..........     (12,825,000)      (753,000)            --
  Capital expenditures.............................................      (2,293,000)    (2,469,000)    (4,869,000)
  Proceeds from sale of assets.....................................          26,000             --             --
                                                                     --------------  -------------  -------------
      Net cash used in investing activities........................      (9,672,000)    (1,672,000)   (15,954,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments of long-term debt...........................      (1,482,000)    (1,260,000)      (883,000)
  Exercise of stock options........................................         511,000      1,235,000        694,000
  Tax benefit of stock option exercise.............................          96,000        360,000        139,000
                                                                     --------------  -------------  -------------
      Net cash provided by (used in) financing activities..........        (875,000)       335,000        (50,000)
Effect of exchange rate changes on cash............................         365,000       (266,000)       797,000
                                                                     --------------  -------------  -------------
Net increase (decrease) in cash and cash equivalents...............      (3,574,000)     9,384,000      1,972,000
Cash and cash equivalents at beginning of year.....................      23,161,000     19,587,000     28,971,000
                                                                     --------------  -------------  -------------
Cash and cash equivalents at end of year...........................  $   19,587,000  $  28,971,000  $  30,943,000
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid on debt............................................  $      106,000  $      93,000  $     140,000
                                                                     --------------  -------------  -------------
  Income taxes paid................................................  $    3,539,000  $   5,738,000  $   6,413,000
                                                                     --------------  -------------  -------------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITY:
  Fair market value of assets acquired.............................  $   15,865,000  $     815,000  $          --
  Cash paid........................................................  $  (12,952,000) $    (753,000) $          --
                                                                     --------------  -------------  -------------
  Liabilities assumed..............................................  $    2,913,000  $      62,000  $          --
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                              DH TECHNOLOGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS--DH Technology, Inc. and subsidiaries' (the "Company") principal business activity involves the design, manufacture, and distribution of transaction printers and mechanisms, impact printheads, bar code printers, and related services and supplies, such as labels and ribbons. The Company's core technologies include thermal, impact and laser. Products are marketed worldwide by a direct sales force, sales representatives, value-added resellers and distributors. The Company maintains offices in the United States, Mexico, England and Australia.

    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of DH Technology, Inc. and its wholly-owned subsidiaries, Stadia Colorado Corp.; Cognitive Solutions, Inc.; DH Tecnologia de Mexico, S.A. de C.V.; DH Technology plc; and DH Technology pty. Results of operations subsequent to February 28, 1994, reflect the added results of Stadia, and results for Cognitive are included after August 31, 1994 (Note 10). All significant intercompany accounts and transactions have been eliminated.

    NET INCOME PER SHARE--Net income per share for the years ended December 31, 1994, 1995, and 1996 is computed based on the weighted-average number of common and common equivalent shares outstanding during each year. Stock options and warrants that have a dilutive effect are considered common stock equivalents for purposes of this calculation. Fully diluted net income per share is not materially different from primary net income per share.

    REVENUE RECOGNITION--Revenues related to product sales are recognized upon shipment of products to the customer at which time title and risk of ownership pass. Estimated provisions for product sale returns, installation and warranty are accrued upon revenue recognition. The level of returns arising from defective products has historically not been material. Cash received in advance of revenue recognition is recorded as deferred revenue in the accompanying consolidated balance sheet.

    CASH AND CASH EQUIVALENTS--The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

    CONCENTRATION OF CREDIT RISK--Cash in excess of daily requirements is invested in short-term investment securities consisting of money market funds, municipal bonds, and short-term commercial investments of companies with strong credit ratings. These investments typically mature within one year, and therefore, bear minimal risk. To date, the Company has not incurred losses related to these investments.

    SHORT-TERM INVESTMENT SECURITIES HELD TO MATURITY--Investment securities at December 31, 1996 consist primarily of U.S. Municipal Bonds and are classified as held to maturity. Management determines the appropriate classification of securities at the time of purchase. If management has the intent at the time of purchase and the Company has the ability to hold securities until maturity, they are classified as held to maturity. Investment securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts over the period to maturity of the related security.

    INVENTORIES--Inventories are stated at the lower of cost (first-in, first-out) or market.

    FOREIGN CURRENCY TRANSLATION--The accounts of foreign subsidiaries and affiliates are measured using local currency as the functional currency. For these operations, assets and liabilities are translated into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average monthly exchange rates. Net exchange gains or losses resulting from such translation are excluded from net income and accumulated in a separate component of shareholders' equity. Financial results of non-U.S. subsidiaries and affiliates in countries with highly inflationary economies are translated using a combination of

                              DH TECHNOLOGY, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) current and historical exchange rates and any translation adjustments are included in net earnings, along with all transaction gains and losses for the period. Gains and losses from foreign currency transactions are not significant and are included in selling, general, and administrative expenses in the accompanying consolidated statements of income.

    FIXED ASSETS, DEPRECIATION, AND AMORTIZATION--Fixed assets are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets or over the terms of the related leases, whichever is shorter (three to ten years). Capital lease amortization is included in depreciation and amortization expense. Renewals and replacements which extend the useful life of the fixed asset are capitalized.

    INTANGIBLE ASSETS--Intangible assets are recorded at cost. The Company has classified as goodwill the cost in excess of fair value of the net assets of the companies acquired in purchase transactions. Intangible assets, excluding goodwill, are amortized using the straight-line method over periods ranging from five to 15 years. Goodwill is amortized over periods ranging from 20 to 25 years.

    SOFTWARE DEVELOPMENT COSTS--The Company capitalizes certain software development costs in accordance with Statement of Financial Accounting Standards No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED (SFAS 86). Capitalization of software development costs begins upon the establishment of technological feasibility as defined in SFAS
86. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies.

    Capitalized software costs are amortized using the straight-line method over the estimated revenue or economic life of the related product. The Company amortized $200,000 of such costs in 1994. In 1995, the Company determined the software development costs had no future value, and accordingly, wrote-off the remaining costs of $568,000.

    Research and development expenditures are charged to research and development expense in the period incurred.

    WARRANTY RESERVE--The Company generally provides customers with limited 90-day to one-year warranties. The liability for future warranty claims reflects the estimated future cost of warranty repairs on products previously sold. The Company recognizes the estimated cost of warranty obligations at the time the related products are sold and periodically evaluates and adjusts the warranty reserve to the extent actual warranty experience varies from original estimates.

    STOCK OPTIONS--Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which permits entities to recognize as expense over the vesting period, the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in

                              DH TECHNOLOGY, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

    DISCLOSURE ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS--The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses, approximate fair values because of the short maturity of these instruments. The carrying amounts of long-term debt approximate fair values because the applicable interest rates approximate current market rates.

    Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments.

    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF--The Company adopted the provisions of SFAS 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

    USE OF ESTIMATES--Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Actual results could differ from those estimates.

    INCOME TAXES--Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    RECLASSIFICATIONS--Certain reclassifications have been made to the 1995 and 1994 financial statements to conform with the 1996 presentation.

                              DH TECHNOLOGY, INC.

2. SHORT-TERM INVESTMENTS

    The book value, gross unrealized gains and losses, and fair value of short-term investment securities held to maturity as of December 31, are as follows:

                                                                          DECEMBER 31,
                                                                   ---------------------------
                                                                       1995          1996
                                                                   ------------  -------------
Municipal bonds:
  Amortized cost.................................................  $  2,750,000  $  13,835,000
  Unrealized gains...............................................        39,000        202,000
  Unrealized losses..............................................            --             --
                                                                   ------------  -------------
  Fair value.....................................................  $  2,789,000  $  14,037,000
                                                                   ------------  -------------
                                                                   ------------  -------------

    All of the above investment securities will generally mature in 1997.

3. INVENTORIES

    Inventories are comprised of the following:

                                                                         DECEMBER 31,
                                                                 ----------------------------
                                                                     1995           1996
                                                                 -------------  -------------
Raw materials..................................................  $   8,221,000  $   6,810,000
Work in process................................................        940,000        934,000
Finished goods.................................................      5,221,000      3,838,000
                                                                 -------------  -------------
                                                                 $  14,382,000  $  11,582,000
                                                                 -------------  -------------
                                                                 -------------  -------------

4. FIXED ASSETS

    Fixed assets are comprised of the following:

                                                                          DECEMBER 31,
                                                                  ----------------------------
                                                                      1995           1996
                                                                  -------------  -------------
Land............................................................  $     264,000  $     286,000
Building........................................................        948,000      1,026,000
Leasehold improvements..........................................      1,043,000      1,100,000
Machinery and equipment.........................................     12,820,000     14,606,000
Furniture, fixtures, and equipment..............................      2,838,000      5,190,000
Automobiles.....................................................        172,000        316,000
                                                                  -------------  -------------
                                                                     18,085,000     22,524,000
Accumulated depreciation and amortization.......................    (11,795,000)   (14,274,000)
                                                                  -------------  -------------
                                                                  $   6,290,000  $   8,250,000
                                                                  -------------  -------------
                                                                  -------------  -------------

    Included above are assets under capital leases amounting to $144,000 and $154,000, net of accumulated amortization of $54,000 and $49,000 at December 31, 1995 and 1996, respectively.

                              DH TECHNOLOGY, INC.

5. INTANGIBLE ASSETS, NET

    Intangible assets are comprised of the following:

                                                                                   DECEMBER 31,
                                                                           ----------------------------
                                                                               1995           1996
                                                                           -------------  -------------
Goodwill.................................................................  $  11,055,000  $  11,082,000
Patents and technology rights............................................      2,758,000      2,687,000
Covenants not to compete.................................................      1,375,000      1,175,000
                                                                           -------------  -------------
                                                                              15,188,000     14,944,000
Accumulated amortization.................................................     (1,876,000)    (2,480,000)
                                                                           -------------  -------------
                                                                           $  13,312,000  $  12,464,000
                                                                           -------------  -------------
                                                                           -------------  -------------

6. LONG-TERM DEBT

    Long-term debt is comprised of the following:

                                                                                     DECEMBER 31,
                                                                              --------------------------
                                                                                  1995          1996
                                                                              ------------  ------------
7.5% note payable in monthly installments of $9,000, including interest,
  with final payment due September 1998; secured by equipment...............  $    257,000  $    163,000
First mortgage note payable in monthly installments of L2,000 ($3,600 at
  December 31, 1996), interest due quarterly at the UK base rate plus 1.75%
  (7.75% at December 31, 1996), due April 2014..............................       593,000       606,000
Note payable from Stadia acquisition, two annual installments of $500,000
  (discounted using 6% discount rate) due to former owner, final installment
  paid in March 1996........................................................       445,000            --
Note payable from Cognitive acquisition, five annual installments of
  $500,000 (discounted using 8% discount rate) due to former owner, final
  installment due August 1999...............................................     1,656,000     1,289,000
Capital lease obligations for equipment, interest rates ranging from 7.3% to
  10.6% per annum, secured by equipment.....................................       144,000       154,000
                                                                              ------------  ------------
                                                                                 3,095,000     2,212,000
Less current portion........................................................      (980,000)     (577,000)
                                                                              ------------  ------------
                                                                              $  2,115,000  $  1,635,000
                                                                              ------------  ------------
                                                                              ------------  ------------

                              DH TECHNOLOGY, INC.

6. LONG-TERM DEBT (CONTINUED)
    Maturities of long-term debt are as follows:

                                                                       CAPITAL    TOTAL LONG-
                                                            DEBT        LEASES     TERM DEBT
                                                        ------------  ----------  ------------
  1997................................................  $    520,000  $   75,000  $    595,000
  1998................................................       538,000      23,000       561,000
  1999................................................       498,000      21,000       519,000
  2000................................................        35,000      56,000        91,000
  2001................................................        35,000          --        35,000
Thereafter............................................       432,000          --       432,000
                                                        ------------  ----------  ------------
                                                           2,058,000     175,000     2,233,000
Less imputed interest.................................            --     (21,000)      (21,000)
                                                        ------------  ----------  ------------
                                                           2,058,000     154,000     2,212,000
Less current portion..................................      (521,000)    (56,000)     (577,000)
                                                        ------------  ----------  ------------
                                                        $  1,537,000  $   98,000  $  1,635,000
                                                        ------------  ----------  ------------
                                                        ------------  ----------  ------------

    On August 15, 1996, the Company renewed a $6.5 million line of credit agreement originally signed on August 15, 1994. The line of credit includes a subfeature to issue standby and/or commercial letters of credit not to exceed $1.5 million. The outstanding principal balance of the line of credit shall bear interest at a rate per annum equal to the prime rate in effect from time to time. No draws were made against this line of credit in 1995 or 1996.

7. OPERATING LEASES

    Leases that do not meet the criteria for capitalization are classified as operating leases with related rentals charged to operations as incurred. The Company leases manufacturing and office facilities at various locations under operating leases which expire at various dates through 2004. Management expects that in the normal course of business, leases that expire will be renewed or replaced with comparable leases.

    Future minimum lease payments under noncancelable operating leases (with initial lease terms in excess of one year) as of December 31, 1996, are as follows:

Years Ending December 31,
  1997..........................................................  $ 654,000
  1998..........................................................    442,000
  1999..........................................................    365,000
  2000..........................................................    361,000
  2001..........................................................    275,000
Thereafter......................................................    412,000
                                                                  ---------
                                                                  $2,509,000
                                                                  ---------
                                                                  ---------

    Total rent expense for operating leases was $974,000, $1,202,000, and $1,181,000 for 1994, 1995, and 1996, respectively.

                              DH TECHNOLOGY, INC.

8. CAPITAL STOCK AND STOCK OPTIONS PLANS

    The Company has authorized 1,000,000 shares of no par preferred stock and 28,500,000 shares of no par common stock. The terms and conditions of the preferred stock, of which no shares have been issued, are set by the Board of Directors of the Company.

    On September 12, 1995, the Board of Directors declared a three-for-two common stock split distributable on October 2, 1995 to shareholders of record at the close of business on September 22, 1995. All per share amounts and numbers of shares in the accompanying consolidated financial statements have been restated to reflect the stock split.

    In 1993 DH Technology, Inc. adopted the 1992 Stock Plan (the "1992 Plan") to replace the 1983 Stock Option Plan which had expired. Under the 1992 Plan, the Board of Directors may grant incentive stock options to purchase common stock at prices which are not less than fair market value at the date of grant and non-qualified stock options at prices which are to be determined by the Compensation Committee of the Board of Directors. In April 1994, the plan was amended to place a 1,050,000 share limit on the number of options and stock appreciation rights ("SARs") that may be granted under the plan to an employee in any fiscal year. The total number of shares authorized for grant is 1,473,470.

    Stock options generally become exercisable in four equal annual installments commencing one year from the date of grant and expire within either five or eight years from the date of grant. As of December 31, 1996, options to purchase a total of 992,400 shares of common stock were outstanding, and options to purchase 641,242 shares of common stock were exercisable.

    The Company has a Director Warrant Plan under which each of the outside directors, upon first becoming a director, is granted an initial warrant to purchase 15,000 shares of the Company's common stock. In addition, each director automatically receives an additional warrant to purchase 5,250 shares each year beginning in the fifth year after the grant of the initial warrant. The exercise price of the warrants granted is equal to the fair market value of the Company's common stock at the date of grant. Each initial warrant vests as to 1/48th of the shares subject thereto for each full calendar month after the date of grant that the holder of such initial warrant remains a member of the Board. Each annual warrant vests one year after the date of grant, subject to the holder of such annual warrant remaining a member of the Board during such one-year period. A total of 225,000 common shares is reserved for issuance under the Director Warrant Plan. As of December 31, 1996, warrants to purchase 136,000 shares have been granted, of which 64,500 have been exercised and 15,000 have been purchased by the Company and subsequently terminated. As of December 31, 1996, warrants to purchase a total of 72,750 shares are outstanding, of which 51,750 are exercisable.

                              DH TECHNOLOGY, INC.

8. CAPITAL STOCK AND STOCK OPTIONS PLANS (CONTINUED)
    Information with respect to activity under the plans is set forth below:

                                                                                         WEIGHTED-
                                           # OF SHARES    # OF OPTIONS/                    AVG.
                                            AVAIL. FOR      WARRANTS         PRICE       EXERCISE      AGGREGATE
                                              GRANT        OUTSTANDING     PER SHARE       PRICE         PRICE
                                          --------------  -------------  -------------  -----------  -------------
BALANCE--DECEMBER 31, 1994..............       685,790       1,014,863   $  4.42-13.50   $    8.38   $   8,506,000
Shares reserved.........................       375,000              --              --          --              --
Options/warrants granted................      (332,700)        332,700     14.00-18.67       17.69       5,884,000
Options/warrants canceled...............        94,031         (97,781)     4.42-11.17        7.77        (917,000)
Options/warrants exercised..............            --        (158,945)     4.42-11.17        9.38      (1,235,000)
BALANCE--DECEMBER 31, 1995..............       822,121       1,090,837      4.42-18.67       11.28      12,238,000
Options/warrants granted................       (55,500)         55,500     23.38-23.75       23.03       1,346,000
Options/warrants canceled...............           750            (750)    18.67-18.67        8.18        (657,000)
Options/warrants exercised..............            --         (80,437)     4.42-11.17       18.67         (14,000)
                                          --------------  -------------  -------------  -----------  -------------
BALANCE--DECEMBER 31, 1996..............       767,371       1,065,150   $  4.42-23.75   $   12.12   $  12,913,000
                                          --------------  -------------  -------------  -----------  -------------
                                          --------------  -------------  -------------  -----------  -------------

    Information with respect to options outstanding and exercisable by exercise price range at December 31, 1996 is set forth below:

                                                             OUTSTANDING
                                             -------------------------------------------         EXERCISABLE
                                                             WEIGHTED-                    --------------------------
                                              NUMBER OF       AVERAGE        WEIGHTED-     NUMBER OF     WEIGHTED-
                                              OPTIONS/       REMAINING        AVERAGE      OPTIONS/       AVERAGE
                                              WARRANTS      CONTRACTUAL      EXERCISE      WARRANTS      EXERCISE
RANGE OF EXERCISE PRICE                      OUTSTANDING       LIFE            PRICE      EXERCISABLE      PRICE
-------------------------------------------  -----------  ---------------  -------------  -----------  -------------
$ 4.42--$ 4.42.............................      60,000            1.8       $    4.42        60,000     $    4.42
$ 6.64--$ 9.95.............................     406,950            3.3       $    7.48       397,760     $    7.48
$ 9.96--$14.92.............................     264,750            5.6       $   11.92       143,809     $   11.71
$14.93--$22.38.............................     280,950            6.4       $   18.54        91,423     $   18.48
$22.39--$23.75.............................      52,500            6.4       $   23.54            --            --

    At December 31, 1995 and 1996, the number of options and warrants exercisable was 566,501 and 692,992, and the weighted-average exercise price of those options and warrants was $7.99 and $9.54, respectively.

    The per share weighted-average fair value of stock options and warrants granted during 1995 and 1996 was $10.44 and $13.62, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1995-expected dividend yield of 0.0%, stock volatility rate of 48.50%, risk-free interest rates of 6.15% and 6.40%, and expected lives of five and eight years; 1996-expected dividend yield of 0.0%, stock volatility rate of 48.50%, risk-free interest rates of 6.15% and 6.40%, and expected lives of five and eight years.

    The Company applies APB Opinion No. 25 in accounting for its Plan, and accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS

                              DH TECHNOLOGY, INC.

8. CAPITAL STOCK AND STOCK OPTIONS PLANS (CONTINUED)
No. 123, the Company's net income would have been reduced to the pro forma amounts indicated in the following table:

                                                                     1995           1996
                                                                 -------------  -------------
Net income
  As reported..................................................  $  10,301,000  $  13,027,000
  Pro forma....................................................  $   9,868,000  $  12,203,000
Net income per share
  As reported..................................................  $        1.24  $        1.56
  Pro forma....................................................  $        1.18  $        1.46

    Pro forma net income reflects only options granted in 1995 and 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above as compensation cost is reflected over the options' vesting period of four years and compensation cost for options granted prior to January 1, 1995 is not considered.

9. GEOGRAPHIC AND INDUSTRY SEGMENT INFORMATION

    The Company operates in one industry segment: the design, manufacture, and distribution of transaction printers and mechanisms, impact printheads, bar code printers, and related services and supplies, such as labels and ribbons.

    Export revenue amounted to $8,719,000, $10,234,000, and $10,617,000, in
1994, 1995, and 1996, respectively, or 11% of total revenue in 1994, 10% of total revenue in 1995, and 9% of total revenue in 1996.

    In 1996, one customer accounted for 13% of total revenue, or $15,042,000; and no customer accounted for more than 10% of total revenue in 1994 or 1995. Information about the Company's operations by geographic location is shown below:

                                                  REVENUE FROM
                                                  UNAFFILIATED     OPERATING    IDENTIFIABLE
                                                   CUSTOMERS        PROFITS        ASSETS
                                                 --------------  -------------  -------------
1996
  United States................................  $   91,544,000  $  15,361,000  $  84,754,000
  Europe.......................................      13,294,000      1,829,000      6,957,000
  Australia....................................      10,946,000      1,945,000      5,394,000
                                                 --------------  -------------  -------------
    Total......................................  $  115,784,000  $  19,135,000  $  97,105,000
                                                 --------------  -------------  -------------
                                                 --------------  -------------  -------------
1995
  United States................................  $   77,817,000  $  12,157,000  $  72,417,000
  Europe.......................................      11,671,000      2,005,000      6,708,000
  Australia....................................       9,367,000      1,036,000      6,160,000
                                                 --------------  -------------  -------------
    Total......................................  $   98,855,000  $  15,198,000  $  85,285,000
                                                 --------------  -------------  -------------
                                                 --------------  -------------  -------------
1994
  United States................................  $   62,631,000  $   9,691,000  $  61,518,000
  Europe.......................................      10,607,000      1,370,000      6,764,000
  Australia....................................       4,680,000        431,000      3,024,000
                                                 --------------  -------------  -------------
    Total......................................  $   77,918,000  $  11,492,000  $  71,306,000
                                                 --------------  -------------  -------------
                                                 --------------  -------------  -------------

                              DH TECHNOLOGY, INC.

10. ACQUISITIONS

    On February 28, 1994, DH Technology, Inc. acquired all of the outstanding stock of Stadia Colorado Corp. (Stadia) pursuant to a stock purchase agreement for $6.5 million in cash ($5.5 million paid at closing and additional payments of $500,000 paid in 1995 and 1996). This business is being operated as a subsidiary of DH Technology, Inc. under the name Stadia Colorado Corp. Stadia, located in Golden, Colorado, supplies labeling and marking solutions to a variety of customers across the United States.

    On August 31, 1994, DH Technology, Inc. acquired all of the outstanding stock of Cognitive Solutions, Inc. (Cognitive) and certain technology rights pursuant to a stock purchase agreement for $10 million in cash ($8.5 million paid through 1996, and additional payments of $500,000 each due in 1997 through
1999). Also, the Company is required to make additional payments, not to exceed an aggregate of $3 million, to the former shareholder of Cognitive based upon net sales of a specified Cognitive product line. These additional payments, if any, will be recorded as additional goodwill and represent the increased value of Cognitive that was purchased. As of December 31, 1996, no additional payments have been made. This business is being operated as a subsidiary of DH Technology, Inc. under the name Cognitive Solutions, Inc. and is located in Paso Robles, California. Cognitive designs, manufactures, and markets thermal bar code printers and complementary label media for use in automatic data collection systems.

    The Stadia and Cognitive acquisitions were accounted for using the purchase method; accordingly, the assets and liabilities of the acquired companies have been recorded at their estimated fair values at the dates of acquisition. In conjunction with the acquisitions of Stadia and Cognitive, the excess of purchase price over the estimated fair values of the net assets acquired has been recorded as goodwill of $4,062,000 and $5,590,000, respectively, which is being amortized over 25 years using the straight-line method (Note 5). The accompanying consolidated statements of income include the operations of Stadia from February 28, 1994, and Cognitive from August 31, 1994.

    On October 30, 1995, the Company acquired certain assets and liabilities of Mos Magnetics, a privately held company in San Diego, California, for $752,000 in cash. Mos Magnetics designs, manufactures, and markets magnetic read and write heads and modules for credit card and debit card readers, check readers, and airline ticket readers. This acquisition was accounted for using the purchase method. In conjunction with this acquisition, the Company has recorded goodwill of $239,000, which is being amortized over 25 years using the straight-line method.

11. EMPLOYEE BENEFIT PLANS

    In 1989, the Company adopted a contributory profit-sharing plan for employees meeting certain service requirements. The plan qualifies under Section 401(k) of the Internal Revenue Code and allows eligible employees to contribute up to 15% of their compensation. The Company provides a guaranteed contribution of $240 per eligible employee per year, and based on profitability, matches the employee's contribution up to a maximum of six percent of the employee's compensation. The guaranteed payments made by the Company were $74,000, $96,000 and $109,000, and the Company's matching contributions were $56,000, $72,000 and $108,000, during 1994, 1995, and 1996, respectively. Total expenses paid by the Company in 1994, 1995, and 1996 for the administration of the plan were $16,000, $18,000, and $15,000, respectively.

                              DH TECHNOLOGY, INC.

12. INCOME TAXES

    Components of income before income taxes are as follows:

                                                                          1994           1995           1996
                                                                      -------------  -------------  -------------
United States.......................................................  $  10,297,000  $  13,004,000  $  16,288,000
Foreign.............................................................      1,839,000      3,149,000      4,189,000
                                                                      -------------  -------------  -------------
                                                                      $  12,136,000  $  16,153,000  $  20,477,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    The Company's income taxes consist of the following:

                                                                          1994           1995           1996
                                                                      -------------  -------------  -------------
Current income taxes:
  Federal...........................................................  $   3,386,000  $   4,685,000  $   5,989,000
  State.............................................................        412,000        663,000        698,000
  Foreign...........................................................        709,000      1,162,000      1,463,000
Deferred income taxes...............................................       (429,000)      (658,000)      (700,000)
                                                                      -------------  -------------  -------------
Total income taxes..................................................  $   4,078,000  $   5,852,000  $   7,450,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    The following table summarizes the difference between the U.S. federal statutory effective income tax rate and the Company's effective income tax rate:

                                                                                       1994       1995       1996
                                                                                     ---------  ---------  ---------
U.S. federal statutory income tax rate.............................................       34.0%      34.2%      34.6%
State taxes, net of federal tax benefit............................................        2.2        2.7        2.2
Nontaxable dividends and interest income...........................................       (2.0)      (1.9)      (2.0)
Nondeductible goodwill amortization................................................        1.2        0.9        0.7
Research and development credits...................................................       (1.8)      (1.1)      (0.5)
Difference between U.S. statutory and foreign effective tax rates..................        0.4        0.5        0.1
Change in valuation allowance......................................................         --       (2.1)      (1.5)
Other, net.........................................................................       (0.4)       3.0        2.8
                                                                                           ---        ---        ---
Effective income tax rate..........................................................       33.6%      36.2%      36.4%
                                                                                           ---        ---        ---
                                                                                           ---        ---        ---

                              DH TECHNOLOGY, INC.

12. INCOME TAXES (CONTINUED)
    The tax effects of significant temporary differences which comprise deferred tax assets and liabilities consist of the following:

                                                                                            1995          1996
                                                                                        ------------  ------------
Deferred tax assets:
  Allowance for doubtful accounts.....................................................  $    334,000  $    363,000
  Inventory...........................................................................       943,000       788,000
  Depreciation and amortization.......................................................            --       206,000
  Self insurance......................................................................       222,000       271,000
  Accrued warranty....................................................................       166,000       162,000
  Accrued payroll.....................................................................       178,000       233,000
  Other...............................................................................       201,000       272,000
                                                                                        ------------  ------------
    Gross deferred tax assets.........................................................     2,044,000     2,295,000
    Deferred tax assets valuation allowance...........................................      (300,000)           --
                                                                                        ------------  ------------
                                                                                           1,744,000     2,295,000
Deferred tax liabilities:
  Depreciation and amortization.......................................................       149,000            --
                                                                                        ------------  ------------
  Gross deferred tax liabilities......................................................       149,000            --
                                                                                        ------------  ------------
Net deferred tax asset................................................................  $  1,595,000  $  2,295,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Reflected on the accompanying consolidated balance sheets as:
    Current deferred tax asset, net...................................................  $  1,744,000  $  2,089,000
    Noncurrent deferred tax asset (liability).........................................      (149,000)      206,000
                                                                                        ------------  ------------
Net deferred tax asset................................................................  $  1,595,000  $  2,295,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The valuation allowance for deferred tax assets as of January 1, 1995 and 1996 was $641,000 and $300,000, respectively. The net change in the total valuation allowance for the years ended December 31, 1995 and 1996 was a decrease of $341,000 and $300,000, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

                              DH TECHNOLOGY, INC.

13. SUBSEQUENT EVENTS

    On October 2, 1997 the Company completed a series of transactions with Axiohm S.A. a private French company ("Axiohm"), pursuant to an Agreement and Plan of Merger dated July 14, 1997 among the Company, Axiohm and AX acquisition Corporation, a California corporation (the "Purchaser") and indirect wholly-owned subsidiary of Axiohm. On August 21, 1997, the Purchaser completed a cash tender offer for 7,000,000 (approximately 88%) of the Company's Common Stock (the "Tender Offer"). On October 2, 1997, AX acquired 100% of the outstanding Common Stock of Axiohm S.A. in exchange for 5,518,524 shares of DH Technology Common Stock and $12.2 million in cash. Simultaneously, DH Technology purchased all of the outstanding shares of AX in exchange for the assumption of approximately $190 million of debt incurred by AX to finance the tender offer (the "Share Exchange"). Immediately after these transactions, AX was merged with and into DH Technology (the "Merger"), the surviving legal entity, and the company changed its name from "DH Technology, Inc." to "Axiohm Transaction Solutions, Inc". Immediately after the Merger, approximately 85% of Axiohm Transaction Solutions, Inc.'s outstanding Common Stock was held by the former shareholders of Axiohm S.A. and 15% was held by the former public shareholders of DH Technology, Inc.

    The Tender Offer, the Share Exchange and the Merger (collectively the "Acquisition") have been accounted for similar to a reverse acquisition using the purchase method of accounting, in which Axiohm S.A. was treated as the accounting acquiror and DH Technology, Inc. was treated as the acquired entity. The effective date of the Acquisition for accounting purposes was August 31, 1997. Accordingly, the results of Axiohm Transaction Solutions, Inc.'s operations for future periods will include DH Technology, Inc. only from September 1, 1997.

    On October 2, 1997, the Company financed the repayment of the obligations incurred in connection with the Acquisition with i) borrowings under a $85.0 million credit facility placed with a syndicate of banks and ii) the proceeds from a private placement of $120.0 million of 9 3/4% Senior Subordinated Notes due 2007 (the "Senior Notes"). The Company's obligations under the Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by certain wholly-owned direct and indirect subsidiaries (the "Guarantor Subsidiaries").

    The following consolidating financial information is presented for purposes of complying with the reporting requirements of the Guarantor Subsidiaries. Separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented because the Company believes that such financial statements and other information would not provide additional information that is material to investors. The condensed consolidating financial information presents condensed financial statements as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 of:

(a) the Company on a parent company only basis (for purposes of the following financial information referred to as "DH") (carrying its investments in the subsidiaries under the equity method),

(b) the Guarantor Subsidiaries (Cognitive Solutions, Inc. and Stadia Colorado Corp.),

(c) the Non-Guarantor Subsidiaries (DH Technology Plc, DH Technology Pty and DH Technologia),

(d) elimination entries necessary to consolidate the parent Company and its subsidiaries, and

(e) the Company on a consolidated basis.

                              DH TECHNOLOGY, INC.

               CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION

                               DECEMBER 31, 1996

                                                          GUARANTOR   NON-GUARANTOR
                                                DH       SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                            -----------  -----------  --------------  ------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents...............  $34,517,000  ($8,603,000)  $  5,029,000            --    $30,943,000
  Short-term investment securities held to
    maturity..............................   13,835,000          --              --            --    13,835,000
  Accounts receivable, net................   10,030,000   2,774,000       3,202,000            --    16,006,000
  Inventories.............................    3,478,000   4,860,000       3,395,000      (151,000)   11,582,000
  Deferred tax asset......................    2,089,000          --              --            --     2,089,000
  Prepaid expenses and other current
    assets................................  (10,429,000) 13,748,000      (2,541,000)       14,000       792,000
                                            -----------  -----------  --------------  ------------  ------------
    Total current assets..................   53,520,000  12,779,000       9,085,000      (137,000)   75,247,000

  Fixed assets, net.......................    4,079,000   2,167,000       2,004,000            --     8,250,000
  Intangible assets, net..................   12,246,000          --         218,000            --    12,464,000
  Deferred tax asset......................      206,000          --              --            --       206,000
  Other assets............................      932,000     (20,000)         26,000            --       938,000
  Investment in subsidiaries..............   21,086,000          --              --   (21,086,000)           --
                                            -----------  -----------  --------------  ------------  ------------
    Total assets..........................  $92,069,000  1$4,926,000   $ 11,333,000   ($21,223,000)  $97,105,000
                                            -----------  -----------  --------------  ------------  ------------
                                            -----------  -----------  --------------  ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................  $ 2,962,000   $ 809,000    $    733,000    $   83,000    $4,587,000
  Current portion of long-term debt.......      486,000      55,000          36,000            --       577,000
  Accrued payroll, payroll taxes, and
    benefits..............................    1,961,000     523,000         146,000            --     2,630,000
  Accrued expenses........................    1,059,000     624,000         365,000       (85,000)    1,963,000
  Income taxes payable....................    1,865,000    (382,000)        923,000            --     2,406,000
  Accrued warranty........................      414,000      44,000          20,000            --       478,000
  Deferred revenue........................      509,000      68,000              --            --       577,000
  Intercompany............................           --          --              --            --            --
                                            -----------  -----------  --------------  ------------  ------------
    Total current liabilities.............    9,256,000   1,741,000       2,223,000        (2,000)   13,218,000
  Long-term debt..........................      966,000       2,000         667,000            --     1,635,000
                                            -----------  -----------  --------------  ------------  ------------
    Total liabilities.....................   10,222,000   1,743,000       2,890,000        (2,000)   14,853,000
                                            -----------  -----------  --------------  ------------  ------------
Shareholders' equity:
Common shares:
  Common stock............................   13,168,000          --          67,000       (67,000)   13,168,000
  Foreign currency translation
    adjustment............................      (12,000)         --         399,000         6,000       393,000
  Retained earnings.......................   68,691,000  13,183,000       7,977,000   (21,160,000)   68,691,000
                                            -----------  -----------  --------------  ------------  ------------
    Total shareholders' equity............   81,847,000  13,183,000       8,443,000   (21,221,000)   82,252,000
                                            -----------  -----------  --------------  ------------  ------------
    Total liabilities and shareholders'
      equity..............................  $92,069,000  1$4,926,000   $ 11,333,000   ($21,223,000)  $97,105,000
                                            -----------  -----------  --------------  ------------  ------------
                                            -----------  -----------  --------------  ------------  ------------

                              DH TECHNOLOGY, INC.

               CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION

                               DECEMBER 31, 1995

                                                          GUARANTOR   NON-GUARANTOR
                                                 DH      SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                             ----------  -----------  --------------  ------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents................  $32,562,000 ($8,050,000)  $  4,459,000                  $28,971,000
  Short-term investment securities held to
    maturity...............................   2,750,000          --              --            --     2,750,000
  Accounts receivable, net of allowance for
    doubtful accounts......................  10,330,000   2,717,000       2,738,000            --    15,785,000
  Inventories..............................   4,128,000   5,569,000       4,846,000      (161,000)   14,382,000
  Deferred tax asset.......................   1,744,000          --           4,000        (4,000)    1,744,000
  Prepaid expenses and other current
    assets.................................   4,395,000   1,051,000      (4,677,000)     (196,000)      573,000
                                             ----------  -----------  --------------  ------------  ------------
      Total current assets.................  55,909,000   1,287,000       7,370,000      (361,000)   64,205,000

  Fixed assets, net........................   2,468,000   2,053,000       1,769,000            --     6,290,000
  Intangible assets, net...................     893,000  12,208,000         211,000            --    13,312,000
  Other assets.............................   1,236,000     236,000           6,000            --     1,478,000
  Investment in subsidiaries...............  19,504,000          --              --   (19,504,000)           --
                                             ----------  -----------  --------------  ------------  ------------
      Total assets.........................  $80,010,000 1$5,784,000   $  9,356,000   ($19,865,000)  $85,285,000
                                             ----------  -----------  --------------  ------------  ------------
                                             ----------  -----------  --------------  ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................  $4,234,000   $ 731,000    $  1,418,000            --    $6,383,000
  Current portion of long-term debt........     901,000      46,000          33,000            --       980,000
  Accrued payroll, payroll taxes, and
    benefits...............................   1,857,000     576,000         146,000            --     2,579,000
  Accrued expenses.........................   1,085,000     592,000         368,000            --     2,045,000
  Income taxes payable.....................   1,090,000     (92,000)      1,130,000            --     2,128,000
  Accrued warranty.........................     418,000      43,000          18,000            --       479,000
  Deferred revenue.........................     833,000      68,000          46,000            --       947,000
                                             ----------  -----------  --------------  ------------  ------------
      Total current liabilities............  10,418,000   1,964,000       3,159,000            --    15,541,000

Long-term debt.............................   1,456,000      49,000         610,000            --     2,115,000
  Deferred tax liability...................     149,000          --              --            --       149,000
                                             ----------  -----------  --------------  ------------  ------------
      Total liabilities....................  12,023,000   2,013,000       3,769,000            --    17,805,000
                                             ----------  -----------  --------------  ------------  ------------
Shareholders' equity:
  Common shares:
    Common stock...........................  12,335,000          --          61,000       (61,000)   12,335,000
  Foreign currency translation
    adjustment.............................     (12,000)         --        (295,000)     (212,000)     (519,000)
  Retained earnings........................  55,664,000  13,771,000       5,821,000   (19,592,000)   55,664,000
                                             ----------  -----------  --------------  ------------  ------------
      Total shareholders' equity...........  67,987,000  13,771,000       5,587,000   (19,865,000)   67,480,000
                                             ----------  -----------  --------------  ------------  ------------
      Total liabilities and shareholders'
        equity.............................  $80,010,000 1$5,784,000   $  9,356,000   ($19,865,000)  $85,285,000
                                             ----------  -----------  --------------  ------------  ------------
                                             ----------  -----------  --------------  ------------  ------------

                              DH TECHNOLOGY, INC.

            CONDENSED CONSOLIDATING STATEMENT OF INCOME INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                      GUARANTOR    NON-GUARANTOR
                                          DH        SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                     -------------  -------------  --------------  -------------  --------------
Net sales..........................  $  69,249,000  $  24,673,000   $ 31,413,000   $  (9,551,000) $  115,784,000
Costs and expenses:
  Cost of net sales................     41,728,000     18,445,000     24,239,000      (9,565,000)     74,847,000
  Selling, general, and
    administrative.................      7,524,000      5,239,000      3,234,000              --      15,997,000
  Research and development.........      3,089,000      1,862,000        854,000              --       5,805,000
                                     -------------  -------------  --------------  -------------  --------------
Total costs and expenses...........     52,341,000     25,546,000     28,327,000      (9,565,000)     96,649,000
                                     -------------  -------------  --------------  -------------  --------------
Income (loss) from operations......     16,908,000       (873,000)     3,086,000          14,000      19,135,000

Interest income....................      1,294,000          2,000        195,000              --       1,491,000
Interest expense...................       (152,000)        (5,000)         8,000              --        (149,000)
                                     -------------  -------------  --------------  -------------  --------------
Net interest income (expense)......      1,142,000         (3,000)       203,000              --       1,342,000

Equity earnings in subsidiaries....      1,582,000             --             --      (1,582,000)             --
                                     -------------  -------------  --------------  -------------  --------------
Income before income taxes.........     19,632,000       (876,000)     3,289,000      (1,568,000)     20,477,000

Income taxes.......................      6,605,000       (290,000)     1,135,000              --       7,450,000
                                     -------------  -------------  --------------  -------------  --------------
Net income (loss)..................  $  13,027,000  $    (586,000)  $  2,154,000   $  (1,568,000) $   13,027,000
                                     -------------  -------------  --------------  -------------  --------------
                                     -------------  -------------  --------------  -------------  --------------

                              DH TECHNOLOGY, INC.

            CONDENSED CONSOLIDATING STATEMENT OF INCOME INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                      GUARANTOR     NON-GUARANTO
                                          DH        SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -------------  -------------  --------------  --------------  -------------
Net sales..........................  $  54,556,000  $  26,368,000   $ 28,545,000   $  (10,614,000) $  98,855,000

Costs and expenses
  Cost of net sales................     33,668,000     18,413,000     21,695,000      (10,509,000)    63,267,000
  Selling, general, and
    administrative.................      5,698,000      6,430,000      3,255,000               --     15,383,000
  Research and development.........      2,820,000      1,703,000        484,000               --      5,007,000
                                     -------------  -------------  --------------  --------------  -------------
Total costs and expenses...........     42,186,000     26,546,000     25,434,000      (10,509,000)    83,657,000

Income from operations.............     12,371,000       (178,000)     3,111,000         (105,000)    15,198,000

Interest income....................      1,046,000          2,000        183,000               --      1,231,000
Interest expense...................       (251,000)       (11,000)       (14,000)              --       (276,000)
                                     -------------  -------------  --------------  --------------  -------------
Net interest income................        795,000         (9,000)       169,000               --        955,000

Equity earnings in subsidiaries....      1,885,000             --             --       (1,885,000)            --
                                     -------------  -------------  --------------  --------------  -------------
Income before income taxes.........     15,050,000       (187,000)     3,280,000       (1,990,000)    16,153,000

Income taxes.......................      4,749,000        (68,000)     1,171,000               --      5,852,000
                                     -------------  -------------  --------------  --------------  -------------
Net income.........................  $  10,301,000  $    (119,000)  $  2,109,000   $   (1,990,000) $  10,301,000
                                     -------------  -------------  --------------  --------------  -------------
                                     -------------  -------------  --------------  --------------  -------------

                              DH TECHNOLOGY, INC.

            CONDENSED CONSOLIDATING STATEMENT OF INCOME INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                       GUARANTOR    NON-GUARANTOR
                                           DH        SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      -------------  -------------  --------------  -------------  -------------
Net sales...........................  $  53,399,000  $  14,036,000   $ 16,838,000   $  (6,355,000) $  77,918,000

Costs and expenses
  Cost of net sales.................     33,896,000      9,102,000     12,325,000      (6,351,000)    48,972,000
  Selling, general, and
    administrative..................      7,183,000      3,318,000      2,268,000              --     12,769,000
  Research and development..........      4,033,000        208,000        444,000              --      4,685,000
                                      -------------  -------------  --------------  -------------  -------------
Total costs and expenses............     45,112,000     12,628,000     15,037,000      (6,351,000)    66,426,000

Income from operations..............      8,287,000      1,408,000      1,801,000          (4,000)    11,492,000

Interest income.....................        803,000          4,000         47,000              --        854,000
Interest expense....................       (140,000)       (21,000)       (49,000)             --       (210,000)
                                      -------------  -------------  --------------  -------------  -------------
Net interest income.................        663,000        (17,000)        (2,000)             --        644,000

Equity earnings in subsidiaries.....      2,065,000                                    (2,065,000)            --
                                      -------------  -------------  --------------  -------------  -------------
Income before income taxes..........     11,015,000      1,391,000      1,799,000      (2,069,000)    12,136,000

Income taxes........................      2,957,000        459,000        662,000              --      4,078,000
                                      -------------  -------------  --------------  -------------  -------------
Net income..........................  $   8,058,000  $     932,000   $  1,137,000   $  (2,069,000) $   8,058,000
                                      -------------  -------------  --------------  -------------  -------------
                                      -------------  -------------  --------------  -------------  -------------

                              DH TECHNOLOGY, INC.

           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                        GUARANTOR    NON-GUARANTOR
                                            DH        SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      --------------  -------------  --------------  ------------  --------------
NET CASH FLOWS FROM OPERATING
  ACTIVITIES........................  $   16,962,000  $     263,000   $    161,000    $ (207,000)  $   17,179,000

CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Net decrease in short-term
    investment securities held to
    maturity........................     (11,085,000)            --             --            --      (11,085,000)
  Capital expenditures..............      (3,704,000)      (777,000)      (388,000)           --       (4,869,000)
                                      --------------  -------------  --------------  ------------  --------------
      Net cash used in investing
        activities..................     (14,789,000)      (777,000)      (388,000)           --      (15,954,000)
                                      --------------  -------------  --------------  ------------  --------------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Principal repayments of long-term
    debt............................        (906,000)       (38,000)        61,000            --         (883,000)
  Exercise of stock options.........         694,000             --             --            --          694,000
  Tax benefit of stock option
    exercise........................         139,000             --             --            --          139,000
                                      --------------  -------------  --------------  ------------  --------------
      Net cash provided by (used in)
        financing activities........         (73,000)       (38,000)        61,000            --          (50,000)
                                      --------------  -------------  --------------  ------------  --------------

Effect of exchange rates on cash....        (145,000)            --        735,000       207,000          797,000
                                      --------------  -------------  --------------  ------------  --------------

Net increase (decrease) in cash and
  cash equivalents..................       1,955,000       (552,000)       569,000            --        1,972,000
Cash and cash equivalents at
  beginning of year.................      32,562,000     (8,050,000)     4,459,000            --       28,971,000
                                      --------------  -------------  --------------  ------------  --------------
Cash and cash equivalents at end of
  year..............................  $   34,517,000  $  (8,602,000)  $  5,028,000            --   $   30,943,000
                                      --------------  -------------  --------------  ------------  --------------
                                      --------------  -------------  --------------  ------------  --------------

                              DH TECHNOLOGY, INC.
           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                            GUARANTOR    NON-GUARANTOR
                                                DH        SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                           -------------  -------------  --------------  ------------  -------------
NET CASH FLOWS FROM OPERATING
  ACTIVITIES.............................  $   8,710,000  $    (264,000)  $  2,494,000    $   47,000   $  10,987,000

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net increase in short-term investment
    securities held to maturity..........      1,550,000             --             --            --       1,550,000
  Payment for acquisition purchases, net
    of cash acquired.....................       (753,000)            --             --            --        (753,000)
  Capital expenditures...................       (980,000)    (1,447,000)       (42,000)           --      (2,469,000)
                                           -------------  -------------  --------------  ------------  -------------
    Net cash used in investing
      activities.........................       (183,000)    (1,447,000)       (42,000)           --      (1,672,000)
                                           -------------  -------------  --------------  ------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments of long-term
    debt.................................     (1,120,000)       (84,000)       (56,000)           --      (1,260,000)
  Exercise of stock options..............      1,235,000             --             --            --       1,235,000
  Tax benefit of stock option exercise...        360,000             --             --            --         360,000
                                           -------------  -------------  --------------  ------------  -------------
    Net cash provided by (used in)
      financing activities...............        475,000        (84,000)       (56,000)           --         335,000
                                           -------------  -------------  --------------  ------------  -------------

Effect of exchange rates on cash.........             --             --       (219,000)      (47,000)       (266,000)
                                           -------------  -------------  --------------  ------------  -------------
Net increase (decrease) in cash and cash
  equivalents............................      9,002,000     (1,795,000)     2,177,000            --       9,384,000
Cash and cash equivalents at beginning of
  year...................................     23,560,000     (6,255,000)     2,282,000            --      19,587,000
                                           -------------  -------------  --------------  ------------  -------------
Cash and cash equivalents at end of
  year...................................  $  32,562,000  $  (8,050,000)  $  4,459,000            --   $  28,971,000
                                           -------------  -------------  --------------  ------------  -------------
                                           -------------  -------------  --------------  ------------  -------------

                              DH TECHNOLOGY, INC.
           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                            GUARANTOR    NON-GUARANTOR
                                                DH        SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                          --------------  -------------  --------------  ------------  --------------
NET CASH FLOWS FROM OPERATING
  ACTIVITIES............................  $    9,493,000  $  (4,569,000)  $  1,696,000    $  (12,000)  $    6,608,000

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net increase (decrease) in short-term
    investment securities held to
    maturity............................       5,420,000             --             --            --        5,420,000
  Payment for acquisition purchases, net
    of cash acquired....................     (12,825,000)            --             --            --      (12,825,000)
  Capital expenditures..................      (1,563,000)      (509,000)      (221,000)           --       (2,293,000)
  Proceeds from sale of assets..........          26,000             --             --            --           26,000
                                          --------------  -------------  --------------  ------------  --------------
    Net cash used in investing
      activities........................      (8,942,000)      (509,000)      (221,000)           --       (9,672,000)
                                          --------------  -------------  --------------  ------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments of long-term
    debt................................        (303,000)    (1,177,000)        (2,000)           --       (1,482,000)
  Exercise of stock options                      511,000             --             --            --          511,000
  Tax benefit of stock option
    exercise............................          96,000             --             --            --           96,000
                                          --------------  -------------  --------------  ------------  --------------
    Net cash provided by (used in)
      financing activities..............         304,000     (1,177,000)        (2,000)           --         (875,000)
                                          --------------  -------------  --------------  ------------  --------------

Effect of exchange rates on cash........         (41,000)            --        394,000        12,000          365,000
                                          --------------  -------------  --------------  ------------  --------------
Net increase (decrease) in cash and cash
  equivalents...........................         814,000     (6,255,000)     1,867,000            --       (3,574,000)
Cash and cash equivalents at beginning
  of year...............................      22,746,000             --        415,000            --       23,161,000
                                          --------------  -------------  --------------  ------------  --------------
Cash and cash equivalents at end of
  year..................................  $   23,560,000  $  (6,255,000)  $  2,282,000            --   $   19,587,000
                                          --------------  -------------  --------------  ------------  --------------
                                          --------------  -------------  --------------  ------------  --------------

                              DH TECHNOLOGY, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                  DECEMBER 31,     JUNE 30,
                                                                                      1996           1997
                                                                                  -------------  -------------
                                                                                                  (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $  30,943,000  $  34,751,000
  Short-term investment securities held to maturity.............................     13,835,000     11,160,000
  Accounts receivable, net......................................................     16,006,000     15,205,000
  Inventories...................................................................     11,582,000     12,947,000
  Prepaid expenses and other current assets.....................................      2,881,000      2,855,000
                                                                                  -------------  -------------
    Total current assets........................................................     75,247,000     76,918,000
                                                                                  -------------  -------------
Fixed assets....................................................................     22,524,000     25,947,000
    Less accumulated depreciation and amortization..............................     14,274,000     17,299,000
                                                                                  -------------  -------------
                                                                                      8,250,000      8,648,000
Intangibles.....................................................................     12,464,000      4,971,000
Other assets....................................................................      1,144,000      3,254,000
                                                                                  -------------  -------------
    Total assets................................................................  $  97,105,000  $  93,791,000
                                                                                  -------------  -------------
                                                                                  -------------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................  $   4,587,000  $   6,005,000
  Current portion of long-term debt.............................................        577,000        550,000
  Accrued payroll, payroll taxes and benefits...................................      2,630,000      2,547,000
  Accrued expenses..............................................................      2,441,000      3,533,000
  Income taxes payable..........................................................      2,406,000      2,631,000
  Deferred revenue..............................................................        577,000        266,000
                                                                                  -------------  -------------
    Total current liabilities...................................................     13,218,000     15,532,000
                                                                                  -------------  -------------
Non-current portion of long-term debt...........................................      1,635,000      2,339,000
                                                                                  -------------  -------------
    Total liabilities...........................................................     14,853,000     17,871,000
                                                                                  -------------  -------------
Shareholders' equity:
  Preferred shares, no par value; authorized: 1,000,000 shares, none issued.....             --             --
  Common shares: Common stock, authorized: 28,500,000 shares; issued and
    outstanding: 7,974,277 shares in 1996 and 7,994,402 shares in 1997..........     13,168,000     13,340,000
  Foreign currency translation adjustment.......................................        393,000        (10,000)
  Retained earnings.............................................................     68,691,000     62,590,000
                                                                                  -------------  -------------
    Total shareholders' equity..................................................     82,252,000     75,920,000
                                                                                  -------------  -------------
    Total liabilities and shareholders' equity..................................  $  97,105,000  $  93,791,000
                                                                                  -------------  -------------
                                                                                  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                              DH TECHNOLOGY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                            (JUNE 30, 1996 AND 1997)

                                                   THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                                                   ----------------------------  ----------------------------
                                                       1996           1997           1996           1997
                                                   -------------  -------------  -------------  -------------

                                                           (UNAUDITED)                   (UNAUDITED)
Net sales........................................  $  29,210,000  $  25,468,000  $  57,406,000  $  44,653,000
Cost of net sales................................     18,971,000     16,815,000     37,441,000     29,342,000
                                                   -------------  -------------  -------------  -------------
  Gross margin...................................     10,239,000      8,653,000     19,965,000     15,311,000
Operating expenses:
  Selling, general and administrative............      3,944,000      4,356,000      7,905,000      8,319,000
  Research and development.......................      1,414,000      1,482,000      2,702,000      2,933,000
  In process technology, intangible assets,
    acquisition integration and other charges....             --        390,000             --     11,680,000
                                                   -------------  -------------  -------------  -------------
  Total operating expenses.......................      5,358,000      6,228,000     10,607,000     22,932,000
Income (loss) from operations....................      4,881,000      2,425,000      9,358,000     (7,621,000)
Interest income..................................        389,000        394,000        719,000        816,000
Interest expense.................................         44,000         40,000         90,000         81,000
                                                   -------------  -------------  -------------  -------------
Income (loss) before income taxes................      5,226,000      2,779,000      9,987,000     (6,886,000)
Income taxes.....................................      1,935,000        996,000      3,662,000       (786,000)
                                                   -------------  -------------  -------------  -------------
Net income (loss)................................  $   3,291,000  $   1,783,000  $   6,325,000  $  (6,100,000)
                                                   -------------  -------------  -------------  -------------
                                                   -------------  -------------  -------------  -------------
Net income (loss) per share......................  $        0.39  $        0.22  $        0.75  $       (0.76)
Weighted average number of shares outstanding
  per share (primary and fully diluted)..........      8,521,000      8,282,000      8,490,000      7,994,000

  The accompanying notes are an integral part of these consolidated financial statements.

                              DH TECHNOLOGY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            SIX MONTHS ENDED
                                                                                                JUNE 30,
                                                                                      ----------------------------
                                                                                          1996           1997
                                                                                      -------------  -------------

                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................................................  $   6,325,000  $  (6,100,000)
  Adjustments to reconcile net income to net cash provided by operations:
    Depreciation and amortization...................................................      1,524,000      1,480,000
    Write down of acquired in-process technology....................................             --      2,440,000
    Intangible writedown related to previous acquisition............................             --      7,193,000
    Provision for loss on accounts receivable.......................................         57,000         24,000
    Undepreciated value of asset disposals..........................................         55,000          8,000
    Changes in assets and liabilities excluding effect of acquisitions..............        510,000      4,310,000
    Provision for deferred income taxes.............................................             --     (2,104,000)
                                                                                      -------------  -------------
      Net cash provided by operating activities.....................................      8,471,000      7,251,000

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net (increase) decrease in short-term investment securities held to maturity......     (9,805,000)     2,675,000
  Capital expenditures..............................................................     (2,851,000)      (955,000)
  Payment for acquisition purchases, net of cash acquired...........................             --     (4,850,000)
                                                                                      -------------  -------------
      Net cash used in investing activities.........................................    (12,656,000)    (3,130,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments on long-term debt............................................       (481,000)      (121,000)
  Proceeds from the exercise of stock options.......................................        429,000        172,000
                                                                                      -------------  -------------
      Net cash provided by (used in) financing activities...........................        (52,000)        51,000

Effect of exchange rate changes on cash.............................................         89,000       (364,000)

Net increase (decrease) in cash and cash equivalents................................     (4,148,000)     3,808,000

Cash and cash equivalents at beginning of period....................................     28,971,000     30,943,000
                                                                                      -------------  -------------
Cash and cash equivalents at end of period..........................................  $  24,823,000  $  34,751,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid on debt.............................................................  $      55,000  $      30,000
  Income taxes paid.................................................................  $   2,717,000  $     770,000

SUPPLEMENTARY DISCLOSURE OF NONCASH INVESTING ACTIVITY:
  Fair market value of assets acquired..............................................             --  $   3,181,000
  Cash paid.........................................................................             --             --
  Liabilities assumed...............................................................             --  $   3,181,000

  The accompanying notes are an integral part of these consolidated financial statements.

                              DH TECHNOLOGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           (JUNE 30, 1997--UNAUDITED)

1. BASIS OF PRESENTATION

    The accompanying condensed consolidated financial statements have been prepared in accordance with SEC requirements for interim financial statements. Therefore, they do not include all disclosures that would be presented in the Company's Annual Report on Form 10-K. The financial statements should be read in conjunction with the financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

    The information furnished reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of financial position, results of operations, and changes in cash position for the interim period. The results of operations for the periods presented are not necessarily indicative of results to be expected for the full year.

2. INVENTORIES

    The composition of inventories at December 31, 1996 and June 30, 1997, were as follows:

                                                             DECEMBER 31, 1996  JUNE 30, 1997
                                                             -----------------  -------------
Raw Materials..............................................    $   6,810,000    $   8,644,000
Work in Process............................................          934,000          764,000
Finished Goods.............................................        3,838,000        3,539,000
                                                             -----------------  -------------
Total......................................................    $  11,582,000    $  12,947,000
                                                             -----------------  -------------
                                                             -----------------  -------------

3. OPERATIONS SUBJECT TO PURCHASE AND SALE AGREEMENTS

    In October, 1995 the Company acquired certain assets and liabilities of Mos Magnetics, a privately held company in San Diego, California, for $752,000 cash. Mos Magnetics designs, manufactures, and markets magnetic read and write heads and modules for credit card and debit card readers, check readers, and airline ticket readers. This acquisition was accounted for using the purchase method. In conjunction with this acquisition, the Company has recorded goodwill of $239,000, which is being amortized over 25 years using the straight-line method.

    In March, 1997 the Company purchased certain assets and liabilities of the card reader business of American Magnetics Corporation ("AMC"), a wholly-owned subsidiary of Group 4 Securitas Holding (A) BV headquartered in The Netherlands. AMC designs, manufactures and markets card dealer modules and stand-alone card readers, including both magnetics and chip card products. Based on fourth quarter 1996 revenues the card reader business has approximately $12 million in annualized revenues. The business was profitable in 1996.

    This acquisition was accounted for under the purchase method, which requires that the purchase price be allocated to the fair market value of the assets acquired. Of the total consideration of $5.7 million, which consisted of $4.85 million paid in cash plus additional payments of $800,000 due to AMC payable in the years 2000 and 2001, $3.2 million was allocated to net assets acquired based on their estimated fair values, and $2.5 million was written down as in-process technology. In conjunction with the acquisition, the Company also incurred $1.2 million of integration costs as discussed below.

                              DH TECHNOLOGY, INC.

                           (JUNE 30, 1997--UNAUDITED)

4. INFREQUENT AND UNUSUAL CHARGES

    In the first quarter of 1997, the Company incurred infrequent and unusual charges totaling $11.3 million consisting of the items discussed below. In conjunction with the acquisition of AMC discussed above, the Company wrote down acquired in-process technology (projects that had not reached technological feasibility and had no future alternative use) that was valued at $2.5 million. Additionally, the Company incurred one-time, pre-tax charges of $1.2 million which included severance, relocation and other integration charges associated with the acquisition.

    In the first quarter of 1997, based on a review of the operating results of Cognitive Solutions, Inc., which was acquired by the Company in August, 1994, and projections for subsequent quarters, the Company evaluated the intangible assets associated with the acquisition in accordance with SFAS 121. Based on management's analysis of future undiscounted cashflows the Company determined that the intangible assets were impaired. Accordingly, the Company wrote down $7.2 million of intangibles, which represented the excess of the carrying value over the estimated fair value of those assets, in the first quarter of 1997. Also, the Company incurred an unrelated $400,000 charge in connection with the discontinuance of certain product lines.

    In the second quarter of 1997 the Company incurred expenses totaling $390,000 related to the definitive merger agreement with Axiohm. See Note 5 of Notes to Condensed Consolidated Financial Statements.

5. SUBSEQUENT EVENTS

    On October 2, 1997 the Company completed a series of transactions with Axiohm S.A. a private French company ("Axiohm"), pursuant to an Agreement and Plan of Merger dated July 14, 1997 among the Company, Axiohm and AX acquisition Corporation, a California corporation (the "Purchaser") and indirect wholly-owned subsidiary of Axiohm. On August 21, 1997, the Purchaser completed a cash tender offer for 7,000,000 (approximately 88%) of the Company's Common Stock (the "Tender Offer"). On October 2, 1997, AX acquired 100% of the outstanding Common Stock of Axiohm S.A. in exchange for 5,518,524 shares of DH Technology Common Stock and $12.2 million in cash. Simultaneously, DH Technology purchased all of the outstanding shares of AX in exchange for the assumption of approximately $190 million of debt incurred by AX to finance the tender offer (the "Share Exchange"). Immediately after these transactions, AX was merged with and into DH Technology (the "Merger"), the surviving legal entity, and the company changed its name from "DH Technology, Inc." to "Axiohm Transaction Solutions, Inc". Immediately after the Merger, approximately 85% of Axiohm Transaction Solutions, Inc.'s outstanding Common Stock was held by the former shareholders of Axiohm S.A. and 15% was held by the former public shareholders of DH Technology, Inc.

    The Tender Offer, the Share Exchange and the Merger (collectively the "Acquisition") have been accounted for similar to a reverse acquisition using the purchase method of accounting, in which Axiohm S.A. was treated as the accounting acquiror and DH Technology, Inc. was treated as the acquired entity. The effective date of the Acquisition for accounting purposes was August 31, 1997. Accordingly, the results of Axiohm Transaction Solutions, Inc.'s operations for future periods will include DH Technology, Inc. only from September 1, 1997.

    On October 2, 1997, the Company financed the repayment of the obligations incurred in connection with the Acquisition with i) borrowings under a $85.0 million credit facility placed with a syndicate of banks

                              DH TECHNOLOGY, INC.

                           (JUNE 30, 1997--UNAUDITED)

5. SUBSEQUENT EVENTS (CONTINUED)
and ii) the proceeds from a private placement of $120.0 million of 9-3/4% Senior Subordinated Notes due 2007 (the "Senior Notes"). The Company's obligations under the Senior Notes are fully and unconditionally guaranteed, jointly and severally, by certain wholly-owned direct and indirect subsidiaries (the "Guarantor Subsidiaries").

    The following consolidating financial information is presented for purposed of complying with the reporting requirements of the Guarantor Subsidiaries. Separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented because the Company believes that such financial statements and other information would not provide additional information that is material to investors. The condensed consolidating financial information presents condensed financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and June 30, 1996 of:

(a) the Company on a parent company only basis (for the purposes of the following financial information referred to as "DH") (carrying its investments in the subsidiaries under the equity method),

(b) the Guarantor Subsidiaries (Cognitive Solutions, Inc. and Stadia Colorado Corp.),

(c) the Non-Guarantor Subsidiaries (DH Technology Plc, DH Technology Pty, and DH Technologia),

(d) elimination entries necessary to consolidate the Parent Company and its subsidiaries, and

(e) the Company on a consolidated basis.

                              DH TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION
                             (JUNE 30, 1997--UNAUDITED)

                                                      GUARANTOR    NON-GUARANTOR
                                          DH        SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -------------  -------------  --------------  --------------  -------------
ASSETS
Current assets:
  Cash and cash equivalents........  $  37,867,000  $  (9,207,000)  $  6,091,000               --  $  34,751,000
  Short term investment
    securities.....................     11,160,000             --             --               --     11,160,000
  Accounts receivable, net.........      7,769,000      3,193,000      4,243,000               --     15,205,000
  Inventories......................      5,038,000      4,611,000      3,516,000         (218,000)    12,947,000
  Prepaid expenses and other
    current assets.................     (7,627,000)    13,811,000     (3,273,000)         (56,000)     2,855,000
                                     -------------  -------------  --------------  --------------  -------------
      Total current assets.........     54,207,000     12,408,000     10,577,000         (274,000)    76,918,000

  Fixed assets, net................      4,583,000      2,111,000      1,954,000               --      8,648,000
  Investments in subsidiaries......     21,791,000             --             --      (21,791,000)            --
  Intangibles......................      4,764,000             --        207,000               --      4,971,000
  Other assets.....................      3,039,000        196,000         19,000               --      3,254,000
                                     -------------  -------------  --------------  --------------  -------------
      Total assets.................  $  88,384,000  $  14,715,000   $ 12,757,000   $  (22,065,000) $  93,791,000
                                     -------------  -------------  --------------  --------------  -------------
                                     -------------  -------------  --------------  --------------  -------------
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable.................  $   3,064,000  $     946,000   $  1,995,000               --  $   6,005,000
  Current portion of long-term
    debt...........................        486,000         24,000         40,000               --        550,000
  Accrued expenses.................      4,773,000        793,000        514,000               --      6,080,000
  Income taxes payable.............      2,323,000       (393,000)       701,000               --      2,631,000
                                     -------------  -------------  --------------  --------------  -------------
  Deferred revenue.................        198,000         68,000             --               --        266,000
      Total current liabilities....     10,844,000      1,438,000      3,250,000               --     15,532,000

  Non-current portion of long-term
    debt...........................      1,713,000             --        626,000               --      2,339,000
                                     -------------  -------------  --------------  --------------  -------------
      Total liabilities............     12,557,000      1,438,000      3,876,000               --     17,871,000

Shareholders' equity:
  Common stock.....................     13,340,000             --         61,000          (61,000)    13,340,000
  Foreign currency translation
    adjustment.....................       (103,000)        93,000        138,000         (138,000)       (10,000)
  Retained earnings................     62,590,000     13,184,000      8,682,000      (21,866,000)    62,590,000
                                     -------------  -------------  --------------  --------------  -------------
      Total shareholders' equity...     75,827,000     13,277,000      8,881,000      (22,065,000)    75,920,000
                                     -------------  -------------  --------------  --------------  -------------
      Total liabilities and
        shareholders' equity.......  $  88,384,000  $  14,715,000   $ 12,757,000   $  (22,065,000) $  93,791,000
                                     -------------  -------------  --------------  --------------  -------------
                                     -------------  -------------  --------------  --------------  -------------

                              DH TECHNOLOGY, INC.
            CONDENSED CONSOLIDATING STATEMENT OF INCOME INFORMATION
              (FOR THE SIX MONTHS ENDED JUNE 30, 1997--UNAUDITED)

                                                      GUARANTOR    NON-GUARANTOR
                                          DH        SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                     -------------  -------------  --------------  -------------  --------------
Net sales..........................  $  25,045,000  $  11,908,000   $ 12,193,000   $  (4,493,000) $   44,653,000

Costs and expenses:
  Cost of net sales................     15,658,000      8,543,000      8,884,000      (3,743,000)     29,342,000
  Selling, general and
    administrative.................      4,162,000      2,422,000      1,735,000              --       8,319,000
  Research and development.........      1,683,000        944,000        264,000          42,000       2,933,000
  In process technology, intangible
    assets, acquisition integration
    and other charges..............     11,680,000             --             --              --      11,680,000
                                     -------------  -------------  --------------  -------------  --------------
Total costs and expenses...........     33,183,000     11,909,000     10,883,000      (3,701,000)     52,274,000
                                     -------------  -------------  --------------  -------------  --------------
Income (loss) from operations......     (8,138,000)        (1,000)     1,310,000        (792,000)     (7,621,000)
                                                                                                              --
Interest income....................        710,000          1,000        105,000              --         816,000
Interest expense...................        (58,000)        (1,000)       (22,000)             --         (81,000)
Equity earnings in subsidiaries....        955,000             --             --        (955,000)             --
                                     -------------  -------------  --------------  -------------  --------------
Income (loss) before income
  taxes............................     (6,531,000)        (1,000)     1,393,000      (1,747,000)     (6,886,000)
Income taxes.......................       (431,000)        (2,000)       439,000        (792,000)       (786,000)
                                     -------------  -------------  --------------  -------------  --------------
Net income (loss)..................  $  (6,100,000) $       1,000   $    954,000   $    (955,000) $   (6,100,000)
                                     -------------  -------------  --------------  -------------  --------------
                                     -------------  -------------  --------------  -------------  --------------

                              DH TECHNOLOGY, INC.
           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION
              (FOR THE SIX MONTHS ENDED JUNE 30, 1997--UNAUDITED)

                                                         GUARANTOR    NON-GUARANTOR
                                             DH        SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                        -------------  -------------  --------------  ------------  -------------
NET CASH FLOWS FROM OPERATING
  ACTIVITIES:.........................  $   6,023,000  $    (267,000)  $  1,495,000             --  $   7,251,000

CASH FLOWS FROM INVESTING ACTIVITIES:
    Net increase in short-term
      investment securities held to
      maturity........................      2,675,000             --             --             --      2,675,000
    Payment for acquisition purchases,
      net of cash acquired............     (4,850,000)            --             --             --     (4,850,000)
    Capital expenditures..............       (554,000)      (304,000)       (97,000)            --       (955,000)
                                        -------------  -------------  --------------  ------------  -------------
      Net cash used in investing
        activities....................     (2,729,000)      (304,000)       (97,000)            --     (3,130,000)
                                        -------------  -------------  --------------  ------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:              --             --             --             --
    Principal repayments of long-term
      debt............................        (50,000)       (33,000)       (38,000)            --       (121,000)
    Exercise of stock options.........        172,000             --             --             --        172,000
                                        -------------  -------------  --------------  ------------  -------------

      Net cash provided by (used in)
        financing activities..........        122,000        (33,000)       (38,000)            --         51,000
                                        -------------  -------------  --------------  ------------  -------------
Effect of exchange rates on cash......        (66,000)            --       (298,000)            --       (364,000)
                                        -------------  -------------  --------------  ------------  -------------
Net increase (decrease) in cash and
  cash equivalents....................      3,350,000       (604,000)     1,062,000             --      3,808,000
Cash and cash equivalents at beginning
  of period...........................     34,517,000     (8,603,000)     5,029,000             --     30,943,000
                                        -------------  -------------  --------------  ------------  -------------
Cash and cash equivalents at end of
  period..............................  $  37,867,000  $  (9,207,000)  $  6,091,000             --  $  34,751,000
                                        -------------  -------------  --------------  ------------  -------------
                                        -------------  -------------  --------------  ------------  -------------

                              DH TECHNOLOGY, INC.
            CONDENSED CONSOLIDATING STATEMENT OF INCOME INFORMATION
              (FOR THE SIX MONTHS ENDED JUNE 30, 1996--UNAUDITED)

                                                       GUARANTOR    NON-GUARANTOR
                                           DH        SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      -------------  -------------  --------------  -------------  -------------
Net sales...........................  $  35,182,000  $  11,627,000   $ 15,458,000   $  (4,861,000) $  57,406,000

Costs and expenses:
  Cost of net sales.................     22,082,000      8,360,000     11,755,000      (4,756,000)    37,441,000
  Selling, general, and
    administrative..................      3,775,000      2,495,000      1,635,000              --      7,905,000
  Research and development..........      1,441,000        831,000        430,000              --      2,702,000
                                      -------------  -------------  --------------  -------------  -------------
Total costs and expenses............     27,298,000     11,686,000     13,820,000      (4,756,000)    48,048,000
                                      -------------  -------------  --------------  -------------  -------------

Income/(loss) from operations.......      7,884,000        (59,000)     1,638,000        (105,000)     9,358,000

Interest income.....................        604,000         (1,000)       116,000              --        719,000
Interest expense....................       (100,000)        (3,000)        13,000              --        (90,000)

Equity earnings in subsidiaries.....      1,018,000             --             --      (1,018,000)            --
                                      -------------  -------------  --------------  -------------  -------------

Income (loss) before income taxes...      9,406,000        (63,000)     1,767,000      (1,123,000)     9,987,000

Income taxes........................      3,081,000        (36,000)       617,000                      3,662,000
                                      -------------  -------------  --------------  -------------  -------------
Net income (loss)...................  $   6,325,000  $     (27,000)  $  1,150,000   $  (1,123,000) $   6,325,000
                                      -------------  -------------  --------------  -------------  -------------
                                      -------------  -------------  --------------  -------------  -------------

                              DH TECHNOLOGY, INC.
           CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW INFORMATION
              (FOR THE SIX MONTHS ENDED JUNE 30, 1996--UNAUDITED)

                                                       GUARANTOR    NON-GUARANTOR
                                           DH        SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      -------------  -------------  --------------  -------------  -------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:.......................  $   6,437,000  $    (446,000)  $  2,480,000   $          --  $   8,471,000

CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Net increase in short-term
    investment securities held to
    maturity........................     (9,805,000)            --             --              --     (9,805,000)
  Capital expenditures..............     (2,076,000)      (486,000)      (289,000)             --     (2,851,000)
                                      -------------  -------------  --------------  -------------  -------------
    Net cash used in investing
      activities....................    (11,881,000)      (486,000)      (289,000)             --    (12,656,000)
                                      -------------  -------------  --------------  -------------  -------------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Principal repayments of long-term
    debt............................       (491,000)       (22,000)        32,000              --       (481,000)
  Exercise of stock options.........        429,000             --             --              --        429,000
                                      -------------  -------------  --------------  -------------  -------------
    Net cash provided by (used in)
      financing activities..........        (62,000)       (22,000)        32,000              --        (52,000)
                                      -------------  -------------  --------------  -------------  -------------

Effect of exchange rates on cash....        (87,000)            --        176,000              --         89,000
                                      -------------  -------------  --------------  -------------  -------------

Net increase (decrease) in cash and
  equivalents.......................     (5,593,000)      (954,000)     2,399,000              --     (4,148,000)
Cash and cash equivalents at
  beginning of the period...........     32,562,000     (8,050,000)     4,459,000              --     28,971,000
                                      -------------  -------------  --------------  -------------  -------------
Cash and cash equivalents at end of
  the period........................  $  26,969,000  $  (9,004,000)  $  6,858,000   $          --  $  24,823,000
                                      -------------  -------------  --------------  -------------  -------------
                                      -------------  -------------  --------------  -------------  -------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE OF EXISTING NOTES FOR NEW NOTES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
Prospectus Summary.............................          1
Risk Factors...................................         12
Use of Proceeds................................         22
The Exchange Offer.............................         23
Capitalization.................................         35
Unaudited Pro Forma Combined Financial
  Information..................................         36
Selected Historical Consolidated Financial and
  Other Data...................................         41
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         43
Business.......................................         52
Management.....................................         59
Certain Transactions...........................         64
Ownership of Capital Stock.....................         68
Description of Certain Indebtedness............         69
Description of Notes...........................         72
Plan of Distribution...........................        106
Legal Matters..................................        106
Experts........................................        106
Index to Financial Statements..................        F-1


                                  $120,000,000

                                                               [LOGO]

                                 EXCHANGE OFFER
                                WITH RESPECT TO
                           9 3/4% SENIOR SUBORDINATED
                                 NOTES DUE 2007

                             ---------------------

                                   PROSPECTUS

                                          , 1998

                            ------------------------

                                EXCHANGE AGENT:

                              The Bank of New York
                         101 Barclay Street, Floor 21W
                            New York, New York 10286
                           Attention: Thomas E. Tabor
                    Tel: (212) 815-5915; Fax: (212) 815-5381

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. This limitation on liability has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) relating to any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the California General Corporation Law (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the California General Corporation Law (directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his or her capacity as an officer. Further, the provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders. Although the validity and scope of the legislation underlying the provision have not yet been interpreted to any significant extent by the California courts, the provision may relieve directors of monetary liability to the Company for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company.

    In accordance with Section 317, the Restated Articles of Incorporation, as amended (the "Articles"), of the Company limit the liability of a director to the Company or its shareholders for monetary damages to the fullest extent permissible under California law, and authorize the Company to provide indemnification to its agents (including officers and directors), subject to the limitations set forth above. The Company's By-Laws further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law.

    Pursuant to the authority provided in the Articles, the Company has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protection.

    The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

    The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 21.  EXHIBITS

    A list of exhibits included as part of the Registration Statement is set forth below:

EXHIBIT
  NO.    DESCRIPTION
-------- --------------------------------------------------------------------------
  2.1    Agreement and Plan of Merger dated as of July 14, 1997, among DH
           Technology, Inc., Axiohm S.A. and AX Acquisition Corporation
           (incorporated by reference to Exhibit (c)(1) to DH Technology, Inc.'s
           Schedule 14D-9 filed July 16, 1997).

  2.2    Purchase and Assumption Agreement, dated October 2, 1997, among Axiohm
           IPB, Inc., AX Acquisition Corporation and DH Technology, Inc.
           (incorporated by reference to Exhibit 2.2 to Axiohm Transaction
           Solutions, Inc.'s Current Report on Form 8-K filed October 17, 1997).

  3.1    Restated Articles of Incorporation of DH Technology, Inc., as amended
           (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988 filed March 30,
           1989).

  3.2    Certificate of Amendment of Restated Articles of Incorporation of DH
           Technology, Inc., dated September 22, 1995 (incorporated by reference to
           Exhibit 3.1(b) of the Company's Annual Report on Form 10-K for fiscal year ended December 31, 1995 filed April 1, 1996).

  3.3    Certificate of Ownership of DH Technology, Inc. filed with the California
           Secretary of State on October 2, 1997 (incorporated by reference to
           Exhibit 3.1 to Axiohm Transaction Solutions, Inc.'s Current Report on
           Form 8-K filed October 17, 1997).

  3.3A++ Certificate of Restated Articles of Incorporation of Axiohm Transaction
           Solutions, Inc. filed with the California Secretary of State on January
           13, 1998.

  3.4    Amended and Restated Bylaws of Axiohm Transaction Solutions, Inc.
           (incorporated by reference to Exhibit 3.2 to Axiohm Transaction
           Solutions, Inc.'s Current Report on Form 8-K filed October 17, 1997).

  3.5+   English Summary of Charter Document (STATUTS) of Axiohm S.A.R.L.

  3.6+   English Summary of Charter Document (STATUTS) of Axiohm Investissements
           S.A.R.L.

  3.7+   Certificate of Incorporation of Axiohm IPB, Inc.

  3.8+   Bylaws of Axiohm IPB, Inc.

  3.9+   Certificate of Limited Liability Company of Cognitive L.L.C.

  3.10+  Operating Agreement of Cognitive L.L.C.

  3.11+  Articles of Incorporation of Cognitive Solutions, Inc.

  3.12+  Bylaws of Cognitive Solutions, Inc.

  3.13+  English Summary of Charter Document (STATUTS) of Dardel Technologies
           E.U.R.L.

  3.14+  Articles of Incorporation of Stadia Colorado Corp.

  3.15+  Bylaws of Stadia Colorado Corp.

  4.1    Indenture dated as of October 2, 1997 among Axiohm Transaction Solutions,
           Inc., the Guarantors named therein and The Bank of New York, as trustee
           (the "Indenture") (incorporated by reference to Exhibit 4.1 to Axiohm
           Transaction Solutions, Inc.'s Current Report on Form 8-K filed October
           17, 1997).

  4.1A++ Supplemental Indenture to the Indenture, dated as of January 9, 1998, between Axiohm S.A.R.L., as a supplemental guarantor, and The Bank of New York, as trustee.

EXHIBIT
  NO.    DESCRIPTION
-------- --------------------------------------------------------------------------
  4.2+   Supplemental Indenture to the Indenture, dated as of November 26, 1997, between Axiohm Investissements S.A.R.L., as a supplemental guarantor, and The Bank of New York, as trustee.

  4.3+   Supplemental Indenture to the Indenture, dated as of November 26, 1997, between Cognitive L.L.C., as a supplemental guarantor, and The Bank of
           New York, as trustee.

  4.4+   Supplemental Indenture to the Indenture, dated as of November 26, 1997, between Dardel Technologies E.U.R.L., as a supplemental guarantor, and
           The Bank of New York, as trustee.

  4.5    $117,300,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary
           Guarantee (incorporated by reference to Exhibit 4.2 to Axiohm
           Transaction Solutions, Inc.'s Current Report on Form 8-K filed October
           17, 1997).

  4.6    $2,350,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary
           Guarantee (incorporated by reference to Exhibit 4.3 to Axiohm
           Transaction Solutions, Inc.'s Current Report on Form 8-K filed October
           17, 1997).

  4.7    $350,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee
           (incorporated by reference to Exhibit 4.4 to Axiohm Transaction
           Solutions, Inc.'s Current Report on Form 8-K filed October 17, 1997).

  4.8+++ Form of New 9 3/4% Senior Subordinated Note due 2007 and New Subsidiary
           Guarantee.

  5.1+++ Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of New
           Notes being registered.

  5.2+++ Opinion of McDermott, Will & Emery regarding legality of New Subsidiary
           Guarantee by Axiohm IPB, Inc.

  5.3+++ Opinion of Sparks Dix, P.C. regarding legality of New Subsidiary Guarantee by Stadia Colorado Corp.

  5.4+++ Opinion of Slaughter & May regarding legality of New Subsidiary Guarantees by Axiohm S.A.R.L, Axiohm Investissements S.A.R.L. and Dardel
           Technologies E.U.R.L.

 10.1    Registration Rights Agreement, dated as of October 2, 1997 among Axiohm
           Transaction Solutions, Inc., Axiohm S.A., Axiohm IPB, Inc., Dardel
           Technologies E.U.R.L., Stadia Colorado Corp., Cognitive Solutions, Inc.
           and Lehman Brothers Inc. (incorporated by reference to Exhibit 10.1 to
           Axiohm Transaction Solutions, Inc.'s Current Report on Form 8-K filed
           October 17, 1997).

 10.2    Purchase Agreement, dated September 25, 1997, among Axiohm Transaction
           Solutions, Inc., Axiohm IPB, Inc., Cognitive Solutions, Inc., Stadia
           Colorado Corp. and Lehman Brothers Inc. (incorporated by reference to
           Exhibit 10.2 to Axiohm Transaction Solutions, Inc.'s Current Report on
           Form 8-K filed October 17, 1997).
 10.3*   Employment Agreement between Axiohm Transaction Solutions, Inc. and
           William H. Gibbs dated as of July 14, 1997 (incorporated by reference to
           Exhibit 10.3 to Axiohm Transaction Solutions, Inc.'s Current Report on
           Form 8-K filed October 17, 1997).

 10.3A++ Resignation Agreement dated January 10, 1998 between Axiohm Transaction
           Solutions, Inc. and William H. Gibbs.

 10.3B++ Noncompetition and Mutual Release Agreement dated January 10, 1998 between
           Axiohm Transaction Solutions, Inc. and William H. Gibbs.

EXHIBIT
  NO.    DESCRIPTION
-------- --------------------------------------------------------------------------
 10.4*   Employment Agreement between Axiohm Transaction Solutions, Inc. and Walter
           Sobon dated as of July 14, 1997 (incorporated by reference to Exhibit
           10.4 to Axiohm Transaction Solutions, Inc.'s Current Report on Form 8-K
           filed October 17, 1997).

 10.5*   Employment Agreement between Axiohm Transaction Solutions, Inc. and Janet
           Shanks dated as of July 14, 1997 (incorporated by reference to Exhibit
           10.5 to Axiohm Transaction Solutions, Inc.'s Current Report on Form 8-K
           filed October 17, 1997).
 10.6*   Employment Agreement between Axiohm Transaction Solutions, Inc. and David
           Ledwell dated as of July 14, 1997 (incorporated by reference to Exhibit
           10.6 to Axiohm Transaction Solutions, Inc.'s Current Report on Form 8-K
           filed October 17, 1997).

 10.7+   Global Amendment and Assignment and Acceptance, dated October 20, 1997, among Axiohm Transaction Solutions, Inc., the Lenders named therein,
           Union Bank of California, N.A., as successor administrative agent,
           Lehman Brothers Inc., as arranger, and Lehman Commercial Paper, Inc., as resigning administrative agent and as Syndication Agent and as a Lender, with the Amended and Restated Credit Agreement as Exhibit A.

 10.8    Guarantee and Collateral Agreement, dated as of October 2, 1997, between
           Axiohm Transaction Solutions, Inc., Lehman Brothers Inc., Lehman
           Commercial Paper Inc. and certain of Axiohm Transaction Solutions,
           Inc.'s subsidiaries (incorporated by reference to Exhibit 10.8 to Axiohm
           Transaction Solutions, Inc.'s Current Report on Form 8-K filed October
           17, 1997).

 10.9*   Axiohm Transaction Solutions, Inc.'s 1985 Director Warrant Plan and Forms
           of Warrant issued under the Plan, as amended. (incorporated by reference to Exhibit 10.3 of Axiohm Transaction Solutions, Inc. Annual Report on
           Form 10-K for the fiscal year ended December 31, 1991 filed March 28,
           1992).

 10.10*  Axiohm Transaction Solutions, Inc.'s 1983 Incentive Stock Option Plan and
           Forms of Incentive Stock Option Agreement and Nonstatutory Stock Option
           Agreement, as amended. (incorporated by reference to Exhibit 10.4 of Axiohm Transaction Solutions, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1990 filed March 28, 1991).

 10.11*  Axiohm Transaction Solutions, Inc.'s 1992 Stock Plan and Form of Incentive
           Stock Option Agreement, as amended. (incorporated by reference to
           Exhibit 10.6 of Axiohm Transaction Solutions, Inc.'s Form 10-K for the
           fiscal year ended December 31, 1994 filed March 15, 1995).

 10.12   Lease Agreement dated April 20, 1990, between Axiohm Transaction
           Solutions, Inc.'s and Coast Income Properties, Inc., as amended.
           (incorporated by reference to Exhibit 10.5 of Axiohm Transaction
           Solutions, Inc.'s Annual Report on Form 10-K for the fiscal year ended
           December 31, 1992 filed March 29, 1993).

 10.13   Lease Agreement dated July 1, 1990, between DH Tecnologia de Mexico S.A.
           de C. V. and Alberto Lutteroth. (incorporated by reference to Exhibit
           10.6 of Axiohm Transaction Solutions, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1990 filed March 28, 1991).

 10.14   Lease Agreement dated April 1, 1994, by and between Axiohm Transaction
           Solutions, Inc. and Wind River Development Co., a Wyoming corporation.
           (incorporated by reference to Exhibit 10.6 of Axiohm Transaction
           Solutions, Inc.'s Form 10-K for the fiscal year ended December 31, 1994 filed March 15, 1995).

EXHIBIT
  NO.    DESCRIPTION
-------- --------------------------------------------------------------------------
 10.15   Lease Agreement dated February 28, 1994, between Chardan, Ltd., and Stadia
           Colorado Corp. (incorporated by reference to Exhibit 2.2 of Axiohm
           Transaction Solutions, Inc.'s Current Report on Form 8-K filed March 14,
           1994).

 10.16   Sublease Agreement dated September 30, 1992, by and between Medical
           Engineering Corporation and Cognitive Solutions, Inc. (incorporated by reference to Exhibit 10.6 of Axiohm Transaction Solutions, Inc.'s Form
           10-K for the fiscal year ended December 31, 1994 filed March 15, 1995).

 10.17   Line of Credit Agreement dated August 15, 1994 by and between DH
           Technology, Inc. and Wells Fargo Bank. (incorporated by reference to
           Exhibit 10.10 of Axiohm Transaction Solutions, Inc.'s Form 10-Q for the
           Quarter Ended March 31, 1995 filed May 15, 1995).

 10.18*+ Stock Option Agreement dated October 2, 1997 between Axiohm Transaction
           Solutions, Inc. and Malcolm Unsworth.

 10.19*++ Co-Chairman Employment Agreement dated effective October 2, 1997 between
           Axiohm Transaction Solutions, Inc. and Patrick Dupuy.

 10.20*++ Co-Chairman Employment Agreement dated effective October 2, 1997 between
           Axiohm Transaction Solutions, Inc. and Gilles Gibier.

 12.1+++ Statement re Computation of Ratios.

 21.1+   List of Subsidiaries of Axiohm Transaction Solutions, Inc.

 23.1++++ Consent of KPMG Peat Marwick LLP, dated February 13, 1998.

 23.2++++ Consent of Price Waterhouse, dated February 13, 1998.

 23.3    Consent of Wilson, Sonsini, Goodrich & Rosati (included in Exhibit 5.1).

 24.1+, ++ Power of Attorney.

 25.1+   Statement of Eligibility on Form T-1 for The Bank of New York to act as
           Trustee under the Indenture.

 99.1+++ Form of Letter of Transmittal.

 99.2+++ Form of Notice of Guaranteed Delivery.


------------------------

*   This item is a compensatory plan or management contract.

+ Previously filed with the original filing of the Registration Statement on November 28, 1997.

++ Previously filed with Amendment No. 1 to the Registration Statement on January 20, 1998.


+++ Previously filed with Amendment No. 2 to the Registration Statement on
    February 10, 1998.



++++Filed herewith.


ITEM 22.  UNDERTAKINGS

    The undersigned Registrants hereby undertake:

        1. To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        2. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the following Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on the 13th day of February, 1998.


                                AXIOHM TRANSACTION SOLUTIONS, INC.

                                           /s/ WALTER S. SOBON
                                ------------------------------------------
                                             Walter S. Sobon,
                                         CHIEF FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Co-Chairman of the Board
      /s/ PATRICK DUPUY           and Co-Chief Executive
------------------------------    Officer (Co-Principal      February 13, 1998
        Patrick Dupuy             Executive Officer)

                                Co-Chairman of the Board
      /s/ GILLES GIBIER*          and Co-Chief Executive
------------------------------    Officer (Co-Principal      February 13, 1998
        Gilles Gibier             Executive Officer)

     /s/ WALTER S. SOBON        Chief Financial Officer
------------------------------    (Principal Financial       February 13, 1998
       Walter S. Sobon            Officer)

     /s/ JANET W. SHANKS*
------------------------------  Corporate Controller         February 13, 1998
       Janet W. Shanks

    /s/ NICOLAS DOURASSOF*
------------------------------  Director                     February 13, 1998
      Nicolas Dourassof

    /s/ WILLIAM H. GIBBS*
------------------------------  Director                     February 13, 1998
       William H. Gibbs

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ BRUCE G. KLAAS*
------------------------------  Director                     February 13, 1998
        Bruce G. Klaas

       /s/ DON M. LYLE*
------------------------------  Director                     February 13, 1998
         Don M. Lyle


*By:     /s/ WALTER S. SOBON
      -------------------------
           Walter S. Sobon
          ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, the following Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, Republic of France on the 13th day of February, 1998.


                                AXIOHM S.A.R.L.

                                            /s/ PATRICK DUPUY
                                ------------------------------------------
                                              Patrick Dupuy,
                                CO-MANAGER (GERANT) AND CO-CHIEF EXECUTIVE
                                                 OFFICER


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has also duly caused this Amendment No. 3 to the Registration Statement to be signed by the undersigned representative of the Registrant in the United States, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on the 13th day of February, 1998.


                                           /s/ WALTER S. SOBON
                                ------------------------------------------
                                             Walter S. Sobon,
                                        AUTHORIZED REPRESENTATIVE


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director (GERANT) and
      /s/ PATRICK DUPUY           Co-Chief Executive
------------------------------    Officer                    February 13, 1998
        Patrick Dupuy             (Co-Principal Executive
                                  Officer)

                                Director (GERANT) and
      /s/ GILLES GIBIER*          Co-Chief Executive
------------------------------    Officer                    February 13, 1998
        Gilles Gibier             (Co-Principal Executive
                                  Officer)

   /s/ JEAN-GEORGES HUGLIN*
------------------------------  Principal Financial          February 13, 1998
     Jean-Georges Huglin          Officer

       /s/ YVES HAGEGE*
------------------------------  Principal Accounting         February 13, 1998
         Yves Hagege              Officer


*By:     /s/ WALTER S. SOBON
      -------------------------
           Walter S. Sobon
          ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, the following Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, Republic of France on the 13th day of February, 1998.


                                AXIOHM INVESTISSEMENTS S.A.R.L.

                                            /s/ PATRICK DUPUY
                                ------------------------------------------
                                              Patrick Dupuy,
                                CO-MANAGER (GERANT) AND CO-CHIEF EXECUTIVE
                                                 OFFICER


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has also duly caused this Amendment No. 3 to the Registration Statement to be signed by the undersigned representative of the Registrant in the United States, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on the 13th day of February, 1998.


                                           /s/ WALTER S. SOBON
                                ------------------------------------------
                                             Walter S. Sobon,
                                        AUTHORIZED REPRESENTATIVE


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director (GERANT) and
      /s/ PATRICK DUPUY           Co-Chief Executive
------------------------------    Officer                    February 13, 1998
        Patrick Dupuy             (Co-Principal Executive
                                  Officer)

                                Director (GERANT) and
      /s/ GILLES GIBIER*          Co-Chief Executive
------------------------------    Officer                    February 13, 1998
        Gilles Gibier             (Co-Principal Executive
                                  Officer)

   /s/ JEAN-GEORGES HUGLIN*
------------------------------  Principal Financial          February 13, 1998
     Jean-Georges Huglin          Officer

       /s/ YVES HAGEGE*
------------------------------  Principal Accounting         February 13, 1998
         Yves Hagege              Officer


*By:     /s/ WALTER S. SOBON
      -------------------------
           Walter S. Sobon
          ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, the following Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on the 13th day of February, 1998.


                                AXIOHM IPB, INC.

                                           /s/ WALTER S. SOBON
                                ------------------------------------------
                                             Walter S. Sobon,
                                         CHIEF FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
      /s/ PATRICK DUPUY           Officer and Director
------------------------------    (Principal Executive       February 13, 1998
        Patrick Dupuy             Officer)

     /s/ WALTER S. SOBON        Chief Financial Officer
------------------------------    (Principal Financial       February 13, 1998
       Walter S. Sobon            Officer)

     /s/ JANET W. SHANKS*
------------------------------  Chief Accounting Officer     February 13, 1998
       Janet W. Shanks

      /s/ GILLES GIBIER*
------------------------------  Director                     February 13, 1998
        Gilles Gibier


*By:     /s/ WALTER S. SOBON
      -------------------------
           Walter S. Sobon
          ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, the following Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on the 13th day of February, 1998.


                                         COGNITIVE L.L.C.

                                         By:        AXIOHM TRANSACTION SOLUTIONS, INC.,
                                                    Sole Member

                                         By:                      /s/ WALTER S. SOBON
                                                       ------------------------------------------
                                                                    Walter S. Sobon,
                                                                CHIEF FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

AXIOHM TRANSACTION SOLUTIONS,
INC. ("ATS")                    Sole Member

By:

                                Co-Chairman of the Board
      /s/ PATRICK DUPUY           and Co-Chief Executive
------------------------------    Officer of ATS             February 13, 1998
        Patrick Dupuy             (Co-Principal Executive
                                  Officer of ATS)

                                Co-Chairman of the Board
      /s/ GILLES GIBIER*          and Co-Chief Executive
------------------------------    Officer of ATS             February 13, 1998
        Gilles Gibier             (Co-Principal Executive
                                  Officer of ATS)

                                Chief Financial Officer of
     /s/ WALTER S. SOBON          ATS
------------------------------    (Principal Financial       February 13, 1998
       Walter S. Sobon            Officer of ATS)

     /s/ JANET W. SHANKS*
------------------------------  Corporate Controller of      February 13, 1998
       Janet W. Shanks            ATS

    /s/ NICOLAS DOURASSOF*
------------------------------  Director of ATS              February 13, 1998
      Nicolas Dourassof

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ WILLIAM H. GIBBS*
------------------------------  Directors of ATS             February 13, 1998
       William H. Gibbs

     /s/ BRUCE G. KLAAS*
------------------------------  Director of ATS              February 13, 1998
        Bruce G. Klaas

       /s/ DON M. LYLE*
------------------------------  Director of ATS              February 13, 1998
         Don M. Lyle


*By:     /s/ WALTER S. SOBON
      -------------------------
           Walter S. Sobon
          ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, the following Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, Republic of France on the 13th day of February, 1998.


                                COGNITIVE SOLUTIONS, INC.

                                            /s/ PATRICK DUPUY
                                ------------------------------------------
                                              Patrick Dupuy,
                                                PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President and Sole
      /s/ PATRICK DUPUY           Director
------------------------------    (Principal Executive       February 13, 1998
        Patrick Dupuy             Officer)

                                Vice President and Chief
     /s/ WALTER S. SOBON          Financial Officer
------------------------------    (Principal Financial       February 13, 1998
       Walter S. Sobon            Officer and Principal
                                  Accounting Officer)

    Pursuant to the requirements of the Securities Act of 1933, the following Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, Republic of France on the 13th day of February, 1998.


                                DARDEL TECHNOLOGIES E.U.R.L.

                                            /s/ PATRICK DUPUY
                                ------------------------------------------
                                              Patrick Dupuy,
                                CO-MANAGER (GERANT) AND CO-CHIEF EXECUTIVE
                                                 OFFICER


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has also duly caused this Amendment No. 3 to the Registration Statement to be signed by the undersigned representative of the Registrant in the United States, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on the 13th day of February, 1998.


                                           /s/ WALTER S. SOBON
                                ------------------------------------------
                                             Walter S. Sobon,
                                        AUTHORIZED REPRESENTATIVE


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director (GERANT) and
      /s/ PATRICK DUPUY           Co-Chief Executive
------------------------------    Officer                    February 13, 1998
        Patrick Dupuy             (Co-Principal Executive
                                  Officer)

                                Director (GERANT) and
      /s/ GILLES GIBIER*          Co-Chief Executive
------------------------------    Officer                    February 13, 1998
        Gilles Gibier             (Co-Principal Executive
                                  Officer)

   /s/ JEAN-GEORGES HUGLIN*
------------------------------  Principal Financial          February 13, 1998
     Jean-Georges Huglin          Officer

       /s/ YVES HAGEGE*
------------------------------  Principal Accounting         February 13, 1998
         Yves Hagege              Officer


*By:     /s/ WALTER S. SOBON
      -------------------------
           Walter S. Sobon
          ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, the following Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, Republic of France on the 13th day of February, 1998.


                                STADIA COLORADO CORP.

                                            /s/ PATRICK DUPUY
                                ------------------------------------------
                                              Patrick Dupuy,
                                                PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President and Sole
      /s/ PATRICK DUPUY           Director
------------------------------    (Principal Executive       February 13, 1998
        Patrick Dupuy             Officer)

                                Vice President and Chief
     /s/ WALTER S. SOBON          Financial Officer
------------------------------    (Principal Financial       February 13, 1998
       Walter S. Sobon            Officer and Principal
                                  Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT
  NO.    DESCRIPTION
-------- --------------------------------------------------------------------------
  2.1    Agreement and Plan of Merger dated as of July 14, 1997, among DH
           Technology, Inc., Axiohm S.A. and AX Acquisition Corporation
           (incorporated by reference to Exhibit (c)(1) to DH Technology, Inc.'s
           Schedule 14D-9 filed July 16, 1997).

  2.2    Purchase and Assumption Agreement, dated October 2, 1997, among Axiohm
           IPB, Inc., AX Acquisition Corporation and DH Technology, Inc.
           (incorporated by reference to Exhibit 2.2 to Axiohm Transaction
           Solutions, Inc.'s Current Report on Form 8-K filed October 17, 1997).

  3.1    Restated Articles of Incorporation of DH Technology, Inc., as amended
           (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988 filed March 30,
           1989).

  3.2    Certificate of Amendment of Restated Articles of Incorporation of DH
           Technology, Inc., dated September 22, 1995 (incorporated by reference to
           Exhibit 3.1(b) of the Company's Annual Report on Form 10-K for fiscal year ended December 31, 1995 filed April 1, 1996).

  3.3    Certificate of Ownership of DH Technology, Inc. filed with the California
           Secretary of State on October 2, 1997 (incorporated by reference to
           Exhibit 3.1 to Axiohm Transaction Solutions, Inc.'s Current Report on
           Form 8-K filed October 17, 1997).

  3.3A++ Certificate of Restated Articles of Incorporation of Axiohm Transaction
           Solutions, Inc. filed with the California Secretary of State on January
           13, 1998.

  3.4    Amended and Restated Bylaws of Axiohm Transaction Solutions, Inc.
           (incorporated by reference to Exhibit 3.2 to Axiohm Transaction
           Solutions, Inc.'s Current Report on Form 8-K filed October 17, 1997).

  3.5+   English Summary of Charter Document (STATUTS) of Axiohm S.A.R.L.

  3.6+   English Summary of Charter Document (STATUTS) of Axiohm Investissements
           S.A.R.L.

  3.7+   Certificate of Incorporation of Axiohm IPB, Inc.

  3.8+   Bylaws of Axiohm IPB, Inc.

  3.9+   Certificate of Limited Liability Company of Cognitive L.L.C.

  3.10+  Operating Agreement of Cognitive L.L.C.

  3.11+  Articles of Incorporation of Cognitive Solutions, Inc.

  3.12+  Bylaws of Cognitive Solutions, Inc.

  3.13+  English Summary of Charter Document (STATUTS) of Dardel Technologies
           E.U.R.L.

  3.14+  Articles of Incorporation of Stadia Colorado Corp.

  3.15+  Bylaws of Stadia Colorado Corp.

  4.1    Indenture dated as of October 2, 1997 among Axiohm Transaction Solutions,
           Inc., the Guarantors named therein and The Bank of New York, as trustee
           (the "Indenture") (incorporated by reference to Exhibit 4.1 to Axiohm
           Transaction Solutions, Inc.'s Current Report on Form 8-K filed October
           17, 1997).

  4.1A++ Supplemental Indenture to the Indenture, dated as of January 9, 1998, between Axiohm S.A.R.L., as a supplemental guarantor, and The Bank of New York, as trustee.

  4.2+   Supplemental Indenture to the Indenture, dated as of November 26, 1997, between Axiohm Investissements S.A.R.L., as a supplemental guarantor, and The Bank of New York, as trustee.

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
EXHIBIT
  NO.    DESCRIPTION
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
  4.3+   Supplemental Indenture to the Indenture, dated as of November 26, 1997, between Cognitive L.L.C., as a supplemental guarantor, and The Bank of
           New York, as trustee.

  4.4+   Supplemental Indenture to the Indenture, dated as of November 26, 1997, between Dardel Technologies E.U.R.L., as a supplemental guarantor, and
           The Bank of New York, as trustee.

  4.5    $117,300,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary
           Guarantee (incorporated by reference to Exhibit 4.2 to Axiohm
           Transaction Solutions, Inc.'s Current Report on Form 8-K filed October
           17, 1997).

  4.6    $2,350,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary
           Guarantee (incorporated by reference to Exhibit 4.3 to Axiohm
           Transaction Solutions, Inc.'s Current Report on Form 8-K filed October
           17, 1997).

  4.7    $350,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee
           (incorporated by reference to Exhibit 4.4 to Axiohm Transaction
           Solutions, Inc.'s Current Report on Form 8-K filed October 17, 1997).

  4.8+   Form of New 9 3/4% Senior Subordinated Note due 2007 and New Subsidiary
           Guarantee.

  5.1+++ Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of New
           Notes being registered.

  5.2+++ Opinion of McDermott, Will & Emery regarding legality of New Subsidiary
           Guarantee by Axiohm IPB, Inc.

  5.3+++ Opinion of Sparks Dix, P.C. regarding legality of New Subsidiary Guarantee by Stadia Colorado Corp.

  5.4+++ Opinion of Slaughter & May regarding legality of New Subsidiary Guarantees by Axiohm S.A.R.L., Axiohm Investissements S.A.R.L. and Dardel
           Technologies E.U.R.L.

 10.1    Registration Rights Agreement, dated as of October 2, 1997 among Axiohm
           Transaction Solutions, Inc., Axiohm S.A., Axiohm IPB, Inc., Dardel
           Technologies E.U.R.L., Stadia Colorado Corp., Cognitive Solutions, Inc.
           and Lehman Brothers Inc. (incorporated by reference to Exhibit 10.1 to
           Axiohm Transaction Solutions, Inc.'s Current Report on Form 8-K filed
           October 17, 1997).

 10.2    Purchase Agreement, dated September 25, 1997, among Axiohm Transaction
           Solutions, Inc., Axiohm IPB, Inc., Cognitive Solutions, Inc., Stadia
           Colorado Corp. and Lehman Brothers Inc. (incorporated by reference to
           Exhibit 10.2 to Axiohm Transaction Solutions, Inc.'s Current Report on
           Form 8-K filed October 17, 1997).
 10.3*   Employment Agreement between Axiohm Transaction Solutions, Inc. and
           William H. Gibbs dated as of July 14, 1997 (incorporated by reference to
           Exhibit 10.3 to Axiohm Transaction Solutions, Inc.'s Current Report on
           Form 8-K filed October 17, 1997).

 10.3A++ Resignation Agreement dated January 10, 1998 between Axiohm Transaction
           Solutions, Inc. and William H. Gibbs.

 10.3B++ Noncompetition and Mutual Release Agreement dated January 10, 1998 between
           Axiohm Transaction Solutions, Inc. and William H. Gibbs.

 10.4*   Employment Agreement between Axiohm Transaction Solutions, Inc. and Walter
           Sobon dated as of July 14, 1997 (incorporated by reference to Exhibit
           10.4 to Axiohm Transaction Solutions, Inc.'s Current Report on Form 8-K
           filed October 17, 1997).

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
EXHIBIT
  NO.    DESCRIPTION
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
 10.5*   Employment Agreement between Axiohm Transaction Solutions, Inc. and Janet
           Shanks dated as of July 14, 1997 (incorporated by reference to Exhibit
           10.5 to Axiohm Transaction Solutions, Inc.'s Current Report on Form 8-K
           filed October 17, 1997).
 10.6*   Employment Agreement between Axiohm Transaction Solutions, Inc. and David
           Ledwell dated as of July 14, 1997 (incorporated by reference to Exhibit
           10.6 to Axiohm Transaction Solutions, Inc.'s Current Report on Form 8-K
           filed October 17, 1997).

 10.7+   Global Amendment and Assignment and Acceptance, dated October 20, 1997, among Axiohm Transaction Solutions, Inc., the Lenders named therein,
           Union Bank of California, N.A., as successor administrative agent,
           Lehman Brothers Inc., as arranger, and Lehman Commercial Paper, Inc., as resigning administrative agent and as Syndication Agent and as a Lender, with the Amended and Restated Credit Agreement as Exhibit A.

 10.8    Guarantee and Collateral Agreement, dated as of October 2, 1997, between
           Axiohm Transaction Solutions, Inc., Lehman Brothers Inc., Lehman
           Commercial Paper Inc. and certain of Axiohm Transaction Solutions,
           Inc.'s subsidiaries (incorporated by reference to Exhibit 10.8 to Axiohm
           Transaction Solutions, Inc.'s Current Report on Form 8-K filed October
           17, 1997).

 10.9*   Axiohm Transaction Solutions, Inc.'s 1985 Director Warrant Plan and Forms
           of Warrant issued under the Plan, as amended. (incorporated by reference to Exhibit 10.3 of Axiohm Transaction Solutions, Inc. Annual Report on
           Form 10-K for the fiscal year ended December 31, 1991 filed March 28,
           1992).

 10.10*  Axiohm Transaction Solutions, Inc.'s 1983 Incentive Stock Option Plan and
           Forms of Incentive Stock Option Agreement and Nonstatutory Stock Option
           Agreement, as amended. (incorporated by reference to Exhibit 10.4 of Axiohm Transaction Solutions, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1990 filed March 28, 1991).

 10.11*  Axiohm Transaction Solutions, Inc.'s 1992 Stock Plan and Form of Incentive
           Stock Option Agreement, as amended. (incorporated by reference to
           Exhibit 10.6 of Axiohm Transaction Solutions, Inc.'s Form 10-K for the
           fiscal year ended December 31, 1994 filed March 15, 1995).

 10.12   Lease Agreement dated April 20, 1990, between Axiohm Transaction
           Solutions, Inc.'s and Coast Income Properties, Inc., as amended.
           (incorporated by reference to Exhibit 10.5 of Axiohm Transaction
           Solutions, Inc.'s Annual Report on Form 10-K for the fiscal year ended
           December 31, 1992 filed March 29, 1993).

 10.13   Lease Agreement dated July 1, 1990, between DH Tecnologia de Mexico S.A.
           de C. V. and Alberto Lutteroth. (incorporated by reference to Exhibit
           10.6 of Axiohm Transaction Solutions, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1990 filed March 28, 1991).

 10.14   Lease Agreement dated April 1, 1994, by and between Axiohm Transaction
           Solutions, Inc. and Wind River Development Co., a Wyoming corporation.
           (incorporated by reference to Exhibit 10.6 of Axiohm Transaction
           Solutions, Inc.'s Form 10-K for the fiscal year ended December 31, 1994 filed March 15, 1995).

 10.15   Lease Agreement dated February 28, 1994, between Chardan, Ltd., and Stadia
           Colorado Corp. (incorporated by reference to Exhibit 2.2 of Axiohm
           Transaction Solutions, Inc.'s Current Report on Form 8-K filed March 14,
           1994).

EXHIBIT
  NO.    DESCRIPTION
-------- --------------------------------------------------------------------------
 10.16   Sublease Agreement dated September 30, 1992, by and between Medical
           Engineering Corporation and Cognitive Solutions, Inc. (incorporated by reference to Exhibit 10.6 of Axiohm Transaction Solutions, Inc.'s Form
           10-K for the fiscal year ended December 31, 1994 filed March 15, 1995).

 10.17   Line of Credit Agreement dated August 15, 1994 by and between DH
           Technology, Inc. and Wells Fargo Bank. (incorporated by reference to
           Exhibit 10.10 of Axiohm Transaction Solutions, Inc.'s Form 10-Q for the
           Quarter Ended March 31, 1995 filed May 15, 1995).

 10.18*+ Stock Option Agreement dated October 2, 1997 between Axiohm Transaction
           Solutions, Inc. and Malcolm Unsworth.

 10.19*++ Co-Chairman Employment Agreement dated effective October 2, 1997 between
           Axiohm Transaction Solutions, Inc. and Patrick Dupuy.

 10.20*++ Co-Chairman Employment Agreement dated effective October 2, 1997 between
           Axiohm Transaction Solutions, Inc. and Gilles Gibier.

 12.1+++ Statement re Computation of Ratios.

 21.1+   List of Subsidiaries of Axiohm Transaction Solutions, Inc.

 23.1+++ Consent of KPMG Peat Marwick LLP, dated February 13, 1998.

 23.2+++ Consent of Price Waterhouse, dated February 13, 1998.

 23.3    Consent of Wilson, Sonsini, Goodrich & Rosati (included in Exhibit 5.1).

 24.1+,++ Power of Attorney.

 25.1+   Statement of Eligibility on Form T-1 for The Bank of New York to act as
           Trustee under the Indenture.

 99.1+   Form of Letter of Transmittal.

 99.2+   Form of Notice of Guaranteed Delivery.


------------------------

*   This item is a compensatory plan or management contract.

+ Previously filed with the original filing of the Registration Statement on November 28, 1997.

++ Previously filed with Amendment No. 1 to the Registration Statement on January 20, 1998.

+++ Filed herewith.